Exhibit 10.35.5

Loan Number 509850780

AMENDED AND RESTATED

MORTGAGE LOAN AGREEMENT

Dated as of March 10, 2011

Between

THE ENTITIES SET FORTH ON SCHEDULE I AND SCHEDULE II, EACH

ATTACHED HERETO,

collectively, as Borrower

and

WELLS FARGO BANK, NATIONAL ASSOCIATION and

BARCLAYS CAPITAL REAL ESTATE INC.

each, as a Co-Lender, and collectively, as Lender

-i-

-ii-

-iii-

-iv-

-v-

ARTICLE XIII

SECONDARY MARKET

Section 13.1	Transfer of Loan.	173
Section 13.2	Delegation of Servicing.	173
Section 13.3	Dissemination of Information.	173
Section 13.4	Regulation AB Information.	173
Section 13.5	Cooperation.	175
Section 13.6	Securitization Indemnification.	178
Section 13.7	Rating Surveillance.	181
Section 13.8	Servicer; Registered Form.	181

ARTICLE XIV

INDEMNIFICATIONS

Section 14.1	General Indemnification.	182
Section 14.2	Mortgage and Intangible Tax Indemnification.	182
Section 14.3	ERISA Indemnification.	182
Section 14.4	Survival.	183

ARTICLE XV

EXCULPATION

Section 15.1	Exculpation.	183

ARTICLE XVI

NOTICES

Section 16.1	Notices.	185

ARTICLE XVII

FURTHER ASSURANCES

Section 17.1	Replacement Documents.	186
Section 17.2	Recording of Mortgage, Etc.	187
Section 17.3	Further Acts, Etc.	187
Section 17.4	Changes in Tax, Debt, Credit and Documentary Stamp Laws.	187
Section 17.5	Expenses.	188

-vi-

-vii-

EXHIBITS

Exhibit A-1	—	Borrower Equity Ownership Structure
Exhibit A-2	—	CIGNA Equity Ownership Structure
Exhibit B	—	Qualified Transferees
Exhibit C	—	Sources and Uses Statement
Exhibit D	—	Form Estoppel Certificate
Exhibit E	—	Approved Form of Remington Management Agreement
Exhibit F	—	Form of Tenant Direction Letter
SCHEDULES

Schedule I	—	Borrower, Organization Identification Number, Individual Properties, Allocated Loan Amounts and Minimum Release Amounts
Schedule II	—	Operating Lessees
Schedule III	—	Condominiums and Condominium Documents
Schedule IV	—	CIGNA Mortgage Loans and CIGNA Mortgage Loan Documents
Schedule V	—	CIGNA Properties
Schedule VI	—	Franchise Agreements
Schedule VII	—	Ground Leases
Schedule VIII	—	Management Agreements
Schedule IX	—	Mezzanine Borrowers
Schedule X	—	Operating Leases
Schedule XI	—	Ratable Shares
Schedule XII	—	Major Leases
Schedule XIII	—	Unpaid Management Fees
Schedule XIV	—	Unpaid Construction Expenses
Schedule XV	—	Tax Disputes
Schedule XVI	—	Approved Contracts
Schedule XVII	—	Remington RevPAR Termination Threshold
Schedule XVIII	—	Permitted Investments
Schedule XIX	—	Additional CIGNA Mortgage Loan Borrower Parties
Schedule XX	—	Exceptions to Representations Regarding Certificates of Occupancy and Licenses

-viii-

AMENDED AND RESTATED

MORTGAGE LOAN AGREEMENT

THIS AMENDED AND RESTATED MORTGAGE LOAN AGREEMENT, dated as of March 10, 2011 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this “Agreement”), between WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Wells”), successor by merger to Wachovia Bank, National Association (“Wachovia”), and having an address at 375 Park Avenue, New York, New York 10022, and BARCLAYS CAPITAL REAL ESTATE INC., a Delaware corporation (“Barclays”), having an address at 745 Seventh Avenue, New York, New York 10019 (each of Wells and Barclays, together with their respective successors and assigns, is referred to herein as a “Co-Lender” and, collectively, together with their respective successors and assigns, as “Lender”), THE ENTITIES SET FORTH ON SCHEDULE I ATTACHED HERETO (together with their respective successors and/or assigns, individually an “Individual Owner” and collectively, “Property Owners”), each having its principal place of business at c/o Ashford Hospitality Trust, Inc., 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254, and THE ENTITIES SET FORTH ON SCHEDULE II ATTACHED HERETO (together with their respective successors and/or assigns, individually and collectively, as the context may require, “Operating Lessee”; together with Property Owners, “Borrower”), each having its principal place of business at c/o Ashford Hospitality Trust, Inc., 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254.

RECITALS:

WHEREAS, Borrower is indebted to Lender with respect to a loan in the original principal amount of $700,000,000.00 (as such amount may have been or may be increased or decreased from time to time, the “Loan”) made to Borrower pursuant to that certain Mortgage Loan Agreement, dated as of July 17, 2007, by and among Wachovia, Barclays and Borrower (the “Original Loan Agreement”), as amended by (i) that certain First Omnibus Amendment to the Mortgage Loan Agreement dated as of December 4, 2007, by and among Borrower, Wachovia, Barclays, and Distribution Pledgors and acknowledged and agreed to by Original Guarantor, and (ii) that certain Second Omnibus Amendment to the Mortgage Loan Agreement and the Mortgage Loan Documents, dated as of December 28, 2007, by and among Borrower, Distribution Pledgors, Original Guarantor, Wachovia and Barclays (the Original Loan Agreement, as amended and restated by this Agreement, and as may be further amended, restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”); and

WHEREAS, the parties hereto have agreed to enter into this Agreement as part of a financial restructuring of Borrower and certain direct and indirect owners of Borrower (collectively, the “Restructuring”), which Restructuring includes all of the following, each of which has occurred on or before the date hereof:

(a) Mezzanine 6 Lender completing a foreclosure on the equity interests in Mezzanine 5 Borrower (other than those equity interests in the Mezzanine 5 Borrower entity that owned, as of the Original Closing Date, the Individual Property known as Pointe Hilton Tapatio Cliffs) (the “Mezzanine 6 Foreclosure”);

(b) Ashford Guarantor and PRISA Investments acquiring 100% of the equity interests in PIM Highland Holding LLC, a Delaware limited liability company (“PIMHH”), which will, in turn, hold the direct and indirect equity interests in PIM Highland TRS Corporation, a Delaware corporation (“PIM TRS”, collectively with PIMHH, “Borrower Principal”), Mezzanine 1 Borrower, Mezzanine 2 Borrower, Mezzanine 3 Borrower, Mezzanine 4 Borrower, Borrower, CIGNA Mortgage Loan Borrower and the CIGNA Properties, all as more fully set forth in the Organizational Chart attached hereto as Exhibit A-1;

(c) (i) PIM Ashford Mezz 4 contributing a portion of the Mezzanine 4 Loan to PIMHH (the “Mezzanine Loan Contribution”) (provided, however, that a portion of the Mezzanine 4 Loan shall remain outstanding in the principal amount of $18,424,907); and (ii) Mezzanine 5 Lender cancelling the Mezzanine 5 Loan;

(d) Ashford Guarantor, Pru Guarantor, and their respective Affiliates investing in the aggregate at least $200,000,000 (the “New Equity Investment”) in PIMHH, which, together with the Mezzanine Loan Contribution, will be used by PIMHH in connection with the Restructuring as described in the Sources and Uses Statement;

(e) PIMHH utilizing $170,000,000 of the New Equity Investment to reduce the outstanding principal amount of the Loan;

(f) Indirect ownership of the equity interests in the CIGNA Properties being transferred to PIMHH, following written consent thereto from the CIGNA Mortgage Loan Lender.

(g) Execution and delivery of certain amendments to the Original Mezzanine Loan Documents and Original Loan Documents by the parties thereto;

(h) The cancellation of the equity interests in Mezzanine 5 Borrower;

(i) The delivery by Guarantor of the Guaranty and the Senior Mezzanine Loan Guaranties; and

(j) The execution and delivery of the Release and Indemnity by all the parties thereto;

NOW THEREFORE, in consideration of the consent by Lender to the Restructuring and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereto hereby covenant, agree, represent and warrant as follows:

ARTICLE I

DEFINITIONS; PRINCIPLES OF CONSTRUCTION

Section 1.1 Definitions.

For all purposes of this Agreement, except as otherwise expressly required or unless the context clearly indicates a contrary intent:

“Acceptable Accountant” means a “Big Four” accounting firm or other independent certified public accountant acceptable to Lender, it being agreed that each of Pricewaterhouse Coopers and Ernst & Young is approved by Lender as an “Acceptable Accountant”.

“Acceptable Counterparty” means any counterparty to the Rate Cap that (a) either, (x) if such Rate Cap does not include a Qualified Collateral Arrangement, has and shall maintain, until the expiration of the applicable Rate Cap, a credit rating and senior unsecured debt or counterparty rating of not less than A+ from S&P and not less than A1 from Moody’s, or (y) if such Rate Cap includes a Qualified Collateral Arrangement, has and shall maintain, until the expiration of the applicable Rate Cap, a credit rating and senior unsecured debt or counterparty rating of not less than A- from S&P and not less than A3 from Moody’s, or (b) is otherwise acceptable to all Rating Agencies rating any Securitization, as evidenced by written confirmation from all such Rating Agencies.

“Accounts” is defined in Section 10.3(e) hereof.

“Act” is defined in Section 6.1(c) hereof.

“Actual Recovery Amount” is defined in Section 2.4(g) hereof.

“Additional Budgeted Capital Replacements” means, for any particular period, any Capital Replacements set forth in the approved Annual Budget, the cost of which exceeds amounts otherwise available or projected to be available as determined by Lender in Lender’s reasonable discretion in the Capital Replacement Reserve Account for Capital Replacements during such period.

“Additional Budgeted Capital Replacement Monthly Deposit” has the meaning set forth in Section 9.1(b).

“Additional Franchisor Required Capital Replacements” means, for any particular period, Capital Replacements at an Individual Property which are required by Franchisors and have been approved by Lender in its reasonable discretion (to the extent the applicable Borrower has approval rights with respect thereto) but are not contemplated in the then approved Annual Budget, the cost of which Lender reasonably determines will exceed amounts otherwise available (including amounts available to the Manager of an Individual Property for such purposes pursuant to the Management Agreement for such Individual Property) or projected to be available in the Capital Replacement Reserve Account for Capital Replacements during such period.

“Additional Franchisor Required F&E Replacements” means, for any particular period, any FF&E Replacements at an Individual Property which are required by Franchisors and have been approved by Lender in its reasonable discretion (to the extent the applicable Borrower has approval rights with respect thereto) but are not contemplated in the then approved Annual Budget, the cost of which Lender reasonably determines will exceed amounts available (including amounts available to the Manager of an Individual Property for such purposes pursuant to the Management Agreement for such Individual Property) or projected to be available in the FF&E Replacement Reserve Account for FF&E Replacements during such period.

“Additional Paydown Requirement” means the repayment of the outstanding principal amount of the Loan (not including any such repayment made on the Closing Date) and/or the Senior Mezzanine Loans (including any such repayment made on the Closing Date) from any source in an aggregate amount equal to $50,000,000, other than from (i) the payment of Release Amounts (as defined in this Agreement and the Mezzanine Loan Agreements) in connection with a Property Release, except to the extent such Release Amount is in excess of the applicable Minimum Release Amount (as defined in this Agreement and the Mezzanine Loan Agreements); (ii) as a result of a Liquidation Event (as defined in the Mezzanine Loan Agreements) (other than a Permitted CIGNA Mortgage Loan Refinancing) relating to an Individual Property or CIGNA Property, except to the extent the amount of such prepayment exceeds the applicable Minimum Release Amounts (as defined in this Agreement and the Mezzanine Loan Agreements); or (iii) the payment of any proceeds from a Permitted CIGNA Mortgage Loan Refinancing.

“Additional Payments Reserve Account” is defined in Section 9.10(a) hereof.

“Additional Payments Reserve Funds” is defined in Section 9.10(a) hereof.

“Adjusted Aggregate Debt Service” means, for any particular period, the sum of (a) the Debt Service for such period under the terms of the Loan Documents, (b) the Senior Mezzanine Debt Service for such period under the terms of the applicable Senior Mezzanine Loan Documents, and (c) the CIGNA Mortgage Loan Debt Service for such period under the terms of the CIGNA Mortgage Loan Documents. For purposes of calculating Debt Service and Senior Mezzanine Debt Service, the interest rate shall be equal to the sum of the following, not to exceed the Stress Rate: (i) the Swap Rate with a term which expires on the Second Extended Maturity Date, plus (ii) the applicable LIBOR Margin (as defined herein and in each of the Senior Mezzanine Loan Agreements). For purposes of calculating CIGNA Mortgage Loan Debt Service, if the interest rate thereunder is a fixed rate, then such fixed rate of interest shall apply. If the interest rate of a CIGNA Mortgage Loan is based on LIBOR, for purposes of calculating CIGNA Mortgage Loan Debt Service, the interest rate shall be equal to the sum of the following, not to exceed the Stress Rate: (1) the Swap Rate with a term which expires on the final maturity date (taking into account all extension options) under the applicable CIGNA Mortgage Loan Documents, plus (2) the applicable margin over LIBOR.

“Adjusted Aggregate Net Cash Flow” means, for any particular period, Aggregate Net Cash Flow less, without duplication (including any amounts already taken into account when calculating Net Cash Flow), (i) deposits to the Approved Corporate Expenses Reserve Account,

(ii) Capital Replacement Reserve Monthly Deposits, and (iii) CIGNA Property Capital Replacement Reserve Monthly Deposits (as such term is defined in the Senior Mezzanine Loan Agreements).

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, is in Control of, is Controlled by or is under common Control with such Person or is a director or officer of such Person or of an Affiliate of such Person or any Person that has a direct familial relationship by blood, marriage or otherwise, with such Person or any Affiliate of such Person.

“Affiliate ROFO Sale” is defined in Section 2.5(n) hereof.

“Affiliated Manager” means Remington and any other managing agent (a) in which any Borrower Party or any Affiliate thereof has, directly or indirectly, any legal, beneficial or economic interest, or (b) which is Controlled by any Borrower Party or any Affiliate thereof.

“Affiliated Purchaser” means (a) a Borrower Party or Affiliated Manager, or (b) an Affiliate of any Borrower Party or Affiliated Manager.

“Agent” means Wells Fargo Bank, National Association, successor by merger to Wachovia Bank, National Association, in its capacity as the servicer of the Cash Management Account.

“Aggregate Debt Yield” means, for any date of determination, the percentage obtained by dividing (a) Aggregate Net Cash Flow by (b) the sum of (i) the outstanding principal balance of the Loan, (ii) the outstanding principal balance of the Senior Mezzanine Loans, and (iii) the outstanding principal balance of the CIGNA Mortgage Loans, in each case as of the date of such determination, and in each case as reasonably determined and calculated by Lender.

“Aggregate Net Cash Flow” means, as of any date of determination, the Aggregate Net Operating Income (excluding interest on credit accounts) for the immediately preceding twelve (12) month period for those Properties subject to the Lien of a Mortgage and those CIGNA Properties subject to the Lien of a CIGNA Mortgage, all as of such date of determination, as reasonably determined by Lender, less (without duplication): (i) deemed contributions to escrows or reserves for FF&E Replacements equal to four percent (4%) of total gross revenue for the Properties for such period, plus deemed contributions to escrows or reserves for CIGNA FF&E Replacements equal to four percent (4%) of total gross revenue for the CIGNA Properties for such period, and (ii) the greater of (x) base management fees of two and one-half percent (2.5%) of total gross revenue for the Properties, plus base management fees of two and one-half percent (2.5%) of total gross revenue for the CIGNA Properties or (y) the actual base management fees plus any incentive management fees which are not subordinated to the payments under the Loan and the Mezzanine Loans for the Properties, plus the actual base management fees plus any incentive management fees which are not subordinated to the payments under the Loan and the Mezzanine Loans for the CIGNA Properties.

“Aggregate Net Operating Income” means, with respect to any period of time, the amount obtained by subtracting Aggregate Operating Expenses from Aggregate Operating Income.

“Aggregate Operating Expenses” means, with respect to any period of time, the sum of (a) Operating Expenses, and (b) CIGNA Property Operating Expenses.

“Aggregate Operating Income” means, with respect to any period of time, the sum of (a) Operating Income, and (b) CIGNA Property Operating Income.

“Agreement” is defined in the first paragraph hereof.

“Allocated Loan Amount” means with respect to each Individual Property, the amount set forth with respect to such Individual Property on Schedule I.

“ALTA” means American Land Title Association, or any successor thereto.

“Alteration Threshold” means $250,000.00.

“Amended Mezzanine 4 Loan Agreement” means that certain Amended and Restated Mezzanine 4 Loan Agreement, dated as of the Closing Date, by and between Mezzanine 4 Lender and Mezzanine 4 Borrower.

“Annex” is defined in Section 4.40 hereof.

“Annual Budget” means the operating budget, including all planned Capital Replacements and FF&E Replacements regarding each Individual Property, and Approved Corporate Expenses, such budget to be approved by Lender in accordance with Section 5.11(a)(v) hereof for the applicable calendar year or other period.

“Approved Corporate Expense Reserve Account” is defined in Section 9.8 hereof.

“Approved Corporate Expense Reserve Funds” is defined in Section 9.8 hereof.

“Approved Corporate Expenses” means, collectively, Approved Corporate G&A Expenses and Approved Corporate Taxes.

“Approved Corporate G&A Expenses” means Corporate G&A Expenses which are set forth in an approved Annual Budget or which have been otherwise approved by Lender in its reasonable discretion.

“Approved Corporate Taxes” means Corporate Taxes which are set forth in an approved Annual Budget or which have been approved by Lender in its reasonable discretion.

“Ashford Credit Agreement” means that certain Credit Agreement, dated as of April 10, 2007, by and among, inter alia, Ashford Guarantor, as borrower, Ashford Hospitality Trust, as parent, Wachovia Capital Markets, LLC, as Arranger, each of Mortgage Stanley Senior Funding, Inc. and Merrill Lynch Bank USA (now known as Bank of America, N.A.), as Co-Syndication Agents, each of Bank of America, N.A. and Calyon New York Branch, as Co-Documentation Agents, Ashford Credit Facility Agent, and the lenders from time to time party thereto, as amended by that certain First Amendment to Credit Agreement, dated as of May 22, 2007, by and among Ashford Guarantor, Ashford Credit Facility Agent and the lenders party thereto, as further amended by that certain Second Amendment to Credit Agreement and First Amendment to Security Agreement, dated as of June 23, 2008, by and among Ashford Guarantor, Ashford Hospitality Trust, Ashford Credit Facility Agent and the lenders party thereto, and by that certain Third Amendment to Credit Agreement dated as of December     , 2008, by and among Ashford Guarantor, Ashford Hospitality Trust, and Ashford Credit Facility Agent and the grantors party thereto, and by the Ashford Credit Facility Agent Replacement Agreement.

“Ashford Credit Facility Agent” means Bank of America, N.A., successor in interest to Wachovia Bank, National Association, as Agent on behalf of the lenders party to the Ashford Credit Agreement, its successors and assigns.

“Ashford Credit Facility Agent Replacement Agreement” means that certain Resignation, Waiver, Consent and Appointment and Amendment Agreement dated as of February 1, 2010, by and among Wachovia Bank, National Association, as existing agent, Bank of America, N.A., as successor agent, the lenders party thereto, Ashford Guarantor, Ashford Hospitality Trust, and each of the affiliated loan parties signatory thereto.

“Ashford Credit Facility Loan Documents” means the Ashford Credit Agreement and any other “Loan Documents” as defined in the Ashford Credit Agreement.

“Ashford Guarantor” means Ashford Hospitality Limited Partnership, a Delaware limited partnership.

“Ashford Hospitality Trust” means Ashford Hospitality Trust, Inc., a Maryland corporation.

“Ashford OP General Partner” means Ashford OP General Partner LLC, a Delaware limited liability company.

“Ashford OP Limited Partner” means Ashford OP Limited Partner LLC, a Delaware limited liability company.

“Assignment Agreement” is defined in Section 13.8 herein.

“Award” means any compensation paid by any Governmental Authority in connection with a Condemnation in respect of all or any part of any Individual Property.

“Bankruptcy Code” means Title 11 of the United States Code, 11 U.S.C. §101, et seq., as the same may be amended from time to time, and any successor statute or statutes and all rules and regulations from time to time promulgated thereunder.

“Bankruptcy Proceeding” means, with respect to any Person, (a) such Person filing a voluntary petition under the Bankruptcy Code or any other Creditors’ Rights Laws; (b) the filing of an involuntary petition against such Person under the Bankruptcy Code or any other applicable Creditors’ Rights Laws, or soliciting or causing to be solicited petitioning creditors for any involuntary petition against such Person; (c) such Person filing an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other

Person under the Bankruptcy Code or any other applicable Creditors’ Rights Laws, or soliciting or causing to be solicited petitioning creditors for any involuntary petition from any Person; (d) such Person consenting to or acquiescing in or joining in an application for the appointment of a custodian, receiver, trustee, or examiner for such person or any portion of any Individual Property; or (e) such Person making an assignment for the benefit of creditors, or admitting, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due.

“Bankruptcy Recourse Event” is defined in the Guaranty.

“Barclays” is defined in the first paragraph hereof.

“Barclays Finance” means Barclays Capital Real Estate Finance Inc., a Delaware corporation.

“Borrower Operating Agreement” means, individually and/or collectively as the context may require, the amended and restated limited liability company operating agreement or amended and restated limited partnership agreement, as applicable, of Borrower dated the date hereof.

“Borrower Parties” means, collectively, Borrower, Maryland Owner, Mezzanine Borrower, Borrower Principal, Ashford Guarantor, PRISA Investments, and Pru Guarantor.

“Borrower Principal” is defined in the Recitals hereto.

“Borrower Residual Account” is defined in the Mezzanine 3 Loan Agreement (and, if the Mezzanine 3 Loan is fully repaid, such replacement “Borrower Residual Account” as may be established under the Mezzanine 2 Loan Agreement or the Mezzanine 1 Loan Agreement, as described in Section 9.1 of each such Senior Mezzanine Loan Agreement).

“Breakage Costs” is defined in Section 2.3(f)(vii) herein.

“Business Day” means any day other than (i) a Saturday or a Sunday or (ii) a day on which federally insured depository institutions in the States of New York or North Carolina or the state in which the offices of the Servicer and the trustee in the Securitization are located are authorized or obligated by law, governmental decree or executive order to be closed, except that when used with respect to the determination of LIBOR, “Business Day” shall be a day on which commercial banks are open for international business (including dealings in U.S. Dollar deposits) in London, England.

“Business Insurance Proceeds” is defined in Section 8.4(e) hereof.

“Capital Replacement Reserve Account” is defined in Section 9.1(b) hereof.

“Capital Replacement Reserve Funds” is defined in Section 9.1(b) hereof.

“Capital Replacement Reserve Monthly Deposit” is defined in Section 9.1(b) hereof.

“Capital Replacement Reserve Monthly Deposit Credit” is defined in Section 9.1(b) hereof.

“Capital Replacement Reserve Reconciliation Deposit” is defined in Section 9.1(b) hereof.

“Capital Replacements” means, with respect to any Individual Property, repairs, replacements and improvements which are capitalized under GAAP.

“Cash Management Account” is defined in Section 10.1(b) hereof.

“Cash Management Bank” means Wells Fargo Bank, National Association, in its capacity as the holder of the Cash Management Account.

“Cash Sweep End Date” means (a) no Event of Default shall be continuing, and in the event that the related Cash Sweep Event occurred solely as a result of an Event of Default, Lender (i) shall have accepted, in its sole discretion, a cure by Borrower of such Event of Default and (ii) shall not have otherwise accelerated the Loan, moved for a receiver or commenced foreclosure proceedings (unless, in connection with clause (a)(i) above Lender shall have rescinded or waived any of the actions listed in this clause (a)(ii)), (b) in the event that the related Cash Sweep Event occurred as a result of a Debt Yield Trigger, the applicable Debt Yield Cure has occurred and (c) in the event that the related Cash Sweep Event occurred as a result of a Bankruptcy Proceeding of a Manager, such Manager has been replaced with a Qualified Manager pursuant to a replacement Management Agreement entered into in accordance with this Agreement.

“Cash Sweep Event” means the occurrence of any of the following events: (a) an Event of Default, (b) the occurrence of a Debt Yield Trigger, or (c) a Bankruptcy Proceeding with respect to any Manager, provided, that, to the extent the Cash Sweep Event relates solely to clause (c), the Cash Sweep Event shall solely be with respect to the Subject Property Excess Cash from the Individual Property(ies) that are then being managed by the Manager that is subject to such Bankruptcy Proceeding.

“Cash Sweep Reserve Period” means the period commencing on the date a Cash Sweep Event occurs and ending on the Cash Sweep End Date.

“Casualty” is defined in Section 8.2.

“CIGNA” means Connecticut General Life Insurance Company, a Connecticut corporation.

“CIGNA Assignments of Rents” means individually or collectively, as the context may require, each assignment of rents and leases or similar instrument that secures any portion of the CIGNA Mortgage Loans and encumbers any CIGNA Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“CIGNA Award” means any compensation paid by any Governmental Authority in connection with a Condemnation in respect of all or any part of any CIGNA Property.

“CIGNA Extraordinary Expenses” means any expenses incurred in connection with the CIGNA Properties that are not contained in an approved annual budget, including any contingency line item(s) thereof, to the extent such expenses are first approved, as required, by Mezzanine Lenders and CIGNA Mortgage Loan Lender.

“CIGNA FF&E Replacements” means repairs, replacements and improvements regarding furniture, fixtures and equipment (a) utilized in connection with the operation of a CIGNA Property, and (b) not capitalized under GAAP.

“CIGNA Mortgage” means individually or collectively, as the context may require, each mortgage, deed of trust or similar instrument that secures any portion of the CIGNA Mortgage Loans and encumbers any CIGNA Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“CIGNA Mortgage Loan Borrower” means, individually and collectively, as the context may require, HH Boston Back Bay LLC, a Delaware limited liability company; HH Princeton LLC, a Delaware limited liability company; and HH Nashville LLC, a Delaware limited liability company.

“CIGNA Mortgage Loan Borrower Parties” means, collectively, CIGNA Mortgage Loan Borrower, Guarantor, and all the entities described on Schedule XIX.

“CIGNA Mortgage Loan Debt Service” means, with respect to any particular period of time, the aggregate scheduled principal and/or interest payments due under the CIGNA Mortgage Loans relating to such period.

“CIGNA Mortgage Loan Default” means any default, after any applicable notice or cure periods, under the CIGNA Mortgage Loan Documents.

“CIGNA Mortgage Loan Documents” means any and all documents, agreements and certificates executed and/or delivered in connection with the CIGNA Mortgage Loans, as the same have been or may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“CIGNA Mortgage Loan Lender” means CIGNA in its capacity as mortgage lender with respect to each of the CIGNA Mortgage Loans, together with its successors and assigns.

“CIGNA Mortgage Loan Reserve Accounts” means any escrow and/or reserve accounts established under the CIGNA Mortgage Loan Documents.

“CIGNA Mortgage Loans” means the loans secured by the CIGNA Properties, as such loans may increase, decrease, or be refinanced or replaced from time to time, together with all interest accrued and unpaid thereon and all other sums due under the CIGNA Mortgage Loan Documents, and as described as of the date hereof on Schedule IV attached hereto.

“CIGNA Other Charges” means all ground rents, common area maintenance charges, condominium assessments, impositions other than CIGNA Taxes, and any other charges, including vault charges and license fees for the use of vaults, chutes and similar areas adjoining any CIGNA Property, now or hereafter levied or assessed or imposed against any CIGNA Property or any part thereof.

“CIGNA Properties” means the properties more particularly identified on Schedule V attached hereto.

“CIGNA Property Capital Replacement Reserve Account” is defined in the Senior Mezzanine Loan Agreements.

“CIGNA Property Capital Replacement Reserve Monthly Deposit” is defined in the Senior Mezzanine Loan Agreements.

“CIGNA Property Capital Replacement Reserve Account” is defined in the Senior Mezzanine Loan Agreements.

“CIGNA Property FF&E Replacement Reserve Account” is defined in the Senior Mezzanine Loan Agreements.

“CIGNA Property FF&E Replacement Reserve Monthly Deposit” is defined in the Senior Mezzanine Loan Agreements.

“CIGNA Property Operating Expenses” means, with respect to any period of time, the total of all expenses actually paid or payable, computed in accordance with GAAP, of whatever kind relating to the operation, maintenance and management of each CIGNA Property, including, utilities, ordinary repairs and maintenance, premiums for insurance regarding the CIGNA Properties, franchise and/or license fees, CIGNA Taxes and CIGNA Other Charges, advertising expenses, payroll and related taxes, computer processing charges, marketing expenses actually paid or payable by CIGNA Mortgage Loan Borrower, operational equipment or other lease payments, but specifically excluding, without duplication, depreciation and amortization, income taxes, CIGNA Mortgage Loan Debt Service, “Debt Service” as defined in the Mezzanine Loan Agreements, any subordinated incentive management fees due under any management agreement, any item of expense that in accordance with GAAP should be capitalized but only to the extent the same would qualify for funding from CIGNA Mortgage Loan Reserve Accounts, or Mezzanine Loan Reserve Accounts (whether such accounts are held by CIGNA Mortgage Loan Lender, any Mezzanine Lender, or any manager) and deposits into the CIGNA Mortgage Loan Reserve Accounts or Mezzanine Loan Reserve Accounts (with respect to CIGNA FF&E Replacements, an amount equal to the greater of actual amounts reserved or 4.0% of Aggregate Operating Income attributable to the CIGNA Properties (whether such accounts are held by CIGNA Mortgage Loan Lender, any Mezzanine Lender or a manager)) but excluding non-recurring or CIGNA Extraordinary Expenses.

“CIGNA Property Operating Income” means, with respect to any period of time, all income, computed in accordance with GAAP, derived from the ownership and operation of the CIGNA Properties from whatever source, including CIGNA Rents, utility charges, escalations, forfeited security deposits, interest on credit accounts, service fees or charges, license fees, parking fees, rent concessions or credits, and other required pass-throughs but excluding sales, use and occupancy or other taxes on receipts required to be accounted for by

CIGNA Borrower to any Governmental Authority, refunds and uncollectible accounts, sales of furniture, fixtures and equipment, interest income from any source other than the escrow accounts, CIGNA Mortgage Loan Reserve Accounts, Mezzanine Loan Reserve Accounts or other accounts required pursuant to the Mezzanine Loan Documents or the CIGNA Mortgage Loan Documents, insurance proceeds from any insurance regarding the CIGNA Properties (other than business interruption or other loss of income insurance), CIGNA Awards, percentage rents, unforfeited security deposits, utility and other similar deposits, income from tenants not paying rent, income from tenants in bankruptcy, non-recurring or extraordinary income, including lease termination payments, and any disbursements to Mezzanine Borrower or any CIGNA Mortgage Loan Borrower from the Mezzanine Loan Reserve Accounts, CIGNA Mortgage Loan Reserve Accounts or any other reserve funds (whether such reserve funds are held by CIGNA Mortgage Loan Lender, Mezzanine Lender, or a manager).

“CIGNA Property Remittances” means all amounts deposited into the applicable Mezzanine Cash Management Account by or on behalf of the CIGNA Mortgage Loan Borrower from or regarding any CIGNA Property, as described in the Mezzanine Loan Documents.

“CIGNA Rents” means “Rents” as defined in the CIGNA Assignments of Rents.

“CIGNA Taxes” means all real estate and personal property taxes, assessments, water rates or sewer rents, now or hereafter levied or assessed or imposed against any CIGNA Property or part thereof.

“Clearing Account” means a deposit account into which all Manager Remittances (and to the extent required under this Agreement, any other Rents) are deposited and which is governed by the Clearing Account Agreement, and which bears account number 4124811431 and is held at Clearing Bank by Agent (wiring instructions: Wells Fargo Bank, NA, San Francisco, CA; ABA # 121000248; Account Name: “HHC TRS FP Portfolio LLC”).

“Clearing Account Agreement” means that certain Deposit Account Control Agreement entered into by Borrower, Maryland Owner, Lender and Clearing Bank and delivered to Lender with respect to the Individual Properties, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Clearing Bank” means Wells Fargo Bank, National Association, in its capacity as the holder of the Clearing Account.

“Closing Date” means the date of this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended, together with all regulations and rules promulgated thereunder.

“Co-Lender” is defined in the introductory paragraph hereto, together with its successors and assigns.

“Collateral Assignment of Interest Rate Cap” means that certain Collateral Assignment of Interest Rate Cap Agreement, dated as of the date hereof, executed by Borrower in connection with the Loan and the Restructuring for the benefit of Lender and agreed to by the Acceptable Counterparty which is a party thereto, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Condemnation” means a temporary or permanent taking by any Governmental Authority as the result, in lieu or in anticipation, of the exercise of the right of condemnation or eminent domain, of all or any part of any Individual Property or CIGNA Property, as applicable, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting any Individual Property or CIGNA Property, as applicable, or any part thereof.

“Condemnation Proceeds” is defined in Section 8.4(b).

“Condominium” means, individually or collectively as the context may require, the condominium regimes more particularly described on Schedule III attached hereto.

“Condominium Documents” means, individually or collectively as the context may require, the documents related to the Condominiums as more particularly described on Schedule III attached hereto.

“Condominium Law” is defined in Section 4.44 of this Agreement.

“Consequential Loss” is defined in Section 2.3(f)(i) hereof.

“Contractual Obligation” means as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound, or any provision of the foregoing.

“Contribution Agreement” means that certain Amended and Restated Contribution Agreement dated as of the date hereof by and among each Borrower, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Control” means, with respect to any Person, the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities or other beneficial interests, by contract or otherwise. “To Control” and “Controlling” have meanings correlative thereto.

“Corporate Taxes” means income taxes, franchise taxes, gross margin taxes, and other similar taxes, in each case required to be paid from and after the date hereof by Borrower, Maryland Owner, Borrower Principal, Mezzanine Borrowers, or CIGNA Mortgage Loan Borrowers, as a result of any such Person’s direct or indirect operation and/or ownership of the Individual Properties or the CIGNA Properties, which taxes are payable in respect of income and gain arising therefrom and are allocable to such Persons.

“Corporate G&A Expenses” means the general and administrative costs and expenses, including entity maintenance and filing costs and accounting costs and expenses, of Borrower, Maryland Owner, Borrower Principal, Mezzanine Borrowers, or CIGNA Mortgage Loan Borrowers, incurred in connection with the Individual Properties or CIGNA Properties, but excluding (i) amounts due under the Loan Documents, Mezzanine Loan Documents, (ii) any amounts due under any Operating Lease, (iii) Corporate Taxes, (iv) Operating Expenses, (v) amounts due under the CIGNA Mortgage Loan Documents, (vi) any amounts due under any operating lease encumbering any CIGNA Property, and (vii) CIGNA Property Operating Expenses.

“Courtyard Savannah Individual Property” means the Individual Property commonly known as the “Courtyard – Savannah Historic District” and located at 415 Liberty Street, Savannah, Georgia.

“Covered Disclosure Information” is defined in Section 13.6(b) hereof.

“Creditors’ Rights Laws” means with respect to any Person any existing or future law of any jurisdiction, federal or state, domestic or foreign, relating to bankruptcy, insolvency, creditors’ rights, the enforcement of debtors’ obligations, reorganization, conservatorship, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to its debts or debtors.

“De-REIT Conversion” is defined in Section 7.4(a) hereof.

“Debt” means the outstanding principal amount set forth in, and evidenced by, this Agreement and the Note together with all interest accrued and unpaid thereon and all other sums due to Lender in respect of the Loan under the Note, this Agreement, the Mortgage or any other Loan Document.

“Debt Service” means, with respect to any particular period of time, the aggregate interest payments due under the Loan Documents relating to such period.

“Debt Yield” means, for any date of determination, the percentage obtained by dividing: (a) Net Cash Flow by (b) the outstanding principal balance of the Loan, as of the date of such determination, in each case as reasonably determined and calculated by Lender.

“Debt Yield Cure” means if, on any two consecutive Debt Yield Test Dates, the Debt Yield is equal to or greater than the Debt Yield Threshold.

“Debt Yield Reserve Account” is defined in Section 9.7 hereof.

“Debt Yield Reserve Eligible Expenses” is defined in Section 9.7.

“Debt Yield Reserve Funds” is defined in Section 9.7 hereof.

“Debt Yield Test Date” is defined in Section 2.7 hereof.

“Debt Yield Threshold” means, (a) for the period commencing on June 30, 2012 and ending on June 29, 2013, 9.0%, and (b) for the period commencing on June 30, 2013 and anytime thereafter, 11.0%.

“Debt Yield Trigger” means if, on any applicable Debt Yield Test Date, the Debt Yield is less than the Debt Yield Threshold.

“Default” means the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would be an Event of Default.

“Default Rate” means, with respect to the Loan, a rate per annum equal to the lesser of (a) the maximum rate permitted by applicable law, or (b) three percent (3%) above the Note Rate.

“Determination Date” means (a) with respect to any Interest Period prior to the Interest Period that commences in the month during which the Securitization Closing Date occurs, two (2) Business Days prior to the day that the applicable Interest Period commences; (b) with respect to the Interest Period that commences in the month in which the Securitization Closing Date occurs, the date that is two (2) Business Days prior to the Securitization Closing Date and (c) with respect to each Interest Period thereafter, the date that is two (2) Business Days prior to the day such Interest Period commences, provided that, notwithstanding the foregoing, Lender shall have the one (1) time right to change the Determination Date by giving notice of such change to Borrower.

“Disclosure Document” is defined in Section 13.4(a) hereof.

“Distribution Pledgors” means, collectively, Highland Hospitality L.P., a Delaware limited partnership and HHC TRS Holding Corporation, a Maryland corporation.

“Eligibility Requirements” means, with respect to any Person, that such Person (a) has total real estate assets (in name or under management) in excess of $1 billion (exclusive of the Property) and, except with respect to a pension advisory firm or similar fiduciary, capital/statutory surplus or shareholder’s equity of $500 million, (b) is regularly engaged in the business of owning or operating commercial real estate properties; (c) is not a Person, or an Affiliate of a Person, named on a list published by OFAC or is a Person with whom dealings are prohibited under any OFAC regulations, as reasonably determined by Lender, (d) is in compliance with all applicable United Stated anti-money laundering laws and regulations and OFAC regulations, including applicable provisions of the Patriot Act, as reasonably determined by Lender and (e) satisfies all other customary “know-your-customer” requirements of Lender.

“Eligible Account” means a segregated account which is either (a) an account or accounts maintained with a federal or state chartered depository institution or trust company the long term unsecured debt obligations of which are rated by each of the Rating Agencies (or, if not rated by Fitch, Inc. (“Fitch”), otherwise acceptable to Fitch, as confirmed in writing that such account would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any certificates issued in connection with a Securitization) in its highest rating category at all times or, if the funds in such account are to be held in such account for less than thirty (30) days, the short term obligations of which are rated by each of the Rating Agencies (or, if not rated by Fitch, otherwise acceptable to Fitch, as confirmed in writing that such account would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any certificates issued in connection with a Securitization) in its highest rating category at all times or (b) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution is subject to regulations substantially similar to 12 C.F.R. § 9.10(b) whose long-term senior unsecured debt obligations or other long-term deposits, or the trustee’s long-term senior unsecured debt obligations or other long-term deposits, are rated at least “Baa3” by Moody’s, having in either case a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal and state authority, or otherwise acceptable (as evidenced by a written confirmation from each Rating Agency that such account would not, in and of itself, cause a downgrade, qualification or withdrawal of the then current ratings assigned to any certificates issued in connection with a Securitization) to each Rating Agency, which may be an account maintained by Lender or its agents. Eligible Accounts may bear interest. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument. Notwithstanding the foregoing, any segregated account held by Wells, Barclays, U.S. Bank, or Trimont is hereby deemed to be an Eligible Account.

“Eligible Institution” means a depository institution or trust company insured by the Federal Deposit Insurance Corporation, the short term unsecured debt obligations or commercial paper of which are rated at least “A-1+” by S&P, “P-1” by Moody’s and “F-1+” by Fitch in the case of accounts in which funds are held for thirty (30) days or less (or, in the case of accounts in which funds are held for more than thirty (30) days, the long term unsecured debt obligations of which are rated at least “AA” by Fitch and S&P and “Aa2” by Moody’s). Notwithstanding the foregoing, Lender hereby agrees that Wells is an “Eligible Institution” under this Agreement for purposes of being the issuer of the Letter of Credit.

“Embargoed Person” is defined in Section 4.39 hereof.

“Environmental Indemnity” means, collectively, (i) that certain Amended and Restated Environmental Indemnity Agreement, dated as of the date hereof, executed by Borrower and Maryland Owner, in connection with the Loan and the Restructuring for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time; and (ii) that certain Environmental Indemnity Agreement (Maryland Owner), dated as of the date hereof, executed by Maryland Owner, in connection with the Loan and the Restructuring for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Environmental Law” means any present and future federal, state and local laws, statutes, ordinances, rules, regulations, standards, policies and other government directives or requirements, as well as common law, including the Comprehensive Environmental Response, Compensation and Liability Act and the Resource Conservation and Recovery Act, that apply to any Borrower, Maryland Owner or any Individual Property and relate to Hazardous Materials or protection of human health or the environment.

“Environmental Liens” means all Liens and other encumbrances imposed pursuant to any Environmental Law, whether due to any act or omission of any Borrower, Maryland Owner or any other Person.

“Environmental Report” means, with respect to each Individual Property, the written reports resulting from the environmental site assessments of such Individual Property delivered to Lender in connection with the Loan, including in connection with the Restructuring.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor statutes thereto and applicable regulations issued pursuant thereto in temporary or final form.

“Event of Default” is defined in Section 11.1 hereof.

“Excess Funds Eligible Expenses” is defined in Section 9.11(a) hereof.

“Excess Funds Reserve Account” is defined in Section 9.11(a) hereof.

“Excess Funds Reserve Funds” is defined in Section 9.11(a) hereof.

“Excess Funds Separate Account” is defined in Section 9.11(b) hereof.

“Excess Funds Separate Account Bank” is defined in Section 9.11(b).

“Excess Funds Separate Account Control Agreement” is defined in Section 9.11(b).

“Exchange Act” means the Securities and Exchange Act of 1934, as amended.

“Exchange Act Filing” is defined in Section 13.4(a) hereof.

“Exculpated Party” is defined in Section 15.1(d) hereof.

“Extended Maturity Date” is defined in Section 2.3(b).

“Extension Option” is defined in Section 2.3(b).

“Extraordinary Expenses” means any expenses incurred in connection with the Property that are not contained in an approved Annual Budget, including any contingency line item(s) thereof, to the extent such expenses are first approved by Lender.

“FF&E” means furniture, fixtures and equipment (a) utilized in connection with the operation of an Individual Property, and (b) not capitalized under GAAP.

“FF&E Replacement Reserve Account” is defined in Section 9.2(b) hereof.

“FF&E Replacement Reserve Funds” is defined in Section 9.2(b) hereof.

“FF&E Replacement Reserve Monthly Deposit” is defined in Section 9.2(b) hereof.

“FF&E Replacement Reserve Monthly Deposit Credit” is defined in Section 9.2(b) hereof.

“FF&E Replacement Reserve Reconciliation Deposit” is defined in Section 9.2(b) hereof.

“FF&E Replacements” means repairs, replacements and improvements regarding FF&E.

“First Payment Date” means the Payment Date first occurring after the Closing Date.

“Fitch” means Fitch, Inc.

“Force Majeure Event” means any of the following: acts of God, governmental restrictions, stays, judgments, orders, decrees, enemy actions, terrorism, civil commotion, fire, casualty or other similar events beyond the reasonable control of Remington and/or its Affiliates; provided that, with respect to any of such events or circumstances, for the purposes of this Agreement, (i) a Force Majeure Event shall exist only so long as Remington and/or its Affiliates are continuously and diligently using commercially reasonable efforts to minimize the effect and duration thereof; and (ii) a Force Majeure Event shall not include the unavailability or insufficiency of funds.

“Foreign Lender” means, with respect to any Borrower, any Lender that is organized under the laws of a jurisdiction other than that in which such Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Taxes” is defined in Section 2.3(f)(ii).

“Franchise Agreement” means, with respect to any Individual Property, (a) any franchise, trademark and/or license agreement entered into by a Borrower or Maryland Owner, as applicable, that owns such Individual Property and the applicable Franchisor as more particularly described on Schedule VI attached hereto, or (b) a franchise, trademark and/or license agreement (if any) with a Qualified Franchisor, which franchise, trademark and/or license agreement shall be reasonably acceptable in form and substance to Lender and Senior Mezzanine Lenders at such time (if any), or (c) if the context requires, a replacement Franchise Agreement executed in accordance with the provisions of Section 5.24 hereof, in each case as the same have been or may be amended, restated, supplemented, replaced or otherwise modified from time to time subject to the provisions of this Agreement.

“Franchisor” means (a) any entity that is a franchisor or licensor pursuant to a Franchise Agreement affecting an Individual Property as of the date hereof or (b) a Qualified Franchisor that is the franchisor or licensor under a Franchise Agreement entered into in accordance with the terms and conditions of this Agreement.

“Franchisor Comfort Letters” means, collectively, the comfort letter from Franchisor under each Franchise Agreement delivered in connection with this Agreement, as the same may be amended, restated, supplemented, replaced or otherwise modified from time to time.

“GAAP” means generally accepted accounting principles in the United States of America as of the date of the applicable financial report.

“Governmental Authority” means any court, board, agency, department, commission, office or other authority of any nature whatsoever for any governmental unit (federal, state, county, municipal, city, town, special district or otherwise) whether now or hereafter in existence.

“Ground Lease Buyout” is defined in Section 5.26(b).

“Ground Leases” means, collectively, those certain leases described on Schedule VII attached hereto.

“Ground Lessor” means the respective ground lessor under each of the Ground Leases.

“Ground Rent Monthly Deposit” is defined in Section 9.3(a) hereof.

“Ground Rent Reserve Account” is defined in Section 9.3(a) hereof.

“Ground Rent Reserve Funds” is defined in Section 9.3(a) hereof.

“Guaranteed Obligations” is defined in the Guaranty.

“Guarantor” means, individually and collectively as the context may require, Ashford Guarantor and Pru Guarantor.

“Guarantor Ownership and Control Condition” is defined in Section 7.2.

“Guaranty” means that certain Indemnity and Guaranty Agreement dated as of the date hereof given by Guarantor to Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Guaranty Cap” is defined in the Guaranty.

“Hazardous Materials” means petroleum and petroleum products and compounds containing them, including gasoline, diesel fuel and oil; explosives, flammable materials; radioactive materials; polychlorinated biphenyls and compounds containing them; lead and lead-based paint; asbestos or asbestos-containing materials in any form that is or could become friable; underground or above-ground storage tanks, whether empty or containing any substance; any substance the presence of which on any Individual Property is prohibited by any federal, state or local authority; any substance that requires special handling; and any other material or substance now or in the future defined as a “hazardous substance,” “hazardous material”, “hazardous waste”, “toxic substance”, “toxic pollutant”, “contaminant”, or “pollutant” within the meaning of any Environmental Law.

“Hazardous Materials Release” includes but is not limited to any release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Materials.

“Highland” means, collectively, Highland Hospitality L.P. and its subsidiaries and affiliates.

“Hilton” means Hilton Worldwide, Inc., a Delaware corporation.

“Hilton Manager” means Hilton, or such other substitute manager that is a Qualified Manager and assumes, to extent permitted by, and in accordance with, this Agreement, the management of the Individual Properties that are being managed by a Hilton Manager as of the date hereof.

“Hyatt Manager” means Hyatt Corporation, a Delaware corporation, or such other substitute manager that is a Qualified Manager and assumes, to extent permitted by, and in accordance with, this Agreement, the management of the Individual Properties that are being managed by a Hyatt Manager as of the date hereof.

“Hyatt Windwatch Property” means the Individual Property commonly known as the “Hyatt Windwatch” and located at 1717 Motor Parkway, Hauppauge, NY 11788.

“Improvements” has the meaning set forth in the granting clause of each Mortgage.

“Increased Mortgage Amount” is defined in Section 13.5 hereof.

“Indemnified Liabilities” is defined in Section 14.1 hereof.

“Indemnified Parties” means (a) Lender, (b) any prior owner or holder of the Loan or Participations in the Loan, (c) any servicer or prior servicer of the Loan, (d) any Investor or any prior Investor in any Securities, (e) any trustees, custodians or other fiduciaries who hold or who have held a full or partial interest in the Loan for the benefit of any Investor or other third party, (f) any receiver or other fiduciary appointed in a foreclosure or other Creditors’ Rights Laws proceeding, (g) any holder of the Note, and (h) any past, present and future subsidiaries, affiliates, divisions, directors, shareholders, officers, employees, partners, members, managers, representatives, advisors, servicers, attorneys and agents and each of their respective heirs, transferees, executors, administrators, personal representatives, legal representatives, predecessors, successors and assigns of any and all of the foregoing (including any successors by merger, consolidation or acquisition of all or a substantial portion of such Person’s assets and business), in all cases whether during the term of the Loan or as part of or following a foreclosure of a Mortgage.

“Indemnity Guaranty” means that certain Amended and Restated Indemnity Guaranty Agreement, dated as of the date hereof, delivered by Maryland Owner to Lender to secure the full and prompt payment and performance of the obligations and liabilities of Maryland Borrower under the Note and the other Loan Documents, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Independent Director” means an individual who is provided by CT Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust Company, Stewart Management Company, Global Securitization Services, LLC, Lord Securities Corporation or, if none of those companies is then providing professional independent directors, another nationally-recognized company reasonably approved by Lender, provided that in each case such provider (i) is not an Affiliate of Borrower and (ii) provides professional independent directors and other corporate services in the ordinary course of its business (a “Professional Independent Director”), and which individual is duly appointed as a member of the board of directors or board of managers of such corporation or limited liability company and is not, and has not within the immediately preceding five (5) years been, and will not while serving as independent director be, any of the following:

(i) a member, partner, equityholder, manager, director, officer or employee of Borrower, any SPE Component Entity, or any of their respective equityholders or Affiliates, including Borrower or any Mezzanine Borrower (other than as an Independent Director of Borrower or any Affiliate of Borrower that is not in the chain of ownership of Borrower (regardless of the number of tiers of ownership) and that is required by a creditor to be a single purpose bankruptcy remote entity, provided that such Independent Director is employed by a company that routinely provides professional independent directors or managers in the ordinary course of its business);

(ii) a creditor, supplier or service provider (including provider of professional services) to Borrower, any SPE Component Entity, or any of their respective equityholders or Affiliates (other than as an independent manager or director of Borrower or any Affiliate of Borrower that is not in the chain of ownership of Borrower (regardless of the number of tiers of ownership);

(iii) a family member of any such member, partner, equityholder, manager, director, officer, employee, creditor, supplier or service provider; or

(iv) a Person that Controls (whether directly, indirectly or otherwise) any of (i), (ii) or (iii) above.

A natural person who otherwise satisfies the foregoing definition other than subparagraph (i) by reason of being the Independent Director of a “special purpose entity” that is an Affiliate of Borrower shall be qualified to serve as an Independent Director, provided that the fees that such individual earns from serving as Independent Directors of such Affiliates in any given year constitute in the aggregate less than five percent (5%) of such individual’s annual income for that year.

“Individual Property” means each parcel of real property listed on Schedule I attached hereto, the Improvements thereon and all property of any nature owned and/or leased by the applicable Borrower, and including each Maryland Property, and encumbered by a Mortgage, together with all rights pertaining to such property and improvements as more particularly described in the granting clauses of such Mortgage.

“Insurance Premiums” is defined in Section 8.1(b) hereof.

“Insurance Proceeds” is defined in Section 8.4(b) hereof.

“Intercreditor Agreement” means that certain Amended and Restated Intercreditor Agreement dated as of the date hereof among Lender and Mezzanine Lenders, as the same may be amended, restated, supplemented, replaced or otherwise modified from time to time.

“Interest Bearing Accounts” means, collectively, the Tax and Insurance Reserve Account, the Capital Replacement Reserve Account, the FF&E Replacement Reserve Account, the Ground Rent Reserve Account, the Debt Yield Reserve Account, the Approved Corporate Expense Reserve Account, and the Excess Funds Reserve Account.

“Interest Period” means (a) with respect to the Payment Date occurring in April, 2011, the period from and after the Closing Date through and including April 8, 2011, and (b) with respect to the Payment Date occurring in May, 2011, and each Payment Date thereafter, the period from the ninth (9th) day of each calendar month through and including the eighth (8th) day of the following calendar month, or such other date as determined by Lender pursuant to Section 2.2(d) hereof.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended, as it may be further amended from time to time, and any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

“Investor” is defined in Section 13.3 hereof.

“Issuer Group” is defined in Section 13.6(b) hereof.

“Issuer Person” is defined in Section 13.6(b) hereof.

“JV Agreement” means that certain Limited Liability Company Agreement of PIMHH dated as of the Closing Date by and between PRISA Investments and Ashford Guarantor.

“L/C Eligible Institution” means a federal or state chartered depository institution or trust company insured by the Federal Deposit Insurance Corporation the short term unsecured debt obligations or commercial paper of which are rated at least A-1 by S&P, P-1 by Moody’s and F-1 by Fitch (directly or through third party credit enhancement) in the case of accounts in which funds are held for thirty (30) days or less or, in the case of Letters of Credit or accounts in which funds are held for more than thirty (30) days, the long term unsecured debt obligations of which are rated at least “A” by Fitch and S&P and “A2” by Moody’s (directly or through third party credit enhancement).

“Lease” has the meaning set forth in each respective Mortgage, but shall exclude, for all purposes other than the assignment of Borrower’s interest for security purposes under any of the Loan Documents, arrangements with any hotel guest (which includes individuals as well as Persons booking rooms under group contracts provided that the same are not for in excess of four (4) months in duration) residing at the hotel operated on the Property and (b) arrangements with vending machine operators and owners of equipment (including laundry equipment), if any, where the contractual arrangement includes a split of revenues between Borrower and the owner of the equipment and such owner has no right to occupy any portion of the Property other than to house and service such equipment. In addition, “Lease” shall not include any Operating Lease.

“Legal Requirements” means all statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting any Borrower Party (or any of its Affiliates) or any Individual Property or any part thereof, or the construction, use, alteration or operation thereof, whether now or hereafter enacted and in force, and all permits, licenses, authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, at any time in force affecting any Borrower Party (or any of its Affiliates), any Individual Property or any part thereof, including any which may (a) require repairs, modifications or alterations in or to any Individual Property or any part thereof, or (b) in any way limit the use and enjoyment thereof.

“Lender” is defined in the first paragraph hereof.

“Letter of Credit” means an irrevocable, unconditional, transferable, clean sight draft letter of credit acceptable to Lender and the Rating Agencies (either an evergreen letter of credit or one which does not expire until at least thirty (30) Business Days after the Maturity Date) in favor of Lender and entitling Lender to draw thereon in New York, New York, issued by a domestic L/C Eligible Institution or the U.S. agency or branch of a foreign L/C Eligible Institution. If at any time the bank issuing any such Letter of Credit shall cease to be an L/C Eligible Institution, Lender shall notify Borrower and, if a new Letter of Credit is not provided by a L/C Eligible Institution within two (2) Business Days, Lender shall have the right immediately to draw down the same in full and hold the proceeds of such draw in accordance with the applicable provisions hereof.

“Liabilities” means any and all claims, demands, any violations of law, whether federal, state, local, statutory, foreign, common law, or any other law, rule or regulation, any and all other obligations, suits, judgments, damages, debts, rights, remedies, causes of action, and liabilities of any nature whatsoever (including attorneys’, accountants’, consultants’ and expert witness’ fees and expenses), whether liquidated or unliquidated, fixed or contingent, accrued or un-accrued, matured or unmatured, known or unknown, suspected or unsuspected, foreseen or unforeseen, now existing or hereafter arising, in law, equity, or otherwise.

“LIBOR” means with respect to each Interest Period, the rate for deposits in U.S. Dollars, for a period equal to one month, which appears on the Dow Jones Market Service (formerly Telerate) Page 3750 as of 11:00 a.m., London time, on the related Determination Date. If such rate does not appear on Dow Jones Market Service Page 3750, the rate for that Interest Period shall be determined on the basis of the rates at which deposits in Dollars are offered by any four major reference banks in the London interbank market selected by Lender to provide such bank’s offered quotation of such rates at approximately 11:00 a.m., London time, on the related Determination Date to prime banks in the London interbank market for a period of one month, commencing on the first day of such Interest Period and in an amount that is representative for a single such transaction in the relevant market at the relevant time. Lender shall request the principal London office of any four major reference banks in the London interbank market selected by Lender to provide a quotation of such rates, as offered by each such bank. If at least two such quotations are provided, the rate for that Interest Period shall be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that Interest Period shall be the arithmetic mean of the rates quoted by major banks in New York City selected by Lender, at approximately 11:00 a.m., New York City time, on the Determination Date with respect to such Interest Period for loans in Dollars to leading European banks for a period equal to one month, commencing on the first day of such Interest Period and in an amount that is representative for a single transaction in the relevant market at the relevant time. Lender shall determine LIBOR for each Interest Period and the determination of LIBOR by Lender shall be binding upon Borrower absent manifest error. Any quotation of rates shall, if rounded up, be rounded to the nearest 1/1000 of 1%.

“LIBOR Loan” means the Loan at such time as interest thereon accrues at the LIBOR Rate.

“LIBOR Margin” means (a) for each Interest Period through and including the Interest Period ending on March 8, 2013, 2.75% per annum, and (b) for the Interest Period beginning on March 9, 2013 and each Interest Period thereafter (including following any extension of the Loan beyond the Stated Maturity Date as provided herein), 3.00% per annum.

“LIBOR Rate” means the rate per annum equal to the sum of (i) LIBOR plus (ii) the LIBOR Margin.

“Lien” means any mortgage, deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance, charge or transfer of, on or affecting Borrower, Maryland Owner, any Individual Property, any portion thereof or any interest therein, including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic’s, materialmen’s and other similar liens and encumbrances.

“LLC Agreement” is defined in Section 6.1(c) hereof.

“Loan” is defined in the Recitals hereto.

“Loan Documents” means, collectively, this Agreement, the Note, the Mortgage, the Guaranty, the Environmental Indemnity, the Subordinations of Management Agreement, Franchisor Comfort Letters, the Collateral Assignment of Interest Rate Cap, the Indemnity Guaranty, the Release and Indemnity, the Post-Closing Obligations Letter, and any and all other documents, agreements and certificates executed and/or delivered in connection with the Loan, and including any of the foregoing executed and delivered in connection with the Restructuring, as the same have been or may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Major Lease” means as to any Individual Property (i) any Lease which, individually or when aggregated with all other leases at the related Individual Property with the same Tenant or its Affiliate, accounts for greater than 10,000 rentable square feet or (ii) any

Lease which contains any option, offer, right of first refusal or other similar entitlement to acquire all or any portion of the related Individual Property, or (iii) any instrument guaranteeing or providing credit support for any Lease meeting the requirements of (i) or (ii) above.

“Management Agreement” means, with respect to any Individual Property, (a) any management agreement entered into by Borrower or Maryland Owner, as applicable, that owns such Individual Property and the applicable Manager as more particularly described on Schedule VIII attached hereto, or (b) if the context requires, a replacement Management Agreement executed in accordance with the provisions of Section 5.14 hereof, in each case as the same have been or may be amended, restated or modified from time to time subject to the provisions of this Agreement.

“Manager” means, collectively, (a) McKibbon Manager, Remington Manager, Hyatt Manager and Marriott Manager, or (b) a Qualified Manager who is then managing any Individual Property in accordance with the terms and provisions of this Agreement.

“Manager Account Banks” is defined in Section 10.1(a) hereof.

“Manager Accounts” is defined in Section 10.1(a) hereof.

“Manager Additional FF&E Escrows” is defined in Section 9.2(b).

“Manager Ground Rent Escrows” is defined in Section 9.3(a).

“Manager Remittances” means all sums payable to a Borrower or Operating Lessee under the terms of each Management Agreement (including any guaranteed distributions to the “owner” under such agreement) after payment to, or deduction by, the applicable Manager of all base management fees, the payment of operating expenses and the funding by such Manager of any reserves for FF&E or other amounts expressly permitted to be paid to, or deducted by, the applicable Manager in strict accordance with the related Management Agreement.

“Marriott Manager” means Marriott Hotel Services Inc., The Ritz-Carlton Hotel Company, L.L.C. and Courtyard Management Corporation, or such other substitute manager that is a Qualified Manager and assumes, to extent permitted by, and in accordance with, this Agreement, the management of the Individual Properties that are being managed by a Marriott Manager as of the date hereof.

“Maryland Borrower” means, collectively, HH Gaithersburg Borrower LLC, a Delaware limited liability company; HH Baltimore Holdings LLC, a Delaware limited liability company; and HH Annapolis Holding LLC, a Delaware limited liability company.

“Maryland Owner” means HH Gaithersburg LLC, a Delaware limited liability company; HH Baltimore LLC a Delaware limited liability company; and HH Annapolis LLC, a Delaware limited liability company, together with their respective successors and permitted assigns.

“Maryland Owner Indebtedness” is defined in the Mortgage related to the Maryland Property.

“Maryland Property” means, individually or collectively, the Individual Properties located in the State of Maryland and listed on the attached Schedule I.

“Material Adverse Effect” means, any material adverse change in (i) the business operations or financial condition of any Borrower or Maryland Owner, (ii) the ability of Borrower or Maryland Owner to repay the principal and interest on the Loan as it becomes due, (iii) the ability of any Borrower Party to satisfy its obligations under the Loan Documents to which it is a party, or (iv) the value of any Individual Property or (v) the value of the Properties taken as a whole.

“Material Capital Replacement Disruption” means the determination by Lender, in its reasonable discretion, that a material disruption has occurred and is continuing in the normal operation of an Individual Property as a result of the performance of significant Capital Replacements at such Individual Property.

“Material Deviation” is defined in Section 5.11(a)(v) hereof.

“Maturity Date” means the Stated Maturity Date, as such date may be extended to an Extended Maturity Date pursuant to Section 2.3(b) hereof, or such other date on which the outstanding principal balance of the Loan becomes due and payable as herein provided, whether at such Stated Maturity Date, or by declaration of acceleration, or otherwise.

“Maximum Legal Rate” means the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or the other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

“McKibbon Manager” means McKibbon Management, LLC, a Georgia limited liability company, or such other substitute manager that is Qualified Manager and assumes the management of the Individual Properties known as the Courtyard Savannah Historic District located in Savannah Georgia and the Residence Inn Tampa Downtown located in Tampa, Florida.

“Member” is defined in Section 6.1(c) hereof.

“Mezzanine 1 Allocated Loan Amount” means the “Allocated Loan Amount” for an Individual Property as defined in the Mezzanine 1 Loan Agreement.

“Mezzanine 1 Borrower” means, collectively, the entities identified as “Mezzanine 1 Borrower” on Schedule IX attached hereto, each a limited liability company, together with their respective successors and permitted assigns.

“Mezzanine 1 Cash Management Account” means the “Cash Management Account” as defined in the Mezzanine 1 Loan Agreement.

“Mezzanine 1 Lender” means, collectively, BRE/HH Acquisitions L.L.C., a Delaware limited liability company, and Barclays Finance, together with their respective successors and assigns.

“Mezzanine 1 Loan” means that certain loan made as of the Original Closing Date by Mezzanine 1 Lender to Mezzanine 1 Borrower in the original principal amount of $146,454,204.00, as such amount may have been or may be increased or decreased from time to time. As of the Closing Date, the outstanding principal balance of the Mezzanine 1 Loan is $144,745,920.40.

“Mezzanine 1 Loan Agreement” means that certain Mezzanine 1 Loan Agreement, dated as of the Original Closing Date, between Mezzanine 1 Borrower and Original Mezzanine Lender, as the same has been or may be amended, restated, replaced, supplemented or otherwise modified, from time to time, including in connection with the Restructuring.

“Mezzanine 1 Loan Default” means an “Event of Default” under the Mezzanine 1 Loan.

“Mezzanine 1 Loan Documents” means all documents evidencing the Mezzanine 1 Loan and all documents executed and/or delivered in connection therewith, as the same have been or may be amended, restated, replaced, supplemented or otherwise modified, from time to time, including in connection with the Restructuring.

“Mezzanine 1 Minimum Release Amount” means the “Minimum Release Amount” as defined in the Mezzanine 1 Loan Agreement.

“Mezzanine 2 Allocated Loan Amount” means the “Allocated Loan Amount” for an Individual Property as defined in the Mezzanine 2 Loan Agreement.

“Mezzanine 2 Borrower” means, collectively, the entities identified as “Mezzanine 2 Borrower” on Schedule IX attached hereto, each a limited liability company, together with their respective successors and permitted assigns.

“Mezzanine 2 Cash Management Account” means the “Cash Management Account” as defined in the Mezzanine 2 Loan Agreement.

“Mezzanine 2 Lender” means, collectively, BRE/HH Acquisitions L.L.C., a Delaware limited liability company, and Barclays Finance, together with their respective successors and assigns.

“Mezzanine 2 Loan” means that certain loan made as of the Original Closing Date by Mezzanine 2 Lender to Mezzanine 2 Borrower in the original principal amount of $137,794,870.00, as such amount may have been or may be increased or decreased from time to time.

“Mezzanine 2 Loan Agreement” means that certain Mezzanine 2 Loan Agreement, dated as of the Original Closing Date, between Mezzanine 2 Borrower and Original Mezzanine Lender, as the same has been or may be amended, restated, replaced, supplemented or otherwise modified, from time to time, including in connection with the Restructuring.

“Mezzanine 2 Loan Default” means an “Event of Default” under the Mezzanine 2 Loan.

“Mezzanine 2 Loan Documents” means all documents evidencing the Mezzanine 2 Loan and all documents executed and/or delivered in connection therewith, as the same have been or may be amended, restated, replaced, supplemented or otherwise modified, from time to time, including in connection with the Restructuring.

“Mezzanine 2 Minimum Release Amount” means the “Minimum Release Amount” as defined in the Mezzanine 2 Loan Agreement.

“Mezzanine 3 Allocated Loan Amount” means the “Allocated Loan Amount” for an Individual Property as defined in the Mezzanine 3 Loan Agreement.

“Mezzanine 3 Borrower” means, collectively, the entities identified as “Mezzanine 3 Borrower” on Schedule IX attached hereto, each a limited liability company, together with their respective successors and permitted assigns.

“Mezzanine 3 Cash Management Account” means the “Cash Management Account” as defined in the Mezzanine 3 Loan Agreement.

“Mezzanine 3 Lender” means, collectively, BRE/HH Acquisitions L.L.C., a Delaware limited liability company, and Barclays Finance, together with their respective successors and assigns.

“Mezzanine 3 Loan” means that certain loan made as of the Original Closing Date by Mezzanine 3 Lender to Mezzanine 3 Borrower in the original principal amount of $118,109,889.00, as such amount may have been or may be increased or decreased from time to time.

“Mezzanine 3 Loan Agreement” means that certain Mezzanine 3 Loan Agreement, dated as of the Original Closing Date, between Mezzanine 3 Borrower and Original Mezzanine Lender, as the same has been or may be amended, restated, replaced, supplemented or otherwise modified, from time to time, including in connection with the Restructuring.

“Mezzanine 3 Loan Default” means an “Event of Default” under the Mezzanine 3 Loan.

“Mezzanine 3 Loan Documents” means all documents evidencing the Mezzanine 3 Loan and all documents executed and/or delivered in connection therewith, as the same have been or may be amended, restated, replaced, supplemented or otherwise modified, from time to time, including in connection with the Restructuring.

“Mezzanine 3 Minimum Release Amount” means the “Minimum Release Amount” as defined in the Mezzanine 3 Loan Agreement.

“Mezzanine 4 Allocated Loan Amount” means the “Allocated Loan Amount” for an Individual Property as defined in the Mezzanine 4 Loan Agreement.

“Mezzanine 4 Borrower” means, collectively, the entities identified as “Mezzanine 4 Borrower” on Schedule IX attached hereto, each a Delaware limited liability company, together with their respective successors and permitted assigns.

“Mezzanine 4 Cash Management Account” means the “Cash Management Account” as defined in the Mezzanine 4 Loan Agreement.

“Mezzanine 4 Lender” means GSRE III, LTD., a company organized under the laws of the Cayman Islands, together with its successors and assigns.

“Mezzanine 4 Loan” means that certain loan in the outstanding principal amount of $18,424,907.00, held by Mezzanine 4 Lender and evidenced by the Amended Mezzanine 4 Loan Agreement and other Mezzanine 4 Loan Documents, and as the same may be increased or decreased from time to time.

“Mezzanine 4 Loan Agreement” means that certain Mezzanine 4 Loan Agreement, dated as of the Original Closing Date, between Mezzanine 4 Borrower and Original Mezzanine Lender, as the same has been or may be amended, restated, replaced, supplemented or otherwise modified, from time to time, including in connection with the Restructuring.

“Mezzanine 4 Loan Default” means an “Event of Default” as defined in the Mezzanine 4 Loan Agreement.

“Mezzanine 4 Loan Documents” means all documents evidencing the Mezzanine 4 Loan and all documents executed and/or delivered in connection therewith, as the same have been or may be amended, restated, replaced, supplemented or otherwise modified, from time to time, including in connection with the Restructuring.

“Mezzanine 4 Minimum Release Amount” means the “Minimum Release Amount” as defined in the Mezzanine 4 Loan Agreement.

“Mezzanine 5 Borrower” means, collectively, the entities identified as “Mezzanine 5 Borrower” on Schedule IX attached hereto, each a Delaware limited liability company, together with their respective successors and permitted assigns.

“Mezzanine 5 Lender” means Blackjack Mezz 5 PRISA III LLC, a Delaware limited liability company, together with its successors and assigns.

“Mezzanine 5 Loan” means that certain loan made as of Original Closing Date by Mezzanine 5 Lender to Mezzanine 5 Borrower in the original principal amount of $98,424,907.00, as such amount may have been increased or decreased from time to time.

“Mezzanine 6 Borrower” means, collectively, the entities identified as “Mezzanine 6 Borrower” on Schedule IX attached hereto, each a Delaware limited liability company, together with their respective successors and permitted assigns.

“Mezzanine 6 Foreclosure” is defined in the Recitals hereto.

“Mezzanine 6 Lender” means PIM Ashford Subsidiary II LLC, a Delaware limited liability company, together with its successors and assigns.

“Mezzanine 6 Loan” means that certain loan made as of the Original Closing Date by Mezzanine 6 Lender to Mezzanine 6 Borrower in the original principal amount of $96,053,199.00, as such amount may have been increased or decreased from time to time.

“Mezzanine 7 Borrower” means, collectively, the entities identified as “Mezzanine 7 Borrower” on Schedule IX attached hereto, each a Delaware limited liability company, together with their respective successors and permitted assigns.

“Mezzanine 7 Loan” means that certain loan made as of the Original Closing Date by Original Mezzanine Lender to Mezzanine 7 Borrower in the original principal amount of $86,210,709.00, as such amount may have been increased or decreased from time to time.

“Mezzanine 8 Borrower” means, collectively, the entities identified as “Mezzanine 8 Borrower” on Schedule IX attached hereto, each a Delaware limited liability company, together with their respective successors and permitted assigns.

“Mezzanine 8 Loan” means that certain loan made on the Original Closing Date by Original Mezzanine Lender to Mezzanine 8 Borrower in the original principal amount of $86,210,709.00, as such amount may have been increased or decreased from time to time.

“Mezzanine Allocated Loan Amount” means, collectively, the Mezzanine 1 Allocated Loan Amount, the Mezzanine 2 Allocated Loan Amount, the Mezzanine 3 Allocated Loan Amount, and the Mezzanine 4 Allocated Loan Amount.

“Mezzanine Borrower” means, individually or collectively as the context may require, Mezzanine 1 Borrower, Mezzanine 2 Borrower, Mezzanine 3 Borrower, and Mezzanine 4 Borrower, together with their respective successors and permitted assigns.

“Mezzanine Cash Management Account” means, as applicable, the Mezzanine 1 Cash Management Account, the Mezzanine 2 Cash Management Account, the Mezzanine 3 Cash Management Account, and/or the Mezzanine 4 Cash Management Account.

“Mezzanine Debt Service” means, with respect to any particular period of time, the aggregate interest payments due under the Mezzanine Loan Documents relating to such period.

“Mezzanine Lenders” means, collectively, Mezzanine 1 Lender, Mezzanine 2 Lender, Mezzanine 3 Lender, and Mezzanine 4 Lender, together with their respective successors and assigns.

“Mezzanine Loan Agents” means, collectively, each “Agent” as defined in each Mezzanine Loan Agreement.

“Mezzanine Loan Agreements” means, collectively, the Mezzanine 1 Loan Agreement, the Mezzanine 2 Loan Agreement, the Mezzanine 3 Loan Agreement, and the Mezzanine 4 Loan Agreement.

“Mezzanine Loan Cash Management Accounts” means, collectively, each “Mezzanine Cash Management Account” as defined in each Mezzanine Loan Agreement.

“Mezzanine Loan Cash Management Banks” means, collectively, each “Cash Management Bank” as defined in each Mezzanine Loan Agreement.

“Mezzanine Loan Contribution” is defined in the Recitals hereto.

“Mezzanine Loan Default” means a Mezzanine 1 Loan Default, a Mezzanine 2 Loan Default, a Mezzanine 3 Loan Default, or a Mezzanine 4 Loan Default.

“Mezzanine Loan Documents” means, collectively, the Mezzanine 1 Loan Documents, the Mezzanine 2 Loan Documents, the Mezzanine 3 Loan Documents, and/or the Mezzanine 4 Loan Documents.

“Mezzanine Loans” means, collectively, the Mezzanine 1 Loan, the Mezzanine 2 Loan, the Mezzanine 3 Loan, and the Mezzanine 4 Loan.

“Mezzanine Minimum Release Amount” means, with respect to any Individual Property, the sum of (i) Mezzanine 1 Minimum Release Amount, (ii) the Mezzanine 2 Minimum Release Amount, (iii) the Mezzanine 3 Minimum Release Amount, and (iv) the Mezzanine 4 Minimum Release Amount.

“Minimum Release Amount” means, for any Individual Property, the “Minimum Release Amount” set forth next to the description of such Individual Property on Schedule I hereto.

“Mold” means any mold, fungi, bacterial or microbial matter present at or in any Individual Property, including building materials which is in a condition, location or a type which may pose a risk to human health or safety or may result in damage to or would adversely affect or impair the value or marketability of any Individual Property or could reasonably be expected to result in violation of Environmental Laws.

“Moody’s” means Moody’s Investor Services, Inc.

“Mortgage” means each Mortgage (or Deed of Trust, Deed to Secure Debt or similar instrument, including, Indemnity Deed of Trust), Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of the Original Closing Date, executed and delivered by a Borrower (but excluding the related Operating Lessee as to the Maryland Properties) or Maryland Owner as security for the Loan and encumbering the related Individual Property, as the same has been or may be amended, restated, replaced, supplemented or otherwise modified from time to time, including in connection with the Restructuring.

“Net Cash Flow” means, as of any date of determination, the Net Operating Income (excluding interest on credit accounts) for the immediately preceding twelve (12) month period for those Properties subject to the Lien of a Mortgage as of such date of determination, as reasonably determined by Lender, less (without duplication): (i) deemed contributions to the FF&E Replacement Reserve Account equal to four percent (4%) of total gross revenue for the Properties for such period, and (ii) the greater of (x) base management fees of two and one-half percent (2.5%) of total gross revenue for the Properties or (y) the actual base management fees plus any incentive management fees which are not subordinated to the payments under the Loan and the Mezzanine Loans for the Properties.

“Net Operating Income” means, with respect to any period of time, the amount obtained by subtracting Operating Expenses from Operating Income.

“Net Proceeds” is defined in Section 8.4(b) hereof.

“Net Proceeds Deficiency” is defined in Section 8.4(b)(vi) hereof.

“Net Sales Proceeds” means the amount of cash received by or for the benefit of Borrower or Maryland Owner, plus the fair market value in cash of any non-cash consideration received by or for the benefit of Borrower or Maryland Owner, from the sale or other transfer of an Individual Property, less any reasonable and customary escrow, closing, attorney, recording and title insurance costs and sales commissions, in each case, paid by Borrower or Maryland Owner to unaffiliated third parties in connection therewith. Not less than two (2) Business Days prior to closing on any sale or other transfer of any Individual Property under Section 2.5 (or such later date as Lender may agree), Borrower shall deliver to Lender for Lender’s review a closing statement setting forth Borrower’s proposal for the costs, expenses and sales commissions described in the immediately preceding sentence.

“New Equity Investment” is defined in the Recitals hereto.

“New Lease” is defined in Section 4.42 hereof.

“New Operating Lease” is defined in Section 7.4(b) hereof.

“New Operating Lessee” is defined in Section 7.4(b) hereof.

“No Downgrade Confirmation” means written confirmation from the Rating Agencies that a certain action, matter or event will not result in a downgrade, withdrawal or qualification of the initial, or if higher, then current ratings issued in connection with a Securitization, if any has occurred.

“Non-Consolidation Opinion” is defined in Section 4.41 hereof.

“Note” means, collectively, Note A-1 and Note A-2.

“Note A-1” means that certain Third Amended and Restated Promissory Note A-1 of even date herewith in the original principal amount of $424,000,000 made by Borrower in favor of Wells, as the same may be amended, restated, replaced, supplemented, severed or otherwise modified from time to time.

“Note A-2” means that certain Amended and Restated Promissory Note A-2 of even date herewith in the original principal amount of $106,000,000 made by Borrower in favor of Barclays, as the same may be amended, restated, replaced, supplemented, severed or otherwise modified from time to time.

“Note Rate” means with respect to each Interest Period through and including the Interest Period within which the Maturity Date or Extended Maturity Date, as applicable occurs, an interest rate per annum equal to (i) the LIBOR Rate (in all cases where clause (ii) below does not apply), or (ii) the Static LIBOR Rate, to the extent provided in accordance with the provisions of Section 2.2(b) hereof.

“OFAC” is defined in Section 4.40 hereof.

“Officer’s Certificate” means a certificate delivered to Lender by Borrower and Maryland Owner which is signed by an authorized senior officer of Borrower and Maryland Owner.

“Operating Expense Reserve Account” is defined in Section 9.9 hereof.

“Operating Expense Reserve Funds” is defined in Section 9.9 hereof.

“Operating Expenses” means, with respect to any period of time, the total of all expenses actually paid or payable, computed in accordance with GAAP, of whatever kind relating to the operation, maintenance and management of each Individual Property, including utilities, ordinary repairs and maintenance, Insurance Premiums, franchise and/or license fees, Taxes and Other Charges, advertising expenses, payroll and related taxes, computer processing charges, marketing expenses actually paid or payable by Borrower or Maryland Owner, operational equipment or other lease payments as approved by Lender, including expenses actually paid or payable for FF&E Replacements, but specifically excluding, without duplication, depreciation and amortization, income taxes, Debt Service, Mezzanine Debt Service, any subordinated incentive management fees due under any Management Agreement, any item of expense that in accordance with GAAP should be capitalized but only to the extent the same would qualify for funding from the Reserve Accounts (whether such accounts are held by Lender or Manager) and deposits into the Reserve Accounts (with respect to the FF&E Replacement Reserve Monthly Deposit an amount equal to the greater of actual amounts reserved or 4.0% of Operating Income (whether such accounts are held by Lender, Mezzanine Lender or Manager)) but excluding non-recurring or Extraordinary Expenses.

“Operating Income” means, with respect to any period of time, all income, computed in accordance with GAAP, derived from the ownership and operation of the Property from whatever source, including Rents, utility charges, escalations, forfeited security deposits, interest on credit accounts, service fees or charges, license fees, parking fees, rent concessions or credits, and other required pass-throughs but excluding sales, use and occupancy or other taxes on receipts required to be accounted for by Borrower or Maryland Owner to any Governmental Authority, refunds and uncollectible accounts, sales of furniture, fixtures and equipment, interest income from any source other than the escrow accounts, Reserve Accounts or other accounts required pursuant to the Loan Documents, Insurance Proceeds (other than business interruption or other loss of income insurance), Awards, percentage rents, unforfeited security deposits, utility and other similar deposits, income from tenants not paying rent, income from tenants in bankruptcy, non-recurring or extraordinary income, including lease termination payments, and any disbursements to Borrower or Maryland Owner from the Reserve Funds (whether such Reserve Funds are held by Lender, Mezzanine Lender or Manager).

“Operating Leases” means, individually or collectively as the context may require, those lease agreements more particularly described on Schedule X attached hereto.

“Operating Lessee” is defined in the introductory paragraph of this Agreement.

“Original Closing Date” means July 17, 2007.

“Original Guarantor” means, collectively, Blackjack Portfolio I Realty, Inc., a Delaware corporation, and Blackjack Portfolio II JV LLC, a Delaware limited liability company.

“Original Loan Agreement” is defined in the Recitals hereto.

“Original Loan Documents” means the “Loan Documents” as such term is defined in the Original Loan Agreement.

“Original Mezzanine Lender” means, collectively, Wachovia Bank, National Association, a national banking association, and Barclays Capital Real Estate Finance Inc., a Delaware corporation.

“Original Mezzanine Loan Documents” means the “Mezzanine Loan Documents” as defined in the Original Loan Agreement.

“Other Charges” means all ground rents, common area maintenance charges, condominium assessments, impositions other than Taxes, and any other charges, including vault charges and license fees for the use of vaults, chutes and similar areas adjoining any Individual Property, now or hereafter levied or assessed or imposed against any Individual Property or any part thereof.

“Outparcel” means a parcel of real property that part of an Individual Property (a) which is non-income producing or (b) whose use and income generated thereby can be substantially replicated on other portions of the related Property without substantial delay.

“Partial Portfolio Right of First Offer” means the right of either PRISA Investments or Ashford Guarantor to cause a sale of less than all of the Properties pursuant to Section 7.5 of the JV Agreement.

“Participations” is defined in Section 13.1 hereof.

“Patriot Act” is defined in Section 4.40 hereof.

“Payment Date” means the ninth (9th) day of each month, or if such day is not a Business Day, the immediately preceding Business Day. Notwithstanding the foregoing, Lender shall have the one (1) time right to change the Payment Date by giving notice of such change to Borrower.

“Permitted CIGNA Mortgage Loan Refinancing” is defined in the Senior Mezzanine Loan Agreements.

“Permitted Encumbrances” means collectively, (a) the Liens created by the Loan Documents, (b) all Liens disclosed in the applicable Title Insurance Policy, (c) Liens, if any, for Taxes imposed by any Governmental Authority not yet due or delinquent, (d) such other title and survey exceptions as Lender has approved or may approve in writing in Lender’s sole discretion, (e) rights of existing and future tenants, licensees and concessionaires pursuant to Leases in effect as of the date hereof or entered into in accordance with the terms of the Loan Documents, (f) Operating Leases, Management Agreements, recorded memoranda and/or recorded short forms of Operating Leases and Management Agreements, if any, and any subordination, non-disturbance and attornment agreements related thereto, in each case if expressly permitted under the terms of the Loan Documents (and if not expressly permitted under the terms of the Loan Documents, subject to Lender’s prior written approval in its sole discretion), (g) any equipment or FF&E leases entered into in the ordinary course of business with respect to an Individual Property if expressly permitted under the terms of the Loan Documents (and if not expressly permitted under the terms of the Loan Documents, subject to Lender’s prior written approval in its sole discretion), and (h) any governmental, public utility and private restrictions, covenants, reservations, easements, licenses and other agreements which may hereafter be granted or amended by any Borrower or Maryland Owner after the Closing Date if expressly permitted under the terms of the Loan Documents (and if not expressly permitted under the terms of the Loan Documents, subject to Lender’s prior written approval in its sole discretion).

“Permitted Investments” means each of the investments set forth on Schedule XVIII.

“Permitted Transfer” is defined in Section 7.2 hereof.

“Person” means any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

“Personal Property” is defined in the granting clause of each Mortgage.

“Physical Conditions Report” means, with respect to each Individual Property, a report prepared by a company satisfactory to Lender regarding the physical condition of such Individual Property, satisfactory in form and substance to Lender in its sole discretion.

“PIM” means Prudential Investment Management, Inc., a New Jersey corporation.

“PIM Ashford Mezz 4” means PIM Ashford Mezz 4 LLC, a Delaware limited liability company

“PIMHH” is defined in the Recitals hereto.

“PIM TRS” is defined in the Recitals hereto.

“Policy” or “Policies” has the meaning specified in Section 8.1(b) hereof.

“Post-Closing Obligations Letter” means that certain post-closing letter agreement dated as of the Closing Date executed by Borrower in favor of Lender.

“PRISA III REIT” means PRISA III FUND REIT, Inc., a Maryland corporation.

“PRISA Investments” means PRISA III Investments, LLC, a Delaware limited liability company.

“Pro Forma Aggregate Debt Yield” means the Aggregate Debt Yield determined as of a future date as described in Section 2.5(f) and Section 2.5(g), respectively, and as reasonably determined and calculated by Lender.

“Pro Forma DSCR” means, as of a particular date of determination, the quotient obtained by dividing Adjusted Aggregate Net Cash Flow for the full twelve (12) month period immediately preceding the month containing such date by the Adjusted Aggregate Debt Service for the full twelve (12) month period commencing on the first day of the month in which such date of determination occurs, in each case as reasonably determined and calculated by Lender.

“Prohibited Transfer” is defined in Section 7.1(a) hereof.

“Property” or “Properties” means, collectively, each Individual Property.

“Property Release” is defined in Section 2.5 hereof.

“Provided Information” is defined in Section 13.5(a) hereof.

“Pru Financial” means Prudential Financial, Inc., a New Jersey corporation.

“Pru Guarantor” means PRISA III REIT Operating LP, a Delaware limited partnership.

“Prudential Investment Management” means Prudential Investment Management, Inc., a New Jersey corporation.

“Qualified Collateral Arrangement” means that the parties to the Rate Cap have: (a) executed a New York law ISDA Credit Support Annex (the “CSA”) which requires the Acceptable Counterparty to post collateral in the form of cash (with a valuation percentage of 100%) to Borrower at any time that it is rated below A+ by S&P or A1 by Moody’s; (b) the Credit Support Amount required to be maintained by the Counterparty is equal to 110% of the Exposure (as such term is defined in the CSA); (c) the Threshold (as such term is defined in the CSA) is zero; (d) the Minimum Transfer Amount (as such term is defined in the CSA) is no greater than $10,000; (e) the Valuation Date (as such term is defined in the CSA) is no less frequently than each Local Business Day; (f) the Valuation Agent (as such term is defined in the CSA) is Borrower or its designee; (g) the Interest Amount (as such term is defined in the CSA) shall be no greater than the amount, if any, actually earned on the Posted Collateral (as such term is defined in the CSA); and (h) any Posted Collateral (as such term is defined in the CSA) is either (i) held directly by Borrower, (ii) held by a custodian pursuant to a control arrangement under which Borrower has a perfected, first priority, security interest in such Posted Collateral, which perfected security interest is confirmed in an opinion of counsel in such form and substance as shall be acceptable to Lender, or (iii) held pursuant to another arrangement that is otherwise acceptable to Lender, in its sole discretion.

“Qualified Franchisor” means (a) as to each Individual Property, the Franchisor that is the franchisor or licensor under the Franchise Agreement for such Individual Property as of the date hereof, (b) Marriott, Hilton, Starwood, Hyatt, or Intercontinental Hotel Group (including any Affiliate thereof that is at least fifty-one percent (51%) owned and Controlled by the Person which Controls each such entity), as approved by Lender, which approval shall not be unreasonably withheld, conditioned, or delayed, or (c) a reputable and experienced franchisor (which may be an Affiliate of Borrower) possessing experience in flagging hotel properties similar in size, scope, use and value as the applicable Individual Property, as approved by Lender, which approval shall not be unreasonably withheld, conditioned or delayed; provided, however, that such Person must not have been party to any Bankruptcy Proceeding, within seven (7) years prior to the licensing or franchising of an Individual Property by such Person and in the case of clause (c) above, following any Securitization, Borrower shall have obtained a No Downgrade Confirmation with respect to the licensing of the applicable Individual Property by such Person.

“Qualified Manager” means (a) as to each Individual Property, the Manager that is the property manager under the Management Agreement for such Individual Property as of the date hereof, (b) Marriott, Hilton, Starwood, and Hyatt (including any Affiliate that is at least 51% owned by the Person which Controls each such entity), in which case Lender’s consent shall not be unreasonably withheld, (c) solely with respect to the Individual Property subject to a Franchise Agreement with Intercontinental Hotel Group on the date hereof, Intercontinental Hotel Group, (d) Remington, provided (i) Lender has approved Remington as the manager of the applicable Individual Property in its sole discretion, and (ii) so long as Remington is an Affiliated Manager (i) (A) following any Securitization, Lender has received a No Downgrade Confirmation with respect to the employment of such manager, and (B) Lender has received a revised substantive non-consolidation opinion, or (e) a reputable and experienced professional management organization (other than Remington) which (i) manages, together with its affiliates, at least ten thousand (10,000) full-service, premium limited service or extended stay hotel rooms, exclusive of the Property, and provided that such Manager is being hired to manage an Individual Property(ies) of the same type as the types of properties currently being managed by such Manager as required under this clause (i) and (ii) has been approved by Lender, which approval shall not have been unreasonably withheld and for which Lender shall have received (A) following any Securitization, a No Downgrade Confirmation with respect to the employment of such manager under clause (e), and (B) with respect to any Affiliated Manager, a revised substantive non-consolidation opinion.

“Qualified Transferee” means (a) Ashford Guarantor, (b) Pru Guarantor, or (c) any of the following Persons so long as such Person satisfies Lender’s customary “know-your-customer” requirements:

(i) a pension fund, pension trust or pension account that satisfies the Eligibility Requirements or is managed by a Person that satisfies the Eligibility Requirements; or

(ii) a pension fund advisor, private equity fund or opportunity fund who (a) immediately prior to the Sale or Pledge, satisfied the Eligibility Requirements and (b) is acting on behalf of one or more pension funds that, in the aggregate, satisfy the requirements of clause (i) of this definition; or

(iii) an investment company, money management firm or “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, or an institutional “accredited investor” within the meaning of Regulation D under the Securities Act of 1933, as amended, provided that any such Person referred to in this clause (iii) satisfies the Eligibility Requirements; or

(iv) a real estate investment trust or a corporation organized under the banking laws of the United States or any state or territory of the United States (including the District of Columbia) who, immediately prior to such Sale or Pledge, satisfies the Eligibility Requirements; or

(v) an institution substantially similar to any of the foregoing entities described in clauses (i), (ii), (iii) or (iv) that satisfies the Eligibility Requirements; or

(vi) any Person set forth on Exhibit B attached hereto provided that there has been no material adverse change to such Person’s financial condition, operations or ability to conduct its business in the ordinary course prior to any Sale or Pledge to such Person pursuant to Article VII of this Agreement; or

(vii) a Person who is Controlled by any Person satisfying the criteria set forth in any of clauses (i) through (vi), above; or

(viii) any Affiliate of Ashford Guarantor or Pru Guarantor.

“Ratable Share” means, with respect to any Co-Lender, its share of the Loan based on the proportion of the outstanding principal of the Loan advanced by such Co-Lender to the total outstanding principal amount of the Loan. The Ratable Share of each Co-Lender on the date of this Agreement after giving effect to the funding of the Loan on the Closing Date is set forth on Schedule XI attached hereto and made a part hereof.

“Rate Cap” means a prepaid interest rate cap with a termination date no earlier than the end of the Interest Period in which the Stated Maturity Date occurs entered into with an Acceptable Counterparty with a notional amount equal to the Loan for the term of the Loan (which shall be through the end of the Interest Period applicable to the Maturity Date) and a LIBOR strike price not greater than six percent (6.0%); provided, however, that in the event the rating of the counterparty (including any Co-Lender) to any Rate Cap is downgraded such that the counterparty is no longer an Acceptable Counterparty, such Rate Cap will be replaced by a Rate Cap in the same form and substance as the Rate Cap purchased by Borrower in connection with the closing of the Restructuring and shall be obtained from a counterparty with a credit rating meeting the requirements set forth hereinabove with respect to an Acceptable Counterparty; and provided, further, that such Rate Cap shall be accompanied by legal opinions regarding the Rate Cap, in form and substance acceptable to Lender, including opinions with respect to (i) enforceability, (ii) choice of law, and (iii) enforcement of judgments. Furthermore, each Rate Cap shall provide for (w) the calculation of interest, (x) the determination of the interest rate, (y) the modification of the Interest Period and (z) the distribution of payments thereunder to be identical to the definition of Interest Period set forth herein.

“Rating Agencies” means each of S&P, Moody’s and Fitch, or any other nationally-recognized statistical rating agency which has been approved by Lender.

“REA” means any “construction, operation and reciprocal easement agreement” or similar agreement (including any “separate agreement” or other agreement between Borrower and one or more other parties to an REA with respect to such REA) affecting any Individual Property or portion thereof.

“Reconciliation Date” is defined in Section 9.1(b) herein.

“Recourse Obligations” is defined in Section 15.1(b) herein.

“Register” is defined in Section 13.8 herein.

“Regulation AB” means Regulation AB under the Securities Act of 1933 and the Securities Exchange Act of 1934 (as amended).

“REIT” is defined in Section 7.4(a).

“Related Loan” is defined in Section 13.4(a) hereof.

“Related Party” or “Related Parties” is defined in Section 6.5(b)(i) hereof.

“Related Property” is defined in Section 13.4(a) hereof.

“Release Amount” means, with respect to an Individual Property, the greater of (i) the Net Sales Proceeds in connection with the transfer of such Individual Property, and (ii) the sum of (A) the Minimum Release Amount and (B) the Mezzanine Minimum Release Amount.

“Release Aggregate Debt Yield Threshold” means, as applicable (a) from and after the date hereof to and including the Payment Date in March, 2013, 7.0%; (b) after the Payment Date in March, 2013, to and including the Payment Date in March, 2015, 8.0%; and (c) for any period thereafter, 9.0%.

“Release and Indemnity” means that certain Release and Indemnity, dated as of the date hereof, by and among Lender, Mezzanine Lenders, Borrower, Mezzanine Borrowers, Servicer, and certain other Persons which are party thereto, as the same may be amended, restated, replaced, supplemented, or otherwise modified from time to time.

“Releasing Parties” is defined in Section 20.13.

“REMIC Opinion” means an opinion of outside tax counsel reasonably acceptable to Lender or the Rating Agencies to whom such opinion is addressed that a contemplated action will neither cause any trust formed as a REMIC pursuant to a Securitization to fail to qualify as a “real estate mortgage investment conduit” within the meaning of Section 860D of the Code at any time that any “regular interests” in the REMIC are outstanding nor cause a “prohibited transaction” tax (within the meaning of Section 860F(a)(2) of the Code) or “prohibited contribution” tax (within the meaning of Section 860G(d) of the Code) to be imposed on any such REMIC.

“Remington Manager” means Remington Lodging & Hospitality, LLC, a Delaware limited liability company.

“Remington Approved Competitive Set” means, for each Individual Property that is managed by Remington, the “Competitive Set” for such Individual Property as set forth on Schedule XVII.

“Remington Performance Cure” means, as of any date of determination after a Remington Performance Termination Event has occurred with respect to an Individual Property, the RevPAR for such Individual Property for the immediately preceding twelve (12) month period shall be equal to or greater than the Remington RevPAR Threshold as shown in the STR Reports for such Individual Property which are required to be delivered to Lender pursuant to Section 5.11 based on the applicable Remington Approved Competitive Set.

“Remington Performance Termination Event” means, as of any date of determination, with respect to any Individual Property that is managed by Remington, the RevPAR for such Individual Property for the immediately preceding twelve (12) month period fails to achieve the Remington RevPAR Threshold as shown in the STR Reports for such Individual Property which are required to be delivered to Lender pursuant to Section 5.11, based on the applicable Remington Approved Competitive Set. Notwithstanding the foregoing, during the existence of a Force Majeure Event or Material Capital Replacement Disruption at any particular Individual Property, in each case as reasonably determined by Lender, the comparison of the RevPAR for such Individual Property against the Remington RevPAR Threshold shall be suspended.

“Remington RevPAR Threshold” means, for each Individual Property that is managed by Remington, the “Affiliate Termination Threshold” for such Individual Property set forth on Schedule XVII, as such schedule may be updated from time to time by Lender and Borrower to reflect the addition or removal of Individual Properties or CIGNA Properties.

“Renewal Lease” is defined in Section 5.13 hereof.

“Rent Roll” is defined in Section 3.12 hereof.

“Rents” is defined in each Mortgage.

“Replacement Rate Cap” means an interest rate cap from an Acceptable Counterparty with terms identical to the Rate Cap in all material respects.

“Replacement Reserve Accounts” is defined in Section 9.2(b) hereof.

“Replacement Reserve Funds” is defined in Section 9.2(b) hereof.

“Required Work” is defined in Section 9.4 hereof.

“Reserve Account Control Agreements” means those certain blocked account agreements (or other similarly named agreements) that may be entered into among the applicable Borrower, Lender, the applicable Manager and the bank or other financial institution holding the related reserve fund and/or operating accounts, as the case may be, under a Management Agreement, respectively, pursuant to which, among other things, the parties thereto acknowledge and agree to Lender’s security interest in the applicable account, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Reserve Accounts” means the Tax and Insurance Reserve Account, the Capital Replacement Reserve Account FF&E Replacement Reserve Account, the Debt Yield Reserve Account, the Ground Rent Reserve Account, the Operating Expense Reserve Account, the Approved Corporate Expense Reserve Account, the Additional Payments Reserve Account, the Excess Funds Reserve Account and any other escrow account established by the Loan Documents.

“Reserve Funds” means the Tax and Insurance Reserve Funds, the Capital Replacement Reserve Funds, the FF&E Replacement Reserve Funds, the Debt Yield Reserve Funds, the Ground Rent Reserve Funds, the Operating Expense Reserve Funds, the Approved Corporate Expense Reserve Funds, the Additional Payments Reserve Funds, the Excess Funds Reserve Funds and any other escrow funds established by the Loan Documents.

“Reserve Reconciliation Deposits” means, collectively, the Capital Replacement Reserve Reconciliation Deposit and the FF&E Replacement Reserve Reconciliation Deposit.

“Residence Inn Tampa Individual Property” means the Individual Property commonly known as the “Residence Inn – Tampa” and located at 101 East Tyler Street, Tampa, Florida.

“Restoration” means, following the occurrence of a Casualty or a Condemnation which is of a type necessitating the repair of an Individual Property, the completion of the repair and restoration of such Individual Property as nearly as possible to the condition such Individual Property was in immediately prior to such Casualty or Condemnation, with such alterations as may be reasonably approved by Lender and Senior Mezzanine Lenders.

“Restoration Consultant” is defined in Section 8.4(b)(iii) hereof.

“Restoration Retainage” is defined in Section 8.4(b)(iv) hereof.

“Restoration Threshold” means, with respect to an Individual Property, four and one-half percent (4.5%) of the aggregate of the Allocated Loan Amount and the Mezzanine Allocated Loan Amount applicable to the affected Individual Property.

“Restricted Party” means any Borrower Party, or CIGNA Mortgage Loan Borrower, and any shareholder, partner, member or non-member manager, or any direct or indirect legal or beneficial owner of any Borrower Party, or CIGNA Mortgage Loan Borrower, regardless of the number of tiers of ownership.

“Restructuring” is defined in the Recitals hereto.

“Restructuring Costs and Expenses” means all costs and expenses in connection with the Restructuring, including transfer taxes, capital costs, diligence fees, other restructuring fees, extension fees, payments to creditors of Highland, and fees of all third-party legal professionals, financial advisors, appraisal fees (and Lender’s required internal appraisal review fees) and consultants, employed by (a) Lender and Servicer (including, for the avoidance of doubt the fees and expenses of Sidley Austin LLP, Davis Polk & Wardwell LLP, and Alston & Bird LLP), (b) Senior Mezzanine Lenders , including, for the avoidance of doubt, the fees and expenses of Blackstone Advisory Partners L.P., Simpson Thatcher & Bartlett LLP, and Davis Polk & Wardwell LLP, (c) Mezzanine 4 Lender, (d) Highland, and (e) all direct and indirect investors in Borrower Principal including the fees and expenses of Goodwin Procter LLP, DLA Piper, Andrews Kurth LLP, and Jefferies & Company, including fees and expenses incurred in connection with the negotiation, documentation and consummation of the transactions described in this Agreement and the Restructuring contemplated hereby and thereby, in each case as reviewed by and established to Guarantor’s satisfaction, acting in good faith.

“Restructuring Fee” means the sum of $5,300,000, which shall be paid out of Borrower’s own funds and not from the proceeds of the Loan.

“Restructuring Title Insurance Policy Endorsement” means, with respect to each Title Policy, any endorsements thereto as required by Lender in connection with the Restructuring.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“Sale or Pledge” means a voluntary or involuntary sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, grant of any options with respect to, or any other transfer or disposition of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) of a legal or beneficial interest or any agreement entered into to accomplish any of the foregoing.

“Second Extended Maturity Date” is defined in Section 2.3(b) hereof.

“Securities” is defined in Section 13.1 hereof.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Liabilities” is defined in Section 13.6(b) hereof.

“Securitization” is defined in Section 13.1 hereof.

“Securitization Closing Date” means a date selected by Lender in its sole discretion by providing not less than twenty-four (24) hours prior notice to Borrower.

“Senior Mezzanine Agents” means, collectively, each “Agent” as defined in each Senior Mezzanine Loan Agreement.

“Senior Mezzanine Borrower” means, individually or collectively as the context may require, Mezzanine 1 Borrower, Mezzanine 2 Borrower and Mezzanine 3 Borrower.

“Senior Mezzanine Cash Management Account” means, as applicable, the Mezzanine 1 Cash Management Account, the Mezzanine 2 Cash Management Account, and/or the Mezzanine 3 Cash Management Account.

“Senior Mezzanine Cash Management Bank” means, collectively, each “Cash Management Bank” as defined in each Senior Mezzanine Loan Agreement.

“Senior Mezzanine Debt Service” means, with respect to any particular period of time, the aggregate interest payments due under the Senior Mezzanine Loan Documents relating to such period.

“Senior Mezzanine Debt Yield” has the meaning set forth in the Senior Mezzanine Loan Documents.

“Senior Mezzanine Lender” means, individually or collectively as the context may require, Mezzanine 1 Lender, Mezzanine 2 Lender and Mezzanine 3 Lender.

“Senior Mezzanine Loan” means, individually or collectively as the context may require, collectively, Mezzanine 1 Loan, Mezzanine 2 Loan and Mezzanine 3 Loan.

“Senior Mezzanine Loan Agreements” means, collectively, the Mezzanine 1 Loan Agreement, the Mezzanine 2 Loan Agreement, and the Mezzanine 3 Loan Agreement.

“Senior Mezzanine Loan Documents” means the “Loan Documents” as defined in the Senior Mezzanine Loan Agreements.

“Senior Mezzanine Loan Guaranties” means, collectively, (a) that certain Mezzanine 1 Guaranty and Indemnity Agreement, dated as of the Closing Date, from Guarantor to Mezzanine 1 Lender; (b) that certain Mezzanine 2 Guaranty and Indemnity Agreement, dated as of the Closing Date, from Guarantor to Mezzanine 2 Lender; and (c) that certain Mezzanine 3 Guaranty and Indemnity Agreement, dated as of the Closing Date, from Guarantor to Mezzanine 3 Lender.

“Senior Mezzanine Rate Cap” means, individually and collectively, the “Rate Cap” as defined in each Senior Mezzanine Loan Agreement.

“Senior Mezzanine Reserve Accounts” means “Reserve Accounts” as defined in the Senior Mezzanine Loan Agreements.

“Servicer” is defined in Section 13.2 hereof.

“Servicing Claims” means any Liability that is or may be based in whole or part on any act, omission, transaction, event or other circumstance taking place or existing on or prior to the Closing Date, which any Releasing Party or Releasing Parties may have or which may hereafter be asserted or accrue against any Indemnified Party or Indemnified Parties, in each case, directly or indirectly related to, in connection with or arising out of any of the loan servicing, or other actions or omissions, by Servicer regarding cash management or account management under any of the Original Loan Documents or the Original Mezzanine Loan Documents, including regarding any funds received from any CIGNA Mortgage Loan Borrower or from any CIGNA Property.

“Sheraton Annapolis Ground Lessor Estoppel” is defined in the Post-Closing Obligations Letter.

“Sheraton Annapolis Property” means the Individual Property commonly known as the “Sheraton Annapolis” and located at 173 Jennifer Road, Annapolis, Maryland 21401.

“Significant Obligor” is defined in Section 13.4(a).

“Severed Loan Documents” is defined in Section 11.2(c) hereof.

“Sources and Uses Statement” means that certain Sources and Uses Statement attached hereto as Exhibit C signed by Borrower and approved by Lender detailing the immediate and prospective sources of funds and uses of all proceeds of the Restructuring.

“SPE Component Entity” is defined in Section 6.1(b) hereof.

“Special Member” is defined in Section 6.1(c) hereof.

“State” means the state or states in which the Property or any part thereof is located.

“Stated Maturity Date” means the Payment Date occurring in March, 2014

“Static LIBOR Rate” is defined in Section 2.2(b) hereof.

“Static LIBOR Rate Loan” is defined in Section 2.3(f)(v) hereof.

“Stress Rate” means, as applicable, (i) with respect to the Loan, the strike price under the Rate Cap plus the LIBOR Margin; (ii) with respect to each Senior Mezzanine Loan, the “Stress Rate” as defined in the applicable Senior Mezzanine Loan Agreement, and (iii) with respect to any CIGNA Mortgage Loan with an interest rate that is based on LIBOR, the applicable LIBOR strike price under any applicable interest rate cap obtained in connection with such CIGNA Mortgage Loan, plus the applicable margin over LIBOR set forth in the related CIGNA Mortgage Loan Documents.

“Subject Payment Date” is defined in Section 9.10(a)(i).

“Subject Property Excess Cash” means all cash flow received by Borrower from an Individual Property whose Manager is the subject of a Bankruptcy Proceeding in excess of that which is necessary to pay actual operating expenses at such Individual Property and the portion of Debt Service and Mezzanine Debt Service, in each case allocable to the Allocated Loan Amount and the Mezzanine Allocated Loan Amount for the affected Individual Property.

“Subordinations of Management Agreement” means, collectively, (a) those certain Amended and Restated Assignment of Management Agreement and Subordination of Management Fees dated the date hereof among Lender, the applicable Borrowers named therein and McKibbon Manager, (b) those certain Subordination, Non-Disturbance and Attornment Agreements dated the date hereof among Borrowers or Maryland Owners named therein, Lender and the applicable Marriott Manager, (c) those certain Subordination, Non-Disturbance and Attornment Agreements dated the date hereof among Borrowers or Maryland Owners named therein, Lender and the applicable Hyatt Manager, and (d) that certain Assignment and Subordination of Management Agreements dated the date hereof among the applicable Borrowers or Maryland Owners named therein, which includes, attached thereto as Exhibit B, that certain Manager’s Consent, Subordination and Agreement dated as of the date hereof executed by Remington, in each case as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Swap Rate” means the mid-market swap rate as shown on the T19901 screen for an interest rate swap with a term which expires on a specified date.

“Tax and Insurance Reserve Account” is defined in Section 9.6(a) hereof.

“Tax and Insurance Reserve Funds” is defined in Section 9.6(a) hereof.

“Taxes” means all real estate and personal property taxes, assessments, water rates or sewer rents, now or hereafter levied or assessed or imposed against any Individual Property or part thereof.

“Tenant” means any Person leasing, subleasing or otherwise occupying any portion of any Individual Property under a Lease or other occupancy agreement with Borrower, Maryland Owner or Operating Lessee, but shall not include (a) any hotel guest (which includes individuals as well as Persons booking rooms under group contracts) renting a room at the hotel operated on such Individual Property or (b) arrangements with vending machine operators and owners of equipment (including laundry equipment) where the contractual arrangement includes a split of revenues between Borrower, Maryland Owner or Operating Lessee, on the one hand, and owner of the equipment, on the other hand, and such owner has no right to occupy any portion of the Property other than to house and service such equipment. In addition, “Tenant” does not include Operating Lessees.

“Tenant Direction Letter” is defined in Section 10.2(a)(i) hereof.

“Title Company” means Fidelity National Title Insurance Company, Lawyers Title Insurance Corporation and Chicago Title Insurance Company.

“Title Insurance Policy” means, with respect to each Individual Property, that certain ALTA mortgagee title insurance policy issued with respect to such Individual Property and insuring the lien of the Mortgage thereon, as the same is modified pursuant to the applicable Restructuring Title Insurance Policy Endorsement.

“Transaction Costs” is defined in Section 3.10 hereof.

“Tribunal” means any state, commonwealth, federal, foreign, territorial or other court or governmental department, commission, board, bureau, district, authority, agency, central bank, or instrumentality, or any arbitration authority.

“Trimont” means Trimont Real Estate Advisors, Inc.

“UCC” or “Uniform Commercial Code” means the Uniform Commercial Code as in effect in the State where the Property is located.

“U.S. Bank” means U.S. Bank, National Association.

“Underwriter Group” is defined in Section 13.6(b) hereof.

“Voluntary Prepayment” is defined in Section 2.4(c)(i) hereof.

“Wachovia” is defined in the first paragraph hereof.

“Wells” is defined in the first paragraph hereof.

“Working Capital Reserve” is defined in the Mezzanine 3 Loan Agreement (and, if the Mezzanine 3 Loan is fully repaid, such replacement “Working Capital Reserve” as may be established under the Mezzanine 2 Loan Agreement or the Mezzanine 1 Loan Agreement, as described in Section 9.1 of each such Senior Mezzanine Loan Agreement).

Section 1.2 Principles of Construction.

All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. All uses of the words “include” and “including” mean “include, without limitation” and “including, without limitation”, respectively, unless the context indicates otherwise. Unless otherwise specified, the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined. References herein to Mezzanine Loan Documents or Loan Documents means those applicable documents that exist as of the date hereof without amendment, restatement, replacement, supplement or modification (except to the extent such amendment, restatement, replacement, supplement or modification is approved in writing by Lender).

Section 1.3 Amendment and Restatement. This Agreement amends, restates and supersedes the Original Loan Agreement in its entirety.

Section 1.4 Maryland Owner.

Lender and Borrower acknowledge and agree that, notwithstanding any other provision of this Agreement or any other Loan Document to the contrary (a) in no event shall Maryland Owner have primary liability for any covenant set forth in this Agreement or any other Loan Document, (b) any reference in this Agreement, or any other Loan Document, to any covenant of Maryland Owner is hereby deemed to be a covenant of Borrower as the sole owner and manager of, and on behalf of, Maryland Owner, and (c) any reference in this Agreement or any other Loan Document to Maryland Owner taking or not taking any action is hereby deemed an agreement of Borrower to cause Maryland Owner to take or not take such action (as the case may be).

ARTICLE II

GENERAL TERMS

Section 2.1 Loan Commitment; Disbursement to Borrower.

(a) The Loan was fully disbursed on the Original Closing Date. Any amount repaid in respect of the Loan may not be reborrowed.

(b) The Loan is evidenced by the Note and secured by the Mortgage and the other Loan Documents.

Section 2.2 Interest Rate.

(a) Note Rate. Interest on the outstanding principal balance of the Note shall bear and accrue interest at the Note Rate. Except as otherwise set forth in this Agreement, interest shall be paid in arrears.

(b) Unavailability of LIBOR Rate. In the event that Lender shall have determined (which determination shall be conclusive and binding upon Borrower absent manifest error) that by reason of circumstances affecting the interbank Eurodollar market, adequate and reasonable means do not exist for ascertaining the LIBOR Rate, then Lender shall forthwith give notice by telephone of such determination, confirmed in writing, to Borrower at least one (1) day prior to the last day of the related Interest Period. If such notice is given, the Note Rate, commencing with the first (1st) day of the next succeeding Interest Period, shall be the LIBOR Rate in effect for the most recent Interest Period (the “Static LIBOR Rate”).

If, pursuant to the terms of this Agreement, the Loan has been converted to the Static LIBOR Rate and Lender shall determine (which determination shall be conclusive and binding upon Borrower absent manifest error) that the event(s) or circumstance(s) which resulted in such conversion shall no longer be applicable, Lender shall give notice thereof to Borrower, and the Static LIBOR Rate shall convert to the LIBOR Rate effective on the first (1st) day of the next succeeding Interest Period by delivering to Borrower written notice of such election no later than 12:00 p.m. (New York City time), three (3) Business Days prior to the desired conversion date, which notice shall be irrevocable. Notwithstanding any provision of this Agreement to the contrary, in no event shall Borrower have the right to elect to convert from the LIBOR Rate to the Static LIBOR Rate.

(c) Computations and Determinations. All interest shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed during an Interest Period. Lender shall determine each interest rate applicable to the Debt in accordance with this Agreement and its determination thereof shall be conclusive in the absence of manifest error. The books and records of Lender shall be prima facie evidence of all sums owing to Lender from time to time under this Agreement, but the failure to record any such information shall not limit or affect the obligations of Borrower under the Loan Documents.

(d) Change of Interest Period. Prior to a Securitization, Lender shall have a one-time right in its sole discretion to change the Interest Period upon written notice to Borrower.

(e) Default Rate. Any principal of, and to the extent permitted by applicable law, any interest on the Note, and any other sum payable hereunder, which is not paid when due shall bear interest from the date due and payable until paid, payable on demand, at the Default Rate.

(f) Usury Savings. This Agreement and the Note are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance of the Loan at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If, by the terms of this Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the LIBOR Rate, the Static LIBOR Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

(g) Interest Rate Limitation. Regardless of any provision contained in this Agreement or in any other Loan Document, Lender shall never be deemed to have contracted for or be entitled to receive, collect or apply as interest on the Loan, pursuant to this Agreement or any other Loan Document, or otherwise, any amount in excess of the maximum rate of interest permitted to be charged by applicable law, and, in the event that Lender ever receives, collects or applies as interest any such excess, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance of the Loan, and, if the principal balance of the Loan is paid in full, any remaining excess shall forthwith be paid to Borrower. In determining whether or not the interest paid or payable under any specific contingency exceeds the highest lawful rate, Borrower and Lender shall, to the maximum extent permitted under applicable law, (a) characterize any non-principal payment as an expense, fee, or premium, rather than as interest, (b) exclude voluntary prepayments and the effect thereof, and (c) spread the total amount of interest throughout the entire contemplated term of the Loan so that the interest rate is uniform throughout such term; provided, however, that if the Loan is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual term thereof exceeds the maximum lawful rate, Lender shall refund to Borrower the amount of such excess, or credit the amount of such excess against the aggregate unpaid principal balance of the Loan at the time in question. At all times when the Texas Credit Code shall govern the maximum rate of interest that may be charged, the same shall be the “weekly ceiling” for all such times.

Section 2.3 Loan Payments.

(a) Payments. Borrower agrees to pay sums under the Note in installments as follows:

(i) [Intentionally Omitted];

(ii) a payment on each Payment Date of all interest that has or will accrue on the principal amount of the Note during the Interest Period immediately preceding the applicable Payment Date (or, if such Payment Date is not the ninth (9th) day of the calendar month because such day is not a Business Day, the Interest Period in which such Payment Date occurs); and

(iii) the outstanding principal amount and all interest thereon (including interest through the end of the Interest Period in which the Maturity Date occurs) shall be due and payable on the Maturity Date together with any other amounts, if any, remaining due and payable hereunder or under the other Loan Documents.

(b) Extension of Maturity Date. Borrower shall have the option to extend the term of the Loan beyond the Stated Maturity Date for two (2) successive terms (each, an “Extension Option”) of one (1) year each to (y) the Payment Date occurring in March, 2015, and (z) the Payment Date occurring in March, 2016 (the “Second Extended Maturity Date” and each such date in (y) and (z), an “Extended Maturity Date”), respectively, and, as to each Extension Option, upon satisfaction of the following terms and conditions:

(i) no Event of Default shall have occurred and be continuing at the time the applicable Extension Option is exercised and on the date that the applicable extension term is commenced;

(ii) Borrower shall notify Lender of its irrevocable election to extend the Maturity Date as aforesaid not earlier than three (3) months, and no later than one (1) month, prior to the then applicable Maturity Date;

(iii) at least thirty (30) days prior to the commencement of the applicable Extension Option, Borrower shall obtain and deliver to Lender one or more Replacement

Rate Caps, which Replacement Rate Caps shall be effective commencing on the first day of such Extension Option and shall have a maturity date not earlier than the end of the Interest Period in which the Maturity Date as extended pursuant to the terms of this Section 2.3 falls; and

(iv) in connection with each Extension Option, Borrower shall have delivered to Lender together with its notice pursuant to subsection (b) of this Section 2.3 and as of the commencement of the applicable Extension Option, an Officer’s Certificate in form acceptable to Lender certifying that each of the representations and warranties of Borrower contained in the Loan Documents is true, complete and correct in all material respects as of the date of such Officer’s Certificate.

All references in this Agreement and in the other Loan Documents to the Maturity Date means the applicable Extended Maturity Date in the event the applicable Extension Option is exercised.

(c) Payments after Default. Upon the occurrence and during the continuance of an Event of Default, (i) interest on the outstanding principal balance of the Loan and, to the extent permitted by applicable law, overdue interest and other amounts due in respect of the Loan shall accrue at the Default Rate, and (ii) Borrower shall deliver, or caused to be delivered, all Manager Remittances to the Cash Management Account pursuant to the terms of, and to be allocated and applied as set forth in, Article X of this Agreement. Interest at the Default Rate shall be computed from the occurrence of the Event of Default until the earlier of (x) the actual receipt and collection of the Debt (or that portion thereof that is then due) and (y) the cure of such Event of Default. To the extent permitted by applicable law, interest at the Default Rate shall be added to the Debt, shall itself accrue interest at the same rate as the Loan and shall be secured by the Mortgage. This paragraph shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of any Event of Default; the acceptance of any payment from Borrower shall not be deemed to cure or constitute a waiver of any Event of Default; and Lender retains its rights under this Agreement to accelerate and to continue to demand payment of the Debt upon the happening of and during the continuance of any Event of Default, despite any payment by Borrower to Lender.

(d) Late Payment Charge. If any principal (other than the full principal amount payable on the Maturity Date) or interest payment is not paid by Borrower on or before the date on which it is due, Borrower shall pay to Lender upon demand an amount equal to the lesser of five percent (5%) of such unpaid sum or the maximum amount permitted by applicable law in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Any such amount shall be secured by the Mortgage and the other Loan Documents to the extent permitted by applicable law.

(e) Method and Place of Payment. Each payment by Borrower hereunder or under the Note shall be payable at such place as Lender may designate from time to time in writing, on the date such payment is due, to Lender by deposit to such account as Lender may designate by written notice to Borrower. Each payment by Borrower hereunder or under the

Note shall be made in funds settled through the New York Clearing House Interbank Payments System or other funds immediately available to Lender by 1:00 p.m., New York City time, on the date such payment is due, to Lender by deposit to such account as Lender may designate by written notice to Borrower. Whenever any payment hereunder or under the Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the first Business Day preceding such scheduled due date. Notwithstanding the foregoing, provided no Event of Default has occurred and is continuing, Borrower’s obligations with respect to monthly payment of Debt Service and amounts required to be deposited into the Reserve Accounts pursuant to the terms of this Agreement shall be deemed satisfied, and no default interest or late charge shall be assessed under clauses (c) and (d) above, so long as there is sufficient money in the Cash Management Account on the due date for payment of such amounts pursuant to Article X of this Agreement and Lender’s access to such money has not been constrained or constricted in any manner, including by any action by Borrower to contest the release of funds from the Cash Management Account or Clearing Account for the payment of Debt Service or otherwise.

(f) Additional Payment Provisions.

(i) If at any time after the date hereof, Lender (which shall include, for purposes of this Section, any corporation controlling Lender) reasonably determines that due to the adoption or modification of any Legal Requirement regarding taxation, Lender’s required levels of reserves, deposits, Federal Deposit Insurance Corporation insurance or capital (including any allocation of capital requirements or conditions), or similar requirements, or any interpretation or administration thereof by any Tribunal or compliance of Lender with any of such requirements, has or would have the effect of (a) increasing Lender’s costs relating to the Loan, or (b) reducing the yield or rate of return of Lender on the Loan, to a level below that which Lender could have achieved but for the adoption or modification of any such requirements, Borrower shall, within fifteen (15) days of any request by Lender, pay to Lender such additional amounts as (in Lender’s sole judgment, after good faith and reasonable computation) will compensate Lender for such increase in costs or reduction in yield or rate of return of Lender (a “Consequential Loss”). No failure by Lender to immediately demand payment of any additional amounts payable hereunder shall constitute a waiver of Lender’s right to demand payment of such amounts at any subsequent time. Nothing herein contained shall be construed or so operate as to require Borrower to pay any interest, fees, costs or charges greater than is permitted by applicable Law.

(ii) All payments made by Borrower hereunder shall be made free and clear of, and without reduction for or on account of, income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions, reserves or withholdings imposed, levied, collected, withheld or assessed by any Governmental Authorities, which are imposed, enacted or become effective on or after the date hereof (such non-excluded taxes being referred to collectively as “Foreign Taxes”), excluding (a) taxes imposed on or measured by a Person’s overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located; (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which Borrower is located; and (c) in the case of a Foreign Lender, any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party thereto (or designates a new lending office) or is attributable to such Foreign Lender’s failure or inability (other than as a result of a change in law) to comply with Section 2.3(f)(iii) hereof, except to the extent that such Foreign Lender was entitled, at the time of designation of a new lending office, to receive additional amounts from Borrower with respect to such withholding tax pursuant to Section 2.3(f)(ii) hereof or if at the time such Foreign Lender was assigned its interest in the obligations hereunder, such Foreign Lender’s assignor was entitled to receive additional amounts from Borrower with respect to such withholding tax pursuant to Section 2.3(f)(ii) hereof; and (d) any interest, penalties, or additions to taxes described in clauses (a) through (c). If any Foreign Taxes are required to be withheld from any amounts payable to Lender hereunder and such Foreign Taxes are not a result of activities of Lender unrelated to the Loan or Borrower, the amounts so payable to Lender shall be increased to the extent necessary to yield to Lender (after payment of all Foreign Taxes) interest or any such other amounts payable hereunder at the rate or in the amounts specified hereunder. Whenever any Foreign Tax is payable pursuant to applicable law by Borrower, as promptly as possible thereafter, Borrower shall send to Lender an original official receipt, if available, or certified copy thereof showing payment of such Foreign Tax. Borrower hereby indemnifies Lender for any incremental taxes, interest or penalties that may become payable by Lender which may result from any failure by Borrower to pay any such Foreign Tax when due to the appropriate taxing authority of which Lender shall have provided Borrower with prior written notice, if possible, or any failure by Borrower to remit to Lender the required receipts or other required documentary evidence. Lender’s inability to notify Borrower of any such Foreign Tax in accordance with the immediately preceding sentence shall in no way relieve Borrower of its obligations under this Section 2.3(f)(ii).

(iii) If Lender is entitled to an exemption from or reduction of any Foreign Taxes with respect to payments under this Agreement, Lender shall deliver to Borrower, at the time or times as reasonably requested by Borrower in writing, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate. Lender shall not be entitled to claim compensation pursuant to this Section 2.3(f) for any Foreign Taxes to the extent that such Foreign Taxes result from a failure to comply with the requirements of this paragraph. In the event that Borrower is resident for tax purposes in the United States, any Foreign Lender, shall deliver to Borrower, in such number of copies as shall be requested by the recipient, on or prior to the date on which such Foreign Lender becomes a Lender (or, as applicable, on or prior to the date on which any participant of such Foreign Lender becomes a participant (if such participant wants to be entitled to the rights provided under this provision as though it were a Foreign Lender)) under this Agreement (and from time to time thereafter upon the request of Borrower, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(A) duly completed originals of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party;

(B) duly completed originals of Internal Revenue Service Form W-8ECI;

(C) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code: (i) a certificate to the effect that such Foreign Lender is not: (1) a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code; (2) a “10 percent shareholder” of Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code; or (3) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code; and (ii) duly completed originals of Internal Revenue Service Form W-8BEN;

(D) to the extent a Foreign Lender is not the beneficial owner (for example, where the Foreign Lender is a partnership or participating Lender granting a typical participation), executed originals of Internal Revenue Service Form W-8IMY, accompanied by a Form W-8ECI, W-8BEN, U.S. Tax Compliance Certificate, Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership (and not a participating Lender) and one or more beneficial owners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate on behalf of each such beneficial owner; or

(E) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit Borrower to determine the withholding or deduction required to be made.

(iv) If Lender determines in good faith that a reasonable basis exists for contesting any Foreign Taxes for which indemnification has been demanded hereunder, Lender shall cooperate with Borrower in challenging such Taxes at Borrower’s expense if so requested by Borrower, provided, however, that, Lender shall not be required to participate in any such contest if such contest may expose Lender to any liabilities for any reason whatsoever in connection therewith. If Lender receives a refund of a Foreign Tax for which a payment has been made by Borrower pursuant to this Agreement, which refund in the good faith judgment of Lender is attributable to such payment made by Borrower, then Lender shall reimburse Borrower for such amount (together with any interest received thereon) as Lender determines to be the proportion of the refund as will leave it, after such reimbursement, in no better or worse position than it would have been in if the payment had not been required. To the extent the use of a certain lending office by Lender has resulted in any Foreign Taxes, increased cost or reduction in amounts received or receivable hereunder, Lender shall use reasonable efforts to designate another lending office with the object of avoiding the consequence of the event giving rise to such circumstances.

(v) If any requirement of law or any change therein or in the interpretation or application thereof, shall hereafter make it unlawful for Lender to make or maintain a Loan with the Note Rate being based on LIBOR as contemplated hereunder, (i) the obligation of Lender hereunder to make or continue the Loan based on LIBOR or to convert the Loan from the Static LIBOR Rate to the LIBOR Rate shall be canceled forthwith and (ii) any outstanding LIBOR Loan shall be converted automatically to a loan bearing interest at the Static LIBOR Rate (the “Static LIBOR Rate Loan”) on the next succeeding Payment Date or within such earlier period as required by law. Borrower hereby agrees promptly to pay Lender, upon demand, any additional amounts necessary to compensate Lender for any costs incurred by Lender in making any conversion in accordance with this Agreement, including any interest or fees payable by Lender to lenders of funds obtained by it in order to make or maintain the LIBOR Loan hereunder. If Lender becomes entitled to claim any additional amounts pursuant to this Section 2.3(f)(v), Lender shall provide Borrower with not less than ninety (90) days written notice specifying in reasonable detail the event by reason of which it has become so entitled and the additional amount required to fully compensate Lender for such additional costs. Lender’s notice of such costs, as certified to Borrower, shall be conclusive absent manifest error.

(vi) In the event that any change in any requirement of law or in the interpretation or application thereof, or compliance by Lender with any request or directive (whether or not having the force of law) hereafter issued from any central bank or other Governmental Authority:

(A) shall hereafter impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of Lender which is not otherwise included in the determination of the LIBOR Rate hereunder,

(B) shall hereafter have the effect of reducing the rate of return on Lender’s capital as a consequence of its obligations hereunder to a level below that which Lender could have achieved but for such adoption, change or compliance (taking into consideration Lender’s policies with respect to capital adequacy) by any amount deemed by Lender to be material; or

(C) shall hereafter impose on Lender any other condition and the result of any of the foregoing is to increase the cost to Lender of making, renewing or maintaining loans or extensions of credit or to reduce any amount receivable hereunder;

then, in any such case, Borrower shall promptly pay Lender, upon demand, any additional amounts necessary to compensate Lender for such additional cost or reduced amount receivable which Lender deems to be material as determined by Lender. If Lender becomes entitled to claim any additional amounts pursuant to this Section 2.3(f)(vi), Lender shall provide Borrower with not less than ninety (90) days written notice specifying in reasonable detail the event by reason of which it has become so entitled and the additional amount required to fully compensate Lender for such additional cost or reduced amount. A certificate as to any additional costs or amounts payable pursuant to the foregoing sentence submitted by Lender to Borrower shall be conclusive in the absence of manifest error. This provision shall survive payment of the Note and the satisfaction of all other obligations of Borrower under this Agreement and the Loan Documents.

(vii) Borrower agrees to indemnify Lender and to hold Lender harmless from any loss, cost, expense, penalty, claim or liability, including any loss incurred in obtaining, prepaying, liquidating or employing deposits or other funds from third parties and any loss of yield which Lender sustains or incurs (as determined by Lender in its judgment reasonably exercised) as a consequence of (i) any default by Borrower in payment of the principal of or interest on a LIBOR Loan, including any such loss or expense arising from interest or fees payable by Lender to lenders of funds obtained by it in order to maintain a LIBOR Loan hereunder, (ii) any prepayment (whether voluntary or mandatory) of the LIBOR Loan that did not include all interest which had accrued (or would have accrued) at the Note Rate through the end of the related Interest Period, including such loss or expense arising from interest or fees payable by Lender to lenders of funds obtained by it in order to maintain the LIBOR Loan hereunder, and (iii) the conversion (for any reason whatsoever, whether voluntary or involuntary) of the Note Rate from the LIBOR Rate to the Static LIBOR Rate with respect to any portion of the outstanding principal amount of the Loan then bearing interest at the LIBOR Rate on a date other than the Payment Date immediately following the last day of an Interest Period, including such loss or expenses arising from interest or fees payable by Lender to lenders of funds obtained by it in order to maintain a LIBOR Loan hereunder (the amounts referred to in clauses (i), (ii) and (iii) are herein referred to collectively as the “Breakage Costs”); provided Borrower shall not indemnify Lender from any loss or expense arising from Lender’s gross negligence or willful misconduct. The obligations of Borrower under this Section shall survive any termination of the Loan Documents and payment of the Note in full and the satisfaction of all other obligations of Borrower under this Agreement and the other Loan Documents and shall not be waived by any delay by Lender in seeking such compensation. Lender shall have no obligation to purchase, sell and/or match funds in connection with the funding or maintaining of the Loan or any portion thereof.

(viii) Lender shall not be entitled to claim compensation pursuant to this Section 2.3(f) for any Foreign Taxes, increased cost or reduction in amounts received or receivable hereunder, or any reduced rate of return, which was incurred or which accrued more than one hundred eighty (180) days before the date Lender notified Borrower of the change in law or other circumstance on which such claim of compensation is based and delivered to Borrower a written statement setting forth in reasonable detail the basis for calculating the additional amounts owed to Lender under this Section 2.3(f), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

(ix) All payments made by Borrower hereunder or under the other Loan Documents shall be made irrespective of, and without any deduction for, any setoff, defense or counterclaims.

(x) Remittances in payment of any part of the Loan in less than the required amount in immediately available U.S. funds shall not, regardless of any receipt or credit issued therefor, constitute payment until the required amount is actually received by the holder hereof in immediately available U.S. funds and shall be made and accepted subject to the condition that any check or draft may be handled for collection in accordance with the practices of the collecting bank or banks.

(xi) If a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding tax imposed by FATCA if such Lender fails to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Borrower and Servicer (A) a certification signed by the chief financial officer, principal accounting officer, treasurer or controller, and (B) other documentation reasonably requested by Borrower and Servicer sufficient for Servicer and Borrower to comply with their obligations under FATCA and to determine that such Lender has complied with such applicable reporting requirements.

Section 2.4 Prepayments.

(a) Voluntary Prepayments. Borrower shall have the right to prepay the Loan in whole or in part, without premium or penalty, in accordance with and subject to this Section 2.4.

(b) Intentionally Omitted.

(c) Prepayments.

(i) Subject to the terms hereof, at any time other than during the time period in any calendar month from and including the day after the Payment Date through and including the day prior to the Determination Date, Borrower may prepay the Loan at any time upon not less than ten (10) Business Days’ prior written notice to Lender (such prepayment, including any prepayment associated with a Property Release, and any prepayments in respect of the Additional Paydown Requirement, a “Voluntary Prepayment”), provided however that, such notice may be rescinded or modified by Borrower upon delivery of written notice to Lender on or prior to the date specified for prepayment in the applicable notice, provided that Borrower shall be responsible for the reasonable costs and expenses incurred by Lender in connection with the rescission of such prepayment notice; and provided further that any such Voluntary Prepayment shall be accompanied by payment of all additional amounts required to be paid by Borrower and all other amounts owing by Borrower to Lender under the Note and the other Loan Documents, including any Breakage Costs incurred by Lender in connection with the cancellation or termination of a LIBOR or swap contract entered into in connection with the Loan. Any Voluntary Prepayment shall be applied as provided in Section 2.4(e) below.

(ii) All payments and prepayments of the Loan (whether in whole or in part), whether voluntary, involuntary, at the Maturity Date or otherwise shall include (y) in the event payment or prepayment occurs on a Payment Date, interest on the principal amount of the Loan through and including the date on which such payment or prepayment occurs, and (z) in the event that any such payment or prepayment is made on a day other than a Payment Date (including if such Payment Date is not the ninth (9th) day of a calendar month because such day is not a Business Day), a sum equal to the amount of interest which would have accrued under the Note and this Agreement through the end of the Interest Period in which such payment or prepayment is made. For purposes of this Agreement, an involuntary prepayment shall be deemed to include, but not be limited to, a prepayment of the Loan in connection with or following Lender’s acceleration of the outstanding balance of the Loan, whether or not the Mortgage is satisfied or released by foreclosure (whether by power of sale or judicial proceeding), deed in lieu of foreclosure or by other means, including repayment of the Loan by Borrower or any other Person pursuant to any statutory or common law right of redemption.

(d) Insurance and Condemnation Proceeds; Excess Interest. Without limiting the foregoing, Borrower shall pay interest for the entire Interest Period in which any prepayment occurs where such prepayment occurs as a result of (i) the application of Insurance Proceeds or Condemnation Proceeds pursuant to the terms of the Loan Documents, or (ii) the application of any interest in excess of the maximum rate permitted by applicable law to the reduction of the Loan.

(e) Application of Payments. Without limiting the other provisions of this Agreement, all voluntary and involuntary prepayments on the Note shall be applied, to the extent thereof, (i) first, to any sums due and unpaid to Lender in connection with the Loan (other than accrued and unpaid interest) on Note A-1 and Note A-2, pro rata and pari passu, (ii) second, to accrued and unpaid interest on Note A-1 and Note A-2, pro rata and pari passu, and (iii) third, to principal of Note A-1 and Note A-2, pro rata and pari passu. Following the occurrence of an Event of Default, any payment made on the Note shall be applied to accrued but unpaid interest, late charges, accrued fees, the unpaid principal amount of the Note, and any other sums due and unpaid to Lender in connection with the Loan, in any order as Lender may determine in its sole discretion, to Note A-1 and Note A-2, pro rata and pari passu.

(f) California Waiver. Without limiting the foregoing in this Section 2.4, Borrower hereby expressly waives any right it may have under California Civil Code Section 2954.10 to prepay the Note in whole or in part, without charge, fee or penalty, upon acceleration of the Maturity Date pursuant to the Loan Documents. By initialing this provision in the space provided below, Borrower hereby declares that Lender’s agreement to make the Loan pursuant to the Loan Documents at one or more interest rates and other monetary terms set forth in the Loan Documents constitutes adequate consideration, given individual weight by the undersigned, for the waiver and agreement contained herein.

(g) Guaranty Payments. Borrower acknowledges that the liability of Guarantor under the Guaranty and the Senior Mezzanine Loan Guaranties with respect to a Bankruptcy Recourse Event shall not exceed $200,000,000 in the aggregate. As a result of such limitation, Lender and Senior Mezzanine Lenders may be required to pay to one or more of the other lenders a portion of any amount received from Guarantor on account of a Bankruptcy Recourse Event. Borrower acknowledges that, in the event Lender recovers amounts from Guarantor under the Guaranty in respect of a Bankruptcy Recourse Event and is thereafter required, pursuant to the terms of the Guaranty or the Intercreditor Agreement, to deliver all or a portion of such amount to one or more Senior Mezzanine Lenders, then (i) the amount recovered by Lender shall be deemed to be reduced by such amounts so paid to any Senior Mezzanine Lenders (the amount recovered by Lender as so reduced, the “Actual Recovery Amount”), and (ii) the Actual Recovery Amount may be applied by Lender in accordance with the terms of the Loan Documents.

Section 2.5 Releases of Individual Properties.

A Borrower (or Maryland Owner, as applicable) may obtain the release of an Individual Property that it owns from the lien (or at Borrower’s option, an assignment thereof to one or more third parties) of the Mortgage thereon (and the related Loan Documents) and the release of the applicable Borrower’s (or Maryland Owner’s, if applicable) obligations under the Loan Documents with respect to such Individual Property being released (other than those expressly stated to survive) (each such release or assignment a “Property Release”), upon the satisfaction of each of the following conditions:

(a) no Event of Default exists on the date of the Property Release;

(b) immediately prior to the Property Release, Borrower shall pay to Lender the lesser of: (A) the amount outstanding under the Loan, together with all accrued interest and other amounts due and payable under the Loan Documents; and (B) the Release Amount for the applicable Individual Property, and such payment shall be deemed a Voluntary Prepayment of a portion of the Loan for all purposes hereunder;

(c) the Pro Forma DSCR after giving effect to the Property Release shall be greater than 1.20 (and for purposes of calculating the Pro Forma DSCR, Adjusted Aggregate Net Cash Flow from the Individual Property being released shall be excluded and Adjusted Aggregate Debt Service shall be calculated after taking into account any prepayments of principal required in connection with such release);

(d) Borrower shall pay to Lender any Breakage Costs incurred by Lender in connection with the cancellation or termination of a LIBOR contract entered into in connection with the Loan plus, without duplication, (A) in the event such prepayment is made on a Payment Date, interest on such prepaid amount of the Loan through and including such Payment Date (or if such Payment Date is not the ninth (9th) day of the calendar month because such day is not a Business Day, interest shall be paid through the end of the Interest Period in which such Payment Date occurs), and (B) in the event that any such prepayment is made on a day other than a Payment Date, a sum equal to the amount of interest which would have accrued on such prepaid amount of the Loan under this Agreement through the end of the Interest Period in which such payment or prepayment is made;

(e) Borrower shall submit to Lender, not less than fifteen (15) days prior to the Payment Date on which the Property Release shall be made, a release (or assignment) of the lien of the Mortgage (and related Loan Documents) for such Individual Property for execution by Lender. Such release (or assignment) shall be in a form appropriate in the jurisdiction in which the Individual Property is located and that contains standard provisions, if any, protecting the rights of the releasing lender. In addition, Borrower shall provide all other documentation Lender reasonably requires to be delivered by Borrower in connection with the Property Release, together with a certificate from an officer of Borrower certifying that such documentation (A) is in compliance with all Legal Requirements, (B) will effect such release (or assignment) in accordance with the terms of this Agreement, and (C) will not impair or otherwise adversely affect the liens, security interests and other rights of Lender under the Loan Documents not being released or assigned (or as to the parties to the Loan Documents and Properties subject to the Loan Documents not being released);

(f) the Pro Forma Aggregate Debt Yield after giving effect to the Property Release shall exceed the applicable Release Aggregate Debt Yield Threshold (and Borrower shall deliver to Lender any and all financial statements and other information reasonably requested by Lender in connection with calculating the Pro Forma Aggregate Debt Yield). (For the purpose of determining whether the Release Aggregate Debt Yield Threshold is satisfied for this Section 2.5, Borrower may elect to pay down the Loan on the terms and conditions set forth in Section 2.4);

(g) the Pro Forma Aggregate Debt Yield after giving effect to the Property Release shall exceed the Aggregate Debt Yield calculated immediately preceding the Property Release;

(h) if reasonably required by Lender, Borrower shall cause to be delivered to Lender a confirmation from the Acceptable Counterparty that the Rate Cap will remain in full force and effect with respect to the outstanding principal amount of the Loan not prepaid upon such Property Release;

(i) Borrower shall execute and deliver to Lender any amendments to the Loan Documents reasonably deemed necessary by Lender to effect the Property Release;

(j) all Reserve Accounts shall be ratably reduced by Lender in accordance with Article IX hereof and the applicable Borrower shall be released from all obligations under the Loan Documents arising after the consummation of the Property Release;

(k) the applicable Borrower (or Maryland Owner, as applicable) shall have transferred the Individual Property subject to a Property Release in an arm’s length transaction to a Person other than an Affiliated Purchaser;

(l) each Borrower (and Maryland Owner, as applicable) shall be and remain in compliance with each of the representations, warranties and covenants set forth in Article VI hereof (both before and after any Property Release);

(m) all actual reasonable costs and expenses incurred by Lender in connection with such Property Release shall be paid by Borrower. Any assignments made by Lender shall be without recourse, representation or warranty by Lender and shall comply with all applicable law; and

(n) Notwithstanding the provisions of Section 2.5(k) to the contrary, after the satisfaction of the Additional Paydown Requirement, Lender shall not unreasonably withhold its approval to a Property Release of an Individual Property in connection with a sale to PRISA Investments, Ashford Guarantor or an Affiliate of PRISA Investments or Ashford Guarantor pursuant to the exercise of the Partial Portfolio Right of First Offer (an “Affiliate ROFO Sale”); provided however that (A) Borrower shall give Lender not less than sixty (60) days’ prior written notice of such sale, (B) as a condition to such Property Release, Borrower shall have satisfied each of the other conditions of this Section 2.5 (other than Section 2.5(k)), and (C) without limitation, it shall not be unreasonable for Lender to withhold its consent to a Property Release if the sale price for such Individual Property is less than the fair market value of such Individual Property, as reasonably determined by Lender. Prior to the satisfaction of the Additional Paydown Requirement, Lender may grant or withhold its consent to a Property Release in connection with any Affiliate ROFO Sale in its sole and absolute discretion.

Section 2.6 Release of Outparcels.

Lender shall have no obligation to release any Outparcel from the Lien of a Mortgage, and any such release shall be subject to the prior written consent of Lender, which consent may be granted or withheld in its sole discretion.

Section 2.7 Debt Yield Testing.

For purposes of determining whether a Debt Yield Trigger has occurred, and thereafter whether a Debt Yield Cure has occurred, (A) Lender shall calculate Debt Yield as of the last day of each calendar quarter (each, a “Debt Yield Test Date”) during the term of the Loan; (B) Lender shall use the financial reports relating to such period provided by Borrower pursuant to Section 5.11. The first Debt Yield Test Date shall be June 30, 2012.

ARTICLE III

CONDITIONS PRECEDENT

The obligations of Lender to execute and deliver this Agreement and consent to the Restructuring are subject to the fulfillment by Borrower and Maryland Owner or waiver by Lender of the following conditions precedent no later than the Closing Date, it being acknowledged and agreed by Lender that, without limiting any other obligations set forth in this Agreement (including any and all covenants applicable from and after the Closing Date), if Lender executes and delivers this Agreement, all such conditions precedent shall be deemed to have been satisfied or waived by Lender unless otherwise specified to Borrower in writing prior to the execution and delivery of this Agreement by Lender.

Section 3.1 Representations and Warranties; Compliance With Conditions.

The representations and warranties of Borrower and Maryland contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on and as of such date, and Lender shall have determined that no Default or an Event of Default shall have occurred and be continuing nor will any Default or Event of Default occur immediately following the Closing Date; and Borrower and Maryland Owner shall be in compliance in all material respects with all terms and conditions set forth in this Agreement and in each other Loan Document on their part to be observed or performed as of the Closing Date; provided, however, that notwithstanding anything to the contrary contained herein, it shall not be a condition precedent to the obligations of Lender to execute and deliver this Agreement and consent to the Restructuring that there exist no pending or threatened litigation (a) between the holders of any direct or interest in the Mezzanine 7 Loan or the Mezzanine 8 Loan, on the one hand, and Mezzanine 7 Borrower or Mezzanine 8 Borrower, on the other hand, or (b) between any third-party investor in Highland, on the one hand, and any CIGNA Mortgage Loan Borrower Party (unless such CIGNA Mortgage Loan Borrower Party is also a Borrower Party), on the other hand.

Section 3.2 Delivery of Loan Documents; Title Insurance; Reports; Leases.

(a) Mortgage, Loan Agreement and Note. Lender shall have received from Borrower and Maryland Owner a fully executed and acknowledged counterpart of the Mortgage (including all amendments required in connection with the Restructuring) with respect to each Individual Property and evidence that counterparts of each Mortgage and Uniform Commercial Code financing statements have been delivered to the title company for recording, in the reasonable judgment of Lender, so as to effectively create or continue upon such recording valid and enforceable Liens upon each Individual Property, of the requisite priority, in favor of Lender (or such other trustee as may be required or desired under local law), subject only to the Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents. Lender shall have also received from Borrower and Maryland Owner fully executed counterparts of this Agreement, the Note and Assignment of Management Agreement and all other Loan Documents.

(b) Title Insurance. Lender shall have received each Restructuring Title Insurance Policy Endorsement issued by the Title Company and dated as of the Closing Date. Each Title Insurance Policy shall (i) provide coverage in the amount of the Loan, (ii) insure Lender that the Mortgage creates a valid lien on each Individual Property of the requisite priority, free and clear of all exceptions from coverage other than Permitted Encumbrances and standard exceptions and exclusions from coverage (as modified by the terms of any endorsements), (iii) contain such endorsements and affirmative coverages as Lender may reasonably request, and (iv) name Lender as the insured. The Title Insurance Policy shall, to the extent permitted under applicable law, be assignable. Lender also shall have received evidence that all premiums in respect of each such Title Insurance Policy have been paid as of the Closing Date.

(c) Survey. Lender shall have an ALTA survey for each Individual Property, in form and content satisfactory to Lender, including any supplements, updates or modifications required by Lender in connection with the Restructuring.

(d) Insurance. Lender shall have received certificates and abstracts of the Policies required hereunder, satisfactory to Lender in its sole discretion, and evidence of the payment of all Insurance Premiums payable for the existing policy period.

(e) Environmental Reports. Lender shall have received an Environmental Report in respect of each Individual Property satisfactory to Lender.

(f) Encumbrances. Borrower and Maryland Owner shall have taken or caused to be taken such actions in such a manner so that Lender has a valid and perfected first Lien as of the Closing Date on the Property, subject only to applicable Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents, and Lender shall have received satisfactory evidence thereof.

(g) Lien Searches. Borrower shall have delivered to Lender certified search results pertaining to each Borrower Party and such other Persons as reasonably required by Lender for state and federal tax liens, bankruptcy, judgment, litigation and state and local UCC filings.

Section 3.3 Related Documents.

Each additional document not specifically referenced herein, but relating to the transactions contemplated herein or the Restructuring, shall have been duly authorized, executed and delivered by all parties thereto and at Lender’s written request, Lender shall have received and approved certified copies thereof. Without limiting the foregoing, Lender shall have received from Borrower a fully executed Sources and Uses Statement, and evidence reasonably satisfactory to Lender that all transactions described therein have been fully effected.

Section 3.4 Organizational Documents.

On or before the Closing Date, Borrower shall deliver or cause to be delivered to Lender (a) copies certified by Borrower of all organizational documentation related to each of Borrower Parties which must be acceptable to Lender in its sole discretion, and (b) such other evidence of the formation, structure, existence, good standing and/or qualification to do business of each Borrower Party, as Lender may request in its sole discretion, including good standing or existence certificates, qualifications to do business in the appropriate jurisdictions, resolutions authorizing the entering into of the Loan and incumbency certificates as may be requested by Lender.

Section 3.5 Opinions of Borrower’s Counsel.

Lender shall have received opinions of Borrower’s counsel (a) with respect to non-consolidation issues and (b) with respect to due execution, authority, enforceability of the Loan Documents and such other matters as Lender may require, all such opinions in form, scope and substance satisfactory to Lender and Lender’s counsel in their sole discretion.

Section 3.6 Annual Budget.

Borrower shall have delivered the Annual Budget for each Individual Property for the 2011 calendar year.

Section 3.7 Taxes and Other Charges.

Borrower and Maryland Owner shall have paid all Taxes and Other Charges currently due and payable (including any in arrears) relating to the Property.

Section 3.8 Completion of Proceedings.

All corporate and other proceedings taken or to be taken to implement the Restructuring and in connection with the transactions contemplated by this Agreement and other Loan Documents and all documents incidental thereto shall be satisfactory in form and substance to Lender, and Lender shall have received all such counterpart originals or certified copies of such documents as Lender may reasonably request.

Section 3.9 Payments.

All payments, deposits or escrows required to be made or established by Borrower and Maryland Owner under this Agreement, the Note and the other Loan Documents on or before the Closing Date shall have been paid on or before the Closing Date, including payment by Borrower to Lender of the Restructuring Fee.

Section 3.10 Transaction Costs.

Except as otherwise expressly provided herein, on the Closing Date, Borrower shall have paid or reimbursed Lender for all out of pocket expenses in connection with the underwriting, negotiation and closing of the Restructuring, including the Restructuring Costs and Expenses and all other title insurance premiums and other title company charges; recording, registration, filing and similar fees, taxes and charges; transfer, mortgage, deed, stamp or documentary taxes or similar fees or charges; costs of third-party reports, including environmental studies, credit reports, seismic reports, engineer’s reports, appraisals and surveys; advisory fees; underwriting and origination expenses and fees and all actual legal fees and expenses charged by counsel to Lender (collectively, the “Transaction Costs”).

Section 3.11 No Material Adverse Change.

The income and expenses of the Property, the occupancy and leases thereof, and all other features of the transaction shall be as represented to Lender without material adverse change. No Borrower Party or Manager shall be the subject of any Bankruptcy Proceeding.

Section 3.12 Leases and Rent Roll.

Lender shall have received copies of all Major Leases affecting the Property, which shall be satisfactory in form and substance to Lender. In the event Major Leases exist at an Individual Property, Lender shall have received a current certified rent roll of such Property (a “Rent Roll”), reasonably satisfactory in form and substance to Lender.

Section 3.13 Tax Lot.

Except for the Sheraton Annapolis Property, which occupies less than all of a tax lot, Lender shall have received evidence that each Individual Property constitutes one (1) or more separate tax lots, which evidence shall be reasonably satisfactory in form and substance to Lender.

Section 3.14 Physical Conditions Report.

Lender shall have received a Physical Conditions Report with respect to each Individual Property, which report shall be reasonably satisfactory in form and substance to Lender.

Section 3.15 Management Agreement.

Lender shall have (a) approved the Remington Management Agreement with respect to each Individual Property to be managed by Remington and received a certified copy thereof, and (b) received a Subordination of Management Agreement with respect to each Remington Management Agreement, duly executed by Remington and in form and substance satisfactory to Lender. Lender shall have received a certified copy of the Management Agreement with respect to each other Individual Property and a Subordination of Management Agreement with respect thereto, duly executed by the applicable Manager and in form and substance satisfactory to Lender.

Section 3.16 Franchise Agreement.

Lender shall have received a certified copy of any Franchise Agreement affecting any Individual Property and a Franchisor Comfort Letter from Franchisor thereunder, in each case, in form and substance satisfactory to Lender.

Section 3.17 Appraisal.

Lender shall have received an appraisal of each Individual Property, dated within sixty (60) days prior to the Closing Date, which shall be satisfactory in form and substance to Lender.

Section 3.18 Financial Statements.

Lender shall have received financial statements and related information in form and substance satisfactory to Lender.

Section 3.19 Funds in Debt Yield Reserve Account.

Borrower shall have utilized all funds existing as of the Closing Date in the Debt Yield Reserve Account as follows: first, to pay all accrued and unpaid interest on the Loan;

second, to pay all accrued and unpaid interest under the Senior Mezzanine Loans (excluding any interest at the Default Rate (as defined in the Senior Mezzanine Loan Documents)); third, to pay all Restructuring Costs and Expenses; fourth, to fund initial deposits into the Capital Replacement Reserve Account and the CIGNA Property Capital Replacement Reserve Account; and fifth, to pay the remaining funds, pro rata, to Mezzanine 1 Lender, Mezzanine 2 Lender, and Mezzanine 3 Lender, to be utilized to reduce the outstanding principal amounts of their respective Senior Mezzanine Loans (which reductions of such outstanding principal amounts shall be applied against the Additional Paydown Requirement).

Section 3.20 Further Documents.

Lender or its counsel shall have received such other and further approvals, opinions, documents and information as Lender or its counsel may have reasonably requested including the Loan Documents in form and substance satisfactory to Lender and its counsel.

Section 3.21 Other Loan Documents.

Mezzanine Borrower and Mezzanine Lenders shall have executed and delivered the Mezzanine Loan Documents, the transactions contemplated thereunder shall have closed and Lender shall have approved all terms and conditions thereof. CIGNA Mortgage Loan Lender shall have consented in writing to the Restructuring and shall have executed and delivered such documents as may be reasonably requested by Mezzanine Lenders in respect of cash management, if any.

Section 3.22 Mezzanine 6 Foreclosure.

Lender shall have received evidence reasonably satisfactory to Lender that the Mezzanine 6 Foreclosure has been completed.

Section 3.23 Release and Indemnity.

The Release and Indemnity shall have been executed and delivered by all parties thereto.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Borrower hereby represents and warrants to Lender that as of the Closing Date:

Section 4.1 Organization.

Each of the Borrower Parties (a) has been duly organized and is validly existing and in good standing with requisite power and authority to own its properties and to transact the businesses in which it is now engaged, (b) is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its properties, businesses and operations, (c) possesses all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own its properties and to transact the businesses in which it is now engaged, and the sole business of each Borrower is the ownership of Maryland Owner, and the ownership (or operation, in the case of an Operating Lessee) and management of the Property, and (d) in the case of each Borrower, has full power, authority and legal right to mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey the Property pursuant to the terms of the Loan Documents, and in the case of each of the Borrower Parties, has full power, authority and legal right to keep and observe all of the terms of the Loan Documents to which it is a party. Each of the Borrower Parties represents and warrants that (y) the chart attached hereto as Exhibit A-1 sets forth an accurate listing of the direct and indirect owners of the equity interests in each Borrower, Maryland Owner, Mezzanine Borrower, Borrower Principal, Ashford Guarantor, and PRISA Investments, and (z) the chart attached hereto as Exhibit A-2 sets forth an accurate listing of the direct and indirect owners of the equity interests in each CIGNA Mortgage Loan Borrower, including all guarantors of the CIGNA Mortgage Loans.

Section 4.2 Status of Borrower and Maryland Owner.

Borrower’s and Maryland Owner’s exact legal name is correctly set forth on Schedule I of this Agreement, on the applicable Mortgage granted by each such Borrower and Maryland Owner and on any UCC-1 financing statements filed in connection with the Loan. Each of Borrower and Maryland Owner is an organization of the type specified on Schedule I of this Agreement. Each of Borrower and Maryland Owner is incorporated in or organized under the laws of the state indicated on Schedule I of this Agreement. Borrower’s and Maryland Owner’s principal place of business and chief executive office, and the place where each of Borrower and Maryland Owner keeps its books and records, including recorded data of any kind or nature, regardless of the medium of recording, including software, writings, plans, specifications and schematics, will on the Closing Date be at the following address: c/o Ashford Hospitality Trust, Inc., 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254. Borrower’s and Maryland Owner’s organizational identification numbers, if any, assigned by the state of incorporation or organization is as set forth on Schedule I.

Section 4.3 Validity of Documents.

Each of the Borrower Parties has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party. This Agreement and such other Loan Documents have been duly executed and delivered by or on behalf of each of the Borrower Parties that are parties thereto and constitute the legal, valid and binding obligations of such Borrower Party enforceable against it in accordance with their respective terms, subject only to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

Section 4.4 No Conflicts.

The execution, delivery and performance of this Agreement and the other Loan Documents by each of the Borrower Parties party thereto will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance (other than pursuant to the Loan Documents) upon any of the property or assets of any Borrower Party pursuant to the terms of any agreement or instrument to which any Borrower Party is a party or by which any of such Borrower Party’s property or assets is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any Governmental Authority having jurisdiction over any such Borrower Party, or any of their properties or assets, and any consent, approval, authorization, order, registration or qualification of or with any Governmental Authority required for the execution, delivery and performance by a Borrower Party of this Agreement or any of the other Loan Documents has been obtained and is in full force and effect.

Section 4.5 Litigation.

There are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending or, to any Borrower Party’s knowledge, threatened against or affecting any Borrower Party, any CIGNA Mortgage Loan Borrower Party, any Individual Property, or any CIGNA Property, which actions, suits or proceedings, if determined against such Borrower Party, CIGNA Mortgage Loan Borrower Party, Individual Property, or CIGNA Property, would materially adversely affect the condition (financial or otherwise) or business of such Borrower Party or CIGNA Mortgage Loan Borrower Party, such Borrower Party’s ability to comply with the obligations of such Borrower Party under the Loan Documents, or such CIGNA Mortgage Loan Borrower Party’s ability to comply with the obligations of such CIGNA Mortgage Loan Borrower Party under the CIGNA Mortgage Loan Documents.

Section 4.6 Agreements.

No Borrower Party is a party to any agreement or instrument or subject to any restriction which to such Borrower Party’s knowledge would materially and adversely affect any Borrower Party, any Individual Property, or any Borrower Party’s business, properties or assets, operations or condition, financial or otherwise. No Borrower Party is in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which any Borrower Party is bound. No Borrower Party (other than Pru Guarantor and Ashford Guarantor) has any material financial obligation under any agreement or instrument to which such Borrower Party (other than Pru Guarantor and Ashford Guarantor) is a party or by which any Borrower Party (other than Pru Guarantor and Ashford Guarantor), or Individual Property is otherwise bound, other than (a) obligations incurred in the ordinary course of the operation of any Individual Property and (b) obligations under the Loan Documents and the Mezzanine Loan Documents.

Section 4.7 Solvency.

Each of the Borrower Parties has (a) not entered into the transaction or executed the Note, this Agreement or any other Loan Documents with the actual intent to hinder, delay or defraud any creditor and (b) received reasonably equivalent value in exchange for their obligations under such Loan Documents. Giving effect to the Loan, the fair saleable value of the assets of Borrower Parties exceeds and will, immediately following the making of the Loan, exceed the total liabilities of Borrower Parties, including subordinated, unliquidated, disputed and contingent liabilities. No Borrower Party or any Affiliated Manager has been subject to a Bankruptcy Proceeding in the last ten (10) years. No Borrower Party, or any Affiliated Manager is contemplating commencing any Bankruptcy Proceeding or the liquidation of all or a major portion of any Borrower Party’s assets or property, and no Borrower Party has knowledge of any Person contemplating the filing of any Bankruptcy Proceeding against any Borrower Party or Affiliated Manager.

Section 4.8 Full and Accurate Disclosure.

No statement of fact made by or, to Borrower’s knowledge, on behalf of any Borrower Party in this Agreement or in any of the other Loan Documents or in any other document or certificate delivered by or, to Borrower’s knowledge, on behalf of any Borrower Party to Lender contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no material fact presently known to any Borrower Party which has not been disclosed to Lender which adversely affects, nor as far as any Borrower Party can reasonably foresee, might adversely affect, any Individual Property, or the business, operations or condition (financial or otherwise) of any Borrower Party.

Section 4.9 No Plan Assets.

Neither Borrower nor Maryland Owner is an “employee benefit plan,” as defined in Section 3(3) of ERISA, subject to Title I of ERISA, and none of the assets of Borrower or Maryland Owner constitutes or will constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101. In addition, (a) neither Borrower nor Maryland Owner is a “governmental plan” within the meaning of Section 3(32) of ERISA and (b) transactions by or with any Borrower or Maryland Owner are not subject to state statutes applicable to Borrower and Maryland Owner regulating investment of, and fiduciary obligations with respect to, governmental plans similar to the provisions of Section 406 of ERISA or Section 4975 of the Internal Revenue Code currently in effect, which prohibit or otherwise restrict the transactions contemplated by this Agreement.

Section 4.10 Not a Foreign Person.

No Borrower Party is a “foreign person” within the meaning of §1445(f)(3) of the Internal Revenue Code.

Section 4.11 Enforceability.

The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by any Borrower Party, including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable, and no Borrower Party has asserted any right of rescission, set-off, counterclaim or defense with respect thereto. No Default or Event of Default exists under or with respect to any Loan Document. No “Event of Default” exists as defined in the CIGNA Mortgage Loan Documents, and there has not occurred any event under any CIGNA Mortgage Loan Document which, but for the giving of notice or passage of time, or both, would be an “Event of Default” as defined in the CIGNA Mortgage Loan Documents.

Section 4.12 Business Purposes.

The Loan is solely for business purposes, and is not for personal, family, household, or agricultural purposes.

Section 4.13 Compliance.

Except as provided in third party reports obtained by, or delivered by any Borrower to, Lender in connection with the closing of the Restructuring, each Borrower Party and each Individual Property, and the use and operation thereof, comply in all material respects with all Legal Requirements, including building and zoning ordinances and codes and the Americans with Disabilities Act. To Borrower’s knowledge, except as provided in third party reports obtained by, or delivered by Borrower to, Lender in connection with the closing of the Restructuring, no Borrower Party is in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority and, to Borrower’s knowledge, no Borrower Party has received written notice of any such default or violation. There has not been committed by any Borrower Party or, to Borrower’s knowledge, any other Person in occupancy of or involved with the operation or use of any Individual Property any act or omission affording any Governmental Authority the right of forfeiture as against any Individual Property or any part thereof or any monies paid in performance of any Borrower Party’s obligations under any of the Loan Documents.

Section 4.14 Financial Information.

All financial data, including the balance sheets, statements of cash flow, statements of income and operating expense and rent rolls, that have been delivered to Lender in respect of any Borrower Party and/or the Property (a) are true, complete and correct in all material respects, (b) accurately represent the financial condition of each Borrower Party or the Property, as applicable, as of the date of such reports, and (c) to the extent prepared or audited by an independent certified public accounting firm, have been prepared in accordance with GAAP throughout the periods covered, except as disclosed therein. No Borrower Party has any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to any Borrower Party and reasonably likely to have a material adverse effect on any Individual Property or the current and/or intended operation thereof, except as referred to or reflected in said financial statements. Since the date of such financial statements, there has been no undisclosed materially adverse change in the financial condition, operations or business of any Borrower Party from that set forth in said financial statements.

Section 4.15 Condemnation.

No Condemnation or other proceeding has been commenced or, to Borrower’s or Maryland Owner’s knowledge, is threatened or contemplated with respect to all or any portion of any Individual Property or for the relocation of roadways providing access to the related Individual Property.

Section 4.16 Utilities and Public Access; Parking.

Each Individual Property has adequate rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service each Individual Property for full utilization of the Property for its intended uses. All public utilities necessary to the full use and enjoyment of each Individual Property as currently used and enjoyed are located either in the public right-of-way abutting the Property (which are connected so as to serve the related Individual Property without passing over other property) or in recorded easements serving each Individual Property and such easements are set forth in and insured by the Title Insurance Policy. All roads necessary for the use of the Property for its current purposes have been completed and dedicated to public use and accepted by all Governmental Authorities. Each Individual Property has, or is served by, parking to the extent required to comply with all Legal Requirements.

Section 4.17 Separate Lots.

Each Individual Property is assessed for real estate tax purposes as one or more wholly independent tax lot or lots, separate from any adjoining land or improvements not constituting a part of such lot or lots, and no other land or improvements is assessed and taxed together with such Individual Property or any portion thereof.

Section 4.18 Assessments.

To Borrower’s and Maryland Owner’s knowledge, there are no pending or proposed special or other assessments for public improvements or otherwise affecting any Individual Property, nor are there any contemplated improvements to any Individual Property that may result in such special or other assessments.

Section 4.19 Insurance.

Borrower and Maryland Owner have obtained and have delivered to Lender certificates of insurance with respect to all Policies reflecting the insurance coverages, amounts and other requirements set forth in this Agreement, and with respect to any Individual Property that is located in a special hazard flood area, certified copies of such Policies. No claims have been made under any of the Policies which would impair the coverage of any of the Policies, and to Borrower’s and Maryland Owner’s knowledge, no Person, including Borrower and Maryland Owner, has done, by act or omission, anything which would impair the coverage of any of the Policies.

Section 4.20 Use of Property.

Each Individual Property is used exclusively for hotel purposes and other appurtenant and related uses.

Section 4.21 Certificate of Occupancy; Licenses.

With the exception of licenses, permits and approvals described on Schedule XX, all material certifications, permits, licenses and approvals, including certificates of completion or occupancy required for the legal use, occupancy and operation of each Individual Property for the purpose intended herein, have been obtained and are valid and in full force and effect. Each Borrower and/or Maryland Owner shall (or shall cause the applicable Manager to) keep and maintain all licenses necessary for the operation of each Individual Property for the purpose intended herein, including all liquor licenses. The use being made of each Individual Property is in conformity with the certificate of occupancy and any permits or licenses issued for, or required to be issued under applicable Legal Requirements for, the related Individual Property.

Section 4.22 Flood Zone.

None of the Improvements on any Individual Property are located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards, or, if any portion of the Improvements is located within such area, Borrower and Maryland Owner have obtained the insurance prescribed in Section 8.1(a)(i).

Section 4.23 Physical Condition.

To Borrower’s and Maryland Owner’s knowledge, except as otherwise disclosed in the applicable Physical Condition Report for an Individual Property which has been delivered to Lender prior to the date hereof, each Individual Property, including all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects. To Borrower’s and Maryland Owner’s knowledge, except as otherwise disclosed in the applicable Physical Condition Report for an Individual Property which has been delivered to Lender prior to the date hereof, there exists no structural or other material defects or damages in any Individual Property, as a result of a Casualty or otherwise, and whether latent or otherwise. Neither Borrower nor Maryland Owner has received notice from any insurance company or bonding company of any defects or inadequacies in any Individual Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

Section 4.24 Boundaries.

(a) None of the Improvements which were included in determining the appraised value of each Individual Property lie outside the boundaries and building restriction lines of each Individual Property to any material extent, and (b) no improvements on adjoining properties encroach upon any Individual Property and no easements or other encumbrances upon any Individual Property encroach upon any of the Improvements so as to materially affect the value or marketability of such Individual Property, except in the case of (a) and (b), those which are insured against by the applicable Title Insurance Policy.

Section 4.25 Leases.

There are no Major Leases affecting any Individual Property on the Closing Date other than as set forth on Schedule XII.

Section 4.26 Filing and Recording Taxes.

All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including any Mortgage, have been paid or will be paid, and, under current Legal Requirements, the Mortgage is enforceable in accordance with its terms by Lender (or any subsequent holder thereof).

Section 4.27 Management Agreements; Franchise Agreements.

Each Management Agreement and Franchise Agreement is in full force and effect and, there is no default under any Management Agreement or Franchise Agreement by any party thereto and, to Borrower’s and Maryland Owner’s knowledge, no event has occurred that, with the passage of time and/or the giving of notice would constitute a default thereunder, except as set forth in the Post-Closing Obligations Letter. As of the Closing Date, except as set forth in Schedule XIII, no management fees under any Management Agreement are accrued and unpaid and no fees under any Franchise Agreement are accrued and unpaid.

Section 4.28 Illegal Activity.

No portion of any Individual Property has been or will be purchased with proceeds of any illegal activity, and no part of the proceeds of the Loan have been or will be used in connection with any illegal activity.

Section 4.29 Construction Expenses.

To Borrower’s knowledge, all costs and expenses of any and all labor, materials, supplies and equipment used in the construction maintenance or repair of the Improvements have been paid in full except as disclosed on Schedule XIV attached hereto. To Borrower’s and Maryland Owner’s knowledge, there are no claims for payment for work, labor or materials affecting any Individual Property which are or may become a lien prior to, or of equal priority with, the Liens created by the Loan Documents except those which have been insured over pursuant to the applicable Title Insurance Policy.

Section 4.30 Personal Property.

Borrower and Maryland Owner have paid in full for, and are the owner of, all Personal Property (other than the property of tenants and guests and Managers) used in connection with the operation of each Individual Property, free and clear of any and all security interests, liens or encumbrances, except for Permitted Encumbrances and the Lien and security interest created by the Loan Documents.

Section 4.31 Taxes.

Each Borrower Party has filed all federal, state, county, municipal, and city income, personal property and other tax returns required to have been filed by it and has paid all taxes and related liabilities which have become due pursuant to such returns or pursuant to any assessments received by it. No Borrower Party knows of any basis for any additional assessment in respect of any such taxes and related liabilities for prior years.

Section 4.32 Permitted Encumbrances.

None of the Permitted Encumbrances, individually or in the aggregate, materially interferes with the benefits of the security intended to be provided by the Loan Documents, materially and adversely affects the value of any Individual Property or the Property as a whole, impairs the use or the operation of the related Individual Property or impairs Borrower’s or Maryland Owner’s ability to pay its obligations in a timely manner.

Section 4.33 Federal Reserve Regulations.

Borrower and Maryland Owner have not used the proceeds of the Loan for any illegal activity. No part of the proceeds of the Loan were or will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or prohibited by the terms and conditions of this Agreement or the other Loan Documents.

Section 4.34 Investment Company Act.

Neither Borrower nor Maryland Owner is (a) an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended; (b) a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of either a “holding company” or a “subsidiary company” within the meaning of the Public Utility Holding Company Act of 1935, as amended; or (c) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

Section 4.35 Reciprocal Easement Agreements.

(a) Neither Borrower nor Maryland Owner nor, to Borrower’s knowledge, any other party is currently in default (nor has any written notice been given or received with respect to an alleged or current default) under any of the terms and conditions of any REA, and any such REA remains unmodified and in full force and effect;

(b) All easements granted pursuant to any REA which were to have survived the site preparation and completion of construction (to the extent that the same has been completed), remain in full force and effect and have not been released, terminated, extinguished or discharged by agreement or otherwise;

(c) All sums due and owing by Borrower or Maryland Owner to the other parties to any REA (or by the other parties to any REA to Borrower or Maryland Owner) pursuant to the terms of any REA, including, all sums, charges, fees, assessments, costs, and expenses in connection with any taxes, site preparation and construction, non-shareholder contributions, and common area and other property management activities have been paid, are current, and no lien has attached on the related Individual Property (or threat thereof been made) for failure to pay any of the foregoing;

(d) The terms, conditions, covenants, uses and restrictions contained in any REA do not conflict in any manner with any terms, conditions, covenants, uses and restrictions contained in any Lease or Operating Lease or in any agreement between Borrower or Maryland Owner and occupant of any peripheral parcel, including, conditions and restrictions with respect to kiosk placement, tenant restrictions (type, location or exclusivity), sale of certain goods or services, and/or other use restrictions; and

(e) The terms, conditions, covenants, uses and restrictions contained in each Major Lease or Operating Lease do not conflict in any manner with any terms, conditions, covenants, uses and restrictions contained in any REA, any other Major Lease or Operating Lease or in any agreement between Borrower or Maryland Owner and occupant of any peripheral parcel, including, conditions and restrictions with respect to kiosk placement, tenant restrictions (type, location or exclusivity), sale of certain goods or services, and/or other use restrictions.

Section 4.36 No Change in Facts Or Circumstances; Disclosure.

All information submitted by Borrower, Maryland Owner or their respective agents to Lender and in all financial statements, reports, certificates and other documents submitted in connection with the Loan or in satisfaction of the terms thereof and all statements of fact made by Borrower and Maryland Owner in this Agreement or in any other Loan Document, are accurate, complete and correct in all material respects. There has been no material adverse change in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading in any material respect or that otherwise materially and adversely affects or might materially and adversely affect any Individual Property or the business operations or the financial condition of Borrower or Maryland Owner. Each Borrower and Maryland Owner have disclosed to Lender all material facts and has not failed to disclose any material fact that could cause any representation or warranty made herein to be materially misleading.

Section 4.37 Intellectual Property.

Borrower either owns, or is licensed to use, all trademarks, trade names and service marks, if any, necessary to conduct the business of Borrower and Maryland Owner (excluding any business of any Tenant) as presently conducted and, to Borrower’s knowledge, all such trademarks, trade names and service marks are in good standing and uncontested. Neither Borrower nor Maryland Owner has infringed, is infringing, or has received notice of infringement with respect to asserted trademarks, trade names and service marks of others. To Borrower’s and Maryland Owner’s knowledge, there is no infringement by others of trademarks, trade names and service marks of Borrower or Maryland Owner.

Section 4.38 Survey.

The survey for each Individual Property delivered to Lender in connection with the original funding of the Loan, as supplemented, updated or modified in connection with the Restructuring, is an ALTA survey, and to the knowledge of Borrower and Maryland Owner does not fail to reflect any material matter affecting any Individual Property or the title thereto.

Section 4.39 Embargoed Person.

As of the date hereof and at all times throughout the term of the Loan, including, after giving effect to any transfers of interests permitted pursuant to the Loan Documents, (a) none of the funds or other assets of any Borrower Party constitute property of, or are beneficially owned, directly, or to each Borrower Party’s knowledge, indirectly (other than, in each case, a holder of publicly traded shares whose indirect ownership interest in any Borrower Party, when combined with all Affiliates of such holder, does not exceed fifteen percent (15%) in the aggregate), by any person, entity or government subject to trade restrictions under U.S. law, including the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder with the result that the investment in any Borrower Party, as applicable (whether directly or to Borrower’s or Maryland Owner’s knowledge, indirectly), is prohibited by law or the Loan made by Lender is in violation of law (“Embargoed Person”); (b) no Embargoed Person has any direct interest, or to any Borrower Party’s knowledge, any indirect interest, of any nature whatsoever in any Borrower Party, as applicable, with the result that the direct investment, or to any Borrower Party’s knowledge, the indirect investment, in any Borrower Party, as applicable (whether directly or to Borrower’s or Maryland Owner’s knowledge, indirectly), is prohibited by law or the Loan is in violation of law; and (c) none of the funds of any Borrower Party, as applicable, has been derived directly from, or to Borrower’s or Maryland Owner’s knowledge, indirectly (other than, in each case, a holder of publicly traded shares whose indirect ownership interest in any Borrower Party, when combined with all Affiliates of such holder, does not exceed fifteen percent (15%) in the aggregate) from any unlawful activity with the results that the investment in any Borrower Party, as applicable (whether directly or to Borrower’s or Maryland Owner’s knowledge, indirectly (other than, in each case, a holder of publicly traded shares whose indirect ownership interest in any Borrower Party, when combined with all Affiliates of such holder, does not exceed fifteen percent (15%) in the aggregate), is prohibited by law or the Loan is in violation of law.

Section 4.40 Patriot Act.

All capitalized words and phrases and all defined terms used in the USA Patriot Act of 2001, 107 Public Law 56 (October 26, 2001) and in other statutes and all orders, rules and regulations of the United States government and its various executive departments, agencies and offices related to the subject matter of the Patriot Act, including Executive Order 13224 effective September 24, 2001 (the “Patriot Act”) and are incorporated into this Section 4.40. Borrower hereby represents and warrants that each Borrower, each Guarantor, and each other Person affiliated with Borrower or Guarantor or that to Borrower’s knowledge has an economic interest in any Borrower or Guarantor, or, to Borrower’s knowledge, that has or will have an interest in the transaction contemplated by this Agreement or in any Individual Property or will participate, in any manner whatsoever, in the Loan (other than, in each case, a holder of publicly traded shares whose indirect ownership interest in any Borrower Party, when combined with all Affiliates of such holder, does not exceed fifteen percent (15%) in the aggregate) is (i) not a “blocked” Person listed in the Annex to Executive Order Nos. 12947, 13099 and 13224 and all

modifications thereto or thereof (the “Annex”); (ii) in full compliance with the requirements of the Patriot Act and all other requirements contained in the rules and regulations of the Office of Foreign Assets Control, Department of the Treasury (“OFAC”); (iii) operated under policies, procedures and practices, if any, that are in compliance with the Patriot Act and available to Lender for Lender’s review and inspection during normal business hours and upon reasonable prior notice; (iv) not in receipt of any notice from the Secretary of State or the Attorney General of the United States or any other department, agency or office of the United States claiming a violation or possible violation of the Patriot Act; (v) not listed as a Specially Designated Terrorist or as a “blocked” Person on any lists maintained by the OFAC pursuant to the Patriot Act or any other list of terrorist organizations maintained pursuant to any of the rules and regulations of the OFAC issued pursuant to the Patriot Act or on any other list of terrorists or terrorist organizations maintained pursuant to the Patriot Act; (vi) not a Person who has been determined by competent authority to be subject to any of the prohibitions contained in the Patriot Act; and (vii) not owned or controlled by or now acting and or will in the future act for or on behalf of any Person named in the Annex or any other list promulgated under the Patriot Act or any other Person who has been determined to be subject to the prohibitions contained in the Patriot Act.

Section 4.41 Opinion Assumptions.

All of the assumptions made in that certain substantive non-consolidation opinion letter dated the date hereof, delivered by Borrower’s counsel in connection with the Restructuring and any subsequent non-consolidation opinion delivered in accordance with the terms and conditions of this Agreement (the “Non-Consolidation Opinion”), including any exhibits attached thereto, are and will remain, true and correct in all respects.

Section 4.42 Ground Leases.

Except as disclosed on Schedule VII and except to the extent failure of the same to be true would not have a Material Adverse Effect:

(a) the lien of any mortgage now or hereafter placed on the fee title to the Premises is and will be subject and subordinate to the Ground Lease and to any New Lease (hereinafter defined); (b) if there shall be a condemnation or taking in lieu of a condemnation of the fee title to the Premises, subject to amounts which are applied to restoration, Borrower or Maryland Owner is entitled under the Ground Lease to receive such portion of the Award for such condemnation or taking in lieu of condemnation as equals the value of Borrower’s or Maryland Owner’s estate under the Ground Lease and improvements made by Borrower or Maryland Owner and if there shall be a casualty under a Ground Lease, either there is an obligation to use insurance proceeds for a full restoration or Borrower or Maryland Owner is entitled to receive such portion of such proceeds as equals the value of improvements made by Borrower or Maryland Owner; (c) Borrower or Maryland Owner is authorized to assign its interest in any Award which Borrower or Maryland Owner is entitled to receive pursuant to the Ground Lease; (d) the Ground Lease may be assigned from time to time without the consent of Ground Lessor and upon an assignment of Borrower’s or Maryland Owner’s interest in the Ground Lease, the assignor may, by the terms of the assignment, be released from all obligations on the part of the ground lessee under the Ground Lease arising thereafter; (e) Borrower or

Maryland Owner has the right under the Ground Lease to mortgage the Ground Lease and the leasehold estate thereby created without the prior consent of Ground Lessor; (f) Borrower or Maryland Owner has the right to sublease or otherwise encumber, subject to matters disclosed pursuant to Schedule VII without restriction, all or any part of the applicable Individual Property without the consent of Ground Lessor; (h) if any default by Borrower or Maryland Owner shall occur under the Ground Lease, Lender is entitled under the Ground Lease to receive notice of such default from Ground Lessor and a commercially reasonable opportunity to cure any such default which is susceptible of cure by Lender, which, in the case of any non-monetary default susceptible of cure by Lender, includes the right of Lender or its designee to acquire possession of the affected Individual Property by means of foreclosure of the Mortgage or by other means and to become the lessee under the related Ground Lease, and so long as Lender has agreed to effectuate a cure and is proceeding to cure any such non-monetary default and no monetary default remains uncured beyond any applicable notice and grace periods to which Borrower or Maryland Owner and Lender are entitled, Ground Lessor may not terminate the related Ground Lease; (i) provided that no monetary default remains uncured beyond any applicable notice and grace periods to which Borrower or Maryland Owner and Lender are entitled, the Ground Lease may not be terminated by Ground Lessor by reason of any default by Borrower or Maryland Owner which is not susceptible of cure by Lender; (j) if the Ground Lease is terminated by reason of a default by Borrower or Maryland Owner, Lender or its designee is entitled under the Ground Lease to enter into a new lease (the “New Lease”) with Ground Lessor for the remainder of the term of the Ground Lease upon the same base rent and additional rent and other terms, covenants, conditions and agreements as are contained in the Ground Lease; (k) the Ground Lease requires the Ground Lessor to give copies of all notices of default which are given under the Ground Lease to Borrower or Maryland Owner contemporaneously to Lender; (l) each Ground Lease represents the entire agreement between the parties thereto and is in full force and effect and has not been modified or supplemented; (m) no Ground Lease can be canceled solely by Ground Lessor and requires Borrower’s or Maryland Owner’s consent for all modifications, amendments or restatements thereof; (n) all rents (including additional rents and other charges) reserved for in each Ground Lease and payable prior to the date hereof have been paid; (o) no party to any Ground Lease is in default of any obligation such party has thereunder and no event has occurred which, with the giving of notice or the lapse of time, or both, would constitute such a default; (p) no notice or other written or oral communication has been provided to any party under the Ground Lease which alleges that, as of the date hereof, either a default exists or with the passage of time will exist under the provisions of any Ground Lease; and (q) the Ground Lessor under each of the Ground Leases is the fee owner of the underlying fee interest in the related Individual Property and no Ground Lease creates a subleasehold interest.

Section 4.43 Transaction Costs.

Borrower and Maryland Owner shall pay or cause to be paid to Lender all Transaction Costs.

Section 4.44 Condominium Documents.

The Condominium Documents to Borrower’s and Maryland Owner’s knowledge are in full force and effect and there is no default, breach or violation beyond the expiration of applicable notice and cure periods existing thereunder by Borrower or Maryland Owner or to

Borrower’s and Maryland Owner’s knowledge, any other party thereto and to Borrower’s and Maryland Owner’s knowledge, no event has occurred (other than payments due but not yet delinquent) that, with the passage of time or the giving of notice, or both, would constitute a default, breach or violation by any party thereunder. To Borrower’s and Maryland Owner’s knowledge, the Condominium Documents are in full compliance with all applicable local, state and federal laws, rules and regulations which effect the establishment and maintenance of condominiums in the applicable state(s) (collectively, the “Condominium Law”) relating to condominiums. No assessments or other amounts payable by any Borrower or Maryland Owner with respect to any Condominium are delinquent as of the date hereof.

Section 4.45 No Contractual Obligations.

Other than the Loan Documents, the Management Agreements, the Franchise Agreements, Operating Leases, Permitted Encumbrances, the Contribution Agreement, and the Borrower Operating Agreements, other Contractual Obligations expressly permitted under the terms of the Loan Documents, and Contractual Obligations relating to matters which are set forth in the Annual Budget, as of the date of this Agreement, Borrower is not subject to any Contractual Obligations and has not entered into any agreement, instrument or undertaking by which it or its assets are bound, or has incurred any indebtedness (other than the Loan).

Section 4.46 Operating Leases.

Each Operating Lease is in full force and effect and there is no material default, breach or violation existing thereunder by the applicable Property Owner, Maryland Owner or Operating Lessee and no event has occurred that, with the passage of time or the giving of notice, or both, would constitute a default, breach or violation by any party thereunder. Each Operating Lease and the terms and conditions thereof is subordinate to this Agreement and the Mortgages. Neither the execution and delivery of the Loan Documents, Property Owner’s and Maryland Owner’s performance thereunder, nor the exercise of any remedies by Lender, will adversely affect Property Owner’s or Maryland Owner’s rights under an Operating Lease.

Section 4.47 Survival.

Borrower Parties agree that, unless expressly provided otherwise, all of the representations and warranties of any Borrower Party set forth in this Agreement and in the other Loan Documents shall survive for so long as any portion of the Debt remains owing to Lender. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents by any Borrower Party shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.

Section 4.48 No Offsets, Defenses, etc.

No Borrower Party has any offsets, defenses, counterclaims, abatement or right to rescission with respect to any of the Loan Documents.

Section 4.49 CIGNA Mortgage Loan Documents.

Schedule IV hereto contains a true and complete list of all CIGNA Mortgage Loan Documents as of the Closing Date.

Section 4.50 Ashford Credit Facility.

Borrower has provided to Lender a true and complete copy of the Ashford Credit Facility Agreement, together with all amendments or modifications thereto. No default or “Event of Default” exists under the Ashford Credit Facility Loan Documents, and the execution and delivery by Ashford Guarantor of the Guaranty, and the execution and delivery by Borrower of the Loan Documents (including the Mortgages), will not constitute a default or Event of Default (as defined in the Ashford Credit Facility Agreement) under the Ashford Credit Facility Loan Documents. The exercise by Lender of its remedies under the Loan Documents, including any foreclosure (or assignment in lieu thereof) by Lender on the Individual Properties, will not cause a default or Event of Default (as defined in the Ashford Credit Facility Agreement) under the Ashford Credit Facility Loan Documents. The Ashford Credit Facility Loan Documents contain no pledge of any assets or interests of any Borrower Party that is prohibited by Article VII.

ARTICLE V

BORROWER COVENANTS

From the date hereof and until repayment of the Debt in full and performance in full of all obligations of Borrower and Maryland Owner under the Loan Documents (or to the extent any covenant applies to an Individual Property, until the earlier release of the Lien of the Mortgage with respect to such Individual Property in accordance with the terms of this Agreement and the other Loan Documents), Borrower and Maryland Owner, as applicable, hereby covenant and agree with Lender that:

Section 5.1 Existence; Compliance with Legal Requirements.

(a) Each Borrower and Maryland Owner shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits and franchises and comply with all Legal Requirements applicable to each Borrower and Maryland Owner and the related Individual Property. Each Borrower and Maryland Owner hereby covenant and agree not to commit, permit or suffer to exist any act or omission affording any Governmental Authority the right of forfeiture as against any Individual Property or any part thereof or any monies paid in performance of Borrower’s and Maryland Owner’s obligations under any of the Loan Documents. Each Borrower and Maryland Owner shall at all times maintain, preserve and protect all franchises and trade names used in connection with the operation of each Individual Property.

(b) After prior written notice to Lender, any Borrower or Maryland Owner, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the Legal Requirements affecting the related Individual

Property that it owns, provided that (i) no Default or Event of Default has occurred and is continuing; (ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower, Maryland Owner or the related Individual Property is subject and shall not constitute a default thereunder; (iii) neither the affected Individual Property, any part thereof or interest therein, any of the tenants or occupants thereof, nor any Borrower nor Maryland Owner shall be affected in any material adverse way as a result of such proceeding; (iv) non-compliance with the Legal Requirements shall not impose civil or criminal liability on any Borrower, Maryland Owner or Lender; (v) Borrower or Maryland Owner shall have furnished the security as may be required in the proceeding or by Lender to ensure compliance by Borrower with the Legal Requirements; and (vi) Borrower or Maryland Owner shall have furnished to Lender all other items reasonably requested by Lender.

Section 5.2 Maintenance and Use Of Property.

Borrower or Maryland Owner (as applicable) shall cause each Individual Property to be maintained in a good and safe condition and repair. The Improvements and the Personal Property shall not be removed, demolished or other than in accordance with the provisions of Section 5.21, materially altered (except for normal replacement or disposal of the Personal Property in the ordinary course of business, work required to complete any Required Work, work required to complete restoration and repair work set forth in an approved Annual Budget and alterations to tenant spaces required under any Lease and any alterations required to be performed by the Manager or a Franchisor (rather than by Borrower or Maryland Owner, as applicable) pursuant to a Management Agreement or Franchise Agreement), without the prior written consent of Lender. If under applicable zoning provisions the use of all or any portion of any Individual Property is or shall become a nonconforming use, Borrower will not cause or permit the nonconforming use to be discontinued or the nonconforming Improvement to be abandoned without the express written consent of Lender.

Section 5.3 Waste.

Neither Borrower nor Maryland Owner shall commit or suffer any intentional waste of any Individual Property or make any change in the use of the Property which will in any way materially increase the risk of fire or other hazard arising out of the operation of any Individual Property, or take any action that might invalidate or give cause for cancellation of any Policy, or do or permit to be done thereon anything that may in any way materially impair the value of any Individual Property or the security for the Loan. Neither Borrower nor Maryland Owner will, without the prior written consent of Lender, permit any drilling or exploration for or extraction, removal, or production of any minerals from the surface or the subsurface of any Individual Property, regardless of the depth thereof or the method of mining or extraction thereof.

Section 5.4 Taxes and Other Charges.

(a) Borrower and Maryland Owner shall pay all Taxes and Other Charges now or hereafter levied or assessed or imposed against each Individual Property or any part thereof as the same become due and payable; provided, however, that Borrower’s and Maryland Owner’s obligation to directly pay Taxes shall be suspended for so long as Borrower (and

Maryland Owner, as applicable) complies with the terms and provisions of Section 9.6 hereof. Borrower and Maryland Owner shall furnish to Lender receipts for the payment of the Taxes and the Other Charges prior to the date the same shall become delinquent (provided, however, that Borrower and Maryland Owner is not required to furnish such receipts for payment of Taxes in the event that such Taxes have been paid by Lender pursuant to Section 9.6 hereof). Each of Borrower and Maryland Owner shall not suffer and shall promptly cause to be paid and discharged any Lien or charge whatsoever which may be or become a Lien or charge against any Individual Property, and shall promptly pay for all utility services provided to each Individual Property.

(b) After prior written notice to Lender (except in connection with tax certiorari proceedings commenced in the ordinary course of business which shall not require prior written notice to Lender but shall be subject to the other provisions of this Section 5.4(b)), Borrower or Maryland Owner, at their own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Taxes or Other Charges or any Liens, provided that (i) no Default or Event of Default has occurred and remains uncured; (ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable Legal Requirements; (iii) neither the related Individual Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost; (iv) Borrower or Maryland Owner shall promptly upon final determination thereof pay the amount of any such Taxes, Other Charges or any Liens, together with all costs, interest and penalties which may be payable in connection therewith; (v) such proceeding shall suspend the collection of such contested Taxes, Other Charges or any Liens from the Property; and (vi) Borrower or Maryland Owner shall furnish such security as may be required in the proceeding, or deliver to Lender such reserve deposits as may be requested by Lender, to insure the payment of any such Taxes, Other Charges or any Liens, together with all interest and penalties thereon (unless Borrower or Maryland Owner, as applicable, has paid all of the Taxes, Other Charges or any Liens under protest). Lender may pay over any such cash deposit or part thereof held by Lender to the claimant entitled thereto at any time when, in the judgment of Lender, the entitlement of such claimant is established or the related Individual Property (or part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, canceled or lost or there shall be any danger of the Lien of the Mortgage being primed by any related Lien.

Section 5.5 Litigation.

Borrower and Maryland Owner shall give prompt written notice to Lender of any litigation or governmental proceedings pending or threatened in writing against any Borrower Party or CIGNA Mortgage Loan Borrower which might materially adversely affect any Borrower Party’s condition (financial or otherwise) or business or any Individual Property, or any CIGNA Mortgage Loan Borrower’s condition (financial or otherwise) or business or any CIGNA Property.

Section 5.6 Access to Property.

Borrower and Maryland Owner shall permit agents, representatives and employees of Lender to inspect each Individual Property or any part thereof at reasonable hours upon reasonable advance notice.

Section 5.7 Notice of Default.

Borrower and Maryland Owner shall promptly deliver written notice to Lender of (a) any material adverse change in the condition (financial or otherwise) of any Borrower, Maryland Owner, or other Borrower Party or any Individual Property (excluding any material adverse change resulting solely from external market conditions affecting an Individual Property); and (b) any material adverse change in the condition (financial or otherwise) of any CIGNA Mortgage Loan Borrower Party, CIGNA Property (excluding any material adverse change resulting solely from external market conditions affecting a CIGNA Property).

Section 5.8 Cooperate in Legal Proceedings.

Borrower and Maryland Owner shall at Borrower’s expense cooperate fully with Lender with respect to any proceedings before any court, board or other Governmental Authority which may in any way affect the rights of Lender hereunder or any rights obtained by Lender under any of the other Loan Documents and, in connection therewith, permit Lender, at its election, to participate in any such proceedings.

Section 5.9 Performance by Borrower.

Borrower and Maryland Owner shall in a timely manner observe, perform and fulfill each and every covenant, term and provision to be observed and performed by Borrower and/or Maryland Owner under this Agreement and the other Loan Documents and any other agreement or instrument affecting or pertaining to any Individual Property and any amendments, modifications or changes thereto.

Section 5.10 Awards; Insurance Proceeds.

Borrower and Maryland Owner shall cooperate with Lender in obtaining for Lender the benefits of any Awards or Insurance Proceeds lawfully or equitably payable in connection with any Individual Property, and Lender shall be reimbursed for any expenses incurred in connection therewith (including reasonable, actual attorneys’ fees and disbursements, and the payment by Borrower and Maryland Owner of the expense of an appraisal on behalf of Lender in case of a Casualty or Condemnation affecting any Individual Property or any part thereof) out of such Awards or Insurance Proceeds.

Section 5.11 Financial Reporting.

(a) Borrower, Maryland Owner and Guarantor shall keep adequate books and records of account in accordance with GAAP, or in accordance with other methods acceptable to Lender in its sole discretion, consistently applied and shall furnish to Lender:

(i) if there are any Major Leases then affecting the Property, promptly following Lender’s request thereof, and in any event, within thirty (30) days following the execution, modification or termination of any Major Lease, certified rent rolls signed and dated by Borrower and Maryland Owner, as applicable, detailing the names of all Tenants of the Improvements, the portion of Improvements (in terms of square footage) occupied by each Tenant, the base rent, additional rent and any other charges payable under each such Major Lease (including annual store sales required to be reported by Tenant under any such Major Lease), and the term of each such Major Lease, including the commencement and expiration dates and any tenant extension, expansion or renewal options, the extent to which any Tenant is in default under any such Major Lease, and any other information as is reasonably required by Lender;

(ii) monthly profit and loss statements, and balance sheets of each Borrower and Maryland Owner on an Individual Property basis and on a consolidated basis (other than monthly consolidated balance sheets), in each case, prepared and certified by Borrower and Maryland Owner, as applicable, in the form required by Lender, detailing accrued revenues, accrued expenses, the net operating income before and after debt service (principal and interest), FF&E Replacement and Capital Replacement reserve collections, and containing appropriate year-to-date information and comparisons, within thirty (30) days after the end of each calendar month;

(iii) with respect to each Borrower and Maryland Owner, quarterly and annual balance sheets, profit and loss statements and statements of operations, of changes in financial position and of cash flows, prepared and certified by Borrower and Maryland Owner in the form required by Lender (with the annual financial statements audited and certified by an Acceptable Accountant), together with calculations reflecting the Senior Mezzanine Debt Yield and the Debt Yield as of the last day of the calendar quarter (each of which shall be subject to verification by Lender), within forty-five (45) days after the end of each calendar quarter and ninety (90) days after the close of each calendar year. Such financial statements may be prepared on a consolidated basis with respect to Borrower Principal, provided such consolidated statements are accompanied by consolidating information comprised of a balance sheet, profit and loss statements and statements of operations for each Borrower and Maryland Owner on a separate basis;

(iv) with respect to each entity comprising Guarantor, quarterly and annual balance sheets and profit and loss statements (with the annual financial statements audited by an Acceptable Accountant), provided, however, that such requirement with respect to Ashford Guarantor may be satisfied by the provision of the 10-Qs and 10-Ks of Ashford Hospitality Trust so long as all assets and liabilities of Ashford Hospitality Trust are owned and incurred through Ashford Guarantor, and Ashford Guarantor does not have any assets or liabilities which are not shown on such financial reports except for the interests of operating partnership unitholders other than Ashford Hospitality Trust; and

(v) an Annual Budget not later than thirty (30) days prior to the commencement of each calendar year of Borrower, Maryland Owner, Mezzanine Loan Borrowers, and Borrower Principal in form and substance reasonably satisfactory to Lender. Lender acknowledges that amounts which are required to be reserved under the terms of this Agreement for the payment of Capital Replacements and FF&E Replacements may be aggregated for purposes of the Annual Budget and the Annual Budget may reflect that costs and expenses of FF&E Replacements and Capital Expenditures at any Individual Property which are required to be made under the terms of this Agreement shall be paid from such aggregate amount. In the event that Lender objects to a proposed Annual Budget submitted by Borrower, Lender shall advise Borrower and Maryland Owner of its objections within fifteen (15) days after receipt thereof (and deliver to Borrower and Maryland Owner a reasonably detailed description of such objections) and Borrower and Maryland Owner shall promptly revise such Annual Budget and resubmit the same to Lender. Lender shall advise Borrower and Maryland Owner of any objections to such revised Annual Budget within ten (10) days after receipt thereof (and deliver to Borrower and Maryland Owner a reasonably detailed description of such objections) and Borrower and Maryland Owner shall promptly revise the same in accordance with the process described in this subsection until Lender approves the Annual Budget. Until such time that Lender approves a proposed Annual Budget, which approval shall not be unreasonably withheld, conditioned or delayed, the most recent Annual Budget shall apply; provided that, such approved Annual Budget shall be adjusted to reflect actual increases in Taxes, Insurance Premiums, utilities expenses and fees and expenses under the applicable Management Agreement and Franchise Agreement (if any). Notwithstanding the foregoing, so long as any Management Agreement (with a non-Affiliate Manager) then permitted hereunder shall be in effect, Lender shall only have approval rights, and Borrower and Maryland Owner shall only have obligations related to delivering drafts, with respect to any Annual Budget if and to the extent the applicable Borrower(s) or Maryland Owner(s) have such approval rights and rights to receive drafts under the applicable Management Agreement. Without the prior written consent of Lender, not to be unreasonably withheld, delayed or conditioned, Borrower and Maryland Owner shall not enter into any contracts or other agreements or expend any funds not provided for in the approved Annual Budget, other than expenditures (A) expressly permitted under the Loan Documents, (B) required on an emergency basis to comply with the applicable Borrower’s and Maryland Owner’s obligations under a Management Agreement, Franchise Agreement, Ground Lease, or Condominium Document, (C) required to be made by reason of the occurrence of any emergency (i.e., an unexpected event which threatens imminent harm to persons or property at the Property) and with respect to which it would be impracticable, under the circumstances, to obtain Lender’s prior consent thereto, (D) for non-discretionary items resulting from normal fluctuations in occupancy at the Individual Properties, (E) required by the brand standards of any Manager or Franchisor at any Individual Property, or (F) required to address unforeseen or unexpected events or fluctuations in revenue at any Individual Property; provided, however, that if at any time, Borrower deviates ten percent (10%) or more from an Annual Budget, either with respect to any separate line item therein, or in the aggregate (either, a “Material Deviation”), then Lender shall have the right to reasonably consult with Borrower regarding such Material Deviation, and the parties shall make such modifications to the Annual Budget as the parties shall mutually and reasonably agree upon, acting in a commercially reasonable manner, in order to attempt to avoid such a Material Deviation from occurring under such revised Annual Budget. Borrower and Maryland Owner shall notify Lender as promptly as practicable with respect to any Material Deviation, and any emergency expenditure made with respect to the Property. At the request of Lender, Borrower and Maryland Owner agree to cause Borrower and Maryland Owner to deliver evidence in a form satisfactory to Lender that amounts allocated to budgeted expenses have been paid to the extent due and payable in accordance with the approved Annual Budget.

(b) Upon request from Lender, Borrower and Maryland Owner shall promptly furnish to Lender:

(i) an accounting of all security deposits held in connection with any Major Lease of any part of each Individual Property, including the name and identification number of the accounts in which such security deposits are held, the name and address of the financial institutions in which such security deposits are held and the name of the Person to contact at such financial institution, along with any authority or release necessary for Lender to obtain information regarding such accounts directly from such financial institutions; and

(ii) a report of all letters of credit provided by any Tenant in connection with any Major Lease of any part of each Individual Property, including the account numbers of such letters of credit, the names and addresses of the financial institutions that issued such letters of credit and the names of the Persons to contact at such financial institutions, along with any authority or release necessary for Lender to obtain information regarding such letters of credit directly from such financial institutions.

(c) Borrower, Maryland Owner and Borrower Principal shall furnish Lender with such other additional financial or management information (including state and federal tax returns) as may, from time to time, be reasonably required by Lender in form and substance satisfactory to Lender (including any financial reports required to be delivered by any Tenant or any guarantor of any Major Lease pursuant to the terms of such Major Lease or required to be delivered by the Manager under the Management Agreement), and shall furnish to Lender and its agents convenient facilities for the examination and audit of any such books and records.

(d) The accountant’s report on the financial statements referred to in clause (a)(iii) above shall contain a paragraph covering consolidating information substantially as follows: “Our audit was conducted for the purpose of forming an opinion on the consolidated financial statements taken as a whole. The accompanying consolidating balance sheet as of December 31, 20    , and the consolidating statement of operations for the year then ended, are presented for the purpose of additional analysis and are not a required part of the consolidated financial statements. The consolidating balance sheet and consolidating statement of operations have been subjected to the auditing procedures applied in the audit of the consolidated financial statements and, in our opinion, is fairly stated in all material respects in relation to the consolidated financial statements taken as a whole.”

(e) All items requiring the certification of any Borrower Party shall require a certificate executed by the chief financial officer, treasurer or other authorized officer of such Borrower Party.

(f) All monthly and other operating statements to be delivered by Borrower and Maryland Owner hereunder shall be (and all accompanying Officer’s Certificates shall state that they have been) prepared based upon the Uniform System of Accounts for Hotels, current edition, or as otherwise required pursuant to the terms, if any, of the applicable Management Agreement and/or Franchise Agreement.

(g) Borrower and Maryland Owner shall furnish to Lender promptly (but in no event later than five (5) Business Days) following the receipt of same by Borrower and Maryland Owner from each counterparty under a Management Agreement, a copy of (A) any financial report, statement or information, (B) any pace, reforecasting, reservation or booking statements, reports or information (including any STR reports), and (C) any other notice, report, statement or information received by Borrower or Maryland Owner thereunder which relates to matters which could reasonably be expected effect the ownership or operation of the applicable Individual Property in any material respect.

(h) Borrower and Maryland Owner shall deliver or cause to be delivered to Lender, promptly, (i) monthly STR Reports with respect to each Individual Property, (ii) quarterly reforecast reports with respect to each Individual Property, (iii) copies of any other financial reports, statements or information required to be delivered to any Mezzanine Lender under the terms of the related Mezzanine Loan Documents and (iv) such other information with respect to the CIGNA Mortgage Loans as is necessary from time to time in order for Lender to perform or verify any calculations with respect to the CIGNA Mortgage Loans under this Agreement (including the applicable interest rate and outstanding balance of, and the date and amount of installments of interest and/or principal paid with respect to, the CIGNA Mortgage Loans).

(i) Borrower and Maryland Owner shall furnish to Lender, promptly, a copy of each material report or statement received by Borrower or Maryland Owner pursuant to any Condominium Documents. Additionally, Borrower and Maryland Owner shall deliver to Lender the budget for each Condominium upon receipt thereof and to the extent that Borrower or Maryland Owner has approval rights thereof, Lender shall have the same approval rights over such Condominium budget that Borrower and Maryland Owner has pursuant to the related Condominium Documents.

(j) Borrower, Maryland Owner and Borrower Principal shall cause CIGNA Mortgage Loan Borrower to deliver to Lender all financial statements and information, and any information regarding any potential or actual sale or refinance of an CIGNA Property, that CIGNA Mortgage Loan Borrower is required to deliver to CIGNA Mortgage Loan Lender under the CIGNA Mortgage Loan Documents, concurrently with delivery thereof to CIGNA Mortgage Loan Lender. Borrower, Maryland Owner and Borrower Principal shall also cause Mezzanine Borrower to deliver to Lender all financial statements and information, and any information regarding any potential or actual sale or refinance of an CIGNA Property, that Mezzanine Borrower is required to deliver, or required to cause CIGNA Mortgage Loan Borrower to deliver, to Mezzanine Lender under the Mezzanine Loan Documents, concurrently with delivery thereof to Mezzanine Lender. In addition, Borrower, Maryland Owner and Borrower Principal shall cause CIGNA Mortgage Loan Borrower to furnish to Lender such other additional financial or management information (including state and federal tax returns), and information regarding any potential sales or refinancings of any CIGNA Property, as may, from time to time, be reasonably required by Lender regarding the CIGNA Properties, CIGNA Mortgage Loan Borrower Parties, or CIGNA Mortgage Loans, each in form and substance satisfactory to Lender.

Section 5.12 Estoppel Statement.

(a) After request by Lender, Borrower and Maryland Owner shall within ten (10) Business Days furnish Lender with a statement, duly acknowledged and certified by an officer of Borrower, setting forth (i) the amount of the original principal amount of the Note, (ii) the rate of interest on the Note, (iii) the unpaid principal amount of the Note, (iv) the date installments of interest and/or principal were last paid, (v) any offsets or defenses to the payment of the Debt, if any, and (vi) that the Note, this Agreement, the Mortgage and the other Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification.

(b) Borrower and Maryland Owner shall use commercially reasonable efforts to deliver to Lender, promptly upon request, duly executed estoppel certificates from any one or more Tenants under Major Leases as required by Lender attesting to such facts regarding the related Major Lease as Lender (or the Major Lease if less) may require (modified for facts and circumstances existing at the time of the certification), including as set forth in the Form Estoppel Certificate attached hereto as Exhibit D; provided that Borrower and Maryland Owner shall not be required to request any such certificate more than two (2) times in any calendar year.

(c) Borrower and Maryland Owner shall use commercially reasonable efforts to deliver to Lender, promptly upon request, duly executed estoppel certificates from any one or more Managers under a Management Agreement as required by Lender attesting to such facts regarding the related Management Agreement as Lender (or the Management Agreement if less) may require (modified for facts and circumstances existing at the time of the certification), including attestations that each Management Agreement covered thereby is in full force and effect with no defaults thereunder on the part of the certifying party and, to the certifying party’s knowledge, Borrower, that no franchise fees then due remain unpaid or have been deferred or accrued and that the Manager claims no defense or offset against the full and timely performance of its obligations under the Management Agreement(s); provided that Borrower and Maryland Owner shall not be required to request such certificate more than two (2) times in any calendar year.

(d) Borrower and Maryland Owner shall use commercially reasonable efforts to deliver to Lender, promptly upon request, duly executed estoppel certificates from any one or more Franchisors under a Franchise Agreement as required by Lender attesting to such facts regarding the related Franchise Agreement as Lender (or the Franchise Agreement if less) may require (modified for facts and circumstances existing at the time of the certification), including attestations that each Franchise Agreement covered thereby is in full force and effect with no defaults thereunder on the part of the certifying party and, to the certifying party’s knowledge, Borrower, that no management fees then due remain unpaid or have been deferred or accrued and that Franchisor claims no defense or offset against the full and timely performance of its obligations under the Franchise Agreement(s); provided that Borrower and Maryland Owner shall not be required to request such certificate more than two (2) times in any calendar year.

Section 5.13 Leasing Matters.

(a) Borrower or Maryland Owner may enter into a proposed Lease (including any renewal or extension of an existing Lease (a “Renewal Lease”)) without the prior written consent of Lender, provided that such proposed Lease or Renewal Lease (i) provides for rental rates and terms comparable to existing local market rates and terms (taking into account the type and quality of the tenant) as of the date such Lease is executed by Borrower (unless, in the case of a Renewal Lease, the rent payable during such renewal, or a formula or other method to compute such rent, is provided for in the original Lease), (ii) is an arm’s-length transaction with a bona fide, independent third party tenant, (iii) does not have a materially adverse effect on the value of the related Individual Property taken as a whole, (iv) is subject and subordinate to the Mortgage and the Tenant thereunder agrees to attorn to Lender (subject to Lender’s delivery of a non-disturbance agreement containing market terms and otherwise reasonably satisfactory to Lender), (v) does not contain any option, offer, right of first refusal, or other similar right to acquire all or any portion of the related Individual Property, and (vi) has a base term of less than fifteen (15) years including options to renew. All proposed Leases which do not satisfy the requirements set forth in this subsection shall be subject to the prior approval of Lender and Senior Mezzanine Lenders and their respective counsel, at Borrower’s and Maryland Owner’s expense, which consent shall not be unreasonably withheld or delayed. Borrower and Maryland Owner shall promptly deliver to Lender copies of all Leases which are entered into pursuant to this subsection together with Borrower’s certification that it has satisfied all of the conditions of this Section 5.13. Borrower and Maryland Owner covenant not to take any action with respect to an Individual Property that is reasonably likely to result, together with any other prior actions taken with respect to such Individual Property, in a change in the use or nature of such Individual Property from that of an extended stay hotel.

(b) Borrower and Maryland Owner (i) shall not convert any portion of any Individual Property that is not currently under a Lease into space to be demised under a Lease or to be otherwise occupied or used except in a similar manner to which such space is currently used in the ordinary operation of a full service, premium limited service or extended stay hotel, as the case may be, for the affected Individual Property, (ii) shall observe and perform all the obligations imposed upon the landlord under the Leases and shall not do or permit to be done anything to impair the value of any of the Leases as security for the Debt; (iii) shall promptly send copies to Lender of all notices of default which Borrower or Maryland Owner shall send or receive thereunder; (iv) shall enforce all of the material terms, covenants and conditions contained in the Leases upon the part of the tenant thereunder to be observed or performed; (v) shall not collect any of the Rents more than one (1) month in advance (except security deposits shall not be deemed Rents collected in advance); (vi) shall not execute any other assignment of the landlord’s interest in any of the Leases or the Rents; and (vii) shall not consent to any assignment of or subletting under any Leases not in accordance with their terms, without the prior written consent of Lender and Senior Mezzanine Lenders (it being agreed by Lender that if a Lease satisfies the requirements set forth in subsection (a) above, no consent of Lender or Senior Mezzanine Lenders to any such assignment or subletting under such Lease shall be required).

(c) Borrower and Maryland Owner may, without the prior written consent of Lender, amend, modify or waive the provisions of any Lease or terminate, reduce Rents under,

accept a surrender of space under, or shorten the term of, any Lease (including any guaranty, letter of credit or other credit support with respect thereto) provided that such action (taking into account, in the case of a termination, reduction in rent, surrender of space or shortening of term, the planned alternative use of the affected space) does not have a materially adverse effect on the value of the related Individual Property taken as a whole, and provided that such Lease, as amended, modified or waived, is otherwise in compliance with the requirements of this Agreement and any subordination agreement binding upon Lender with respect to such Lease. A termination of a Lease with a Tenant who is in default beyond applicable notice and grace periods or with respect to a Tenant which is bankrupt shall not be considered an action which has a materially adverse effect on the value of such Individual Property taken as a whole. Any amendment, modification, waiver, termination, rent reduction, space surrender or term shortening which does not satisfy the requirements set forth in this subsection shall be subject to the prior approval of Lender and Senior Mezzanine Lenders and their respective counsel, at Borrower’s and Maryland Owner’s expense, which consent shall not be unreasonably withheld or delayed. Borrower and Maryland Owner shall promptly deliver to Lender copies of amendments, modifications and waivers which are entered into pursuant to this subsection together with Borrower’s or Maryland Owner’s certification that it has satisfied all of the conditions of this subsection.

(d) Notwithstanding anything contained herein to the contrary, neither of Borrower or Maryland Owner shall, without the prior written consent of Lender and Senior Mezzanine Lenders, enter into, renew, extend, amend, modify, waive any provisions of, terminate, reduce Rents under, accept a surrender of space under, or shorten the term of any Major Lease.

Section 5.14 Property Management.

(a) Each Borrower and Maryland Owner shall (i) promptly perform and observe all of the covenants required to be performed and observed by it under each Management Agreement and do all things necessary to preserve and to keep unimpaired its material rights thereunder; (ii) promptly notify Lender of any default under each Management Agreement of which it is aware; (iii) promptly deliver to Lender a copy of any notice of default or other material notice received by Borrower or Maryland Owner under any Management Agreement; (iv) promptly give notice to Lender of any notice or written information that Borrower or Maryland Owner receives which indicates that a Manager is terminating the related Management Agreement or that Manager is otherwise discontinuing its management of any Individual Property; and (v) promptly enforce the performance and observance of all of the covenants required to be performed and observed by a Manager under each Management Agreement (including by diligently enforcing Borrower’s and Maryland Owner’s respective rights under each applicable Management Agreement and applicable law to ensure that it receives cash flow from each Individual Property to which it is entitled).

(b) If the applicable Manager is not an Affiliate of a Borrower, if (i) an Event of Default shall be continuing and (ii) the applicable Borrower or Maryland Owner shall be entitled under the terms of the Management Agreement to terminate any Management Agreement on account thereof, the applicable Borrower or Maryland Owner shall, at the written request of Lender, terminate the applicable Management Agreement in accordance with such

Management Agreement, and replace such Manager with a Qualified Manager on terms and conditions and pursuant to a Management Agreement which (i) is satisfactory to Lender in its sole good faith discretion; (ii) shall not provide for the payment of base management fees in excess of three percent (3%) of gross revenue for the applicable Individual Property, and (iii) shall not provide for the payment of any incentive fees without the prior written consent of Lender, which consent may be granted or withheld by Lender in Lender’s sole discretion. Within thirty (30) days after Lender’s written request, Borrower or Maryland Owner, as applicable, shall appoint a replacement manager pursuant to such a management agreement (which agreement shall be subject to the approval of Lender in its sole good faith discretion and shall not provide for the payment of base management fees in excess of three percent (3%) of gross revenue for the applicable Individual Property or the payment of any incentive fees) and shall in fact terminate the applicable Management Agreement to the extent termination in thirty (30) days is permitted under such Management Agreement (or such longer period as may be reasonably required to terminate such Management Agreement pursuant to its terms, and appoint and/or obtain any approval of such replacement manager required by Lender provided that Borrowers at all times use diligent efforts to effect such termination and replacement and Lender does not unreasonably delay any required approval). If the applicable Management Agreement is not terminable within thirty (30) days, Borrower or Maryland Owner, as the case may be, shall upon Lender’s written request in accordance with this Section terminate the applicable Management Agreement within the shortest period permitted under such Management Agreement for termination following a default (as opposed to any no fault termination right).

(c) If the applicable Manager is an Affiliated Manager, Borrower and Maryland Owner covenant and agree with Lender that (i) after Borrower or Maryland Owner has knowledge of a forty-nine (49%) or more change in Control of the ownership of Manager, Borrower and Maryland Owner will promptly give Lender notice thereof (a “Manager Control Notice”) and (ii) Lender shall have the right to cause the Management Agreement to be terminated by Borrower and Maryland Owner at any time (A) for cause (including, but not limited to, the applicable Manager’s gross negligence, misappropriation of funds, willful misconduct or fraud), (B) at any time upon the occurrence of an Event of Default, or (C) upon Lender’s receipt of a Manager Control Notice with respect to such Affiliated Manager. In addition, at any time after September 30, 2012, Borrower and Maryland Owner shall terminate Remington as Manager of any Individual Property within forty-five (45) days following written notice from Lender to Borrower if a Remington Performance Termination Event with respect to such Individual Property has occurred; provided, however, that with respect to the initial Remington Performance Termination Event, if any, at any Individual Property, Lender shall not have the right to deliver such notice to Borrower solely as a result thereof so long as a Remington Performance Cure is achieved on or prior to the last day of the calendar quarter in which such Remington Performance Termination Event occurred. If a Remington Performance Cure is not achieved on or prior to such date or a subsequent Remington Performance Termination Event shall occur with respect to such Individual Property, then within forty-five (45) days following written notice from Lender to Borrower, Borrower shall terminate Remington as the Manager with respect to such Individual Property. In the event of a termination under this Section 5.14(c), Borrower shall appoint a Qualified Manager which is not an Affiliated Manager within thirty (30) days after receipt of such notice of termination and the replacement Management Agreement shall (1) first be approved in writing by Lender in its sole good faith discretion, (2) shall provide for the payment of base management fees not to exceed three percent (3%), and (3) shall not provide for the payment of incentive fees without the prior consent of Lender, which consent may be granted or withheld by Lender in Lender’s sole discretion. In the event Lender delivers notice to Borrower to terminate any Affiliated Manager pursuant to the provisions of this Section 5.14(c), then Borrower shall not have the right, and shall not permit, Maryland Owner to appoint an Affiliated Manager as a successor or replacement manager with respect to the applicable Individual Property.

(d) Borrower and Maryland Owner may from time to time terminate one (1) or more Management Agreements and appoint a successor or replacement manager to manage one or more of the Individual Properties provided that (i) such successor or replacement manager is a Qualified Manager, (ii) the applicable Individual Property will be managed pursuant to a Management Agreement which (w) has been approved in writing by Lender, in Lender’s sole good faith discretion; (x) shall not provide for the payment of base management fees in excess of three percent (3%) of gross revenues for the applicable Individual Property; and (z) shall not provide for the payment of incentive fees without the prior consent of Lender, which consent may be granted or withheld by Lender in Lender’s sole discretion. If such successor or replacement manager is Remington, Lender shall be deemed to have approved the form of any replacement Management Agreement which is in the form of the Management Agreement attached hereto as Exhibit E (the “Approved Form of Remington Management Agreement”), so long as (A) such Management Agreement does not provide for any of the following: (1) a base management fee in excess of three percent (3%) of gross revenues for the applicable Individual Property, (2) incentive fees in an amount greater than what is shown in the attached Approved Form of Remington Management Agreement, and (3) total management fees in excess of four percent (4%) of gross revenues for the applicable Individual Property; and (B) simultaneously with the execution and delivery of such replacement Management Agreement, Remington shall have executed and delivered to Lender a subordination and attornment agreement in the same form and substance as the Subordination of Management Agreement delivered by Remington to Lender on the Closing Date. Each of Borrower and Maryland Owner agrees that it shall only substitute a Manager with a new property manager to the extent (1) Franchisor under the Franchise Agreement for such Individual Property, if any, has approved such replacement property manager if required under the terms and provisions of the related Franchise Agreement; and (2) the Ground Lessor under the Ground Lease for such Individual Property, if any, has approved such replacement property manager if required under the terms and provisions of the related Ground Lease. Notwithstanding the foregoing, if Lender has delivered notice to Borrower or Maryland Owner to terminate Remington as Manager of any Individual Property pursuant to the provisions of Section 5.14(c), then Borrower and Maryland Owner shall not have the right to appoint Remington as a successor or replacement manager with respect to any other Individual Property.

(e) [Intentionally Omitted.]

(f) Subject to Borrower’s rights under Section 5.14(d), Section 5.14(h), and Section 5.14(i), neither Borrower nor Maryland Owner shall, without the prior written consent of Lender (which consent shall not be unreasonably withheld, conditioned or delayed): (i) surrender, terminate (other than in connection with an enforcement thereof by Borrower or Maryland Owner when termination is a permitted remedy) or cancel the Management Agreement or otherwise replace Manager or enter into any other management agreement with respect to the

Property; (ii) reduce or consent to the reduction of the term of the Management Agreement; (iii) modify or consent to the increase of the amount of any charges under the Management Agreement; or (iv) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under, the Management Agreement in any material respect, provided however, that the deletion or addition of an Individual Property due to a Property Release pursuant to Section 2.5 hereof shall not be deemed to be an amendment of a Management Agreement that requires Lender’s approval.

(g) If during the term of the Loan Borrower or Maryland Owner replaces any Manager with a new property manager that is an Affiliated Manager, Borrower and Maryland Owner shall deliver to Lender an opinion as to non-consolidation issues between Borrower, Maryland Owner (if applicable) and such Affiliated Manager, such opinion to be reasonably acceptable to Lender and the Rating Agencies.

(h) Subject to Borrower’s compliance with the other requirements of Section 5.14(d), Lender’s consent shall not be required to the replacement of, and Borrower may replace at any time, McKibbon Manager with Remington as the Manager of the Courtyard Savannah Individual Property and/or the Residence Inn Tampa Individual Property. Borrower shall not be required to obtain a No Downgrade Confirmation in connection with such replacement.

(i) Subject to Borrower’s compliance with the other requirements of Section 5.14(d), Lender’s consent shall not be required for the replacement of, and Borrower may replace, the Manager of the Hyatt Windwatch Property with Remington at any time prior to the six (6) month anniversary of the Closing Date, so long as, simultaneously with such replacement, Borrower enters into a Franchise Agreement with a Qualified Franchisor in accordance with the terms of Section 5.23 and Section 5.24 of this Agreement.

Section 5.15 Liens.

Neither Borrower nor Maryland Owner shall, without the prior written consent of Lender, create, incur, assume or suffer to exist any Lien on any portion of any Individual Property or permit any such action to be taken, except Permitted Encumbrances.

Section 5.16 Debt Cancellation.

Neither Borrower nor Maryland Owner shall cancel or otherwise forgive or release any claim or debt (other than termination of Leases in accordance herewith) owed to any Borrower or Maryland Owner by any Person, except for adequate consideration and in the ordinary course of such Borrower’s or Maryland Owner’s business.

Section 5.17 Zoning.

Neither Borrower nor Maryland Owner shall initiate or consent to any zoning reclassification of any portion of any Individual Property or seek any variance under any existing zoning ordinance or use or permit the use of any portion of any Individual Property in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, without the prior written consent of Lender.

Section 5.18 ERISA.

(a) Neither Borrower nor Maryland Owner shall engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, this Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA.

(b) Each Borrower and Maryland Owner further covenants and agrees that at any time such Borrower or Maryland Owner has any investor (direct or indirect) that is subject to Title I of ERISA, Borrower (or Maryland Owner, as applicable) shall deliver to Lender such certifications, at least 90 days following the end of each “annual valuation period” (as defined in 29 C.F.R. Section 2510.3-101) of such Borrower (or of Maryland Owner) or within ninety (90) days following the end of each calendar year, as applicable, in form and substance reasonably satisfactory to Lender, to the effect that (i) no Borrower (or Maryland Owner) is an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a “governmental plan” within the meaning of Section 3(3) of ERISA; (ii) such Borrower (or Maryland Owner) is not subject to state statutes applicable to Borrower and Maryland Owner regulating investments and fiduciary obligations with respect to governmental plans; and (iii) one or more of the following circumstances is true:

(A) Equity interests in such Borrower (or Maryland Owner) are publicly offered securities, within the meaning of 29 C.F.R. §2510.3-101(b)(2);

(B) Less than twenty-five percent (25%) of each outstanding class of equity interests in such Borrower (or Maryland Owner) are held by “benefit plan investors” within the meaning of 29 C.F.R. §2510.3-101(f)(2); or

(C) Such Borrower (or Maryland Owner) qualifies as an “operating company”, a “venture capital operating company” or a “real estate operating company” within the meaning of 29 C.F.R. §2510.3-101(c), (d) or (e).

Section 5.19 No Joint Assessment.

Neither Borrower nor Maryland Owner shall suffer, permit or initiate the joint assessment of any Individual Property with (a) any other real property constituting a tax lot separate from the related Individual Property, or (b) any portion of the related Individual Property which may be deemed to constitute personal property, or any other procedure whereby the Lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to the Property.

Section 5.20 Reciprocal Easement Agreements.

Neither Borrower nor Maryland Owner shall enter into, terminate or modify any REA without Lender’s and Senior Mezzanine Lenders’ prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Each Borrower and Maryland Owner, if applicable, shall enforce, comply with, and cause each of the parties to the REA to comply with all of the material economic terms and conditions contained in the REA.

Section 5.21 Alterations.

Lender’s prior approval shall be required in connection with any alterations to any Improvements (exclusive of (i) restoration and repair work set forth in an approved Annual Budget, where such restoration and repair work has been separately approved by Lender, (ii) alterations to tenant spaces specifically required to be performed by Borrower, as landlord, under any Lease, and (iii) any alterations required to be performed by the Manager or a Franchisor (rather than by Borrower or Maryland Owner, as applicable) pursuant to a Management Agreement or Franchise Agreement), (a) that may have a material adverse effect on the related Individual Property, (b) that are structural in nature or (c) that, together with any other alterations undertaken at the same time (including any related alterations, improvements or replacements), are reasonably anticipated to have a cost in excess of the Alteration Threshold per Individual Property. If the total unpaid amounts incurred and to be incurred with respect to such alterations to the Improvements at any Individual Property shall at any time exceed the Alteration Threshold (unless such alterations are covered by Reserve Funds or a Letter of Credit already delivered to Lender, in which case no security shall be required), Borrower or Maryland Owner, as the case may be, shall promptly deliver to Lender as security for the payment of such amounts and as additional security for Borrower’s and Maryland Owner’s obligations under the Loan Documents any of the following: (i) cash, (ii) direct non-callable obligations of the United States of America or other obligations which are “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, to the extent acceptable to the applicable Rating Agencies, (iii) other securities acceptable to Lender and the Rating Agencies, or (iv) a completion bond, provided that such completion bond is acceptable to Lender and the Rating Agencies or (v) a Letter of Credit, provided that such Letter of Credit is acceptable to Lender and the Rating Agencies. Such security shall be in an amount equal to the excess of the total unpaid amounts incurred and to be incurred with respect to such alterations to the Improvements over the Alteration Threshold.

Section 5.22 Interest Rate Cap Agreement.

(a) On or prior to the date hereof, Borrower shall have obtained the Rate Cap, which shall be coterminous or longer than the term of the Loan (and which in any event shall have a term through the end of the Interest Accrual Period in which the Maturity Date occurs) and have a notional amount which shall not at any time be less than the outstanding principal balance of the Loan. The Rate Cap shall be maintained throughout the term of the Loan with an Acceptable Counterparty. If the provider of the Rate Cap or any Replacement Rate Cap ceases to be an Acceptable Counterparty, Borrower shall obtain a Replacement Rate Cap at Borrower’s sole cost and expense within thirty (30) days of receipt of notice from Lender or Borrower’s obtaining knowledge that the provider is no longer an Acceptable Counterparty.

(b) Borrower shall collaterally assign to Lender pursuant to the Collateral Assignment of Interest Rate Cap Agreement all of its right, title and interest to receive any and all payments under the Rate Cap or any Replacement Rate Cap (and any related guarantee, if any) and shall deliver to Lender counterparts of such Collateral Assignment of Interest Rate Cap Agreement executed by Borrower and by the Acceptable Counterparty and notify the Acceptable Counterparty of such collateral assignment (either in such Rate Cap or by separate instrument). At such time as the Loan is repaid in full, all of Lender’s right, title and interest in the Rate Cap and any Replacement Rate Cap shall terminate and Lender shall execute and deliver at Borrower’s sole cost and expense, such documents as may be required to evidence Lender’s release of the Rate Cap and any Replacement Rate Cap and to notify the Acceptable Counterparty of such release.

(c) Borrower shall comply with all of its obligations under the terms and provisions of the Rate Cap and any Replacement Rate Cap. All amounts paid by the Acceptable Counterparty under the Rate Cap to Borrower or Lender shall be deposited immediately into the Cash Management Account. Borrower shall take all actions reasonably requested by Lender to enforce Lender’s rights under the Rate Cap and any Replacement Rate Cap in the event of a default by the Acceptable Counterparty and shall not waive, amend or otherwise modify any of its rights thereunder.

(d) In the event that Borrower fails to purchase and deliver to Lender the Rate Cap or any Replacement Rate Cap as and when required hereunder, or fails to maintain such agreement in accordance with the terms and provisions of this Agreement, Lender may, upon written notice to Borrower specifying Borrower’s failure and Borrower’s failure to comply within one Business Day of receiving such notice, purchase the Rate Cap or any Replacement Rate Cap, as applicable, and the cost incurred by Lender in purchasing the Rate Cap or any Replacement Rate Cap, as applicable, shall be paid by Borrower to Lender with interest thereon at the Default Rate from the date such cost was incurred by Lender until such cost is reimbursed by Borrower to Lender.

(e) In connection with the Rate Cap and any Replacement Rate Cap, Borrower shall obtain and deliver to Lender an opinion from counsel (which counsel may be in house counsel for the Acceptable Counterparty) for the Acceptable Counterparty (upon which Lender and its successors and assigns may rely) which shall provide, in relevant part, that:

(i) the Acceptable Counterparty is duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation and has the organizational power and authority to execute and deliver, and to perform its obligations under, the Rate Cap or the Replacement Rate Cap, as applicable;

(ii) the execution and delivery of the Rate Cap or the Replacement Rate Cap, as applicable, by the Acceptable Counterparty, and any other agreement which the Acceptable Counterparty has executed and delivered pursuant thereto, and the performance of its obligations thereunder have been and remain duly authorized by all necessary action and do not contravene any provision of its certificate of incorporation or by laws (or equivalent organizational documents) or any law, regulation or contractual restriction binding on or affecting it or its property;

(iii) all consents, authorizations and approvals required for the execution and delivery by the Acceptable Counterparty of the Rate Cap or the Replacement Rate Cap, as applicable, and any other agreement which the Acceptable Counterparty has executed and delivered pursuant thereto, and the performance of its obligations thereunder have been obtained and remain in full force and effect, all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with any governmental authority or regulatory body is required for such execution, delivery or performance; and

(iv) the Rate Cap or the Replacement Cap, as applicable, and any other agreement which the Acceptable Counterparty has executed and delivered pursuant thereto, has been duly executed and delivered by the Acceptable Counterparty and constitutes the legal, valid and binding obligation of the Acceptable Counterparty, enforceable against the Acceptable Counterparty in accordance with its terms, subject to the Bankruptcy Code and any other applicable Creditors’ Rights Laws and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

Section 5.23 Franchise Agreements.

(a) Subject to the terms of Section 5.24, each Borrower and Maryland Borrower, as the case may be, that is party to a Franchise Agreement shall (i) promptly perform and observe all of the covenants required to be performed and observed by it under the related Franchise Agreement in all material respects and do all things necessary to preserve and to keep unimpaired its material rights thereunder; (ii) promptly notify Lender of any default under any Franchise Agreement of which it is aware; (iii) promptly deliver to Lender a copy of any notice of default or other material notice received by Borrower or Maryland Owner or delivered by Borrower or Maryland Owner under the related Franchise Agreement; (iv) promptly give notice to Lender of any notice or information that Borrower or Maryland Owner receives which indicates that Franchisor is terminating any Franchise Agreement; and (v) promptly enforce the performance and observance of all of the covenants required to be performed and observed by Franchisor under the related Franchise Agreement, including causing each Individual Property that is subject to a Franchise Agreement to be operated, maintained and managed at all times and in a manner consistent with the standards for the operation, management and maintenance set forth in the related Franchise Agreement.

(b) Except as provided in Section 5.24, neither Borrower nor Maryland Owner shall without the prior written consent of Lender (which consent shall not be unreasonably withheld, conditioned or delayed): (i) surrender, terminate or cancel the Franchise Agreement to which it is a party or otherwise replace Franchisor or enter into any other Franchise Agreement with respect to any Individual Property; (ii) reduce or consent to the reduction of the term of the Franchise Agreement to which it is a party; (iii) increase or consent to the increase of the amount of any charges under a Franchise Agreement to which it is a party; (iv) to the extent it has the right to do so pursuant to the terms of the applicable Franchise Agreement, permit the applicable Franchisor to assign or encumber its right or interest in the Franchise Agreement to which it is a party; or (v) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under, the Franchise Agreement to which it is a party.

(c) Neither Borrower nor Maryland Owner shall pledge, transfer, assign, mortgage, encumber or allow to be encumbered its respective interest in the Franchise Agreement or any interest therein except as provided in the Loan Documents to Lender. Without limiting the foregoing, to the extent it has the right to do so pursuant to the terms of the applicable Franchise Agreement, neither Borrower nor Maryland Owner shall consent to any assignment by Franchisor of Franchisor’s interest in the Franchise Agreement or its right and interests thereunder.

(d) In the event that Borrower or Maryland Owner replaces Franchisor at any time during the term of Loan, the replacement Franchisor shall be a Qualified Franchisor and the requirements of Section 5.24 must be satisfied with respect to such Qualified Franchisor and any replacement Franchise Agreement.

Section 5.24 Permitted Franchise Agreements.

Borrower and Maryland Owner shall be permitted (y) to terminate any Franchise Agreement and enter into a replacement Franchise Agreement with respect to any Individual Property, and (z) to enter into a new Franchise Agreement with respect to an Individual Property that was previously operated and branded solely under the terms of a Management Agreement, provided in each case that the following conditions are satisfied:

(a) no Event of Default shall be continuing at the time of the delivery of notice to Lender pursuant to clause (b) of this Section 5.24 or at the time the applicable replacement Franchise Agreement is entered into;

(b) Lender shall have received not less than thirty (30) days’ prior written notice of the proposed Franchisor and a copy of the proposed Franchise Agreement;

(c) Borrower shall have delivered to Lender a new nonconsolidation opinion if such Franchisor is an Affiliate of Borrower, such opinion to be acceptable to Lender in its reasonable discretion;

(d) the Franchise Agreement shall be a franchise, trademark and/or license agreement with a Qualified Franchisor on then prevailing market terms, such Franchise Agreement has been approved by Lender, such approval not to be unreasonably withheld, conditioned or delayed, provided however, that in the event that Lender fails to respond to a request for Lender’s approval pursuant to this Section 5.24(d) within five (5) Business Days of Borrower’s request, Borrower may deliver a second request for such approval and, provided that such second request contains a bold face, conspicuous legend at the top of the first page thereof to the effect that “IF YOU FAIL TO RESPOND TO THIS REQUEST FOR APPROVAL IN WRITING WITHIN FIVE (5) BUSINESS DAYS, YOUR APPROVAL SHALL BE DEEMED GIVEN,” and Lender fails to respond to such request for approval five (5) Business Days after Lender has received from Borrower such second request and all information reasonably required by Lender in order to adequately review such request, Lender shall be deemed to have given such approval;

(e) the Franchise Agreement shall not grant to Franchisor any right of first offer, right of first refusal or option to purchase any Individual Property unless such rights are specifically subject and subordinate to the Mortgage and the Lien thereof and Franchisor acknowledges and agrees that in no event shall such right(s) apply in connection with Lender’s foreclosure (or similar exercise of remedies) on any Individual Property or any sale of all or a portion of the Properties after such foreclosure or similar exercise of remedies;

(f) Borrower shall cause Franchisor to deliver to Lender a comfort letter containing customary mortgagee protections, including mortgagee notice and cure rights and the right of Lender to continue to own and operate all or a portion of the affected Individual Property under the Franchise Agreement without the payment of any administrative or other fees in addition to the fees and other amounts due to Franchisor first accruing after Lender (or its successors or assigns) becomes the owner under such Franchise Agreement; and

(g) In connection with the entering into of a new Franchise Agreement with respect to an Individual Property that was previously operated and branded solely under the terms of a Management Agreement, Borrower shall have simultaneously entered into a Management Agreement with a Qualified Manager in accordance with the provisions of Section 5.14, and delivered a subordination and attornment agreement in favor of Lender from such Qualified Manager in form acceptable to Lender.

In the event Borrower or Maryland Owner enters into a Franchise Agreement as permitted herein, such Franchise Agreement shall be a “Franchise Agreement” hereunder and the provisions of Section 5.23 shall apply thereto.

Section 5.25 Defense of Title.

Each Borrower and Maryland Owner will preserve its interest in and title to each Individual Property that it owns and shall forever warrant and defend the same to Lender against any and all claims made by, through or under such Borrower or Maryland Owner (and shall forever warrant and defend the validity and priority of the lien and security interest created herein against the claims of all Persons whomsoever claiming by, through or under such Borrower. The foregoing warranty of title shall survive the foreclosure of the applicable Mortgage and shall inure to the benefit of and be enforceable by Lender in the event Lender acquires title to the Property pursuant to any foreclosure.

Section 5.26 Ground Leases.

(a) Borrower and Maryland Owner will comply in all material respects with the terms and conditions of the Ground Leases (including, but not limited to, the payment of all rent, additional rent, percentage rent and other charges required to be paid under the Ground Leases). Borrower and Maryland Owner will not do or permit anything to be done, the doing of which, or refrain from doing anything, the omission of which, will impair or tend to impair the security of the Individual Property leased to Borrower or Maryland Owner under any Ground Lease or will be grounds for declaring a forfeiture of any Ground Lease.

(b) Borrower and Maryland Owner shall enforce the Ground Leases and will not terminate, modify, cancel, change, supplement, alter or amend any of the Ground Leases (except in connection with a buyout (a “Ground Lease Buyout”) of the fee title held by any Ground Lessor where such fee contemporaneously becomes subject to the Lien of the related Mortgage), or waive, excuse, condone or in any way release or discharge any Ground Lessor of or from any of the material covenants and conditions to be performed or observed by the Ground Lessor under the applicable Ground Lease. Each of Borrower and Maryland Owner hereby expressly covenants with Lender not to cancel, surrender, amend, modify or alter in any way the terms of any Ground Lease. Each of Borrower and Maryland Owner hereby assigns to Lender, as further security for the payment of the Debt and for the performance and observance of the terms, covenants and conditions of the related Mortgages, all of the rights, privileges and prerogatives of Borrower and Maryland Owner, as tenant under the Ground Leases, and not to surrender the leasehold estate created by the Ground Leases or terminate, cancel, modify, change, supplement, alter or amend the Ground Leases, and any such surrender of the leasehold estate created by the Ground Leases or termination, cancellation, modification, change, supplement, alteration or amendment of the Ground Leases (except in connection with a Ground Lease Buyout) without the prior consent of Lender shall be void and of no force and effect.

(c) Borrower and Maryland Owner will give Lender prompt (and in all events within two (2) Business Days) notice of (i) any written notice delivered by Borrower or Maryland Owner alleging a default under any Ground Lease, (ii) the receipt by Borrower or Maryland Owner of any written notice of default or alleging a default from any Ground Lessor, or (iii) the occurrence of any event known to Borrower or Maryland Owner that, with the passage of time or service of notice, or both, would constitute a default by Borrower, Maryland Owner or Ground Lessor. Borrower and Maryland Owner will promptly (and in all events within two (2) Business Days) furnish to Lender copies of all information furnished to any Ground Lessor in accordance with the terms of the Ground Leases or the provisions of this Section. Borrower and Maryland Owner will deposit with Lender an exact copy of any written notice received or given by Borrower or Maryland Owner in any way relating to or affecting any Ground Lease which may concern or affect the estate of the related Ground Lessor or Borrower or Maryland Owner thereunder in or under any Ground Lease or in the real estate thereby demised.

(d) Each of Borrower and Maryland Owner hereby grants Lender the right, but not the obligation, to perform any obligations of Borrower or Maryland Owner under the terms of any Ground Lease during the existence of a Default (provided such Default is related to a Ground Lease) or Event of Default or at any time after Lender receives written notice that Borrower or Maryland Owner has defaulted or is about to default under the terms of any Ground Lease and each of Borrower and Maryland Owner hereby expressly authorizes and appoints Lender its attorney-in-fact to perform, upon written notice to Borrower or Maryland Owner, any obligations of Borrower or Maryland Owner under the terms of any Ground Lease in the name of and upon behalf of Borrower or Maryland Owner, as the case may be, which power of attorney shall be irrevocable and shall be deemed to be coupled with an interest. All costs and expenses (including reasonable attorneys’ fees and expenses) so incurred by Lender, shall be treated as an advance secured by the Mortgages, shall bear interest thereon at the Default Rate from the date of payment by Lender until paid in full and shall be paid by Borrower and Maryland Owner to Lender within five (5) days after demand. No performance by Lender of any obligations of Borrower or Maryland Owner shall constitute a waiver of any Event of Default arising by reason of Borrower’s or Maryland Owner’s failure to perform the same. If Lender shall make any payment or perform any act or take action in accordance with this Section, Lender will notify Borrower and Maryland Owner (as applicable) of the making of any such payment, the performance of any such act, or the taking of any such action promptly after taking such action.

In any such event, subject to the rights of Ground Lessors specifically reserved under the Ground Leases and the rights of lessees, sublessees and other occupants under any Leases, Lender and any Person designated by Lender shall have, and are hereby granted, the right to enter upon any Individual Property at any time and from time to time for the purpose of taking any such action.

(e) To the extent permitted by law, Borrower agrees that the price payable by Borrower and Maryland Owner or any other Person or entity in the exercise of any right of redemption following foreclosure of an Individual Property subject to a Ground Lease shall include all rents paid and other sums advanced by Lender (together with interest thereon at the Default Rate) as ground lessee under the Ground Leases, on behalf of Borrower on account of each applicable Individual Property.

(f) Unless Lender shall otherwise consent, each of Borrower and Maryland Owner shall exercise its rights under the Ground Lease and applicable law to ensure that the fee title and the leasehold estate in each Individual Property subject to a Ground Lease shall not merge but shall always be kept separate and distinct, notwithstanding the union of said estates either in Ground Lessor or in a Borrower, Maryland Owner, or in a third party, by purchase or otherwise except in a Ground Lease Buyout in connection with which Borrower and Maryland Owner, as applicable, have delivered an amendment to the related Mortgage spreading the lien of the Mortgage over the fee interests and providing title insurance coverage related to the priority of the lien of the Mortgage over such interest, each of which shall be acceptable to Lender.

(g) Upon acquisition of the fee title or any other estate, title or interest in any Individual Property subject to a Ground Lease, the related Mortgage shall, to the extent permitted under applicable law in the state the affected Individual Property is located, automatically and without the necessity of execution of any other documents, attach to and cover and be a lien upon such other estate so acquired, and such other estate shall be considered as mortgaged, assigned and conveyed to Lender and the lien hereof spread to cover such estate with the same force and effect as though specifically herein mortgaged, assigned and conveyed and if any of the foregoing are not permitted under applicable law in the state the Individual Property is located, each of Borrower and Maryland Owner, as applicable, shall, prior to such acquisition, execute and deliver to Lender a Mortgage or similar security instrument covering such fee or other interest acquired by Borrower or Maryland Owner and provide title insurance coverage related to the priority of the lien of such Mortgage or other security instrument over such interest, each of which shall be acceptable to Lender. The provisions of this subsection (g) shall not apply if Lender acquires title to the affected Individual Property unless Lender shall so elect.

(h) Borrower hereby acknowledges and agrees that if any Ground Lessor shall deliver to Lender a copy of any notice of default sent by such Ground Lessor to Borrower or Maryland Owner, as tenant under a Ground Lease (or to Operating Lessee, as subtenant thereunder), Lender shall be entitled (but not obligated) to take or omit to take any action in reliance thereon (and without any duty of inquiry) and in response to such notice.

(i) For any Ground Lease scheduled to mature earlier than fifteen (15) years after the date of the Original Loan Agreement, Borrower and Maryland Owner shall exercise each individual option, if any, to extend or renew the term of any Ground Lease promptly (and in all events before the expiration of any applicable deadline to extend under the Ground Lease if such applicable deadline to extend is prior to the latest Extended Maturity Date that may occur with respect to the Loan) after demand by Lender made at any time within one (1) year after the last day upon which any such option may be exercised, and Borrower and Maryland Owner each hereby expressly authorizes and appoints Lender its attorney-in-fact to exercise any such option in the name of and upon behalf of Borrower or Maryland Owner, as applicable, to so exercise such option if Borrower or Maryland Owner fails to exercise the same as herein required, which power of attorney shall be irrevocable and shall be deemed to be coupled with an interest.

(j) Each Lease of space at any Individual Property subject to a Ground Lease hereafter made and each renewal of any existing Lease (or any other Lease as may be required by the Ground Lease) shall provide that, (i) in the event of the termination of the related Ground Lease, the Lease shall not terminate or be terminable by the lessee; (ii) in the event of any action for the foreclosure of the related Mortgage, the Lease shall not terminate or be terminable by the subtenant by reason of the termination of the Ground Lease unless the lessee is specifically named and joined in any such action and unless a judgment is obtained therein against the lessee; and (iii) in the event that the related Ground Lease is terminated as aforesaid, the lessee under the Lease shall attorn to the lessee under such Ground Lease or to the purchaser at the sale of the related Individual Property on such foreclosure, as the case may be.

(k) Each of Borrower and Maryland Owner hereby assigns, transfers and sets over to Lender as security for the Debt all of Borrower’s and Maryland Owner’s claims and rights to the payment of damages arising from any rejection by the Ground Lessor of any Ground Lease pursuant to a Bankruptcy Proceeding. Each of Borrower and Maryland Owner shall notify Lender promptly (and in any event within five (5) days) of any claim, suit, action or proceeding relating to the rejection of any Ground Lease. In connection with any Bankruptcy Proceeding where Ground Lessor is the debtor, Lender is hereby irrevocably appointed as each Borrower’s and Maryland Owner’s attorney-in-fact, coupled with an interest, with the power to file and prosecute, to the exclusion of each Borrower and Maryland Owner during an Event of Default, any proofs of claim, complaints, motions, applications, notices and other documents, in any case in respect of such Ground Lessor pursuant to such Bankruptcy Proceeding. A Borrower or Maryland Owner may make any compromise or settlement in connection with such proceedings (subject to Lender’s reasonable approval); provided, however, that Lender shall be authorized and entitled to compromise or settle any such proceeding if such compromise or settlement is made after the occurrence and during the continuance of an Event of Default. The applicable Borrower or Maryland Owner shall promptly execute and deliver to Lender any and all instruments reasonably required in connection with any such proceeding after a reasonably timely request therefor by Lender. Except as set forth above, no Borrower or Maryland Owner shall adjust, compromise, settle or enter into any agreement with respect to such proceedings without the prior written consent of Lender, such consent not to be unreasonably withheld.

(l) No Borrower or Maryland Owner shall, without Lender’s prior written consent, elect to treat any Ground Lease as terminated under Section 365(h)(l) of the Bankruptcy Code. Any such election made without Lender’s prior written consent shall be void.

(m) If pursuant to Section 365(h)(1) of the Bankruptcy Code, any Borrower or Maryland Owner seeks to offset against the rent reserved in any Ground Lease the amount of any damages caused by the non-performance by the Ground Lessor of any of the Ground Lessor’s

obligations under the related Ground Lease after the rejection by the Ground Lessor of such Ground Lease pursuant to a Bankruptcy Proceeding, such Borrower or Maryland Owner shall, prior to effecting such offset, notify Lender of its intention to do so, setting forth the amounts proposed to be so offset and the basis therefor. If Lender has failed to object as aforesaid within ten (10) days after notice from a Borrower or Maryland Owner in accordance with the first sentence of this subsection (m) (or such shorter period of time as may be necessary to timely assert such offset so long as the inability to afford Lender ten (10) days’ notice was not due to Borrower’s or Maryland Owner’s delay), Borrower or Maryland Owner may proceed to effect such offset in the amounts set forth in such Borrower’s or Maryland Owner’s notice. Neither Lender’s failure to object as aforesaid nor any objection or other communication between Lender and a Borrower or Maryland Owner relating to such offset shall constitute an approval of any such offset by Lender. Borrower and Maryland Owner shall indemnify and save Lender harmless from and against any and all claims, demands, actions, suits, proceedings, damages, losses, costs and expenses of every nature whatsoever (including reasonable attorneys’ fees and disbursements) arising from or relating to any such offset by a Borrower or Maryland Owner against the rent reserved in any Ground Lease.

(n) If, during the continuance of an Event of Default, any action, proceeding, motion or notice shall be commenced or filed in respect of an Individual Property that is subject to a Ground Lease in connection with any Bankruptcy Proceeding, Lender shall have the option, to the exclusion of Borrower or Maryland Owner that is the lessee under such Ground Lease, exercisable upon notice from Lender to Borrower or Maryland Owner, to conduct and control any such litigation with counsel of Lender’s choice. Lender may proceed in its own name or in the name of the applicable Borrower or Maryland Owner in connection with any such litigation, and such Borrower or Maryland Owner agrees to execute any and all powers, authorizations, consents and other documents required by Lender in connection therewith. Borrower and Maryland Owner shall pay to Lender all costs and expenses (including reasonable attorneys’ fees and disbursements) paid or incurred by Lender in connection with the prosecution or conduct of any such proceedings within five (5) days after notice from Lender setting forth such costs and expenses in reasonable detail. Any such costs or expenses not paid by Borrower or Maryland Owner as aforesaid shall be secured by the lien of the Mortgage, shall be added to the principal amount of the Debt and shall bear interest at the Default Interest Rate. No Borrower or Maryland Owner shall commence any action, suit, proceeding or case, or file any application or make any motion, in respect of any Ground Lease in any such Bankruptcy Proceeding without the prior written consent of Lender.

(o) Borrower or Maryland Owner that is the lessee under the related Ground Lease shall promptly, after obtaining knowledge thereof, notify Lender of any filing by or against any Ground Lessor of a petition under the Bankruptcy Code or any other Creditors’ Rights Laws. Borrower’s or Maryland Owner’s notice shall set forth any information available to such Borrower or Maryland Owner as to the date of such filing, the court in which such petition was filed, and the relief sought therein. The applicable Borrower or Maryland Owner shall promptly deliver to Lender following receipt any and all notices, summonses, pleadings, applications and other documents received by such Borrower or Maryland Owner in connection with any such petition and any proceedings relating thereto.

(p) If there shall be filed by or against any Borrower or Maryland Owner a petition under the Bankruptcy Code, and Borrower or Maryland Owner, as the tenant under any Ground Lease, shall determine to reject the Ground Lease to which it is a party pursuant to Section 365(a) of the Bankruptcy Code, then such Borrower or Maryland Owner shall give Lender not less than ten (10) days’ prior notice of the date on which such Borrower or Maryland Owner shall apply to the bankruptcy court for authority to reject such Ground Lease(s). Lender shall have the right, but not the obligation, to serve upon such Borrower or Maryland Owner within such ten (10)- day period a notice stating that (i) Lender demands that such Borrower or Maryland Owner assume and assign the Ground Lease(s) to Lender pursuant to Section 365 of the Bankruptcy Code and (ii) Lender covenants to cure or provide adequate assurance of prompt cure of all defaults and provide adequate assurance of future performance under such Ground Lease(s). If Lender serves upon any Borrower or Maryland Owner the notice described in the preceding sentence, the applicable Borrower or Maryland Owner shall not seek to reject such Ground Lease(s) and shall comply with the demand provided for in clause (i) of the preceding sentence within thirty (30) days after the notice shall have been given, subject to the performance by Lender of the covenant provided for in clause (ii) of the preceding sentence.

(q) Neither Borrower nor Maryland Owner shall select or approve any Person to act as “insurance trustee” or other depositary that holds Proceeds or Awards without first obtaining the prior written consent of Lender (not to be unreasonably withheld).

(r) Within twenty (20) days’ after receipt of written demand by Lender, but in no event more than two (2) times in any calendar year, Borrower and Maryland Owner shall use reasonable efforts to obtain from Ground Lessor under each Ground Lease and furnish to Lender an estoppel certificate of Ground Lessor stating the date through which rent has been paid and whether or not there are any defaults thereunder and specifying the nature of such claimed defaults, if any; provided, however, that “reasonable efforts” in this clause (r) shall not include the payment of any separate fee by Borrower or Maryland Owner to Ground Lessor in connection with any such estoppel certificate.

Section 5.27 Condominiums.

Each Borrower and Maryland Owner that owns an Individual Property that is subject in whole or in part to a Condominium further covenants and agrees, with regard to each Condominium and the related Condominium Documents, that:

(a) it shall, with respect to the Condominium unit that it owns, and to the extent it controls the Condominium, cause the Condominium to, comply in all material respects with the Condominium Law;

(b) it shall not, without Lender’s prior written consent, (which consent shall not be unreasonably withheld, conditioned or delayed) take any action to terminate, amend, modify, partition or supplement, or consent to the termination, amendment, modification, partition or supplementation of any of the Condominium Documents;

(c) it shall pay all assessments for common charges and expenses made against the Condominium units then owned by Borrower pursuant to the Condominium Documents prior to delinquency, subject to any applicable grace periods and Borrower’s rights to contest, if any, pursuant to the terms of this Agreement;

(d) it shall comply in all material respects with all of the terms, covenants and conditions on Borrower’s part to be complied with, pursuant to the Condominium Documents and any rules and regulations that may be adopted for the Condominium, as the same shall be in force and effect from time to time;

(e) it shall take all commercially reasonable actions as may be necessary from time to time to preserve and maintain, or to cause the related board of directors or association to preserve and maintain, the Condominium and the condominium unit that it owns, in accordance with the Condominium Law;

(f) it shall not, without Lender’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed, exercise any right it may have to vote for, (i) any additions or improvements to the common elements of the Condominium, except as such additions or improvements are completed in accordance with Section 5.21 of this Agreement, (ii) any borrowing on behalf of the Condominium or (iii) the expenditure of any insurance proceeds or Awards for the repair or restoration of the related improvements other than in accordance with Article VIII of this Agreement; and

(g) to the extent Borrower is permitted by law to waive its rights, it shall not, without the prior consent of Lender, vote to restore or not to restore the Improvements owned by a Borrower or Maryland Owner that are subject to a Condominium and damaged by a Casualty or Condemnation affecting any Individual Property.

Section 5.28 Notices. Borrower shall give notice to Lender promptly following Borrower’s obtaining knowledge of the occurrence of any of the following:

(a) any Default, any Event of Default, any Mezzanine Loan Default (or event which, but for the giving of notice or passage of time, or both, would be a Mezzanine Loan Default); any CIGNA Mortgage Loan Default (or any event which, but for the giving of notice or passage of time, or both, would be a CIGNA Mortgage Loan Default); or any “Event of Default” as defined in the Ashford Credit Agreement (or any event which, but for the giving of notice or passage of time, or both, would be an “Event of Default” as defined in the Ashford Credit Agreement);

(b) any default or any event of default under any Contractual Obligation by any Borrower Party, or, to Borrower’s knowledge, that could reasonably be expected to have a material adverse effect on any Borrower Party, the ability of any Borrower Party to perform under the Loan Documents to which it is a party, or the rights and remedies of Lender under the Loan Documents;

(c) any litigation or proceeding naming any Borrower Party that could reasonably be expected to have a material adverse effect on any Borrower Party’s condition (financial or otherwise) or business or any Individual Property or the Property as a whole; and

(d) any change in the business, operations, property or financial or other condition or prospects of Borrower, or, to the knowledge of Borrower, CIGNA Mortgage Loan Borrower, Maryland Owner, Guarantor, any Individual Property or any CIGNA Property (excluding any change resulting solely from external market conditions affecting an Individual Property or CIGNA Property) which could reasonably be expected to have a material adverse effect on Borrower, CIGNA Mortgage Loan Borrower, Maryland Owner, Guarantor, or any Individual Property or CIGNA Property, or the ability of Borrower, CIGNA Mortgage Loan Borrower, Maryland Owner or Guarantor to perform such Person’s obligations under the Loan Documents to which such Person is a party or the rights and remedies of Lender under the Loan Documents.

Section 5.29 Bankruptcy Related Covenants.

(a) To the extent permitted by applicable law and not inconsistent with Borrower’s discharge of compliance with its fiduciary duties, as advised by counsel, Borrower shall not, nor shall Borrower cause or permit Maryland Owner, Guarantor or Affiliated Manager, or any Related Party (as defined in the Guaranty) of any Borrower, Maryland Owner, Guarantor or Affiliated Manager to, seek substantive consolidation in connection with a proceeding under the Bankruptcy Code or any other Creditors’ Rights Laws of any Borrower, Maryland Owner, Guarantor or Affiliated Manager (other than the substantive consolidation of an Affiliated Manager with any other Person which is not a Borrower Party).

(b) To the extent permitted by applicable law and not inconsistent with Borrower’s discharge of compliance with its fiduciary duties, as advised by counsel, Borrower shall not, nor shall Borrower cause or permit Maryland Owner, Guarantor or Affiliated Manager, or any Related Party (as defined in the Guaranty) of any Borrower, Maryland Owner, Guarantor or Affiliated Manager to, provide, originate, acquire an interest in or solicit (in writing) or accept from Guarantor, any Related Party (as defined in the Guaranty) of Guarantor or any other Borrower, Maryland Owner, Guarantor or Affiliated Manager any debtor-in-possession financing on behalf of any Borrower, Maryland Owner, Guarantor or Affiliated Manager in the event that such Borrower, Maryland Owner, Guarantor or Affiliated Manager is the subject of a proceeding under the Bankruptcy Code or under any other Creditors’ Rights Laws (other than debtor-in-possession financing provided to or on behalf of an Affiliated Manager by a Person which is not a Borrower Party in a proceeding of such Affiliated Manager which involves no other Borrower Party).

Section 5.30 Operating Leases.

(a) Subject to the provisions of Article VII hereof, Borrower and Maryland Owner shall (i) cause the hotel located on each Individual Property to be operated pursuant to the applicable Operating Lease; (ii) promptly perform and/or observe all of the material covenants, agreements and obligations required to be performed and observed by Borrower, Maryland Owner and/or Operating Lessee under the applicable Operating Lease and do all things necessary to preserve and to keep unimpaired its material rights thereunder; (iii) promptly notify Lender of any default under the Operating Lease; (iv) promptly deliver to Lender a copy of each financial statement, business plan, capital expenditures plan, notice, report and estimate received by Borrower, Maryland Owner and/or Operating Lessee under the Operating Lease; (v) promptly enforce in a commercially reasonable manner the performance and observance of all of the covenants and agreements required to be performed and/or observed by Operating Lessee under the Operating Lease; (vi) cause Operating Lessee to deposit (or cause the applicable Manager to deposit) all revenues from the Properties into the related Clearing Account (subject to amounts that Managers are permitted to pay directly or reserve for, as provided in this Agreement); and (vii) cause Operating Lessee to conduct its business and operations in accordance with the terms of the Loan Documents and not allow or permit Operating Lessee to take any of the actions that Borrower is prohibited from taking pursuant to the terms of the Loan Documents.

(b) Subject to the provisions of Article VII, without Lender’s prior written consent, not to be unreasonably withheld, no Borrower or Maryland Owner shall (i) surrender, terminate or cancel an Operating Lease; (ii) reduce or consent to the reduction of the term of the Operating Lease; (iii) modify or consent to the modification of the amount of rent or any other charges under the Operating Lease; (iv) modify, change, supplement, alter or amend the Operating Lease or waive or release any of Borrower’s or Maryland Owner’s rights and remedies under the Operating Lease; or (v) waive, excuse, condone or in any way release or discharge any Operating Lessee of or from Operating Lessee’s material obligations, covenants and/or conditions under the Operating Lease.

Section 5.31 Liens.

Neither Borrower nor Maryland Owner shall take any action that would impair the Lien created under this Agreement or any other Loan Document.

Section 5.32 Limitation on Securities Issuances.

Borrower shall not issue any membership or partnership interests or other securities, other than those that have been issued and pledged to Mezzanine 1 Lender as of the Closing Date.

Section 5.33 Other Limitations.

Prior to the payment in full of the Debt, Borrower and Maryland Owner shall not, without the prior written consent of Lender (which may be furnished or withheld at its sole and absolute discretion):

(a) create, incur, assume or suffer to exist any additional Liens on any portion of the Property except for Permitted Encumbrances and as otherwise permitted hereunder;

(b) distribute to the partners, members or shareholders of Borrower property other than cash;

(c) except as set forth in an approved Annual Budget or as permitted under this Agreement, (i) undertake any (A) improvement, renovation or refurbishment of all or any part of the Property to a materially higher standard or level than that of comparable properties in the same market segment and in the same geographical area as the Property, or (B) removal, demolition or material alteration of the improvements or equipment on the Property or (ii) materially increase the square footage or gross leasable area of the improvements on the Property if a material portion of any of the expenses in connection therewith are paid or incurred by Borrower or Maryland Owner; or

(d) settle any claim against Borrower or Maryland Owner, other than a fully insured third party claim, which could reasonably be expected to materially adversely affect Borrower’s or Maryland Owner’s condition (financial or otherwise) or business or the Property.

Section 5.34 Embargoed Persons.

Each of Borrower and Guarantor has performed and shall perform reasonable due diligence to ensure that at all times throughout the term of the Loan, including after giving effect to any Sale or Pledge permitted pursuant to the terms of the Loan Documents, (a) none of the funds or other assets of Borrower or Guarantor constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person with the result that the investment in any such Borrower or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law; (b) no Embargoed Person has any interest of any nature whatsoever in Borrower or Guarantor, as applicable, with the result that the investment in Borrower or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law; and (c) none of the funds of any Borrower or Guarantor, as applicable, have been derived from, or are the proceeds of, any unlawful activity, including money laundering, terrorism or terrorism activities, with the result that the investment in Borrower or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law, or may cause any portion of the Properties to be subject to forfeiture or seizure.

Section 5.35 Limitations on Distributions.

Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, Borrower acknowledges and agrees that Borrower and Maryland Owner are prohibited from making distributions, loans or other payments of cash (including Excess Cash (as defined in the Mezzanine Loan Documents)), fees, proceeds (including Net Sales Proceeds or proceeds from any Permitted CIGNA Mortgage Loan Refinancing), property, revenue or other funds of any kind derived directly or indirectly from the ownership or operation of the Individual Properties or other collateral under the Loan Documents or the Mezzanine Loan Documents, to any direct or indirect owners of Borrower, Maryland Owner, Mezzanine Loan Borrower, Borrower Principal, Guarantor, any Affiliated Manager, any Affiliates of any such Person, or any other Person, other than (a) distributions in accordance with Section 9.10 and Section 10.2; (b) distributions for the payment of Approved Corporate Expenses as expressly provided herein; (c) distributions by Borrower to Mezzanine 1 Borrower, by Mezzanine 1 Borrower to Mezzanine 2 Borrower, and by Mezzanine 2 Borrower to Mezzanine 3 Borrower (or if the Mezzanine 3 Loan has been fully repaid, to the Mezzanine Borrower that has established a replacement Working Capital Reserve pursuant to the terms of the applicable Mezzanine Loan Agreement) for deposit into the Working Capital Reserve of (i) funds disbursed by Lender to Borrower from Replacement Reserve Funds to reimburse Borrower for Capital Replacements and FF&E Replacements funded out of proceeds from the Working Capital Reserve, (ii) funds disbursed by a Manager to Borrower to reimburse Borrower for Capital Replacements and FF&E Replacements funded out of proceeds from the Working Capital Reserve, and (iii) Net Proceeds or Business Insurance Proceeds distributed to Borrower, and thereafter by Borrower, pursuant to

Section 8.4; and (d) payments to Remington of management fees and expenses expressly permitted under the applicable Management Agreement and the applicable Subordination of Management Agreement. Notwithstanding the foregoing, following the occurrence and during the continuance of an Event of Default, any distributions by Borrower or Maryland Owner to any Affiliate of Borrower or Maryland Owner, or any other Person owning any direct or indirect interest in Borrower or Maryland Owner, shall be prohibited.

Section 5.36 Contractual Obligations.

Other than the Loan Documents, Franchise Agreements, Management Agreements, Operating Leases, Permitted Encumbrances, the Borrower Operating Agreement (and the initial membership interests in Borrower issued pursuant thereto), and Contractual Obligations relating to matters set forth in the Annual Budget, neither Borrower nor any of its assets shall be subject to any Contractual Obligations, and Borrower shall not enter into any agreement, instrument or undertaking by which it or its assets are bound, except for such Contractual Obligations and liabilities, not material in the aggregate, that are incidental to its activities as Borrower, and as owner or ground lease tenant of the Individual Properties.

Section 5.37 Patriot Act.

All capitalized words and phrases and all defined terms used in the Patriot Act and are incorporated into this Section. Borrower hereby agrees that each Borrower, each Maryland Owner, each Guarantor, and each other Person affiliated with Borrower, Maryland Owner, or Guarantor or that has an economic interest in any Borrower, Maryland Owner, or Guarantor, or that has an interest in the transaction contemplated by this Agreement or in any Individual Property or participates, in any manner whatsoever, in the Loan (other than, in each case, a holder of publicly traded shares whose indirect ownership interest in any Borrower Party, when combined with all Affiliates of such holder, does not exceed fifteen percent (15%) in the aggregate) (i) shall not be a “blocked” Person listed in the Annex; (ii) shall remain in full compliance with the requirements of the Patriot Act and all other requirements contained in the rules and regulations of OFAC; (iii) shall operate under policies, procedures and practices, if any, that are in compliance with the Patriot Act and available to Lender for Lender’s review and inspection during normal business hours and upon reasonable prior notice; (iv) shall deliver to Lender immediately after receipt any notice from the Secretary of State or the Attorney General of the United States or any other department, agency or office of the United States claiming a violation or possible violation of the Patriot Act; (v) shall not be listed as a Specially Designated Terrorist or as a “blocked” Person on any lists maintained by the OFAC pursuant to the Patriot Act or any other list of terrorist organizations maintained pursuant to any of the rules and regulations of the OFAC issued pursuant to the Patriot Act or on any other list of terrorists or terrorist organizations maintained pursuant to the Patriot Act; (vi) shall not be a Person who has been determined by competent authority to be subject to any of the prohibitions contained in the Patriot Act; and (vii) shall not own or be controlled by, or act for or on behalf of, any Person named in the Annex or any other list promulgated under the Patriot Act or any other Person who has been determined to be subject to the prohibitions contained in the Patriot Act.

Section 5.38 Borrower Residual Account.

Borrower shall cause Mezzanine 3 Borrower (or such other applicable Mezzanine Borrower if the Mezzanine 3 Loan has been fully repaid) to cause all Excess Cash (as defined in the Mezzanine 3 Loan Agreement (or such other applicable Mezzanine Loan Agreement if the Mezzanine 3 Loan has been fully repaid)) to be deposited in the Borrower Residual Account. Borrower shall cause all amounts in the Borrower Residual Account (including amounts allocated to the Working Capital Reserve) to be utilized only for the purposes expressly permitted under the terms of the Mezzanine 3 Loan Agreement (or such other applicable Mezzanine Loan Agreement if the Mezzanine 3 Loan has been fully repaid) and for no other purpose.

ARTICLE VI

ENTITY COVENANTS

Section 6.1 Single Purpose Entity/Separateness.

Until the Debt has been paid in full (and regardless of any Property Release) each Borrower and Maryland Owner represents, warrants and covenants as follows:

(a) Each of Borrower and Maryland Owner will not:

(i) (A) as to the Property Owners, engage in any business or activity other than the ownership, operation (including leasing such Individual Property pursuant to an Operating Lease) and maintenance of the Individual Property that it owns and activities incidental thereto, including any business related to its ownership interest in an Operating Lessee pursuant to and in accordance with Section 7.4, (B) as to the Operating Lessees, engage in any business or activity other than the operation and maintenance of the Individual Property that it leases pursuant to the applicable Operating Lease and activities incidental thereto; (C) as to HH Gaithersburg LLC, engage in any business or activity other than (1) the ownership, operation and maintenance of the limited liability company interests in HH Gaithersburg Borrower, LLC, (2) the ownership, operation (including leasing such Maryland Property to an Operating Lessee) and maintenance of its respective Maryland Property and (3) activities incidental thereto; (D) as to HH Gaithersburg Borrower LLC, engage in any business or activity other than entering into and performing its obligations under the Loan Documents; (E) as to HH Baltimore Holdings LLC and HH Annapolis Holding LLC, engage in any business or activity other than the ownership and operation of the limited liability company interests in HH Baltimore LLC and HH Annapolis LLC, respectively, and activities incidental thereto; and (F) as to HH Baltimore LLC and HH Annapolis LLC, engage in any business or activity other than the ownership, operation (including leasing such Maryland Property to an Operating Lessee) and maintenance of its respective Maryland Property and activities incidental thereto;

(ii) acquire or own any assets other than (A) as to the Property Owners, its Individual Property, such incidental Personal Property as may be necessary for the ownership or operation of its Individual Property, and an Operating Lessee pursuant to and in accordance with Section 7.4, (B) as to Operating Lessee, such incidental Personal Property as may be necessary for the operation of the Individual Property that it leases, (C) with respect to HH Gaithersburg LLC, its respective Maryland Property, its limited liability company interests in HH Gaithersburg Borrower LLC and such incidental Personal Property as may be necessary for the ownership and operation of the foregoing; (D) with respect to HH Gaithersburg Borrower LLC, incidental Personal Property as may be necessary for it to perform its obligations under the Loan Documents; (E) with respect to HH Baltimore Holdings LLC and HH Annapolis Holding LLC, respectively, its limited liability company interests in HH Baltimore LLC and HH Annapolis LLC and such incidental Personal Property as may be necessary for the ownership and operation of HH Baltimore LLC and HH Annapolis LLC, respectively; and (F) with respect to HH Baltimore LLC and HH Annapolis LLC, its respective Maryland Property and such incidental Personal Property as may be necessary for the ownership and operation of its Maryland Property;

(iii) merge into or consolidate with any Person, change the legal structure, or sell all or substantially all of its assets or institute proceedings to be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against it or file a petition seeking, or consent to, reorganization or relief under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) or a substantial part of its property, or make any assignment for the benefit of creditors of it, or admit in writing its inability to pay its debts generally as they become due, or take action in furtherance of any such action, or, to the fullest extent permitted by law, dissolve or liquidate;

(iv) fail to observe all applicable organizational formalities, fail to preserve its existence as an entity duly organized, validly existing and in good standing (if applicable) under the applicable Legal Requirements of the jurisdiction of its organization or formation, or fail to comply with the provisions of its organizational documents;

(v) own any subsidiary, or make any investment in, any Person other than, as to HH Annapolis Holding LLC, HH Gaithersburg LLC and HH Baltimore Holdings LLC, HH Annapolis LLC, HH Gaithersburg Borrower LLC and HH Baltimore LLC, respectively, or pursuant to and in accordance with Section 7.4;

(vi) except with respect to each other Borrower under the Loan Documents, commingle its assets with the assets of any other Person;

(vii) incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (A) the Debt, (B) with respect to Maryland Owner, the Maryland Owner Indebtedness, (C) trade and operational indebtedness incurred in the ordinary course of business with trade creditors, provided such indebtedness is (1) unsecured, (2) not evidenced by a note, (3) on commercially reasonable terms and conditions, and (4) due not more than sixty (60) days past the date incurred and paid on or prior to such date, (D) financing leases and purchase money indebtedness incurred in the ordinary course of business relating to Personal Property on commercially reasonable terms and conditions, (E) equipment financing that is not secured by a Lien on the Property other than on the equipment being financed, and/or (F) in connection with the Contribution Agreement; provided however, that the aggregate amount of the indebtedness described in (C), (D) and (E) shall not exceed at any time three percent (3%) of the outstanding principal amount of the Note and Mezzanine Notes;

(viii) fail to maintain its own separate books and records and bank accounts; except that each Borrower’s and Maryland Owner’s financial position, assets, liabilities, net worth and operating results may be included in the consolidated financial statements of an Affiliate, provided that such consolidated financial statements contain a footnote indicating that such Borrower and/or Maryland Owner, as the case may be, is a separate legal entity and its assets and credit are not available to satisfy the debt and other obligations of such Affiliate or any other Person and such assets shall also be listed on its own separate balance sheet;

(ix) except for capital contributions, and except for the Contribution Agreement, enter into any contract or agreement or transaction with any general partner, member, shareholder, principal, guarantor of the obligations of Borrower or Maryland Owner, or any Affiliate of the foregoing, except upon terms and conditions that are intrinsically fair, commercially reasonable and substantially similar to those that would be available on an arm’s-length basis with unaffiliated third parties;

(x) maintain its assets in such a manner that it will be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

(xi) except with respect to each other Borrower and Maryland Owner under the Loan Documents or the Indemnity Guaranty or the Contribution Agreement, assume or guaranty the debts of any other Person, hold itself out to be responsible for the debts of any other Person, or otherwise pledge its assets to secure the obligations of any other Person or hold out its credit or assets as being available to satisfy the obligations of any other Person;

(xii) make any loans or advances to any Person, except with respect to other Borrowers under the Contribution Agreement;

(xiii) fail to pay any taxes required to be paid under applicable law or fail to file its own tax returns except to the extent such Borrower or Maryland Owner is treated as a “disregarded entity” for tax purposes and is not required to file tax returns under applicable Legal Requirements;

(xiv) fail either to hold itself out to the public as a legal entity separate and distinct from any other Person or fail to correct any known misunderstanding regarding its separate identity;

(xv) fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations; provided, however, that the foregoing shall not require any member to make any additional capital contributions;

(xvi) if it is a partnership or limited liability company, without the unanimous written consent of all of its partners or members, as applicable, and the written consent of one hundred percent (100%) of the managers or directors of such Borrower or Maryland Owner or each SPE Component Entity (if any), including each Independent Director, (a) file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any Creditors’ Rights Laws, (b) seek or consent to the appointment of a receiver, liquidator or any similar official or (c) make an assignment for the benefit of creditors;

(xvii) fail to allocate shared expenses (including shared office space and services performed by an employee of an Affiliate) among the Persons sharing such expenses or to use separate stationery, invoices and checks bearing its own name;

(xviii) fail to remain solvent, and continue to pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same shall become due, provided, however, that the foregoing shall not require any member to make any additional capital contributions;

(xix) acquire obligations or securities of its partners, members, shareholders or other affiliates, as applicable;

(xx) violate or cause to be violated the assumptions made with respect to Borrower and Maryland Owner and its principals in any opinion letter pertaining to substantive consolidation delivered to Lender in connection with the Restructuring;

(xxi) fail to pay the salaries of its own employees, if any, or maintain a sufficient number of employees in light of its contemplated business operations, provided, however, that the foregoing shall not require any member to make any additional capital contributions;

(xxii) identify itself as a department or division of any other Person;

(xxiii) buy or hold evidence of indebtedness issued by any other Person (other than cash or investment grade securities and amounts payable by other Borrowers under the Contribution Agreement);

(xxiv) fail to hold all of its assets in its own name;

(xxv) fail to conduct its business in its name or in a name franchised or licensed to it by a Franchisor;

(xxvi) have any obligation to indemnify, and will not indemnify, its managers, officers or members, as the case may be, unless such obligation is fully subordinated to the Debt and will not constitute a claim against it in the event that cash flow in excess of the amount required to pay the Debt is insufficient to pay such obligation; or

(xxvii) except pursuant to the terms and conditions of the Loan Documents, have any of its obligations guaranteed by an Affiliate.

(b) If Borrower or Maryland Owner is a partnership or limited liability company, each general partner in the case of a limited partnership, or the managing member in the case of a limited liability company (each an “SPE Component Entity”) of Borrower or Maryland Owner, shall be a corporation or a special purpose limited liability company that satisfies the requirements of clause (c), in either case, whose sole asset is its interest in Borrower or Maryland Owner. Each SPE Component Entity (i) will at all times comply with each of the covenants, terms and provisions contained in Section 6.1(a)(iii) - (vi) and (viii) - (xxvii), as if such representation, warranty or covenant was made directly by such SPE Component Entity; (ii) will not engage in any business or activity other than owning an interest in Borrower or Maryland Owner, as applicable; (iii) will not acquire or own any assets other than its partnership, membership, or other equity interest in Borrower or Maryland Owner, as applicable; (iv) will not incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation); and (v) will cause Borrower or Maryland Owner, as applicable, to comply with the provisions of this Section 6.1 and Section 6.4. Prior to the withdrawal or the disassociation of any SPE Component Entity from Borrower or Maryland Owner, Borrower or Maryland Owner, as applicable, shall immediately appoint a new general partner or managing member whose articles of incorporation or limited liability company agreement are substantially similar to those of such SPE Component Entity and, if an opinion letter pertaining to substantive consolidation was required at closing of the Restructuring, deliver a new opinion letter acceptable to Lender and the Rating Agencies with respect to the new SPE Component Entity and its equity owners. Notwithstanding the foregoing, to the extent Borrower or Maryland Owner is a single member Delaware limited liability company that satisfies the requirements of clause (c), so long as Borrower or Maryland Owner maintains such formation status, no SPE Component Entity shall be required.

(c) In the event Borrower and/or Maryland Owner is a single member Delaware limited liability company, the limited liability company agreement of Borrower and/or Maryland Owner (the “LLC Agreement”) shall provide that (i) upon the occurrence of any event that causes the sole member of Borrower or Maryland Owner (“Member”) to cease to be the member of Borrower or Maryland Owner (other than (A) upon an assignment by Member of all of its limited liability company interest in Borrower or Maryland Owner and the admission of the transferee in accordance with the Loan Documents and the LLC Agreement, or (B) the resignation of Member and the admission of an additional member of Borrower or Maryland Owner in accordance with the terms of the Loan Documents and the LLC Agreement), any person acting as Independent Director of Borrower or Maryland Owner shall, without any action of any other Person and simultaneously with the Member ceasing to be the member of Borrower or Maryland Owner, automatically be admitted to Borrower or Maryland Owner (“Special Member”) and shall continue Borrower or Maryland Owner, as applicable, without dissolution and (ii) Special Member may not resign from Borrower or Maryland Owner or transfer its rights as Special Member unless (A) a successor Special Member has been admitted to Borrower as Special Member in accordance with requirements of Delaware law and (B) such successor Special Member has also accepted its appointment as an Independent Director. The LLC Agreement shall further provide that (i) Special Member shall automatically cease to be a member of Borrower upon the admission to Borrower of a substitute Member, (ii) Special Member shall be a member of Borrower that has no interest in the profits, losses and capital of Borrower and has no right to receive any distributions of Borrower assets, (iii) pursuant to Section 18-301 of the Delaware Limited Liability Company Act (the “Act”), Special Member

shall not be required to make any capital contributions to Borrower and shall not receive a limited liability company interest in Borrower, (iv) Special Member, in its capacity as Special Member, may not bind Borrower and (v) except as required by any mandatory provision of the Act, Special Member, in its capacity as Special Member, shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to, Borrower, including the merger, consolidation or conversion of Borrower; provided, however, that such prohibition shall not limit the obligations of Special Member, its capacity as Independent Director, to vote on such matters required by the Loan Documents or the LLC Agreement. In order to implement the admission to Borrower of Special Member, Special Member shall execute a counterpart to the LLC Agreement. Prior to its admission to Borrower as Special Member, Special Member shall not be a member of Borrower.

Upon the occurrence of any event that causes the Member to cease to be a member of Borrower, to the fullest extent permitted by law, the personal representative of Member shall, within ninety (90) days after the occurrence of the event that terminated the continued membership of Member in Borrower, agree in writing (i) to continue Borrower and (ii) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of Borrower, effective as of the occurrence of the event that terminated the continued membership of Member of Borrower in Borrower. Any action initiated by or brought against Member or Special Member under any Creditors’ Rights Laws shall not cause Member or Special Member to cease to be a member of Borrower and upon the occurrence of such an event, the business of Borrower shall continue without dissolution. The LLC Agreement shall provide that each of Member and Special Member waives any right it might have to agree in writing to dissolve Borrower upon the occurrence of any action initiated by or brought against Member or Special Member under any Creditors’ Rights Laws, or the occurrence of an event that causes Member or Special Member to cease to be a member of Borrower.

Section 6.2 Change of Name, Identity Or Structure.

Borrower shall not change or permit to be changed (a) Borrower’s name, (b) Borrower’s identity (including its trade name or names), (c) Borrower’s principal place of business set forth on the first page of this Agreement, (d) the corporate, partnership or other organizational structure of any Borrower Party (except in strict compliance with Article VII hereof), (e) Borrower’s state of organization, or (f) Borrower’s organizational identification number, without in each case notifying Lender of such change in writing at least thirty (30) days prior to the effective date of such change and, in the case of a change in any Borrower Party’s structure, without first obtaining the prior written consent of Lender. Maryland Owner shall not change or permit to be changed (a) Maryland Owner’s name, (b) Maryland Owner’s identity (including its trade name or names), (c) Maryland Owner’s principal place of business set forth on the first page of this Agreement, (d) the corporate, partnership or other organizational structure of any Borrower Party (except in strict compliance with Article VII hereof), (e) Maryland Owner’s state of organization, or (f) Maryland Owner’s organizational identification number, without in each case notifying Lender of such change in writing at least thirty (30) days prior to the effective date of such change and, in the case of a change in any Borrower Party’s structure, without first obtaining the prior written consent of Lender. In addition, no Borrower Party shall change or permit to be changed any organizational documents of any Borrower Party (except in strict compliance with Article VII hereof), without the prior written consent of Lender, and, after the Securitization of the Loan, written confirmation from each of the applicable Rating Agencies that such amendment would not result in the qualification, withdrawal or downgrade of any rating of any of the Securities. Borrower and Maryland Owner authorize Lender to file, prior to or contemporaneously with the effective date of any such change, any financing statement or financing statement amendment required by Lender to establish or maintain the validity, perfection and priority of the security interest granted herein. At the request of Lender, Borrower and Maryland Owner shall execute a certificate in form satisfactory to Lender listing the trade names under which Borrower and Maryland Owner intends to operate the Property, and representing and warranting that Borrower and Maryland Owner does business under no other trade name with respect to the Property. If Borrower or Maryland Owner does not now have an organizational identification number and later obtains one, or if the organizational identification number assigned to Borrower or Maryland Owner subsequently changes, Borrower or Maryland Owner shall promptly notify Lender of such organizational identification number or change.

Section 6.3 Business and Operations.

Borrower and Maryland Owner will qualify to do business and will remain in good standing under the laws of the State as and to the extent the same are required for the ownership, maintenance, management and operation of each Individual Property that it owns. Borrower shall not enter into any line of business other than the ownership of the Properties, or make any material change in the scope or nature of its business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business.

Section 6.4 Independent Director.

(a) The organizational documents of any SPE Component Entity (or, if Borrower is a single member Delaware limited liability company that complies with Section 6.1(c), Borrower’s organizational documents) shall provide that at all times there shall be, and Borrower shall cause there to be, at least two duly appointed Independent Directors of any SPE Component Entity or Borrower (as applicable).

(b) The organizational documents of SPE Component Entity (if any) or Borrower (as applicable) shall provide that the board of directors of SPE Component Entity or Borrower (as applicable) shall not take any action which, under the terms of any certificate of incorporation, by-laws, articles of organization, operating agreement or any voting trust agreement with respect to any common stock or membership interest (as applicable), requires a unanimous vote of the board of directors of such SPE Component Entity or Borrower (as applicable) unless at the time of such action there shall be at least two members of the board of directors who are Independent Directors. Such SPE Component Entity or Borrower (as applicable) will not, without the unanimous written consent of its board of directors including each Independent Director, on behalf of itself or Borrower (as applicable), (i) file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any Creditors’ Rights Laws; (ii) seek or consent to the appointment of a receiver, liquidator or any similar official; (iii) take any action that might cause such entity to become insolvent; or (iv) make an assignment for the benefit of creditors.

Section 6.5 Additional Entity Representations, Warranties and Covenants.

(a) Each Borrower hereby represents with respect to each Individual Owner, each Maryland Owner, each Operating Lessee and each SPE Component Entity that it:

(i) is and always has been duly formed, validly existing, and in good standing in the state of its incorporation and in all other jurisdictions where it is qualified to do business except for anything which has been remedied prior to the date hereof and which did not and will not affect or impair, and has not at any time affected or impaired, such Individual Owner’s or Maryland Owner’s right to own and/or operate the related Individual Property, as the case may be, in any material respect;

(ii) has no judgments or liens of any nature against it except for tax liens not yet due;

(iii) is in compliance in all material respects with all laws, regulations, and orders applicable to it and, except as otherwise disclosed in this Agreement, has received all permits necessary for it to operate;

(iv) is not involved in any dispute with any taxing authority except as disclosed on Schedule XV and except for any tax certiorari proceedings that would be permitted under Section 5.4(b);

(v) has paid all taxes which it owes;

(vi) as to each Individual Owner (other than any Maryland Owner or Maryland Borrower) has never owned any real property other than an Individual Property and personal property necessary or incidental to its ownership or operation of the Individual Property that it owns and has never engaged in any business other than the ownership and/or operation of the Individual Property that it owns (iii) as to HH Gaithersburg LLC, has never owned any property other than the Maryland Property that it owns, its limited liability company interests in HH Gaithersburg Borrower LLC and incidental personal property necessary or incidental to its ownership or operation of the foregoing and has never engaged in any business other than the ownership and/or operation of the Maryland Property that it owns and HH Gaithersburg Borrower LLC, (iv) as to HH Gaithersburg Borrower LLC, had never owned any property other than incidental Personal Property as may be necessary for it to perform its obligations under the Loan Documents and has never engaged in any business other than entering into and performing its obligations under the Loan Documents, (v) as to HH Baltimore Holdings LLC and HH Annapolis Holding LLC, has never owned any property other than its limited liability company interests in HH Baltimore LLC and HH Annapolis LLC, respectively, and such incidental Personal Property as may be necessary for the ownership and operation of HH Baltimore LLC, respectively, and has never engaged in any business other than the other than the ownership and operation of the limited liability company interests in HH Baltimore LLC and HH Annapolis LLC, respectively, and activities incidental thereto, (vi) as to HH Baltimore LLC and HH Annapolis LLC, has never owned any property other than the

Maryland Property that it owns and such incidental Personal Property as may be necessary for the ownership and operation of the Maryland Property that it owns and has never engaged in any business other than the ownership and/or operation of the Maryland Property that it owns, (vii) as to each Operating Lessee, has never owned any property other than such property as may be necessary for the ownership or operating of the Individual Property that it leases and has never engaged in any business other than the operating and maintenance of the Individual Property that it leases and (viii) as to each SPE Component Entity, has never owned any property other than its ownership interest in its respective Borrower and personal property necessary or incidental to the ownership or operation of such Borrower and has never engaged in any business other than the ownership and/or operation of such Borrower;

(vii) is not now, nor has ever been, party to any lawsuit, arbitration, summons, or legal proceeding that is still pending that, if adversely determined, would have a material adverse effect on such Individual Owner, Maryland Owner, Operating Lessee or SPE Component Entity, or that resulted in a judgment against it that has not been paid in full or that was not fully covered by an applicable insurance policy;

(viii) has no material contingent or actual obligations not related to the Individual Property that it owns (or as to Operating Lessees, that it operates pursuant to an Operating Lease); and

(ix) has provided Lender with complete financial statements that reflect a fair and accurate view of the entity’s financial condition.

(b) Each Borrower and Maryland Owner hereby represents with respect to each Individual Owner, each Maryland Owner, each Operating Lessee and each SPE Component that, from the date of such entity’s formation to the date of this Agreement, such entity:

(i) has not entered into any contract or agreement with any of its Affiliates, constituents, or owners, or any guarantors of any of its obligations or any Affiliate of any of the foregoing (individually, a “Related Party” and collectively, the “Related Parties”), except upon terms and conditions that were at the time entered into commercially reasonable and substantially similar to those available in an arm’s-length transaction with an unrelated party;

(ii) has paid all of its debts and liabilities from its assets;

(iii) has done or caused to be done all things necessary to observe all organizational formalities applicable to it and to preserve its existence;

(iv) has maintained all of its books, records, financial statements and bank accounts separate from those of any other Person;

(v) has not had its assets listed as assets on the financial statement of any other Person;

(vi) has filed its own tax returns (except to the extent that it has been a tax-disregarded entity not required to file tax returns under applicable law) and, if it is a corporation, has not filed a consolidated federal income tax return with any other Person;

(vii) has been, and at all times has held itself out to the public as, a legal entity separate and distinct from any other Person (including any Affiliate or other Related Party);

(viii) has corrected any known misunderstanding regarding its status as a separate entity;

(ix) has conducted all of its business and held all of its assets in its own name;

(x) has not identified itself or any of its affiliates as a division or part of the other;

(xi) has maintained and utilized separate stationery, invoices and checks bearing its own name;

(xii) has not commingled its assets with those of any other Person (other than any other Individual Owner) and has held all of its assets in its own name;

(xiii) has not guaranteed or become obligated for the debts of any other Person;

(xiv) has not held itself out as being responsible for the debts or obligations of any other Person;

(xv) has allocated fairly and reasonably any overhead expenses that have been shared with an Affiliate, including paying for office space and services performed by any employee of an Affiliate or Related Party;

(xvi) has not pledged its assets to secure the obligations of any other Person and no such pledge remains outstanding except in connection with the Restructuring;

(xvii) has maintained adequate capital in light of its contemplated business operations;

(xviii) has maintained a sufficient number of employees in light of its contemplated business operations and has paid the salaries of its own employees from its own funds;

(xix) has not owned any subsidiary or any equity interest in any other entity, other than, (A) as to HH Annapolis Holding LLC, HH Gaithersburg LLC and HH Baltimore Holdings LLC, HH Annapolis LLC, HH Gaithersburg Borrower LLC and HH Baltimore LLC, respectively and (B) as to an SPE Component Entity, its interest in its respective Borrower;

(xx) has not incurred any indebtedness that is still outstanding other than indebtedness that is permitted under the Loan Documents;

(xxi) has not had any of its obligations guaranteed by an affiliate, except for guarantees that have been either released or discharged (or that will be discharged as a result of the closing of the Restructuring) or guarantees that are expressly contemplated by the Loan Documents;

(xxii) none of the current direct or indirect owners of equity interests in Borrower or Maryland Owner is affiliated with any of the former owners of equity interests in Borrower or Maryland Owner; and

(xxiii) except for the Operating Lessees, none of the tenants holding leasehold interests with respect to any Individual Property are affiliated with Borrower or Maryland Owner.

ARTICLE VII

NO SALE OR ENCUMBRANCE

Section 7.1 No Sale/Encumbrance.

(a) No Borrower Party shall, without the prior written consent of Lender, cause or permit a Sale or Pledge of the Property or any part thereof or any legal or beneficial interest therein nor permit a Sale or Pledge of an interest in any Restricted Party (in each case, a “Prohibited Transfer”); provided, however that a “Prohibited Transfer” shall not include (i) a Sale or Pledge pursuant to Section 2.5, (ii) a Permitted Transfer, (iii) the exercise of remedies by a Mezzanine Lender pursuant to the Mezzanine Loan Documents and in accordance with the terms of the Intercreditor Agreement; (iv) a Sale or Pledge pursuant to Leases of space in the Improvements to Tenants in accordance with the provisions of Section 5.13; (v) Permitted Encumbrances with respect to any Property; (vi) a Condemnation with respect to any Individual Property; (vii) a Sale or Pledge of any direct or indirect interests in Ashford Guarantor, (viii) a Sale or Pledge of any direct or indirect interests in Pru Guarantor so long as, after giving effect thereto, PIM, Pru Financial or an Affiliate of PIM or Pru Financial shall continue to Control Pru Guarantor; or (ix) a Sale or Pledge of any direct or indirect interests in Remington.

(b) A Prohibited Transfer shall include, but not be limited to, (i) an installment sales agreement wherein any Borrower or any Maryland Owner agrees to sell any Individual Property or any part thereof for a price to be paid in installments; (ii) an agreement by any Borrower or any Maryland Owner leasing all or a substantial part of any Individual Property for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, any Borrower’s or any Maryland Owner’s right, title and interest in and to any Leases or any Rents; (iii) if a Restricted Party is a corporation, any merger, consolidation or Sale or Pledge of such corporation’s stock or the creation or issuance of new stock in one or a series of transactions; (iv) if a Restricted Party is a limited or general partnership or joint venture, any merger or consolidation or the change, removal, resignation or addition of a general partner, or the Sale or Pledge of the partnership interest of any general or limited partner or any profits or proceeds relating to such partnership interests, or the creation or issuance of new partnership interests; (v) if a Restricted Party is a limited liability company, any merger or consolidation or the change, removal, resignation or addition of a managing member or non-member manager (or if no managing member, any member) or the Sale or Pledge of the membership interest of any member or any profits or proceeds relating to such membership interest; and (vi) if a Restricted Party is a trust or nominee trust, any merger, consolidation or the Sale or Pledge of the legal or beneficial interest in a Restricted Party or the creation or issuance of new legal or beneficial interests.

(c) Borrower hereby represents and warrants that, as of the date hereof, Ashford Guarantor and Pru Guarantor, collectively, Control PIMHH, and PIMHH, directly or indirectly, Controls PIM TRS, Mezzanine Borrower, Borrower, Maryland Owner and CIGNA Mortgage Loan Borrower.

Section 7.2 Permitted Transfers.

(a) Notwithstanding the provisions of Section 7.1, but subject to Section 7.4, the following transfers shall not be deemed to be a Prohibited Transfer and shall be deemed a “Permitted Transfer” hereunder: (i) a transfer by devise or descent or by operation of law upon the death of a member, partner or shareholder of a Restricted Party; and (ii) the Sale or Pledge, in one or a series of transactions, of all or a portion of the direct or indirect equity interests in Borrower, Maryland Owner, or any other Restricted Party (regardless of the number of tiers of ownership) provided that (A) after giving effect to such Sale or Pledge, (1) Guarantor (individually or in the aggregate) shall continue to own not less than fifty-one percent (51%) of the ultimate economic and beneficial interests in, and to Control, PIMHH, and PIMHH shall continue, directly or indirectly, to own not less than one hundred percent (100%) of the ultimate economic and beneficial interests in, and to Control, PIM TRS, Mezzanine Borrower, Borrower, Maryland Owner and CIGNA Mortgage Loan Borrower; (2) Guarantor’s direct and indirect interests in PIMHH shall be unencumbered, (3) PIMHH’s direct and indirect interests in PIM TRS, Mezzanine Borrower, Borrower, Maryland Owner and CIGNA Mortgage Loan Borrower shall be unencumbered (other than by the security interests granted to each Mezzanine Lender under the applicable Mezzanine Loan Documents), (4) no such Sale or Pledge shall be a Sale or Pledge of any direct ownership interest in PIM TRS, Borrower, Maryland Owner, CIGNA Mortgage Loan Borrower, or Mezzanine Borrower, and (5) to the extent Pru Guarantor’s ownership of economic and beneficial interests is included in meeting the condition of clause (A)(1) above, PIM, Pru Financial or an Affiliate of PIM or Pru Financial shall continue to Control Pru Guarantor (the satisfaction of each condition in clauses (A)(1) through (A)(5), the “Guarantor Ownership and Control Condition”), (B) each Individual Property shall continue to be managed by a Qualified Manager, (C) prior to any such proposed transfer, Sale or Pledge, Lender shall receive evidence that the single purpose bankruptcy remote nature of each Individual Owner, each Operating Lessee, and each Maryland Owner shall be in accordance with the standards of the Rating Agencies (and, without limitation, Lender may require in connection therewith, in Lender’s reasonable discretion, a revised substantive non-consolidation opinion letter reflecting the applicable transfer, Sale or Pledge, which opinion shall be in form, scope and substance acceptable in all respects to Lender and the Rating Agencies), (D) no Default or Event of Default shall exist at the time of such transfer, Sale or Pledge, (E) Lender shall receive not less than thirty (30) days (fifteen (15) days if the notice is given prior to a Securitization) prior written notice of a proposed Sale or Pledge under clause (ii), above, (F) except where such transfer, Sale, or Pledge is to a Qualified Transferee, the transferee or pledge, as the case may be, shall be subject to the prior written approval of Lender, (G) Borrower, or Maryland Owner if applicable, shall deliver evidence to Lender that such transfer, Sale or Pledge does not violate the terms of the applicable Ground Lease, if any, Management Agreement or the applicable Franchise Agreement, if any, as the case may be; and (H) Borrower shall deliver and certify to Lender (i) an organizational chart in form reasonably acceptable to Lender accurately depicting the direct and indirect owners of the equity interests in each Borrower, Maryland Owner, Mezzanine Borrower, Borrower Principal, and such other Persons as Lender may reasonably require, following such Sale or Pledge, and (ii) an organizational chart in form reasonably acceptable to Lender accurately depicting the direct and indirect owners of the equity interests in each CIGNA Mortgage Loan Borrower, including all guarantors of the CIGNA Mortgage Loans, following such Sale or Pledge.

(b) In connection with any actions under this Section 7.2, Borrower and Maryland Owner shall pay, promptly upon demand therefor by Lender, all of Lender’s and the Rating Agencies’ costs and expenses associated with any proposed or actual transfer, Sale or Pledge of any Restricted Party, including, reasonable attorney’s fees and costs.

(c) For the avoidance of doubt, subject in each instance to the satisfaction of the Guarantor Ownership and Control Condition and all of the other conditions in Section 7.2(a)(ii), the following Sale or Pledges shall not be prohibited under the terms of this Agreement:

(i) The Sale or Pledge of direct or indirect interests in PIMHH between and among Pru Guarantor and Ashford Guarantor;

(ii) The merger or consolidation of Ashford Hospitality Trust, Ashford OP General Partner, Ashford OP Limited Partner, or Ashford Guarantor; and

(iii) Any reorganization of Pru Financial or any subsidiary of Pru Financial (other than a Restricted Party).

Section 7.3 Assumption. Borrower and Lender acknowledge and agree that no transfer of any Individual Property, and the related assumption of the Loan by, any Person shall be permitted under this Agreement without the prior written consent of Lender, which consent may be given or withheld in Lender’s sole and absolute discretion.

Section 7.4 Operating Lease Structure.

(a) Without limiting any of the other provisions of this Article VII, from and after the Closing Date, PRISA III REIT and Ashford Hospitality Trust, each of which the parties hereto acknowledge is a real estate investment trust (“REIT”) as of the date hereof, shall have the right to elect not to be treated as a REIT. In connection with any such election, Borrower may remove some or all of the Individual Properties from the REIT ownership structure (such removal is a “De-REIT Conversion”) in place on the date hereof (it being agreed and acknowledged by the parties hereto that certain of the Individual Properties are held in a REIT ownership structure on the date hereof) and terminate the applicable Operating Leases, provided that the other provisions of this Article VII are not breached thereby, and the following conditions are satisfied:

(i) The De-REIT Conversion is not, in the reasonable determination of Lender, likely to impair or otherwise materially and adversely affect (A) any Property Owner’s or Maryland Owner’s financial condition, (B) the operations at any Individual Property or (C) Borrower’s ability to pay the monthly Debt Service or the payment due on the Maturity Date or otherwise perform its obligations hereunder and the other Loan Documents;

(ii) The De-REIT Conversions does not, in the reasonable opinion of Lender, impair or otherwise adversely affect the Liens, security interests and other rights of Lender under the Loan Documents;

(iii) At the time of such De-REIT Conversion, there is no continuing Event of Default;

(iv) Borrower delivers evidence to Lender that such De-REIT Conversion has been approved by each Manager, Franchisor and Ground Lessor, or if such approval is not required by any such Manager, Franchisor or Ground Lessor, Borrower has delivered evidence thereof to Lender, such evidence to be reasonably acceptable to Lender;

(v) Borrower shall reimburse Lender for any actual costs and expenses it reasonably incurs arising from the De-REIT Conversion contemplated by this Section (including reasonable attorneys’ fees and expenses); and

(vi) Lender shall have received confirmation in writing from the Rating Agencies that rate the Securities that the De-REIT Conversion will not result in a qualification, downgrade or withdrawal of any rating initially assigned or to be assigned to the Securities.

(b) At Property Owners’ and Maryland Owner’s option, upon receipt of the prior written consent of Lender (such consent not to be unreasonably withheld, conditioned or delayed), Property Owners and Maryland Owner may cause the Properties at any time after a De-REIT Conversion to become subjected to one or more new operating leases (whether one or more, the “New Operating Lease”), provided that the following conditions are first satisfied:

(i) Property Owners and Maryland Owner shall create one or more wholly owned subsidiaries (whether one or more, the “New Operating Lessee”), each of which is a single purpose bankruptcy remote entity that will have organizational documents substantially the same as the organizational documents of the Property Owners, Operating Lessees and Maryland Owner (or in such other form reasonably approved by Lender) and otherwise satisfying the requirements of Article VI hereof;

(ii) each New Operating Lessee shall automatically become a Restricted Party hereunder and shall be required to comply with the provisions of this Agreement including this Article XII and shall be prohibited from transferring its interests as lessee under the New Operating Lease;

(iii) Property Owners and Maryland Owner (as applicable) will lease the Property to the applicable New Operating Lessee pursuant to the applicable New Operating Lease which shall be subject to Lender’s reasonable approval and Property Owners and Maryland Owner, as the case may be, will assign the related Franchise Agreement, if any, and the Management Agreement to New Operating Lessee and Borrower or Maryland Owner shall not have any guaranty obligations to Franchisor or Manager thereunder with respect to New Operating Lessee’s assumption of, and obligations under, the Management Agreement and Franchise Agreement;

(iv) such transactions will not cause an event of default or termination or modification of, or affect Lender’s rights under, any Management Agreement or Franchise Agreement;

(v) Property Owners and Maryland Owner and the New Operating Lessee shall execute and deliver such documents and amendments to the Loan Documents reasonably requested by Lender to evidence that the New Operating Lessee shall be bound to the Loan Documents (which the parties agree will be the same obligations as each Operating Lessee has under the Loan Documents as of the date hereof);

(vi) Property Owners and Maryland Owner shall deliver to Lender a new non-consolidation opinion from Borrower’s counsel with respect to the New Operating Lessee, in the same form as the non-consolidation opinions delivered to Lender on the Closing Date, or in such other from reasonably approved by Lender;

(vii) Property Owners and Maryland Owner shall reimburse Lender for any costs and expenses it reasonably incurs arising from the transactions contemplated by this Section (including reasonable attorneys’ fees and expenses);

(viii) if a Securitization has occurred with respect to any portion of the Loan, Property Owners and Maryland Owner shall deliver to Lender written confirmation from all Rating Agencies rating any Securitization that such conversion into an Operating Lease structure shall not cause a downgrade, withdrawal or qualification of the ratings assigned, or to be assigned, to the Securities or any class thereof in any Securitization;

(ix) at the time Borrower and/or Maryland Owner enters into the New Operating Lease with respect to the Property, there is no continuing Event of Default;

(x) New Operating Lessee shall subordinate all of its right, title and interest in and to the New Operating Lease (and all revenues that New Operating Lessee becomes entitled to thereunder) to the lien of the Mortgage and the rights of Lender under the Loan Documents and if requested by Lender, New Operating Lessee shall join into the Mortgage as a mortgagor and this Agreement for purposes of agreeing to, without limitation, Articles IV-X hereof;

(xi) each Property Owner and Maryland Owner shall have delivered acceptable evidence to Lender that such transaction has been approved by each Manager, Franchisor and Ground Lessor, or if such approval is not required by any such Manager, Franchisor or Ground Lessor, Borrower has delivered evidence thereof to Lender, such evidence to be acceptable to Lender; and

(xii) if a Securitization has occurred with respect to any portion of the Loan, if required by Lender, Borrower and Maryland Owner shall have delivered to Lender a REMIC Opinion acceptable to Lender and the Rating Agencies and Borrower shall have paid the Rating Agencies’ fees and expenses in connection therewith.

ARTICLE VIII

INSURANCE; CASUALTY; CONDEMNATION; RESTORATION

Section 8.1 Insurance.

(a) Borrower and Maryland Owner shall obtain and maintain, or cause to be maintained, at all times insurance for Borrower, Maryland Owner and each Individual Property providing at least the following coverages:

(i) comprehensive “all risk” insurance on the Improvements and the Personal Property, in each case (A) in an amount equal to one hundred percent (100%) of the “Full Replacement Cost,” which for purposes of this Agreement means actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation; (B) containing an agreed amount endorsement with respect to the Improvements and Personal Property waiving all co-insurance provisions; (C) providing for no deductible in excess of $100,000 for all such insurance coverage except for named windstorm and earthquake deductibles which shall not exceed five percent (5%) of the insured value of each Individual Property; and (D) if any of the Improvements or the use of any Individual Property shall at any time constitute legal non-conforming structures or uses, providing coverage for contingent liability from Operation of Building Laws, Demolition Costs and Increased Cost of Construction Endorsements and containing an “Ordinance or Law Coverage” or “Enforcement” endorsement. In addition, Borrower and Maryland Owner shall obtain: (y) if any portion of the Improvements is currently or at any time in the future located in a “special flood hazard area” designated by the Federal Emergency Management Agency, flood hazard insurance in an amount equal to the maximum amount of such insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended; and (z) earthquake insurance in amounts and in form and substance reasonably satisfactory to Lender in the event any Individual Property is located in an area with a high degree of seismic risk, provided that the insurance pursuant to clauses (y) and (z) hereof shall be on terms consistent with the comprehensive all risk insurance policy required under this subsection (i);

(ii) commercial general liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about any Individual Property, with such insurance (A) to be on the so-called “occurrence” form with a general aggregate limit of not less than $2,000,000 and a per occurrence limit of not less than

$1,000,000; (B) to continue at not less than the aforesaid limit until required to be changed by Lender in writing by reason of changed economic conditions making such protection inadequate; and (C) to cover at least the following hazards: (1) premises and operations; (2) products and completed operations; (3) independent contractors; (4) blanket contractual liability; and (5) contractual liability covering the indemnities contained in Article XII and Article XIV hereof to the extent the same is available;

(iii) loss of rents insurance or business income insurance, as applicable, (A) with loss payable to Lender; (B) covering all risks required to be covered by the insurance provided for in subsection (i) above; (C) which provides that after the physical loss to the Improvements and Personal Property occurs, the loss of rents or income, as applicable, will be insured until such rents or income, as applicable, either return to the same level that existed prior to the loss, or the expiration of eighteen (18) months, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period; and (D) which contains an extended period of indemnity endorsement which provides that after the physical loss to the Improvements and Personal Property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of six (6) months from the date that the related Individual Property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period. The amount of such loss of rents or business income insurance, as applicable, shall be determined prior to the date hereof and at least once each year thereafter based on Lender’s reasonable estimate of the gross income from the related Individual Property for the succeeding period of coverage required above. All proceeds payable to Lender pursuant to this subsection shall be held by Lender and shall be applied to the obligations secured by the Loan Documents from time to time due and payable hereunder and under the Note; provided, however, that nothing herein contained shall be deemed to relieve Borrower and Maryland Owner of their obligations to pay the obligations secured by the Loan Documents on the respective dates of payment provided for in the Note, this Agreement and the other Loan Documents except to the extent such amounts are actually paid out of the proceeds of such loss of rents or business income insurance, as applicable;

(iv) at all times during which structural construction, repairs or alterations are being made with respect to the Improvements, and only if the related Individual Property coverage form does not otherwise apply, (A) owner’s contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the above mentioned commercial general liability insurance policy; and (B) the insurance provided for in subsection (i) above written in a so-called Builder’s Risk Completed Value form (1) on a non-reporting basis, (2) against “all risks” insured against pursuant to subsection (i) above, (3) including permission to occupy the related Individual Property, and (4) with an agreed amount endorsement waiving co-insurance provisions;

(v) workers’ compensation, subject to the statutory limits of the State, and employer’s liability insurance in respect of any work or operations on or about the related Individual Property, or in connection with such Individual Property or its operation (if applicable);

(vi) comprehensive boiler and machinery insurance, if applicable, in amounts as shall be reasonably required by Lender on terms consistent with the commercial property insurance policy required under subsection (i) above;

(vii) insurance against damage resulting from acts of terrorism, on terms consistent with the commercial property insurance policy required under subsection (i) above and on terms consistent with the business income policy required under subsection (iii) above (provided, however, that after the Closing Date, Borrower and Maryland Owner shall use commercially reasonable efforts consistent with that of prudent owners of commercial real estate of equal quality to the Property to maintain such insurance coverage to the extent such coverage is available at commercially reasonable rates and further provided that Borrower and Maryland Owner shall not be required to maintain terrorism insurance on the value of the applicable Individual Property attributed to the Land (as defined in the Mortgage) component of the applicable Individual Property;

(viii) Borrower and Maryland Owner shall maintain windstorm insurance on terms (including amounts) consistent with those required under this Section 8.1(a) at all times during the term of the Loan;

(ix) excess liability insurance in an amount not less than $75,000,000 per occurrence on terms consistent with the commercial general liability insurance required under subsection (ii) above; and

(x) upon sixty (60) days’ written notice, such other reasonable insurance and in such reasonable amounts as Lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to each Individual Property located in or around the region in which the applicable Individual Property is located.

(b) All insurance provided for in Section 8.1(a) shall be obtained under valid and enforceable policies (collectively, the “Policies” or in the singular, the “Policy”), and shall be subject to the approval of Lender (whose approval shall not be unreasonably withheld) as to insurance companies, amounts, deductibles, loss payees and insureds. The Policies shall be issued by financially sound and responsible insurance companies authorized to do business in the State and having a claims paying ability rating of “A-” or better by at least two Rating Agencies, one of which must be S&P or such other Rating Agencies approved by Lender, provided, however that the insurance companies issuing the Policies required pursuant to Section 8.1(a)(i)(y) and (z) shall only be required to have a claims paying ability rating approved by Lender. The Policies described in Section 8.1(a) shall designate Lender and its successors and assigns as additional insureds, mortgagees and/or loss payee as deemed appropriate by Lender. To the extent such Policies are not available as of the Closing Date, Borrower shall deliver certified (by Borrower) copies of all Policies (excluding blanket policies for which schedules showing coverage for the Property shall be sufficient) to Lender not later than thirty (30) days after the Closing Date. No later than ten (10) days following the expiration date of any Policies theretofore furnished to Lender, Borrower shall deliver to Lender certificates evidencing the renewal of such Policies which shall be satisfactory to Lender and, within forty-five (45) days after renewal, shall provide Lender with evidence satisfactory to Lender of the payment of premiums due thereunder (the “Insurance Premiums”) and the payment allocation for each Individual Property. Borrower shall deliver abstracts of the Policies (in substance acceptable to Lender) that are evidenced by the certificates delivered pursuant to the immediately preceding sentence. Further, upon request of Lender, Borrower, Maryland Owner and Manager, as applicable, shall promptly (but in no event more than five (5) Business Days after Lender’s request) (i) permit Lender or cause Manager to permit Lender, or its insurance consultant acting on Lender’s behalf, all access that Borrower has (and to the extent a Management Agreement does not have any specific provisions related to Borrower’s access to the related Manager’s blanket insurance policies, use commercially reasonable efforts to obtain such access) to the full blanket insurance policy at such location that Borrower or Manager, as the case may be, maintains such policy (which includes the Policies) for purposes of reading such blanket insurance policy only and (ii) deliver to Lender copies of all applicable excerpts from the Policies (or full copies of the Policies in the event the same are required by court order to be produced by Lender, Borrower or Maryland Owner in connection with any proceeding or action or claim thereunder or relating thereto, it being understood that Manager shall have the right to contest the same) upon request therefor by Lender, which excerpts shall include (but not be limited to) the insurance companies providing coverage, the coverage provided thereunder, applicable endorsements, and all provisions of the Policies required by Lender to make a determination of loss or otherwise defend, file, respond or process a claim under or relating to such Policies.

(c) Any blanket property insurance Policy shall specifically include a schedule of values that stipulates the estimated full replacement cost of the building and contents, as well as the estimated business interruption value, for each Individual Property, and, for any Individual Property that is located in a special hazard flood area, a separate dedicated flood insurance limit and deductible with respect to any of the Improvements at such Individual Property that are separate structures. In no event shall property insurance coverage be bound on terms that do not provide an “all risk” policy containing provisions for the “full” replacement cost of each Individual Property.

(d) The Policies provided for or contemplated by Sections 8.1(a)(ii), 8.1(a)(iv)(A) and 8.1(a)(viii) shall name Borrower and Maryland Owner as the insured and Lender as the additional insured, as their interests may appear, and all other insurance required hereunder, including property damage, business income and rent loss insurance, boiler and machinery, flood and earthquake insurance, shall contain a so-called New York standard non-contributing mortgagee clause in favor of Lender providing that the loss thereunder shall be payable to Lender, or a manuscript mortgagee clause that provides Lender with the same or broader benefits as such New York standard non-contributing mortgagee clause, as determined by Lender in its reasonable discretion.

(e) All Policies provided for in Section 8.1(a) shall contain clauses or endorsements to the effect that:

(i) no act or negligence of any Borrower or Maryland Owner, or anyone acting for Borrower or Maryland Owner, or of any Tenant or other occupant, or failure to comply with the provisions of any Policy, which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Lender is concerned;

(ii) the Policies shall not be materially changed (other than to increase the coverage provided thereby), canceled or non-renewed without at least thirty (30) days’ prior written notice to Lender and any other party named therein as an additional insured;

(iii) the owner thereof will endeavor to give written notice to Lender if the Policies have not been renewed twenty (20) days prior to its expiration; however, at all times Borrower and Maryland Owner will have “all risk” property insurance policies in place covering full replacement costs of the Individual Property;

(iv) Lender shall not be liable for any Insurance Premiums thereon or subject to any assessments thereunder; and

(v) any claim or defense the insurance company may have against Borrower or Maryland Owner to deny payment of any claim by Borrower or Maryland Owner thereunder shall not be effective against Lender (and affirmatively providing that the insurance company will pay the proceeds of such Policies to Lender notwithstanding any claim or defense of the insurance company against Lender) and such Policies shall also contain a standard “Waiver of Subrogation” endorsement.

(f) If at any time Lender is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Lender shall have the right without written notice to Borrower or Maryland Owner, to take such action as Lender deems necessary to protect its interest in any Individual Property, including obtaining such insurance coverage as Lender in its sole discretion deems appropriate. All premiums incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower and Maryland Owner to Lender upon demand and, until paid, shall be secured by the Mortgage and shall bear interest at the Default Rate.

(g) Borrower further covenants and agrees that Borrower shall exercise whatever right it has to cause each Manager (or any successor Managers) to maintain at all times during the term of the Loan worker’s compensation insurance as required by Governmental Authorities, provided, however, that notwithstanding the foregoing, at all times each Individual Property shall at all times comply with applicable Legal Requirements relating to the maintenance of any such insurance at each such Individual Property.

(h) Notwithstanding anything contained herein to the contrary, to the extent that the Policies relating to an Individual Property are maintained by a Manager on the date hereof, and such Manager continues after the date hereof to maintain the same or better (as determined by Lender in its reasonable discretion) insurance coverage for such Individual Properties under the related Policies that exists on the date hereof, such Policies shall be deemed to satisfy the requirements of this Section 8.1, subject, however, to Lender’s right to require other insurance pursuant to Section 8.1(a)(x).

Section 8.2 Casualty.

If an Individual Property shall be damaged or destroyed, in whole or in part, by fire or other casualty (a “Casualty”), Borrower and Maryland Owner shall give prompt notice of such damage to Lender and shall promptly commence and diligently prosecute the Restoration of the related Individual Property in accordance with Section 8.4, whether or not Lender makes any Net Proceeds available pursuant to Section 8.4. Borrower (or Maryland Owner, as applicable) shall pay all costs of such Restoration whether or not such costs are covered by insurance. Lender may, but shall not be obligated to make proof of loss if not made promptly by Borrower (or Maryland Owner, as applicable). Borrower and, to the extent required under the applicable Management Agreement, the Manager, shall adjust all claims for Insurance Proceeds in consultation with, and approval of, Lender; provided, however, that if an Event of Default has occurred and is continuing, Lender shall have the exclusive right (as between Borrower and Lender) to participate in the adjustment of all claims for Insurance Proceeds.

Section 8.3 Condemnation.

Borrower and Maryland Owner shall promptly give Lender notice of the actual or threatened commencement of any proceeding for the Condemnation of any Individual Property of which any Borrower or Maryland Owner has knowledge and shall deliver to Lender copies of any and all papers served in connection with such proceedings. Lender may participate in any such proceedings, and Borrower and Maryland Owner shall from time to time deliver to Lender all instruments requested by it to permit such participation. Each of Borrower and Maryland Owner shall, at its expense, diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Notwithstanding any taking by any public or quasi-public authority through Condemnation or otherwise (including any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower and Maryland Owner shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Agreement and the Debt shall not be reduced until any Award shall have been actually received and applied by Lender, after the deduction of expenses of collection, to the reduction or discharge of the Debt. Lender shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the Award interest at the rate or rates provided herein or in the Note. If an Individual Property or any portion thereof is taken by a condemning authority, Borrower and Maryland Owner shall promptly commence and diligently prosecute the Restoration of the related Individual Property and otherwise comply with the provisions of Section 8.4, whether or not Lender makes any Net Proceeds available pursuant to Section 8.4. If any Individual Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of the Award, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the Award, or a portion thereof sufficient to pay the Debt.

Section 8.4 Restoration.

The following provisions shall apply in connection with the Restoration of the Property:

(a) If the Net Proceeds shall be less than the applicable Restoration Threshold and the costs of completing the Restoration shall be less than the applicable Restoration Threshold, the Net Proceeds will be disbursed by Lender to Borrower and Maryland Owner upon receipt, provided that all of the conditions set forth in Section 8.4(b)(i) are met and Borrower and Maryland Owner deliver to Lender a written undertaking to expeditiously commence and to satisfactorily complete with due diligence the Restoration in accordance with the terms of this Agreement.

(b) If the Net Proceeds are equal to or greater than the applicable Restoration Threshold or the costs of completing the Restoration are equal to or greater than the applicable Restoration Threshold, Lender shall make the Net Proceeds available for the Restoration in accordance with the provisions of this Section 8.4. The term “Net Proceeds” for purposes of this Section 8.4 means: (y) the net amount of all insurance proceeds received by Lender pursuant to Section 8.1(a)(i), (iv), (vi), (vii) and (viii) as a result of a Casualty, after deduction of its reasonable costs and expenses (including reasonable counsel fees), if any, in collecting the same (the “Insurance Proceeds”), or (z) the net amount of the Award as a result of a Condemnation of any Individual Property, after deduction of its reasonable costs and expenses (including reasonable counsel fees), if any, in collecting the same (the “Condemnation Proceeds”), whichever the case may be.

(i) The Net Proceeds shall be made available to the applicable Borrower or Maryland Owner, as the case may be, for Restoration provided that each of the following conditions are met:

(A) no Event of Default shall have occurred and be continuing;

(B) (1) in the event the Net Proceeds are Insurance Proceeds, less than twenty-five percent (25%) of the total floor area of the Improvements on the affected Individual Property has been damaged, destroyed or rendered unusable as a result of a Casualty and the amount of damage does not exceed thirty percent (30%) of such Individual Property’s fair market value immediately prior to the occurrence of such Casualty, or (2) in the event the Net Proceeds are Condemnation Proceeds, less than ten percent (10%) of the land constituting such Individual Property is taken, such land is located along the perimeter or periphery of such Individual Property, no portion of the Improvements is taken and the taking does not exceed ten percent (10%) of such Individual Property’s fair market value immediately prior to the occurrence of such taking;

(C) (i) the Franchise Agreement for the affected Individual Property, if any, shall remain in full force and effect during and after the completion of the Restoration without a reduction in any amounts payable to, or an increase in any amount payable by, Borrower in connection therewith and (ii) the Management Agreement for the affected Individual Property shall remain in full force and effect during and after the completion of the Restoration without a reduction in any amount payable to, or an increase in any amount payable by, Borrower in connection therewith;

(D) Borrower and Maryland Owner shall commence the Restoration as soon as reasonably practicable (but in no event later than the later to occur of (1) the date on which all approvals from applicable Governmental Authorities have been obtained (or would have been obtained had Borrower diligently pursued obtaining the same) and (2) sixty (60) days after such Casualty or Condemnation, whichever the case may be, occurs) and shall diligently pursue the same to satisfactory completion;

(E) Lender shall be satisfied, before Restoration commences and at the time of each disbursement of Net Proceeds, that any operating deficits, including all scheduled payments of principal and interest under the Note, which will be incurred with respect to such Individual Property as a result of the occurrence of any such Casualty or Condemnation, whichever the case may be, will be covered out of the insurance coverage referred to in Section 8.1(a)(iii) above and to the extent the related Manager carries such insurance, the applicable Manager acknowledges in writing that Borrower is entitled to receive such amounts from such insurance and that Manager will disburse the same to Borrower without qualification, the Award, or other funds of Borrower which shall be deposited by Borrower with Lender prior to the disbursement by Lender of any Net Proceeds;

(F) Lender shall be satisfied that the Restoration will be completed on or before the earliest to occur of (1) four (4) months prior to the Maturity Date, (2) the earliest date required for such completion under the terms of any Leases, the applicable Management Agreement, the applicable Franchise Agreement (if any) or any Permitted Encumbrance affecting such Individual Property, (3) such time as may be required under applicable zoning law, ordinance, rule or regulation, or (4) the expiration of the insurance coverage referred to in Section 8.1(a)(iii);

(G) such Individual Property and the use thereof after the Restoration will be in compliance with and permitted under all Legal Requirements (including any waivers or variances therefrom obtained by Borrower and reasonably approved by Lender);

(H) the Restoration shall be done and completed by Borrower and Maryland Owner in an expeditious and diligent fashion and in compliance with all applicable Legal Requirements (including any waivers or variances therefrom obtained by Borrower and reasonably approved by Lender);

(I) such Casualty or Condemnation, as applicable, does not result in the loss of access to such Individual Property or the Improvements;

(J) Borrower or Maryland Owner, as the case may be, shall deliver, or cause to be delivered, to Lender a signed detailed budget approved in writing by Borrower’s architect or engineer stating the entire cost of completing the Restoration, which budget shall be acceptable to Lender; and

(K) the Net Proceeds together with any cash or cash equivalent deposited by Borrower or Maryland Owner, as the case may be, with Lender are sufficient in Lender’s reasonable judgment to cover the cost of the Restoration.

Notwithstanding anything in this Section 8.4(b)(i) to the contrary, to the extent that a Marriott Management Agreement (or any other Management Agreement approved by Lender that contains similar provisions) specifically requires (and such requirement has not been waived for the benefit of Lender) that the Loan Documents contain a provision whereby Lender agrees that the Net Proceeds will be permitted to be used for Restoration of the applicable Individual Property managed by a Marriott Manager (the “Marriott Mandated Restoration”), Lender hereby agrees that for such Individual Properties subject to Marriott Mandated Restoration, Lender will permit the Net Proceeds to be used for Restoration to the extent that the other applicable provisions of this Section 8.4 are satisfied with respect to disbursement conditions or otherwise. If a Marriott Mandated Restoration is not applicable to an Individual Property, this paragraph shall not apply.

(ii) In the case of casualty losses exceeding one million dollars ($1,000,000), the Net Proceeds shall be held by Lender until disbursements commence, and, until disbursed in accordance with the provisions of this Section 8.4, shall constitute additional security for the Debt and other obligations under the Loan Documents. The Net Proceeds shall be disbursed by Lender to, or as directed by, Borrower or Maryland Owner, as applicable, from time to time during the course of the Restoration, upon receipt of evidence satisfactory to Lender that (A) all the conditions precedent to such advance, including those set forth in Section 8.4(b)(i), have been satisfied, (B) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with the related Restoration item have been paid for in full, and (C) there exist no notices of pendency, stop orders, mechanic’s or materialman’s liens or notices of intention to file same, or any other liens or encumbrances of any nature whatsoever on the related Individual Property which have not either been fully bonded to the satisfaction of Lender and discharged of record or in the alternative fully insured to the satisfaction of Lender by the title company issuing the Restructuring Title Insurance Policy Endorsements. Notwithstanding anything to the contrary contained in this Section 8.4, but without limiting Borrower’s obligations herein to repair and restore the applicable Individual Property following any casualty (including as set forth in Section 8.2), in the event of a casualty loss of one million dollars ($1,000,000) or less, Net Proceeds shall be distributed to Borrower, and immediately thereafter by Borrower to Mezzanine 1 Borrower, by Mezzanine 1 Borrower to Mezzanine 2 Borrower, and by Mezzanine 2 Borrower to Mezzanine 3 Borrower and into the Working Capital Reserve (or if the Mezzanine 3 Loan has been fully repaid, to the Mezzanine Borrower that has established a replacement Working Capital Reserve pursuant to the terms of the applicable Mezzanine Loan Agreement for deposit into such replacement Working Capital Reserve).

(iii) All plans and specifications required in connection with the Restoration shall be subject to prior review and acceptance in all respects by Lender and by an independent consulting engineer selected by Lender, if retained by Lender in its sole discretion (the “Restoration Consultant”). Lender shall have the use of the plans and specifications and all permits, licenses and approvals required or obtained in connection with the Restoration. The identity of the contractors, subcontractors and materialmen engaged in the Restoration, as well as the contracts in excess of $500,000 under which they have been engaged, shall be subject to prior review and acceptance by Lender and the Restoration Consultant, if any. All reasonable out-of-pocket costs and expenses incurred by Lender in connection with making the Net Proceeds available for the Restoration, including reasonable counsel fees and disbursements and the Restoration Consultant’s fees, if any, shall be paid by Borrower and Maryland Owner.

(iv) In no event shall Lender be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Restoration Consultant, if any, minus the Restoration Retainage. The term “Restoration Retainage” means an amount equal to ten percent (10%) of the costs actually incurred for work in place as part of the Restoration, as certified by the Restoration Consultant, if any, until the Restoration shall have been completed. The Restoration Retainage shall be reduced to five percent (5%) of the costs incurred upon receipt by Lender of satisfactory evidence that fifty percent (50%) of the Restoration has been completed. The Restoration Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this Section 8.4(b), be less than the amount actually held back by Borrower or Maryland Owner, as applicable, from contractors, subcontractors and materialmen engaged in the Restoration. The Restoration Retainage shall not be released until the Restoration Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 8.4(b) and that all approvals necessary for the re-occupancy and use of the related Individual Property have been obtained from all appropriate Governmental Authorities, and Lender receives evidence satisfactory to Lender that the costs of the Restoration have been paid in full or will be paid in full out of the Restoration Retainage; provided, however, that Lender will release the portion of the Restoration Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which the Restoration Consultant certifies to Lender that the contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of the contractor’s, subcontractor’s or materialman’s contract, the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Lender or by the title company issuing the Title Insurance Policy, and Lender receives an endorsement to the Title Insurance Policy insuring the continued priority of the lien of the Mortgage and evidence of payment of any premium payable for such endorsement. If required by Lender, the release of any such portion of the Restoration Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.

(v) Lender shall not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month.

(vi) If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the reasonable opinion of Lender in consultation with the Restoration Consultant,

be sufficient to pay in full the balance of the costs which are estimated by the Restoration Consultant to be incurred in connection with the completion of the Restoration, Borrower and Maryland Owner shall deposit the deficiency (the “Net Proceeds Deficiency”) with Lender before any further disbursement of the Net Proceeds shall be made. The Net Proceeds Deficiency deposited with Lender shall be held by Lender and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this Section 8.4(b) shall constitute additional security for the Debt and other obligations under the Loan Documents.

(vii) The excess, if any, of the Net Proceeds and the remaining balance, if any, of the Net Proceeds Deficiency deposited with Lender after the Restoration Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 8.4(b), and the receipt by Lender of evidence satisfactory to Lender that all costs incurred in connection with the Restoration have been paid in full, shall be delivered to Lender and applied to the repayment of the Debt.

Notwithstanding anything in this Section 8.4 to the contrary, if Lender, in its sole discretion, elects not to hire a Restoration Consultant, Borrower or Maryland Owner, as applicable, shall provide an Officer’s Certificate that certifies to such matters to which a Restoration Consultant would otherwise certify pursuant to the provisions of this Section 8.4.

(c) All Net Proceeds not required to be made available for the Restoration may be retained and applied by Lender toward the payment of the Debt whether or not then due and payable in such order, priority and proportions as Lender in its sole discretion shall deem proper.

(d) In the event of foreclosure of the Mortgage, or other transfer of title to the Property in extinguishment in whole or in part of the Debt, all right, title and interest of Borrower and Maryland Owner in and to the Policies then in force concerning the Property and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure, Lender or other transferee in the event of such other transfer of title.

(e) Notwithstanding anything contained herein to the contrary, Insurance Proceeds exceeding one million dollars ($1,000,000) from the Policies required to be maintained by Borrower and Maryland Owner pursuant to Section 8.1(a)(iii) (the “Business Insurance Proceeds”) shall (i) be controlled by Lender at all times, (ii) shall constitute additional security for the Debt and other obligations under the Loan Documents, (iii) not be subject to the provisions of Section 8.4(c) and (iv) subject to the provisions of this clause (e), be applied in the same manner that revenue and receipts from the Property are applied pursuant to Section 10.2 hereof. In the event that the Business Insurance Proceeds are paid (x) in one lump sum in advance, Lender shall hold such Business Insurance Proceeds in a segregated interest-bearing escrow account, which shall be an Eligible Account pledged to Lender and Lender shall estimate, in Lender’s reasonable discretion, the number of months required for Borrower and Maryland Owner to complete the Restoration caused by the Casualty or Condemnation, shall divide the aggregate Business Insurance Proceeds by such number of months, and shall disburse from such bank account each month during the performance of such Restoration such monthly installment of said Business Insurance Proceeds or (y) in a lump sum for a specified number of months in advance, Lender shall hold such Business Insurance Proceeds in a segregated interest-bearing escrow account, which shall be an Eligible Account pledged to Lender and Lender shall divide the aggregate Business Insurance Proceeds by the number of months for which the insurer has paid the Business Insurance Proceeds, and shall disburse from such bank account each month during the performance of such Restoration such monthly installment of said Business Insurance Proceeds (in the case of (x) or (y), such amount, the “Monthly BI Amount”). Lender shall deposit the Monthly BI Amount into the Cash Management Account on each Payment Date during the Restoration. If any Business Insurance Proceeds are received by Borrower, Maryland Owner or Manager, such Business Insurance Proceeds shall be received in trust for Lender, shall be segregated from other funds of Borrower, Maryland Owner or Manager, as the case may be, and shall be applied or paid to Lender in accordance with the terms of this Article VIII. Nothing herein contained shall be deemed to relieve Borrower and Maryland Owner of their obligations to pay the obligations secured by the Loan Documents on the respective dates of payment provided for in the Note, this Agreement and the other Loan Documents except to the extent such amounts are actually paid out of the proceeds of such Business Insurance Proceeds. Business Insurance Proceeds of one million dollars ($1,000,000) or less shall be distributed to Borrower, and immediately thereafter by Borrower to Mezzanine 1 Borrower, by Mezzanine 1 Borrower to Mezzanine 2 Borrower, and by Mezzanine 2 Borrower to Mezzanine 3 Borrower and into the Working Capital Reserve (or if the Mezzanine 3 Loan has been fully repaid, to the Mezzanine Borrower that has established a replacement Working Capital Reserve pursuant to the terms of the applicable Mezzanine Loan Agreement for deposit into such replacement Working Capital Reserve).

ARTICLE IX

RESERVE FUNDS

Section 9.1 Capital Replacement Reserve.

(a) On an ongoing basis throughout the term of the Loan, Borrower and Maryland Owner shall make, or cause the Manager to make Capital Replacements necessary to keep each Individual Property in good order and repair and in a good marketable condition or prevent deterioration of the applicable Individual Property and to keep each Individual Property in compliance with any Management Agreement and Franchise Agreement, all as evidenced to Lender’s reasonable satisfaction. Borrower and Maryland Owner shall complete all Capital Replacements in a good and workmanlike manner as soon as commercially reasonable after commencing each such Capital Replacement.

(b) Borrower and Maryland Owner shall establish on the Closing Date an interest bearing sub-account of the Cash Management Account with Lender or Lender’s agent to fund the Capital Replacements (the “Capital Replacement Reserve Account”). On the Closing Date, Borrower and Maryland Owner shall deposit $31,580,000.00 into the Capital Replacement Reserve Account. Borrower and Maryland Owner shall also deposit on or before each Payment Date during the term of the Loan, an amount (the “Capital Replacement Reserve Monthly Deposit”) equal to one and seventy-five one hundredths percent (1.75%) of the monthly

Operating Income for each Individual Property for the calendar month in which such Payment Date occurs as provided in the Annual Budget. In addition, Borrower shall deposit (i) on or before each Payment Date during the term of the Loan an amount equal to one-twelfth (1/12th) of the aggregate costs and expenses of all Additional Budgeted Capital Replacements that will be payable during the calendar year in which such Payment Date occurs with respect to each Individual Property (the “Additional Budgeted Capital Replacement Monthly Deposit”), and (ii) within the time period required by the applicable Franchisor under its Franchise Agreement an amount sufficient to pay the aggregate costs and expenses of all Additional Franchisor Required Capital Replacements when required by such Franchisor. In addition, on each Payment Date occurring in January, April, July, and October during the term of the Loan (each, a “Reconciliation Date”), Borrower and Maryland Owner shall deposit an amount (if positive) equal to the difference of (y) one and seventy-five one hundredths percent (1.75%) of the monthly Operating Income for each Individual Property as set forth in the monthly operating statements actually delivered by Borrower prior to such Reconciliation Date under Section 5.11 for each Individual Property, less (z) the sum of all Capital Replacement Reserve Monthly Deposits that have been made for the months covered by such monthly operating statements actually delivered by Borrower prior to such Reconciliation Date (such positive difference, if any, the “Capital Replacement Reserve Reconciliation Deposit”). Any Capital Replacement Reserve Reconciliation Deposit shall be made by Borrower from funds in the Borrower Residual Account (including the Working Capital Reserve), the Excess Funds Reserve Account, or the Excess Funds Separate Account, and shall not be allocated from funds in the Cash Management Account pursuant to Section 10.2(b). If as of any Reconciliation Date, the amounts in clause (z) of the immediately preceding sentence are greater than the amounts in clause (y) of the immediately preceding sentence, that difference (the “Capital Replacement Reserve Monthly Deposit Credit”) will be credited against future Capital Replacement Reserve Monthly Deposits and Additional Budgeted Capital Replacement Monthly Deposits next due hereunder, dollar-for-dollar, until the aggregate amount of the credits against such Capital Replacement Reserve Monthly Deposits and/or Additional Budgeted Capital Replacement Monthly Deposits equals the amount of such Capital Replacement Reserve Monthly Deposit Credit. The Capital Replacement Reserve Monthly Deposit, the Additional Budgeted Capital Replacement Monthly Deposit, any funds delivered to the Capital Replacement Reserve Account to pay the costs and expenses of any Additional Franchisor Required Capital Replacements, any Capital Replacement Reserve Reconciliation Deposits, and any other funds in the Capital Replacement Reserve Account, together with any interest accrued thereon, are referred to collectively herein as the “Capital Replacement Reserve Funds”. Promptly following any written request from Lender, Borrower shall deliver to Lender written evidence reasonably acceptable to Lender regarding any Additional Franchisor Required Capital Replacements, and the costs and expenses thereof, and any Additional Budgeted Capital Replacements, and the costs and expenses thereof.

(c) If any Property Release occurs, and provided no Event of Default has occurred and is continuing, Lender shall credit against future Capital Replacement Reserve Monthly Deposits and Additional Budgeted Capital Replacement Monthly Deposits next due under Section 9.1(b), dollar-for-dollar, that portion of the balance, if any, of the Capital Replacement Reserve Funds attributable to the Individual Property that is the subject of the Property Release (or Borrower may elect upon written notice to Lender to utilize such portion of the balance as a Voluntary Prepayment hereunder).

Section 9.2 FF&E Replacement Reserve.

(a) On an ongoing basis throughout the term of the Loan, Borrower and Maryland Owner shall make, or cause the Manager to make FF&E Replacements necessary to keep each Individual Property in good order and repair and in a good marketable condition or prevent deterioration of the applicable Individual Property and to keep each Individual Property in compliance with any Management Agreement and Franchise Agreement, all as evidenced to Lender’s reasonable satisfaction. Borrower and Maryland Owner shall complete all FF&E Replacements in a good and workmanlike manner as soon as commercially reasonable after commencing to make each such Replacement.

(b) Borrower and Maryland Owner shall establish on the Closing Date an interest bearing sub-account of the Cash Management Account with Lender or Lender’s agent to fund the FF&E Replacements (the “FF&E Replacement Reserve Account”, collectively with the Capital Replacement Reserve Account, the “Replacement Reserve Accounts” and each individually a “Replacement Reserve Account”). On the Closing Date, Borrower and Maryland Owner shall deposit $7,439,838.12 in the FF&E Replacement Reserve Account. Borrower and Maryland Owner shall also deposit on or before each Payment Date during the term of the Loan, an amount (the “FF&E Replacement Reserve Monthly Deposit”) equal to the difference between (i) four percent (4%) of the monthly Operating Income for each Individual Property for the calendar month in which such Payment Date occurs as provided in the Annual Budget, less (ii) the amount actually deposited into the reserve accounts relating to FF&E Replacements maintained by the Managers that are not Affiliated Managers under the respective Management Agreements during such calendar month provided that such reserve accounts continue to be held and maintained in accordance with the Reserve Account Control Agreement. Borrower and Maryland Owner shall also deposit within the time period required by a Franchisor under its Franchise Agreement the difference between (1) an amount sufficient to pay the aggregate costs and expenses of all Additional Franchisor Required FF&E Replacements when required by such Franchisor, less (2) the amount actually deposited into the reserve accounts relating to the aggregate costs and expenses of all Additional Franchisor Required FF&E Replacements maintained by the Managers that are not Affiliated Managers under the respective Management Agreements provided that such reserve accounts continue to be held and maintained in accordance with the Reserve Account Control Agreements (the “Manager Additional FF&E Escrows”). In addition, on each Reconciliation Date, Borrower and Maryland Owner shall deposit an amount (if positive) equal to the difference of (y) four percent (4.0%) of the monthly Operating Income for each Individual Property as set forth in the monthly operating statements actually delivered by Borrower prior to such Reconciliation Date under Section 5.11 for each Individual Property, less (z) the sum of all FF&E Replacement Reserve Monthly Deposits that have been made for the months covered by such monthly operating statements actually delivered by Borrower prior to such Reconciliation Date (such positive difference, if any, the “FF&E Replacement Reserve Reconciliation Deposit”). Any FF&E Replacement Reserve Reconciliation Deposit shall be made by Borrower from funds in the Borrower Residual Account (including the Working Capital Reserve), the Excess Funds Reserve Account, or the Excess Funds Separate Account, and shall not be allocated from funds in the Cash Management Account pursuant to Section 10.2(b). If as of any Reconciliation Date, the amounts in clause (z) of the immediately preceding sentence are greater than the amounts in clause (y) of the immediately preceding sentence, that difference (the “FF&E Replacement Reserve Monthly Deposit Credit”)

will be credited against future FF&E Replacement Reserve Monthly Deposits next due hereunder, dollar-for-dollar, until the aggregate amount of the credits against such FF&E Replacement Reserve Monthly Deposits equals the amount of such FF&E Replacement Reserve Monthly Deposit Credit. The FF&E Replacement Reserve Monthly Deposit, any funds delivered to the FF&E Replacement Reserve Account to pay the costs and expenses of any Additional Franchisor Required FF&E Replacements, any FF&E Replacement Reserve Reconciliation Deposits, and any other funds in the FF&E Replacement Reserve Account, together with any interest accrued thereon, are referred to collectively herein as the “FF&E Replacement Reserve Funds” and collectively with the Capital Replacement Reserve Funds, the “Replacement Reserve Funds”. Promptly following any written request from Lender, Borrower shall deliver to Lender written evidence reasonably acceptable to Lender regarding any Additional Franchisor Required FF&E Replacements and the costs and expenses thereof, and any reserves maintained by any Managers regarding FF&E Replacements, including the Manager Additional FF&E Escrows.

(c) If any Property Release occurs, and provided no Event of Default has occurred and is continuing, Lender shall credit against future FF&E Replacement Reserve Monthly Deposits next due under Section 9.2(b), dollar-for-dollar, that portion of the balance, if any, of the FF&E Replacement Reserve Funds attributable to the Individual Property that is the subject of the Property Release (or Borrower may elect upon written notice to Lender to utilize such portion of the balance as a Voluntary Prepayment hereunder).

Section 9.3 Ground Rent Reserve Fund.

(a) Borrower shall establish on the Closing Date a sub-account of the Cash Management Account for the deposit of funds to be used to pay ground rents under any Ground Lease (the “Ground Rent Reserve Account”). Borrower shall deposit into the Ground Rent Reserve Account on or before each Payment Date during the term of the Loan, the following (collectively, the “Ground Rent Monthly Deposit”): an amount equal to one-twelfth (1/12) of the annual rents (and other amounts) due under each Ground Lease, or such higher amount reasonably determined by Lender to be necessary in order to pay all installments of rent (and other amounts) as and when due under each Ground Lease, but excluding any annual rents or other amounts under any Ground Lease to the extent actually escrowed for, and paid directly, by Manager pursuant to the requirements of the related Management Agreement (the “Manager Ground Rent Escrows”). All such payments with respect to each Ground Lease, less disbursements thereof pursuant hereto, are referred to as the “Ground Rent Reserve Funds”. Promptly following any written request from Lender, Borrower shall deliver to Lender written evidence reasonably acceptable to Lender regarding (i) the amounts to be deposited in the Ground Rent Reserve Account, and (ii) any Manager Ground Rent Escrows.

(b) Lender will apply the Ground Rent Reserve Funds to payments of ground rent required to be made by Borrower under each Ground Lease as the same become due, or to reimburse Borrower for such amounts upon presentation of evidence of payment reasonably satisfactory to Lender. Borrower shall direct Lender in writing as to the amount of each monthly payment that needs to be paid to each applicable Ground Lessor. In making any payment relating to the Ground Rent Reserve Funds, Lender may do so in good faith according to any bill or statement procured from the Ground Lessor under each Ground Lease, without inquiry into the accuracy of such bill or statement or estimate or into the validity of any claim by such Ground

Lessor. If at any time Lender reasonably determines that the portion of the Ground Rent Reserve Funds allocable to any Ground Lease is not or will not be sufficient to pay the ground rent pursuant to each Ground Lease next coming due, Lender shall notify Borrower of such determination and Borrower shall increase the amount of the Ground Rent Monthly Deposit by the amount that Lender reasonably estimates is sufficient to make up the deficiency at least thirty (30) days prior to delinquency of the ground rent due under each Ground Lease.

(c) If any Property Release occurs, and provided no Event of Default has occurred and is continuing, Borrower may direct Lender to either (i) cause to be applied in the order and manner described in Section 10.2(b) that portion of the balance, if any, of the Ground Rent Reserve Funds attributable to the Individual Property that is the subject of the Property Release, or (ii) utilize such portion of the balance as a Voluntary Prepayment hereunder.

Section 9.4 Required Work.

(a) Borrower and Maryland Owner shall diligently pursue all Capital Replacements and FF&E Replacements (collectively, the “Required Work”) to completion in accordance with Section 9.1(a), Section 9.2(a), and the following requirements:

(b) With the exception of contracts set forth on Schedule XVI, Lender reserves the right, at its option upon notice to Borrower and Maryland Owner, to approve all contracts or work orders with materialmen, mechanics, suppliers, subcontractors, contractors or other parties providing labor or materials in connection with the Required Work to the extent such contracts or work orders exceed $500,000 but specifically excluding “soft cost” contracts, including project managers, architects, designers, and purchasing agents. Borrower shall submit any request for approval under this Section 9.4(b) in writing, with all information reasonably required by Lender in order to adequately review such request, and with a legend in bold letters stating “REQUEST FOR APPROVAL. FAILURE TO RESPOND MAY RESULT IN DEEMED APPROVAL”. If Lender fails to respond to such request within five (5) Business Days after Lender’s receipt thereof, then Borrower shall submit a second request to Lender for approval, which request shall again include all information reasonably required by Lender in order to adequately review such request, and contain a legend in bold letters stating “REQUEST FOR APPROVAL. REQUEST DEEMED APPROVED IF NO RESPONSE WITHIN FIVE (5) BUSINESS DAYS”. If Lender shall fail to approve, disapprove or otherwise respond to such second request for approval within the applicable five (5) Business Days after Lender’s receipt thereof, Lender shall be deemed to have approved such contract or work order. Upon Lender’s request, Borrower shall assign any such contract to Lender.

(c) In the event Lender determines in its reasonable discretion that any Required Work is not being or has not been performed in a workmanlike or timely manner, Lender shall have the option to withhold disbursement for such unsatisfactory Required Work and to proceed under existing contracts or to contract with third parties to complete such Required Work and to apply the Capital Replacement Reserve Funds or the FF&E Replacement Reserve Funds, as applicable, toward the labor and materials necessary to complete such Required Work, upon notice to Borrower and Manager and, if an Event of Default then exists, to exercise any and all other remedies available to Lender upon an Event of Default hereunder.

(d) In order to facilitate Lender’s completion of the Required Work, each of Borrower and Maryland Owner grants Lender the right to enter onto the applicable Individual Property and perform any and all work and labor necessary to complete the Required Work and/or employ security personnel to protect each Individual Property from damage. All sums so expended by Lender, to the extent not from the Capital Replacement Reserve Account or FF&E Replacement Reserve Account, shall be deemed to have been advanced under the Loan to Borrower and secured by the Mortgage and the other Loan Documents. For this purpose each of Borrower and Maryland Owner constitutes and appoints Lender its true and lawful attorney-in-fact with full power of substitution to complete or undertake the Required Work in the name of Borrower and/or Maryland Owner upon Borrower’s or Maryland Owner’s failure to do so in a workmanlike and timely manner. Such power of attorney shall be deemed to be a power coupled with an interest and cannot be revoked. Borrower and Maryland Owner empowers said attorney-in-fact as follows: (i) to use any of the Capital Replacement Reserve Funds and FF&E Replacement Reserve Funds for the purpose of making or completing the Required Work; (ii) to make such additions, changes and corrections to the Required Work as shall be necessary or desirable to complete the Required Work; (iii) to employ such contractors, subcontractors, agents, architects and inspectors as shall be required for such purposes; (iv) to pay, settle or compromise all existing bills and claims which are or may become Liens against such Individual Property, or as may be necessary or desirable for the completion of the Required Work, or for clearance of title; (v) to execute all applications and certificates in the name of Borrower or Maryland Owner which may be required by any of the contract documents; (vi) to prosecute and defend all actions or proceedings in connection with any Individual Property or the rehabilitation and repair of any Individual Property; and (vii) to do any and every act which Borrower or Maryland Owner might do on its own behalf to fulfill the terms of this Agreement.

(e) Nothing in this Section 9.4 shall: (i) make Lender responsible for making or completing the Required Work; (ii) require Lender to expend funds in addition to the Capital Replacement Reserve Funds for Capital Replacements or the FF&E Replacement Reserve Funds for FF&E Replacements; (iii) obligate Lender to proceed with the Required Work; or (iv) obligate Lender to demand from Borrower or Maryland Owner additional sums to make or complete any Required Work.

(f) Borrower and Maryland Owner shall permit Lender and Lender’s agents and representatives (including Lender’s engineer, architect, or inspector) or third parties performing Required Work pursuant to this Section 9.4 to enter onto the applicable Individual Property during normal business hours (subject to the rights of Tenants under their Leases, to the terms of any Management Agreements and to the reasonable rights of hotel guests) to inspect the progress of any Required Work and all materials being used in connection therewith, to examine all plans and shop drawings relating to such Required Work which are or may be kept at such Individual Property, and to complete any Required Work made pursuant to this Section 9.4. Borrower shall cause all contractors and subcontractors to cooperate with Lender and Lender’s representatives or such other persons described above in connection with inspections described in this Section 9.4 or the completion of Required Work pursuant to this Section 9.4.

(g) Lender may, to the extent any Required Work would reasonably require an inspection of any Individual Property, inspect such Individual Property at Borrower’s expense, at reasonable times and upon reasonable notice, prior to making a disbursement of the Reserve

Funds in order to verify completion of the Required Work for which reimbursement is sought. Borrower shall pay Lender a reasonable inspection fee not exceeding $500 for each such inspection. Lender may require that such inspection be conducted by an appropriate independent qualified professional selected by Lender and/or may require a copy of a certificate of completion by an independent qualified professional acceptable to Lender prior to the disbursement of the Capital Replacement Reserve Funds or FF&E Replacement Reserve Funds, as applicable. Borrower shall pay the expense of the inspection as required hereunder, whether such inspection is conducted by Lender or by an independent qualified professional.

(h) The Required Work and all materials, equipment, fixtures, or any other item comprising a part of any Required Work shall be constructed, installed or completed, as applicable, free and clear of all mechanic’s, materialman’s or other Liens (except for Permitted Encumbrances).

(i) Before any disbursement of the Replacement Reserve Funds in excess of $100,000 for any Individual Property, Lender may require Borrower to provide Lender with a search of title to the Property effective to the date of the disbursement, which search shows that no mechanic’s or materialmen’s or other Liens of any nature have been placed against the related Individual Property since the date of recordation of the Mortgage and that title to the related Individual Property is free and clear of all Liens (except for Permitted Encumbrances).

(j) All Required Work shall comply with all Legal Requirements and applicable insurance requirements including applicable building codes, special use permits, environmental regulations, and requirements of insurance underwriters.

(k) Borrower and Maryland Owner hereby assign to Lender all rights and claims Borrower and Maryland Owner may have against all Persons supplying labor or materials in connection with the Required Work; provided, however, that Lender may not pursue any such rights or claims unless an Event of Default has occurred and is continuing.

Section 9.5 Release of Funds for Capital Replacements and FF&E Replacements.

(a) Upon written request from Borrower from time to time and the satisfaction of the requirements set forth in this Agreement, Lender shall disburse Replacement Reserve Funds, and other Reserve Funds, in order to pay the actual costs of Required Work. For the avoidance of doubt, Lender acknowledges that (i) Capital Replacement Reserve Funds may be used to pay the costs of Capital Replacements or FF&E Replacements, and that FF&E Replacement Reserve Funds may be used to pay the costs of Capital Replacements or FF&E Replacements, provided all conditions to the release of any such funds set forth in this Agreement are fully satisfied, and (ii) disbursements of Replacement Reserve Funds, and other Reserve Funds, in order to pay the actual costs of Required Work as provided in this Section 9.5 may be reimbursements to Borrower of amounts previously expended by Borrower from the Working Capital Reserve for such Required Work, provided all conditions to the release of any such funds set forth in this Agreement are fully satisfied.

(b) Each request for disbursement from either of the Replacement Reserve Accounts, or other Reserve Accounts which may be drawn upon by Borrower for the payment of the cost of Capital Replacements or FF&E Replacements pursuant to the express terms of this Agreement, shall be on a form provided or approved by Lender and shall (i) include copies of invoices for all items or materials purchased and all labor or services provided; (ii) specify to Lender’s reasonable satisfaction (A) the Required Work for which the disbursement is requested, the line item(s) in the Annual Budget referencing same (if applicable), and the specific Reserve Account from which Borrower is requesting disbursement, (B) the quantity and price of each item purchased, if the Required Work includes the purchase or replacement of specific items, (C) the price of all materials (grouped by type or category) used in any Required Work other than the purchase or replacement of specific items, (D) the cost of all contracted labor or other services applicable to each Required Work for which such request for disbursement is made; and (E) the identity of each Person to which disbursement is being requested; and (iii) certify to Lender’s reasonable satisfaction that (A) reimbursement for the applicable Required Work from the applicable Reserve Account is permitted under the terms of the Management Agreement and Franchise Agreement related to the applicable Individual Property (including a specific reference to any applicable provisions of such Management Agreements and Franchise Agreement); (B) no property-level reserves held by any Manager are available to fund the cost of any of the Capital Replacements and/or FF&E Replacements, as applicable, that form the basis for the disbursement request; and (C) all Required Work has been performed in accordance with all Legal Requirements (or will be performed in accordance with all Legal Requirements if the request for disbursement is made pursuant to Section 9.5(d)). Except as provided in Section 9.5(d), each request for disbursement shall be made only after completion of the applicable Required Work (or the portion thereof completed in accordance with Section 9.5(d)), as applicable, for which disbursement is requested. Borrower shall provide Lender evidence satisfactory to Lender in its reasonable judgment of such completion or performance. Notwithstanding the foregoing, in no event shall Lender be required to disburse Reserve Funds under this Section 9.5 to pay the cost of any work or items (y) not constituting Required Work, or (z) not approved by Lender in the Annual Budget, or otherwise previously approved by Lender in writing.

(c) Borrower and Maryland Owner shall pay all invoices in connection with the Required Work with respect to which a disbursement is requested prior to submitting such request for disbursement from the applicable Reserve Accounts or, at the request of Borrower and Maryland Owner, Lender will issue joint checks, payable to Borrower or Maryland Owner and the contractor, supplier, materialman, mechanic, subcontractor or other party to whom payment is due in connection with the Required Work. In the case of payments made by joint check, Lender may require a waiver of lien (to the extent applicable Legal Requirements permit an advance waiver of lien) from each Person receiving payment prior to Lender’s disbursement of funds for the payment of Capital Replacements or FF&E Replacements. In addition, as a condition to any disbursement, Lender may require Borrower and Maryland Owner to obtain from each contractor, supplier, materialman, mechanic or subcontractor who receives payment in an amount equal to or greater than $50,000 for completion of its work or delivery of its materials, lien waivers (to the extent applicable Legal Requirements permit an advance waiver of lien) or, in the event that such advance lien waivers are not obtainable, conditional lien waivers, which conditional lien waivers shall be subject only to the receipt of the funds then being disbursed. Any lien waiver delivered hereunder shall conform to all Legal Requirements and shall cover all work performed and materials supplied (including equipment and fixtures) for the related Individual Property by that contractor, supplier, subcontractor, mechanic or materialman through the date covered by the current disbursement request (or, in the event that payment to such contractor, supplier, subcontractor, mechanic or materialmen is to be made by a joint check, the release of lien shall be effective through the date covered by the previous request for release of funds for the payment of costs regarding Capital Replacements or FF&E Replacements).

(d) If any contractor or subcontractor performing such Required Work requires an advance periodic payment pursuant to the terms of a written contract, a request for disbursement from the applicable Reserve Accounts may be made for such payment after completion of a portion of the work under such contract, provided that (i) the contractor or subcontractor is not an Affiliate of Borrower or Manager, (ii) such contract requires a deposit payment upon completion of such portion of work, (iii) the materials for which the request is made with respect to a partial payment are on site at the related Individual Property and are properly secured or have been installed in the related Individual Property, (iv) all other conditions in this Agreement for disbursement have been satisfied, and (v) funds remaining in the applicable Reserve Accounts are, in Lender’s judgment, sufficient to complete the applicable Required Work.

(e) Notwithstanding anything to the contrary contained in this Section 9.5, neither Borrower nor Maryland Owner shall make a request for, nor shall Lender have any obligation to make, (i) any disbursement for Capital Replacements (whether from one or multiple applicable Reserve Accounts that may be used to fund Capital Replacements as explicitly set forth herein) (A) more frequently than once in any calendar month, or (B) in any amount less than $100,000 (except in connection with the final disbursement from such any such Reserve Account); or (ii) disbursement for FF&E Replacements (whether from one or multiple applicable Reserve Accounts that may be used to fund FF&E Replacements as explicitly set forth herein), or (B) in any amount less than $100,000 (except in connection with the final disbursement from such Reserve Account). Without limitation, Lender may accept or reject, in its sole and absolute discretion, any request by Borrower for any disbursements for Capital Replacements or FF&E Replacements in excess of once per month as described in the immediately preceding sentence.

(f) Lender’s disbursement of any funds from Reserve Accounts for Required Work or other acknowledgment of completion of any Required Work in a manner satisfactory to Lender shall not be deemed a certification or warranty by Lender to any Person that the Required Work has been completed in accordance with Legal Requirements.

Section 9.6 Tax and Insurance Reserve Funds.

(a) Borrower and Maryland Owner shall establish on the Closing Date an interest bearing sub-account of the Cash Management Account with Lender or Lender’s agent sufficient to discharge Borrower’s and Maryland Owner’s obligations for the payment of Taxes and Insurance Premiums pursuant to Section 5.4 and Section 8.1 hereof (the “Tax and Insurance Reserve Account”). As of the Closing Date, the amount in the Tax and Insurance Reserve Account is $4,801,540.29, which amount, when added to the required monthly deposits set forth in the next sentence, is sufficient to make the payments of Taxes and Insurance Premiums as required herein. Borrower and Maryland Owner shall deposit into the Tax and Insurance

Reserve Account on or before each Payment Date (a) one-twelfth (1/12) of the Taxes (excluding Taxes for any Individual Property to the extent actually escrowed for, and paid directly, by (y) a Manager pursuant to the requirements of the related Management Agreement, or (z) provided the Sheraton Annapolis Ground Lessor Estoppel is delivered in the form required under the Post-Closing Obligations Letter, the Ground Lessor of the Sheraton Annapolis Property pursuant to the Ground Lease regarding the Sheraton Annapolis Property) that Lender estimates will be payable during the next ensuing twelve (12) months or such higher amount necessary to accumulate with Lender sufficient funds to pay all such Taxes at least thirty (30) days prior to the earlier of (i) the date that the same will become delinquent and (ii) the date that additional charges or interest will accrue due to the non-payment thereof, and (b) (i) if an Event of Default exists or (ii) if Borrower and Maryland Owner fail to maintain insurance pursuant to a blanket insurance policy acceptable to Lender in accordance with the requirements of this Agreement or (iii) a Manager fails to provide the Policies for any Individual Property or fails to escrow for, or pay directly, Insurance Premiums pursuant to the requirements of the related Management Agreement, one-twelfth (1/12) of the Insurance Premiums that Lender estimates will be payable during the next ensuing twelve (12) months for the renewal of the coverage afforded by the Policies upon the expiration thereof or such higher amount necessary to accumulate with Lender sufficient funds to pay all such Insurance Premiums at least thirty (30) days prior to the expiration of the Policies (said amounts in (a) and (b) above hereinafter called the “Tax and Insurance Reserve Funds”).

(b) Lender will apply the Tax and Insurance Reserve Funds to payments of Taxes and Insurance Premiums required to be made by Borrower and Maryland Owner pursuant to Section 5.4 and Section 8.1 hereof. In making any disbursement from the Tax and Insurance Reserve Account, Lender may do so according to any bill, statement or estimate procured from the appropriate public office or tax lien service (with respect to Taxes) or insurer or agent (with respect to Insurance Premiums), without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. If the amount of the Tax and Insurance Reserve Funds shall exceed the amounts due for Taxes and Insurance Premiums pursuant to Section 5.4 and Section 8.1 hereof, Lender shall, in its sole discretion, return any excess to Borrower and Maryland Owner or credit such excess against future payments to be made to the Tax and Insurance Reserve Account. In allocating any such excess, Lender may deal with the Person shown on Lender’s records as being the owner of the related Individual Property. Any amount remaining in the Tax and Insurance Reserve Account after the Debt has been paid in full shall be returned to Borrower and Maryland Owner or the Person shown on Lender’s records as being the owner of the related Individual Property and no other party shall have any right or claim thereto. If at any time Lender reasonably determines that the Tax and Insurance Reserve Funds are not or will not be sufficient to pay Taxes and Insurance Premiums by the dates set forth in (a) and (b) above, Lender shall notify Borrower and Maryland Owner of such determination and Borrower and Maryland Owner shall pay to Lender any amount necessary to make up the deficiency within ten (10) days after notice from Lender to Borrower requesting payment thereof.

Section 9.7 Debt Yield Reserve Account. Borrower and Maryland Owner have established prior to the Closing Date an interest bearing sub-account of the Cash Management Account (the “Debt Yield Reserve Account”) into which Borrower and Maryland Owner hereby agree to deposit amounts hereinafter described after the occurrence and during the continuance of an Event of Default, and during any other Cash Sweep Reserve Period, as and when required under Section 9.10 and Section 10.2(b). Amounts so deposited shall hereinafter be referred to as the “Debt Yield Reserve Funds”. The Debt Yield Reserve Funds shall be held by Lender as additional collateral for the Loan. Following the expiration of any Cash Sweep Reserve Period, any Debt Yield Reserve Funds shall be allocated in the order and priority described in Section 10.2(b). Prior to the expiration of any Cash Sweep Reserve Period, and provided no Event of Default has occurred and is continuing, Lender shall disburse funds held in the Debt Yield Reserve Account to the applicable Borrower for the payment of Operating Expenses, Capital Replacements, FF&E Replacements, and Approved Corporate Expenses (collectively, the “Debt Yield Reserve Eligible Expenses”), within five (5) Business Days after delivery by the applicable Borrower to Lender of a written request therefor, provided that such written request (a) contains a description satisfactory to Lender of the requested amount and the specific Debt Yield Reserve Eligible Expenses for which such amount is being requested, and (b) is accompanied by an Officer’s Certificate certifying that (i) such Debt Yield Reserve Eligible Expenses are set forth in a Lender-approved Annual Budget or have otherwise been approved by Lender (and specifying the applicable Annual Budget line items, or other Lender approval, as applicable), (ii) such Debt Yield Reserve Eligible Expenses have not been the subject of a previous disbursement from any Reserve Account or Senior Mezzanine Reserve Account (including the Borrower Residual Account and the Working Capital Reserve); (iii) sufficient amounts are not on deposit in any other Reserve Account (including the Borrower Residual Account and the Working Capital Reserve) or Senior Mezzanine Reserve Account for the payment of such Debt Yield Reserve Eligible Expenses (except in the case of a request for funds for the payment of Approved Corporate Expenses, in which event an insufficiency of amounts available to pay same in the Borrower Residual Account or Working Capital Reserve shall not be a condition to Lender disbursing such funds from the Debt Yield Reserve Account to Borrower); (iv) all previous disbursements from the Debt Yield Reserve Account have been or will be used to pay the previously identified approved Debt Yield Reserve Eligible Expenses pursuant to the applicable Annual Budget or other Lender approval; and (v) such Debt Yield Reserve Eligible Expenses have not been, nor will be, paid by the Manager directly. Borrower shall also comply with Section 9.5 in connection with any request for disbursements for Capital Replacements or FF&E Replacements. Notwithstanding the foregoing, (y) Lender shall not be obligated to fund any amounts from the Debt Yield Reserve Account more than once per month, nor in increments less than $10,000 for any Operating Expenses, nor in increments less than $100,000 for any Capital Replacements, FF&E Replacements, or Approved Corporate Expenses (except in each case any disbursement that reduces the amount in the Debt Yield Reserve Account to zero, which disbursement may be less than $10,000 or $100,000, respectively), and (z) in no event shall Lender be obligated to disburse more than once per month to pay Operating Expenses, and once per month to pay Approved Corporate Expenses, in each case whether amounts are funded from the Debt Yield Reserve Account, or other Reserve Accounts as provided herein.

Section 9.8 Approved Corporate Expense Reserve Account.

Borrower shall be required to pay to Lender on or before each Payment Date the sum of (a) one-twelfth of the Approved Corporate Taxes that will be payable during the following twelve (12) month period, plus (b) the monthly amount set forth in the approved Annual Budget for the calendar month following the month in which such Payment Date occurs for Approved Corporate G&A Expenses for such month, which sum shall be transferred into a sub-account of the Cash Management Account for the payment of such Approved Corporate Taxes and Approved Corporate G&A Expenses (such account, the “Approved Corporate Expense Reserve Account”). Amounts on deposit in the Corporate G&A Expense Reserve Account are referred to as the “Approved Corporate Expense Reserve Funds”. Provided no Event of Default has occurred and is continuing, Lender shall disburse funds held in the Approved Corporate Expense Reserve Account to the applicable Borrower Party, within five (5) Business Days after delivery by the applicable Borrower to Lender of a request therefor (but not more often than once per month and subject to Section 9.7(z) above), in increments of at least $100,000, provided that (i) such disbursement is for Approved Corporate Expenses; and (ii) such disbursement is accompanied by (A) an Officer’s Certificate certifying that (y) such funds will be used to pay Approved Corporate Expenses pursuant to the applicable Annual Budget or other Lender approval, and including description thereof and that the same has not been the subject of a previous disbursement, and (z) that all previous disbursements have been or will be used to pay the previously identified Approved Corporate Expenses pursuant to the applicable Annual Budget or other previous Lender approval, and (B) reasonably detailed documentation reasonably satisfactory to Lender as to the amount, necessity and purpose therefor, including, with respect to any disbursement for the payment of Approved Corporate Taxes, a statement, bill or estimate from the appropriate public office or tax lien service if required by Lender.

Section 9.9 Operating Expense Reserve Account.

In the event that any Borrower is subject to a Management Agreement (or shall hereafter enter into a replacement Management Agreement with respect to one or more Properties with Lender’s approval in accordance with Section 5.14), which Management Agreement or replacement Management Agreement does not require that operating expenses be paid by the Manager thereunder from Rents from the affected Individual Property(ies) deposited directly into Manager Account(s), Borrowers shall pay to Lender on each Payment Date the monthly amount set forth in the approved Annual Budget for the calendar month following the month in which such Payment Date occurs for payment of approved Operating Expenses (pursuant to the applicable Annual Budget) at the applicable Individual Property(ies) covered by such Management Agreement or replacement Management Agreement for such month, which amounts shall be transferred into a subaccount of the Cash Management Account for the payment of such approved Operating Expenses (the “Operating Expense Reserve Account”). Amounts on deposit in the Operating Expense Reserve Account are referred to as the “Operating Expense Reserve Funds”. Provided no Event of Default has occurred and is continuing, Lender shall disburse funds held in the Operating Expense Reserve Account to the applicable Borrower for the payment of Operating Expenses, (but not, in any event, for any Corporate G&A Expenses or Corporate Taxes), within five (5) Business Days after delivery by the applicable Borrower to Lender of a written request therefor, provided that such written request (a) contains a description satisfactory to Lender of the requested amount and the specific Operating Expenses for which such amount is being requested, and (b) is accompanied by an Officer’s Certificate certifying that (i) such Operating Expenses are set forth in a Lender-approved Annual Budget or have otherwise been approved by Lender (and specifying the applicable Annual Budget line items, or other Lender approval, as applicable); (ii) such Operating Expenses have not been the subject of a previous disbursement from any Reserve Account or Senior Mezzanine Reserve Account (including the Borrower Residual Account and the Working Capital Reserve); (iii) all previous disbursements from the Operating Expense Reserve Account have been or will be used to pay the previously identified approved Operating Expenses pursuant to the applicable Annual Budget or other Lender approval; and (iv) such Operating Expenses have not been, nor will be, paid by the Manager directly. Notwithstanding the foregoing, Lender shall not be obligated to fund any amounts from the Operating Expense Reserve Account more than once per month (and subject to Section 9.7(z) above), nor in increments less than $10,000, except any disbursement for FF&E Replacements (as described in the immediately following sentence), which shall not be in increments less than $100,000 (except in each case any disbursement that reduces the amount in the Operating Expense Reserve Account to zero, which disbursement may be less than $10,000 or $100,000, respectively). Without limiting the foregoing, Borrower may request funds from the Operating Expense Reserve Account for FF&E Replacements, but only if all of the conditions set forth in this Section 9.9 and Section 9.5 are fully satisfied, and only if sufficient amounts are not on deposit in the FF&E Replacement Reserve or the Capital Replacements Reserve for the payment of the costs of such FF&E Replacements.

Section 9.10 Additional Payments Reserve Account.

(a) Borrower and Maryland Owner have established prior to the Closing Date a sub-account of the Cash Management Account (the “Additional Payments Reserve Account”) into which Agent shall deposit amounts as and when required under Section 10.2(b). Amounts so deposited shall hereinafter be referred to as the “Additional Payments Reserve Funds”. On each Payment Date, provided no Event of Default has occurred and is continuing, Lender shall cause Agent to withdraw or allocate amounts in the Additional Payments Reserve Account, in each case to the extent that sufficient funds remain therefor, as follows:

(i) first, to the Senior Mezzanine Cash Management Account of Mezzanine 1 Lender under the Mezzanine 1 Loan (or, if the Mezzanine 1 Loan has been repaid, of the then most senior Senior Mezzanine Lender under the then most senior Senior Mezzanine Loan), on such Payment Date (the “Subject Payment Date”), as a distribution by Borrower and Maryland Owner, an aggregate amount (if positive) equal to the difference of (A) sum of (1) interest on each Senior Mezzanine Loan which is due and payable on the Subject Payment Date, calculated using the applicable non-default rate of interest under the applicable Senior Mezzanine Loan Agreement, and which shall not include any past due amounts of interest under any Senior Mezzanine Loan, (2) costs and expenses which are required to be paid to each Senior Mezzanine Agent and Senior Mezzanine Cash Management Bank on the Subject Payment Date (but not, for the avoidance of doubt, any servicing fees) in connection with the maintenance of the applicable Senior Mezzanine Cash Management Accounts and Senior Mezzanine Reserve Accounts, and (3) amounts which are required to be deposited, allocated or disbursed pursuant to (x) if the Mezzanine 1 Loan has not been repaid, Sections 10.2(b)(v) through 10.2(b)(ix) of the Mezzanine 1 Loan Agreement, (y) if the Mezzanine 1 Loan has been repaid and the Mezzanine 2 Loan has not been repaid, Sections 10.2(b)(v) through 10.2(b)(ix) of the Mezzanine 2 Loan Agreement, and (z) if each of the Mezzanine 1 Loan and Mezzanine 2 Loan has been repaid, Sections 10.2(b)(iii) through 10.2(b)(vii) of the Mezzanine 3 Loan Agreement ((1), (2) and (3) collectively, the “Required Senior Mezzanine Loan Payments”) minus (B) the sum of the following: (1) all CIGNA Property Remittances received by or on behalf of any Senior Mezzanine Lender from and after the date that is two (2) Business Days prior to the Payment Date immediately preceding the Subject

Payment Date to but not including the date that is two (2) Business Days prior to the Subject Payment Date, and (2) all payments received by any Senior Mezzanine Lender in respect of any Senior Mezzanine Rate Cap from and after the Payment Date immediately preceding the Subject Payment Date to but not including the Subject Payment Date;

(ii) second, during the existence and continuance of a Cash Sweep Reserve Period, the remainder, if any, shall be allocated to the Debt Yield Reserve Account;

(iii) third, provided that no Cash Sweep Reserve Period exists, funds sufficient to pay the Additional Budgeted Capital Replacement Monthly Deposit which is due and payable on the next occurring Payment Date, as required under Section 9.1;

(iv) fourth, provided that no Cash Sweep Reserve Period exists, funds sufficient to pay the costs and expenses of Additional Franchisor Required Capital Replacements as and when required under Section 9.1;

(v) fifth, provided that no Cash Sweep Reserve Period exists, to the FF&E Replacement Reserve Account, funds sufficient to pay for the costs and expenses of Additional Franchisor Required FF&E Replacements as and when required under Section 9.2;

(vi) sixth, provided that no Cash Sweep Reserve Period exists, to Borrower or Maryland Owner, as the case may be, funds sufficient to pay any Extraordinary Expenses that are not otherwise referenced in clause (iv) or (v) of this Section 9.10;

(vii) seventh, provided that no Cash Sweep Reserve Period exists, to the Approved Corporate Expense Reserve Account, until there have been amounts deposited in such Reserve Account as required under Section 9.8 through and including the next occurring Payment Date;

(viii) eighth, provided that no Cash Sweep Reserve Period exists, provided that all Mezzanine Loans have not been repaid in full, the remainder, if any, shall be paid to the Mezzanine Cash Management Account of the then most senior Mezzanine Lender under the then most senior Mezzanine Loan, as a distribution by Borrower and Maryland Owner; and

(ix) ninth, provided that no Cash Sweep Reserve Period exists, if all Mezzanine Loans have been repaid in full, the remainder, if any, shall be deposited in the Excess Funds Reserve Account or Excess Funds Separate Account, as applicable, pursuant to Section 9.11.

(b) In no event will Lender have any right to trap any amounts originating from the CIGNA Properties (and the same shall be disbursed to the Senior Mezzanine Cash Management Account of the then most senior Senior Mezzanine Lender under the then most senior Senior Mezzanine Loan, to the extent Lender has possession thereof).

(c) If requested by Lender, Borrower shall deliver to Lender evidence reasonably acceptable to Lender regarding the calculation of payments required under Section

9.10(a)(i) above, including the amount of any Required Senior Mezzanine Loan Payments, the CIGNA Property Remittances, and any payments under any Senior Mezzanine Rate Cap (and Lender reserves the right, in its reasonable discretion, to condition any payments under Section 9.10(a)(i) on receipt of such evidence).

(d) For the avoidance of doubt, in the event that a Cash Sweep Reserve Period is existing and continuing, but the applicable Cash Sweep Event relates solely to a Bankruptcy Proceeding with respect to any Manager, then only the Subject Property Excess Cash from any Individual Properties that are then being managed by such Manager that is subject to such Bankruptcy Proceeding shall be allocated to the Debt Yield Reserve Account pursuant to Section 9.10(a)(ii), and other amounts from other Individual Properties shall be applied as provided in Section 9.10(a)(iii) – Section 9.10(a)(ix) as though no Cash Sweep Reserve Period then exists.

Section 9.11 Excess Funds Reserve Account; Excess Funds Separate Account.

(a) Borrower and Maryland Owner have established prior to the Closing Date an interest bearing sub-account of the Cash Management Account (the “Excess Funds Reserve Account”) into which Borrower and Maryland Owner hereby agree to deposit amounts hereinafter described as and when required under Section 9.10. Amounts so deposited shall hereinafter be referred to as the “Excess Funds Reserve Funds”. The Excess Funds Reserve Funds shall be held by Lender as additional collateral for the Loan. Provided no Event of Default has occurred and is continuing, Lender shall disburse funds held in the Excess Funds Reserve Account to the applicable Borrower to be used for the following (all of the following, “Excess Funds Eligible Expenses”): (a) the prepayment of all or a portion of the Loan, (b) the payment of Debt Service, or (c) the payment of expenses related to any general business purposes of Borrower or Maryland Owner directly related to the ownership, operation, maintenance or improvement of any of the Individual Properties or the business operations of Borrower and Maryland Owner at any of the Individual Properties (provided such payment would not otherwise result in a Default or Event of Default under any of the Loan Documents), including Capital Replacements and FF&E Replacements, or to make Reserve Reconciliation Deposits, within one (1) Business Day after receipt of a written request therefor, which written request shall be accompanied by a written certificate from Borrower stating that the amount of such requested disbursement shall be used only for purposes permitted under this Section 9.11(a) and specify the Excess Funds Eligible Expenses for which such amount is being requested. Notwithstanding the foregoing, Lender shall not be obligated to fund any amounts from the Excess Funds Reserve Account more than once per month, nor in increments less than $10,000. Any use of Excess Funds Reserve Funds other than for Excess Funds Eligible Expenses shall be an Event of Default.

(b) Notwithstanding anything contained in Section 9.11(a), and provided that all of the following conditions have been satisfied in Lender’s reasonable judgment, Lender shall cause Agent to fund any amounts from Section 9.10(a)(ix) into a separate depository account established by Borrower, regarding which Borrower shall have the right to withdraw funds in its discretion, subject to the terms hereof (the “Excess Funds Separate Account”): (i) the Excess Funds Separate Account shall be in the name of Borrower and Maryland Owner, as debtor, for the benefit of Lender, as secured party, with a depository bank reasonably acceptable to Lender

(the “Excess Funds Separate Account Bank”); (ii) Borrower, Maryland Owner, and Lender shall have entered into a deposit account control agreement reasonably acceptable to Lender (the “Excess Funds Separate Account Control Agreement”), which provides, without limitation, (A) that from and after any Event of Default and delivery of written notice from Lender to Excess Funds Separate Account Bank, Lender shall have exclusive dominion and control of the Excess Funds Separate Account and neither Borrower, Maryland Owner, Manager nor any other party claiming on behalf of, or through, Borrower, Maryland Owner or any Manager, shall have any right of withdrawal therefrom or any other right or power with respect thereto (such that Lender has “control” of the Excess Funds Separate Account as contemplated in Section 9-104 (and similar and related provisions) of the applicable uniform commercial code); (B) that Borrower and Maryland Owner are solely responsible for any fees and expenses to Excess Funds Separate Account Bank in connection with the Excess Funds Separate Account, (C) that Lender has no obligation to indemnify Excess Funds Separate Account Bank in any circumstance whatsoever; and (D) that Borrower and Maryland Owner shall be the owner of all funds on deposit in the Excess Funds Separate Account for federal and applicable state and local tax purposes (except to the extent Lender retains any interest earned on the Excess Funds Separate Account for its own account following the occurrence and during the continuance of an Event of Default); (iii) without limiting anything contained in any other Loan Document (including the Mortgage), if requested by Lender, each of Borrower and Maryland Owner shall have reaffirmed its collateral pledge to Lender of all its right, title and interest in and to the Excess Funds Separate Account and all funds therein; (iv) if requested by Lender, Borrower and Maryland Owner shall have delivered to Lender legal opinions in form and substance reasonably acceptable to Lender regarding the Excess Funds Separate Account Control Agreement; and (v) Borrower shall have paid all reasonable fees and expenses of Lender (including reasonable attorneys’ fees and expenses) in connection with the Excess Funds Separate Account, the Excess Funds Separate Account Control Agreement, and all of the conditions described in clauses (i) – (iv) of this sentence. Neither Lender nor Agent shall be under any obligation or duty to perform any act in respect of the Excess Funds Separate Account which would involve it in expense or liability or to institute or defend any suit in respect hereof, or to advance any of its own monies. Borrower and Maryland Owner shall indemnify and hold Agent, Lender and their respective directors, employees, officers and agents harmless from and against any loss, cost or damage (including reasonable attorneys’ fees and disbursements) incurred by such parties in connection with the Excess Funds Separate Account and the Excess Funds Separate Account Control Agreement, other than such as result from the gross negligence or willful misconduct of Agent or Lender. Borrower agrees that all funds drawn from the Excess Funds Separate Account shall be used only to pay Excess Funds Eligible Expenses (and any other use of such funds shall be an Event of Default). Neither Borrower nor Maryland Owner shall, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in the Excess Funds Separate Account or any funds deposited therein or permit any Lien to attach thereto, except for the security interest granted under the Loan Documents, including the Excess Funds Separate Account Control Agreement, or any levy to be made thereon, or any UCC financing statements, except those naming Lender as the secured party, to be filed with respect thereto. Borrower and Maryland Owner will maintain the security interest in the Excess Funds Separate Account and all funds therein as a first priority perfected security interest and will defend the right, title and interest of Lender in and to the Excess Funds Separate Account and all funds therein against the claims and demands of all Persons whomsoever. At any time and from time to time, upon the written request of Lender, and at the sole expense of Borrower and Maryland Owner, Borrower and Maryland Owner will promptly and duly execute and deliver such further instruments and documents and will take such further actions as Lender reasonably may request for the purpose of obtaining or preserving the full benefits of the Loan Documents, including the Excess Funds Separate Account Control Agreement, and of the rights and powers therein granted, with respect to the Excess Funds Separate Account and all funds therein.

Section 9.12 Reserve Funds Generally.

(a) If the funds in any Reserve Account should exceed the amount of payments actually applied by Lender for the purposes of the account, Lender in its sole discretion shall, in its sole discretion, credit such excess against future payments to be made to that Reserve Account or cause such excess to be deposited in the Cash Management Account. In allocating any such excess, Lender may deal with the Person shown on Lender’s records as being the owner of the Property. If at any time Lender reasonably determines that the Reserve Funds in any Reserve Account are not or will not be sufficient to make the payments which such Reserve Account was created to make (including any failure by Borrower to fund any Capital Replacement Reserve Reconciliation Deposit or FF&E Replacement Reserve Reconciliation Deposit as and when required under the terms of this Article IX), Lender shall notify Borrower and Maryland Owner of such determination and Borrower and Maryland Owner shall pay to Lender for deposit into the applicable Reserve Account any amount necessary to make up the deficiency within ten (10) days after notice from Lender to Borrower requesting payment thereof (and any failure to pay such amount within such time period shall be an Event of Default); provided, however, that notwithstanding the foregoing, Lender acknowledges that insufficient amounts in the Additional Payments Reserve Account in order to make any of the payments referenced therein shall not entitle Lender to require Borrower and Maryland Owner to make up the deficiency. The insufficiency of any balance in any of the Reserve Accounts shall not relieve Borrower or Maryland Owner from its obligation to fulfill all covenants in the Loan Documents. Upon payment in full of the Debt, all Reserve Funds remaining on deposit, if any, in any Reserve Account shall be returned to Borrower, Maryland Owner or the Person shown on Lender’s records as being the owner of the Property and no other party shall have any right or claim thereto.

(b) (i) No earnings or interest on the Cash Management Account or Reserve Accounts shall be payable to Borrower, except that interest or earnings on amounts in Interest Bearing Accounts shall be added to, and treated in the same manner as, the principal amount of such Reserve Accounts as more particularly described below. Neither Lender nor any loan servicer that at any time holds or maintains the non-interest-bearing Cash Management Account shall have any obligation to keep or maintain the Cash Management Account or any funds deposited therein in interest-bearing accounts. If Lender or any such loan servicer elects in its sole and absolute discretion to keep or maintain any non-interest-bearing Cash Management Account or any funds deposited therein in an interest-bearing account, the account shall be an Eligible Account and (A) such funds shall not be invested, and (B) all interest earned or accrued thereon shall be for the account of and be retained by Lender or such loan servicer.

(ii) Interest accruing on the Reserve Accounts shall be periodically added to the principal amount of the Reserve Accounts and shall be held, disbursed and applied in accordance with the provisions of this Agreement. Sums on deposit in the Reserve Accounts shall not be invested except in Permitted Investments (and Lender, Cash Management Bank or Agent shall be permitted to invest sums on deposit in the Reserve Accounts in Permitted Investments). Borrower hereby irrevocably authorizes and directs Agent to apply any income earned from Permitted Investments to the respective Reserve Account and all such income (or interest earned on sums maintained in interest bearing accounts) shall be and become part of the applicable Interest Bearing Account and shall be disbursed in accordance with provisions of this Article IX governing the release of funds from such account; provided, however, that Lender may, at its election, retain any such interest for its own account during the occurrence and continuance of an Event of Default. In no event shall Lender, Cash Management Bank or Agent make a Permitted Investment if the maturity date of that Permitted Investment is later than the date on which the invested sums are required for payment of an obligation for which the Reserve Accounts were created. Any actual losses sustained on a liquidation of a Permitted Investment shall be deposited into the Reserve Accounts by Borrower no later than three (3) Business Days following such liquidation (and any failure by Borrower to deliver such funds within such time period shall be an immediate Event of Default). Borrower shall be responsible for payment of any federal, state or local income or other tax applicable to income earned on any funds in any Reserve Account, including from Permitted Investments. In no event shall Lender or any loan servicer that at any time holds or maintains the Interest Bearing Accounts be required to select any particular interest-bearing account or the account that yields the highest rate of interest, or any particular Permitted Investment, provided that selection of any account or Permitted Investment shall be consistent with the general standards at the time being utilized by Lender or the loan servicer, as applicable, in establishing similar accounts, or investing in Permitted Investments, for loans of comparable type. Borrower agrees that it shall include all interest and other earnings on any funds in any Interest Bearing Accounts as the income of Borrower (and, if Borrower is a partnership or other pass-through entity, the partners, members or beneficiaries of Borrower), and shall be the owner of such interest and other earnings in any Interest Bearing Accounts for federal and applicable state and local tax purposes, except to the extent that Lender retains any interest or other earnings for its own account during the occurrence and continuance of an Event of Default as provided herein.

(c) Borrower hereby grants to Lender a first-priority perfected security interest in, and assigns and pledges to Lender, each of the Reserve Accounts and any and all Reserve Funds now or hereafter deposited in the Reserve Accounts or the Cash Management Account as additional security for payment of the Debt. Until expended or applied in accordance herewith, the Cash Management Account and the Reserve Funds shall constitute additional security for the Debt. The provisions of this Section 9.12 are intended to give Lender or any subsequent holder of the Loan “control” of the Cash Management Account within the meaning of the UCC.

(d) The Cash Management Account, the Reserve Accounts, and all funds now or hereafter deposited in the Cash Management Account or the Reserve Accounts shall be subject to the exclusive dominion and control of Lender, which shall hold any or all funds now or hereafter deposited in the Cash Management Account or the Reserve Accounts subject to the terms and conditions of this Agreement. Borrower shall not have any right of withdrawal from the Cash Management Account or Reserve Accounts or any other right or power with respect to the Cash Management Account the Reserve Account, or any funds therein, except as expressly provided in this Agreement.

(e) Lender shall furnish or cause to be furnished to Borrower, without charge, an annual accounting of each Reserve Account in the normal format of Lender or its loan servicer, showing credits and debits to such Reserve Account and the purpose for which each debit to each Reserve Account was made.

(f) As long as no Event of Default has occurred and is continuing, Lender shall make disbursements from the Cash Management Account and the Reserve Accounts in accordance with this Agreement. All such disbursements shall be deemed to have been expressly pre-authorized by Borrower and shall not be deemed to constitute the exercise by Lender of any remedies against Borrower unless an Event of Default has occurred and is continuing and Lender has expressly stated in writing its intent to proceed to exercise its remedies as a secured party, pledgee or lienholder with respect to the Cash Management Account and the Reserve Accounts.

(g) If any Event of Default occurs and is continuing, Borrower and Maryland Owner shall immediately lose all of its rights to receive disbursements from the Cash Management Account and the Reserve Accounts until the earlier to occur of (i) the date on which Lender has accepted the cure of such Event of Default (in Lender’s sole and absolute discretion), or (ii) the payment in full of the Debt. In addition, at Lender’s election, Borrower and Maryland Owner shall lose all of their rights to receive interest on the Interest Bearing Accounts during the occurrence and continuance of an Event of Default. Upon the occurrence and during the continuance of any Event of Default, Lender may exercise any or all of its rights and remedies as a secured party, pledgee and lienholder with respect to the Cash Management Account and the Reserve Accounts. Without limitation of the foregoing, upon any Event of Default, Lender may use and disburse any Reserve Funds (or any portion thereof) for any of the following purposes: (A) repayment of the Debt, including principal prepayments; (B) reimbursement of Lender for all losses, fees, costs and expenses (including reasonable legal fees) suffered or incurred by Lender as a result of such Event of Default; (C) payment of any amount expended in exercising any or all rights and remedies available to Lender at law or in equity or under this Agreement or under any of the other Loan Documents; (D) payment of any item from any of the Cash Management Account and the Reserve Accounts as required or permitted under this Agreement; or (E) any other purpose permitted by applicable law; provided, however, that any such application of funds shall not cure or be deemed to cure any Event of Default. Without limiting any other provisions hereof, each of the remedial actions described in the immediately preceding sentence shall be deemed to be a commercially reasonable exercise of Lender’s rights and remedies as a secured party with respect to the Reserve Funds and shall not in any event be deemed to constitute a setoff or a foreclosure of a statutory banker’s lien. Nothing in this Agreement shall obligate Lender to apply all or any portion of the Reserve Funds to effect a cure of any Event of Default, or to pay the Debt, or in any specific order of priority. The exercise of any or all of Lender’s rights and remedies under this Agreement or under any of the other Loan Documents shall not in any way prejudice or affect Lender’s right to initiate and complete a foreclosure under the Mortgage.

(h) The Reserve Funds shall not constitute escrow or trust funds and may be commingled with other monies held by Lender, provided that any such commingling shall not affect Lender’s obligation to hold funds in interest-bearing accounts to the extent required hereunder. Notwithstanding anything else herein to the contrary, Lender may commingle in one or more Eligible Accounts any and all funds controlled by Lender, including funds pledged in favor of Lender by other borrowers, whether for the same purposes as the Cash Management Account, the Reserve Accounts or otherwise. Without limiting any other provisions of this Agreement or any other Loan Document, the Cash Management Account and the Reserve Accounts may be established and held in such name or names as Lender or its loan servicer, as agent for Lender, shall deem appropriate, including in the name of Lender or such loan servicer, as agent for Lender. In the case of any Reserve Account which is held in a commingled account, Lender or its loan servicer, as applicable, shall maintain records sufficient to enable it to determine at all times which portion of such account is related to the Loan. The Cash Management Account is solely for the protection of Lender. With respect to the Cash Management Account, Lender shall have no responsibility beyond the allowance of due credit for the sums actually received by Lender or beyond the reimbursement or payment of the costs and expenses for which such accounts were established in accordance with their terms. Upon assignment of the Loan by Lender, any Reserve Funds shall be turned over to the assignee and any responsibility of Lender as assignor shall terminate. The requirements of this Agreement concerning Cash Management Account in no way supersede, limit or waive any other rights or obligations of the parties under any of the Loan Documents or under applicable law.

(i) Neither Borrower nor Maryland Owner shall, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in the Cash Management Account, the Reserve Accounts or the Reserve Funds deposited therein or permit any Lien to attach thereto, except for the security interest granted in this Section 9.12, or any levy to be made thereon, or any UCC financing statements, except those naming Lender as the secured party, to be filed with respect thereto.

(j) Borrower and Maryland Owner will maintain the security interest created by this Section 9.12 as a first priority perfected security interest and will defend the right, title and interest of Lender in and to the Cash Management Account, the Reserve Accounts and the Reserve Funds against the claims and demands of all Persons whomsoever. At any time and from time to time, upon the written request of Lender, and at the sole expense of Borrower and Maryland Owner, Borrower and Maryland Owner will promptly and duly execute and deliver such further instruments and documents and will take such further actions as Lender reasonably may request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted.

(k) Lender shall be protected in acting upon any notice, resolution, request, consent, order, certificate, report, opinion, bond or other paper, document or signature believed by Lender to be genuine, and it may be assumed conclusively that any Person purporting to give any of the foregoing in connection with the Reserve Accounts and the Cash Management

Account has been duly authorized to do so. Lender may consult with counsel, and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered by them hereunder and in good faith in accordance therewith. Lender shall not be liable to Borrower or Maryland Owner for any act or omission done or omitted to be done by Lender in reliance upon any instruction, direction or certification received by Lender and without gross negligence or willful misconduct.

(l) Beyond the exercise of reasonable care in the custody thereof, Lender shall not have any duty as to any Reserve Funds in its possession or control as agent therefor or bailee thereof or any income thereon or the preservation of rights against any person or otherwise with respect thereto. In no event shall Lender or its Affiliates, agents, employees or bailees, be liable or responsible for any loss or damage to any of the Reserve Funds, or for any diminution in value thereof, by reason of the act or omission of Lender, except to the extent that such loss or damage results from Lender’s gross negligence or willful misconduct or intentional nonperformance by Lender of its obligations under this Agreement.

Section 9.13 Letter of Credit Provisions.

(a) Security for Debt. Each Letter of Credit delivered under this Agreement, any other Loan Document shall be additional security for the payment of the Debt. Upon the occurrence of an Event of Default, Lender shall have the right, at its option, to draw on any Letter of Credit and to apply all or any part thereof to the payment of the items for which such Letter of Credit was established or to apply each such Letter of Credit to payment of the Debt in such order, proportion or priority as Lender may determine. If the Debt has not been paid on the Maturity Date, Lender may draw on any such Letter of Credit and the proceeds may be applied to reduce the Debt.

(b) Additional Rights of Lender. In addition to any other right Lender may have to draw upon a Letter of Credit pursuant to the terms and conditions of this Agreement, Lender shall have the additional rights to draw in full any Letter of Credit: (a) with respect to any evergreen Letter of Credit, if Lender has received a notice from the issuing bank that the Letter of Credit will not be renewed and a substitute Letter of Credit is not provided at least thirty (30) days prior to the date on which the outstanding Letter of Credit is scheduled to expire; (b) with respect to any Letter of Credit with a stated expiration date, if Lender has not received a notice from the issuing bank that it has renewed the Letter of Credit at least thirty (30) days prior to the date on which such Letter of Credit is scheduled to expire and a substitute Letter of Credit is not provided at least thirty (30) days prior to the date on which the outstanding Letter of Credit is scheduled to expire; (c) upon receipt of notice from the issuing bank that the Letter of Credit will be terminated (except if the termination of such Letter of Credit is permitted pursuant to the terms and conditions of this Agreement, or any other Loan Document or a substitute Letter of Credit is provided); or (d) if Lender has received notice that the bank issuing the Letter of Credit shall cease to be an L/C Eligible Institution. Notwithstanding anything to the contrary contained in the above, Lender is not obligated to draw any Letter of Credit upon the happening of an event specified in (a), (b), (c) or (d) above and shall not be liable for any losses sustained by Borrower or Maryland Owner due to the insolvency of the bank issuing the Letter of Credit if Lender has not drawn the Letter of Credit.

ARTICLE X

CASH MANAGEMENT

Section 10.1 Clearing Account; Cash Management Account.

(a) Borrower and Maryland Owner shall cause all Rents from the Property to be deposited into accounts (“Manager Accounts”) maintained by the Managers at banks selected by Borrower, Maryland Owner and/or the Managers (the “Manager Account Banks”) pursuant to the Management Agreements. Manager shall be responsible for the collection of all Rents, revenue and receipts from the Property and the deposit of such funds into the Manager Accounts on each Business Day or as otherwise required pursuant to the applicable Management Agreement.

(b) From and after the date hereof, Borrower and Maryland Owner shall, and shall cause each Manager to, as the case may be, cause all Manager Remittances with respect to the Properties to be wire transferred on each Business Day (or at such other times as mandated by the applicable Management Agreement) into the Clearing Account. Borrower shall cause the Clearing Bank to transfer on each Business Day all amounts on deposit in the Clearing Account into an interest bearing Eligible Account, bearing account number 5000000159192 (wiring instructions: Wells Fargo Bank, NA, ABA # 053-000-219, Account Name: “HH FP Portfolio LLC et al”) (such account, the sub-accounts thereof, all funds at any time on deposit therein and any proceeds, replacements or substitutions of such account or funds therein, are referred to herein as the “Cash Management Account”) to be held and disbursed in accordance with this Agreement.

(c) The Cash Management Account and Clearing Account shall be in the name of Borrower and Maryland Owner, as debtor, for the benefit of Lender, as secured party, provided, however, that Borrower and Maryland Owner shall be the owner of all funds on deposit in such accounts for federal and applicable state and local tax purposes (except to the extent Lender retains any interest earned on the Cash Management Account for its own account following the occurrence and during the continuance of an Event of Default). Interest income earned on the sums on deposit in the Cash Management Account shall be the income of Borrower and Maryland Owner and be applied to and become part of the Cash Management Account, to be disbursed in accordance with this Article X.

(d) The Cash Management Account and the Clearing Account shall be subject to the exclusive dominion and control of Lender and neither Borrower, Maryland Owner, Manager nor any other party claiming on behalf of, or through, Borrower, Maryland Owner or any Manager, shall have any right of withdrawal therefrom or any other right or power with respect thereto.

(e) Borrower and Maryland Owner agree to pay the customary fees and expenses of Lender, Clearing Bank (incurred in connection with maintaining the Clearing Account) and Cash Management Bank (incurred in connection with maintaining the Cash Management Account) and any successors thereto in connection therewith, as separately agreed by them from time to time.

(f) Agent and Lender shall be responsible for the performance only of such duties with respect to the Cash Management Account as are specifically set forth herein, and no duty shall be implied from any provision hereof. Neither Lender nor Agent shall be under any obligation or duty to perform any act which would involve it in expense or liability or to institute or defend any suit in respect hereof, or to advance any of its own monies. Borrower and Maryland Owner shall indemnify and hold Agent, Lender and their respective directors, employees, officers and agents harmless from and against any loss, cost or damage (including reasonable attorneys’ fees and disbursements) incurred by such parties in connection with the Cash Management Account other than such as result from the gross negligence or willful misconduct of Agent or Lender, respectively, or intentional nonperformance by Agent or Lender, respectively, of its obligations under this Agreement.

Section 10.2 Deposits and Withdrawals.

(a) Each of Borrower and Maryland Owner also represents, warrants and covenants as follows:

(i) Subject to Section 10.2(a)(viii) (except to the extent it is not the obligation of a Qualified Manager that that is either Remington, or another Manager not Affiliated with Borrower, under the related Management Agreement (as described in Section 10.2(a)(viii)) to collect Rents from Tenants under Leases, then this clause (i) shall apply at all times with respect to the applicable Individual Property), to the extent not accomplished prior to the date hereof under the Original Loan Agreement, concurrently with the execution of this Agreement, Borrower and Maryland Owner shall, and shall cause Manager to, notify and advise each Tenant under a Major Lease (whether such Major Lease is presently effective or executed after the date hereof) to send directly to the Clearing Account all payments of Rents or any other item payable under such Major Lease pursuant to an instruction letter in the form of Exhibit F attached hereto (a “Tenant Direction Letter”). If Borrower or Maryland Owner fails to provide any such notice as required in the immediately preceding sentence (and without prejudice to Lender’s rights with respect to such default), Lender shall have the right, and Borrower and Maryland Owner hereby grant to Lender a power of attorney (which power of attorney shall be coupled with an interest and irrevocable so long as any portion of the Debt remains outstanding), to sign and deliver a Tenant Direction Letter;

(ii) Subject to Section 10.2(a)(viii) (except to the extent it is not the obligation of a Qualified Manager that is either Remington, or another Manager not Affiliated with Borrower, under the related Management Agreement (as described in Section 10.2(a)(viii)) to collect the amounts referenced in this clause (ii), then this clause (ii) shall apply at all times with respect to the applicable Individual Property), to the extent not accomplished prior to the date hereof under the Original Loan Agreement, Borrower and Maryland Owner shall, and shall cause Manager to, instruct all Persons that maintain open accounts with Borrower, Maryland Owner or Manager with respect to the Property or with whom Borrower, Maryland Owner or Manager does business on an “accounts receivable” basis with respect to the Property to deliver all payments due under such accounts to the Clearing Account or to another account as may be reasonably requested by Lender and Borrower, Maryland Owner and Manager shall use commercially reasonable efforts to cause such payments to be made directly to the Clearing Account. None of Borrower, Maryland Owner or Manager shall direct any such Person to make payments due under such accounts in any other manner;

(iii) Subject to Section 10.2(a)(viii) (except to the extent it is not the obligation of a Qualified Manager that is either Remington, or another Manager not Affiliated with Borrower, under the related Management Agreement (as described in Section 10.2(a)(viii)) to collect the credit card receipts, then this clause (iii) shall apply at all times with respect to the applicable Individual Property), to the extent not accomplished prior to the date hereof under the Original Loan Agreement, concurrently with the execution of this Agreement, Borrower and Maryland Owner shall, and shall cause Manager to, cause all credit card receipts for the Property to be deposited directly into the Clearing Account and Borrower and Maryland Owner shall, and shall cause Manager to, instruct and shall continuously thereafter instruct each of the credit card banks with which Borrower, Maryland Owner or Manager has entered into agreements for the clearance of credit card receipts for the Property (collectively, “Credit Card Banks”) that all credit card receipts with respect to the Property (net of any expenses charged for such processing) cleared by such Credit Card Banks shall be transferred by such Credit Card Banks by wire transfer or the ACH System to the Clearing Account or to another account as may be reasonably requested by Lender pursuant to an instruction letter approved by Lender (a “Credit Card Bank Payment Direction Letter”). Borrower and Maryland Owner shall, and shall cause Manager to, instruct and shall continuously thereafter instruct each of the credit card companies with which Borrower and Maryland Owner has entered into merchants agreements (collectively, “Credit Card Companies”) that all credit card receipts with respect to the Property (net of any expenses charged for such processing) received by such Credit Card Companies shall be transferred by such Credit Card Companies by wire transfer or the ACH System to the Clearing Account or such other account as may reasonably be requested by Lender pursuant to an instruction letter acceptable to Lender (a “Credit Card Company Payment Direction Letter”);

(iv) All Rents or other income from the Property shall (A) be deemed additional security for payment of the Debt and shall be held in trust for the benefit, and as the property, of Lender, (B) not be commingled with any other funds or property of Borrower, Maryland Owner or Manager, and (C) subject to clauses (i) – (iii) above, if received by Borrower or Maryland Owner or Manager notwithstanding the delivery of a Tenant Direction Letter, Credit Card Bank Payment Direction Letter or Credit Card Company Payment Direction Letter, be deposited in the Clearing Account within two (2) Business Days of receipt by Borrower or Maryland Owner and, if received by a Non-Affiliated Manager, Borrower and Maryland Owner shall exercise whatever rights they have under the Management Agreement to cause Manager to promptly make such deposit;

(v) Without the prior written consent of Lender, so long as any portion of the Debt remains outstanding, none of Borrower, Maryland Owner or Manager, shall terminate, amend, revoke or modify any Tenant Direction Letter, Credit Card Bank Payment Direction Letter or Credit Card Company Payment Direction Letter in any manner whatsoever or direct or cause any Tenant to pay any amount in any manner other than as provided in the related Tenant Direction Letter;

(vi) So long as any portion of the Debt remains outstanding, none of Borrower, Maryland Owner, Manager nor any other Person shall open or maintain any accounts other than the Manager Accounts and the Clearing Account into which revenues from the ownership and operation of the Property are deposited and any related reserve accounts for the Property (each of which shall be required to be an Eligible Account) held by Lender pursuant to this Agreement. The foregoing shall not prohibit Borrower, Maryland Owner or Manager, as the case may be, from utilizing one or more separate accounts for the disbursement or retention of funds that have been transferred to Borrower pursuant to the express terms of this Agreement;

(vii) Each of Borrower and Maryland Owner represents, warrants and covenants that from and after the date hereof (A) it shall, and shall cause Manager to, as the case may be, make deposits into the Clearing Account on each Business Day as required under Section 10.1 above, and (B) it shall cause Manager to make disbursements to the Clearing Account of any amounts which would otherwise be available to be disbursed to the applicable Borrower or Maryland Owner (other than reimbursements of funds for Capital Replacements and FF&E Replacements which are permitted to be distributed by Borrower and Maryland Owner as described in and pursuant to Section 5.35), as and when required under the terms of the applicable Management Agreement; and

(viii) Notwithstanding anything to the contrary contained herein, the provisions of Section 10.2(a)(i)-(iii) above shall not be applicable with respect to an Individual Property or related Borrower for so long as such Individual Property shall be managed by Remington or a Qualified Manager that is not Affiliated with Borrower pursuant to the Management Agreement for such Individual Property in effect as of the Closing Date with respect thereto.

(b) On each Business Day, Borrower and Maryland Owner hereby irrevocably authorize and direct Lender to cause Agent to withdraw or allocate to the sub-accounts of the Cash Management Account, as the case may be, amounts received in the Cash Management Account, in each case to the extent that sufficient funds remain therefor, as follows:

(i) Provided that no Event of Default has occurred and is continuing:

(A) first, to the Ground Rent Reserve Account, until there have been amounts deposited in such Reserve Account as required under Section 9.3 through and including the next occurring Payment Date;

(B) second, to the Tax and Insurance Reserve Account, until there have been amounts deposited in such Reserve Account as required under Section 9.6 through and including the next occurring Payment Date;

(C) third, to Lender, funds sufficient to pay all amounts due and owing by Borrower to Lender under the Loan Documents, including interest due pursuant to Section 2.3(a)(ii) hereof, interest accruing at the Default Rate, and any late payment charges, and any other sums due and payable to Lender under any of the Loan Documents, through and including the next occurring Payment Date; provided, however, that Lender hereby acknowledges and agrees that any amounts received by Lender under this clause (C) prior to the date such amounts are otherwise due and payable to Lender under the terms of the Loan Documents will be held by Lender, and applied by Lender as of such due date against the applicable amount then due and payable by Borrower;

(D) fourth, to Agent, Cash Management Bank, and Clearing Bank, for all costs and expenses incurred by Agent, Cash Management Bank, and Clearing Bank in connection with the maintenance and administration of the Clearing Account and Cash Management Account (but not, for the avoidance of doubt, any servicing fees);

(E) fifth, to the Operating Expense Reserve Account, until there have been amounts deposited in such Reserve Account as required under Section 9.9 through and including the next occurring Payment Date;

(F) sixth, to the FF&E Replacement Reserve Account, funds sufficient to make the FF&E Replacement Reserve Monthly Deposit which is due and payable on the next occurring Payment Date, as described in Section 9.2;

(G) seventh, to the Capital Replacement Reserve Account, funds sufficient to make the Capital Replacement Reserve Monthly Deposit which is due and payable on the next occurring Payment Date, as required under Section 9.1; and

(H) eighth, the remainder, if any, shall be paid to the Additional Payments Reserve Account.

(ii) If any Event of Default has occurred and is continuing:

(A) first, to the Ground Rent Reserve Account, until there have been amounts deposited in such Reserve Account as required under Section 9.3 through and including the next occurring Payment Date;

(B) second, to the Tax and Insurance Reserve Account, until there have been amounts deposited in such Reserve Account as required under Section 9.6 through and including the next occurring Payment Date;

(C) third, to Lender, funds sufficient to pay all amounts due and owing by Borrower to Lender under the Loan Documents, including interest due pursuant to Section 2.3(a)(ii) hereof, interest accruing at the Default Rate, and any late payment charges, and any other sums due and payable to Lender under any of the Loan Documents, through and including the next occurring Payment Date; provided, however, that Lender hereby acknowledges and agrees that any amounts received by Lender under this clause (C) prior to the date such amounts are otherwise due and payable to Lender under the terms of the Loan Documents will be held by Lender, and applied by Lender as of such due date against the applicable amount then due and payable by Borrower (provided, however, that Borrower acknowledges that the foregoing shall not restrict Lender from accelerating the Loan or taking any other remedies under the Loan Documents from and after any Event of Default);

(D) fourth, to Agent, Cash Management Bank, and Clearing Bank, for all costs and expenses incurred by Agent, Cash Management Bank, and Clearing Bank in connection with the maintenance and administration of the Clearing Account and Cash Management Account (but not, for the avoidance of doubt, any servicing fees); and

(E) fifth, the remainder, if any, shall be allocated to the Debt Yield Reserve Account.

(c) Notwithstanding anything to the contrary herein, each of Borrower and Maryland Owner acknowledges that Borrower and Maryland Owner is responsible for monitoring the sufficiency of funds deposited in the Cash Management Account and that Borrower and Maryland Owner is liable for any deficiency in available funds, irrespective of whether Borrower or Maryland Owner has received any account statement, notice or demand from Lender or Lender’s servicer. If the amount on deposit in the Cash Management Account is insufficient when required to make all of the withdrawals and allocations required pursuant to Section 10.2(b)(i) (excluding Section 10.2(b)(i)(H)) and Section 10.2(b)(ii) above, then Borrower and Maryland Owner shall deposit such deficiency into the Cash Management Account within five (5) days (provided, however, that such five (5) day period shall not constitute a grace period for any default or Event of Default under this Agreement or any other Loan Document based on a failure to satisfy any monetary obligation provided in any Loan Document). Borrower expressly acknowledges and agrees that insufficient amounts in the Cash Management Account to pay any amounts referenced in Section 10.2(b)(i) (excluding Section 10.2(b)(i)(H)) and Section 10.2(b)(ii) above, if not remedied within such five (5) day period, shall be an Event of Default.

(d) If an Event of Default shall have occurred and be continuing, Borrower and Maryland Owner hereby irrevocably authorizes Lender to make any and all withdrawals from the Cash Management Account in accordance with Section 10.3(c) below. Lender’s right to withdraw and apply funds as stated herein shall be in addition to all other rights and remedies provided to Lender under this Agreement, the Note, the Mortgage and the other Loan Documents.

Section 10.3 Security Interest.

(a) To secure the full and punctual payment of the Debt and performance of all obligations of Borrower and Maryland Owner now or hereafter existing under this Agreement and the other Loan Documents, Borrower and Maryland Owner hereby grants to Lender a first-priority perfected security interest in the Cash Management Account (including any sub-accounts thereof), and the Reserve Accounts, all interest, cash, checks, drafts, certificates and instruments, if any, from time to time deposited or held therein and all “proceeds” (as defined in the New York Uniform Commercial Code) of any or all of the foregoing. Furthermore, neither of Borrower or Maryland Owner shall, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in any of the foregoing or permit any Lien to attach thereto or any levy to be made thereon or any UCC financing statements to be filed with respect thereto. Borrower and Maryland Owner will maintain the security interest created by this Section 10.3(a) as a first priority perfected security interest and will defend the right, title and interest of Lender in and to the Cash Management Account against the claims and demands of all Persons whomsoever.

(b) Each of Borrower and Maryland Owner authorizes Lender to file (without the signature of Borrower or Maryland Owner thereon) any financing statement or statements required by Lender to establish or maintain the validity, perfection and priority of the security interest granted herein in connection with the Cash Management Account and the Reserve Accounts. Each of Borrower and Maryland Owner agrees that at any time and from time to time, at the expense of Borrower and Maryland Owner, Borrower and Maryland Owner will promptly and duly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Lender may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Lender to exercise and enforce its rights and remedies hereunder.

(c) Upon the occurrence of an Event of Default and during the continuance thereof, Lender may exercise any or all of its rights and remedies as a secured party, pledgee and lienholder with respect to the Cash Management Account and the Reserve Accounts. Without limitation of the foregoing, upon any Event of Default and during the continuance thereof, Lender may use the amounts on deposit in the Debt Yield Reserve Account for any of the following purposes: (i) repayment of the Debt, including principal prepayments; (ii) reimbursement of Lender for all losses, fees, costs and expenses (including reasonable legal fees) suffered or incurred by Lender as a result of such Event of Default; (iii) payment of any amount expended in exercising any or all rights and remedies available to Lender at law or in equity or under this Agreement or under any of the other Loan Documents; (iv) payment of any item as required or permitted under this Agreement; or (v) any other purpose permitted by applicable law; provided, however, that any such application of funds shall not cure or be deemed to cure any Event of Default. Without limiting any other provisions hereof, each of the remedial actions described in the immediately preceding sentence shall be deemed to be a commercially reasonable exercise of Lender’s rights and remedies as a secured party with respect to the Cash Management Account and Reserve Account and shall not in any event be deemed to constitute a setoff or a foreclosure of a statutory banker’s lien. Nothing in this Agreement shall obligate Lender to apply all or any portion of the amounts on deposit in the Cash Management Account or any Reserve Account to effect a cure of any Event of Default, or to pay the Debt, or in any specific order of priority. The exercise of any or all of Lender’s rights and remedies under this Agreement or under any of the other Loan Documents shall not in any way prejudice or affect Lender’s right to initiate and complete a foreclosure under the Mortgage.

(d) To secure the full and punctual payment of the Debt and performance of all obligations of Borrower and Maryland Owner now or hereafter existing under this Agreement and the other Loan Documents, Borrower and Maryland Owner hereby grant to Lender a security interest in all of Borrower’s and Maryland Owner’s right, title and interest in the Manager Accounts and the Reserve Accounts and all interest, cash, checks, drafts, certificates and instruments, if any, from time to time deposited or held therein and all “proceeds” thereof. Borrower shall not have any right to close the Cash Management Account or any Reserve Account or have any right of withdrawal with respect thereto or right to give directions with respect to the Cash Management Account or any Reserve Account prior to the payment in full of the Debt.

(e) Agent represents, warrants, acknowledges and agrees that (a) the Cash Management Account and the Reserve Accounts (collectively, the “Accounts”) maintained hereunder are subject to the sole dominion, control and discretion of Lender and are Eligible Accounts, (b) Borrower and Maryland Owner shall have no right to close any of the Accounts or have any right of withdrawal with respect thereto or right to give directions with respect to any of the Accounts, (c) Agent shall follow the instructions of Lender with respect to the disposition of any sums in the Accounts without obtaining the consent of Borrower or Maryland Owner, (d) this Agreement constitutes notice of Lender’s security interest in and assignment of the Accounts and Agent hereby consents thereto, (e) for the purposes of §§9-327, 9-328 and 9-339 of the UCC, Agent’s security interest in the Accounts shall be subordinated to, and rank in priority behind the security interest of Lender, (f) Agent is engaged in the business of lending and is a “bank” as defined in §9-102 of the UCC, (g) Agent qualifies as a “securities intermediary” as defined in §8-1020 of the UCC, and (h) no other notices of control, assignment, grant of security interest or lien of any kind in respect of the Accounts are reflected in Agent’s records concerning the Accounts and Agent is looking solely to Borrower and Maryland Owner, and not to Lender, for payment of any sums due under Section 10.2(b)(i)(D) and Section 10.2(b)(ii)(D) hereof. Agent hereby agrees that any such notice of control, assignment, grant of security interest, or lien of any kind in respect of the Accounts that it receives, including the notice conferred by this Agreement, will be recorded in Agent’s records concerning the Accounts and Agent will immediately notify Lender upon receipt thereof. Agent agrees not to allow any Person other than Lender to have control of the Accounts. Agent hereby waives any and all rights it may have at law or otherwise to set off, or make any claim, against the Accounts, except for the payment of Agent’s reasonable fees and expenses for maintenance of the Accounts.

(f) Notwithstanding anything to the contrary herein, in the event that any of the Accounts is deemed to be a “deposit account” or a “securities account” as such terms are defined in the UCC, then solely for the purposes of the UCC or any federal law or regulation governing the creation or perfection of a security interest:

(i) Each of Borrower and Maryland Owner represents and warrants that each Account is a “deposit account” or, to the extent provided below, a “securities account” (as such terms are defined in the UCC), and Agent represents that it is maintaining each of the Accounts as a deposit account or a securities account, as appropriate; and

(ii) Borrower, Maryland Owner, Lender and Agent agree that Agent will comply with instructions directing disposition of “entitlement orders” (as such term is defined in §8-102 of the UCC) originated by Lender of or with respect to the Accounts, including any amounts or financial assets deposited in or credited to any Account without further consent of Borrower or Maryland Owner. Borrower and Maryland Owner shall at any time and from time to time, take such additional steps as Lender may reasonably request for Lender (i) to maintain “control” (within the meaning of §9-104 of the UCC) of each Account to the extent it consists of a “deposit account”, (ii) to maintain “control” (within the meaning of §8-106 of the UCC) of each Account to the extent it consists of a “securities account” and to the financial assets credited thereto, and (iii) to otherwise ensure the continued perfection and priority of Lender’s security interest in and assignment of the Accounts and of the preservation of its rights therein, including the execution of financing statements. Agent agrees not to allow any Person other than Lender to have control of the Accounts and further agrees not to enter into any control agreement or any other agreement relating to the Accounts with any other third party.

(g) Borrower, Maryland Owner, Lender and Agent agree that none of the Accounts shall be evidenced by a certificate of deposit, passbook or other instrument.

(h) Lender and Agent agree that items received for deposit in the Accounts shall be deemed to bear the valid and legally binding endorsement of the payee and to comply with all of Agent’s requirements for the supplying of missing endorsements, now or hereafter in effect. As between Borrower, Maryland Owner and Lender, any deposit made by or on behalf of Borrower or Maryland Owner into an Account shall be deemed deposited into such Account when the funds in respect of such deposit shall become collected funds.

(i) Borrower, Maryland Owner, Lender and Agent acknowledge and agree that this Article X governs the Accounts and, for the purposes of the UCC, including §9-304(b) and §8-110(a) thereof, the law of the State of New York is the law of Clearing Bank’s and Agent’s jurisdiction.

Section 10.4 Definitions.

Notwithstanding anything to the contrary contained herein, for purposes of this Article X only, Business Day means a day on which Lender and is open for the conduct of substantially all of its banking business at the office in the city in which the Note is payable and where the Cash Management Account is maintained (in both instances, excluding Saturdays and Sundays).

ARTICLE XI

EVENTS OF DEFAULT; REMEDIES

Section 11.1 Event of Default.

The occurrence of any one or more of the following events shall constitute an “Event of Default”:

(a) if any portion of the Debt is not paid on or prior to the date the same is due or if the entire Debt is not paid on or before the Maturity Date;

(b) except as otherwise expressly provided in the Loan Documents, if any of the Taxes or Other Charges are not paid within five (5) days of when the same are due and payable, unless there is sufficient money in the Tax and Insurance Reserve Account for payment of amounts then due and payable and Lender’s access to such money has not been constrained or restricted in any manner;

(c) if the Policies are not kept in full force and effect, or if certified copies of the Policies are not delivered to Lender within three (3) Business Days after demand by Lender therefor after the time period for delivery as provided in Section 8.1;

(d) if (i) there is any Sale or Pledge in violation of the terms of the Loan Documents (including any breach of Article VII hereof), or (ii) any breach of (A) any covenant with respect to any Borrower Party contained in Article VI hereof, or if any of the assumptions contained in the Non-Consolidation Opinion, or in any other non consolidation opinion delivered to Lender in connection with the Loan, or in any other non consolidation opinion delivered subsequent to the closing of the Loan, is or shall become untrue in any material respect; provided, however, that a breach of any such covenant or assumption described in this clause (ii) shall not constitute an Event of Default if (x) such breach is inadvertent and non-recurring, (y) the applicable Borrower or Maryland Owner shall promptly cure such breach within fifteen (15) days after the date that the breach has first occurred, and (z) within fifteen (15) days after such breach, the applicable Borrower or Maryland Owner delivers to Lender a new Non-Consolidation Opinion, or a modification of the Non-Consolidation Opinion, to the effect that such breach shall not in any way impair, negate or amend the opinions rendered in the Non-Consolidation Opinion, which opinion or modification shall be in form and substance, and any counsel delivering such opinion or modification shall be, acceptable to Lender in its reasonable discretion;

(e) if any representation or warranty of, or with respect to, any Borrower Party or other Restricted Party made herein, in any other Loan Document, or in any certificate, report or financial statement or other instrument or document furnished to Lender on or after the Closing Date or during the term of the Loan shall have been false or misleading in any material respect when made which representation or warranty is not corrected within thirty (30) days of written notice thereof to Borrower, provided that if such representation or warranty is not susceptible to cure, there shall be no notice or cure period applicable thereto; provided, however, that if (A) such misrepresentation was not intentional, and (B) the condition causing the representation or warranty to be false is susceptible of being cured, the same shall be an Event of Default hereunder only if such condition is not cured within thirty (30) days after written notice to Borrower from Lender;

(f) if (i) any Borrower Party, Related Party (as defined in the Guaranty) or Affiliated Manager shall commence any case, proceeding or other action (A) under any Creditors’ Rights Laws, seeking to have an order for relief entered with respect to Borrower, Maryland Owner or Guarantor, or seeking to adjudicate Borrower, Maryland Owner or Guarantor a bankrupt or insolvent, or seeking reorganization, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of the assets of Borrower, Maryland Owner or Guarantor, or any Borrower, Maryland Owner or Guarantor shall make a general assignment for the benefit of its creditors; (ii) there shall be commenced against any Borrower, Maryland Owner or Guarantor any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days; (iii) there shall be commenced against any Borrower, Maryland Owner or Guarantor any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of any order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; (iv) any Borrower Party, Related Party (as defined in the Guaranty), or Affiliated Manager shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) any Borrower, Maryland Owner or Guarantor shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due;

(g) if any Borrower or Maryland Owner shall be in default beyond applicable notice and grace periods under any other mortgage, deed of trust, deed to secure debt or other security agreement covering any part of the Property, whether it be superior or junior in lien to the Mortgage;

(h) if any Individual Property becomes subject to any mechanic’s, materialman’s or other Lien other than a Permitted Encumbrance or a Lien for any Taxes or Other Charges not then due and payable and the Lien shall remain undischarged of record (by payment, bonding or otherwise) for a period of forty-five (45) days;

(i) if any federal tax lien is filed against any Borrower, Maryland Owner, Guarantor or any Individual Property and same is not discharged of record within thirty (30) days after same is filed;

(j) if a judgment is filed against any Borrower or Maryland Owner in excess of $50,000 which is not vacated, discharged or stayed or bonded (through appeal or otherwise) within thirty (30) days from the date of entry thereof;

(k) if any default occurs under any guaranty or indemnity executed in connection herewith and such default continues after the expiration of applicable grace periods, if any;

(l) if there is a failure to comply with Section 5.18 within the time frame for compliance set forth in such Section;

(m) if (i) any Borrower or Maryland Owner shall permit any event within its control to occur that would cause any REA to terminate without notice or action by any party thereto or would entitle any party to terminate any REA and the term thereof by giving notice to such Borrower or Maryland Owner; (ii) any REA shall be surrendered, terminated or canceled for any reason or under any circumstance whatsoever except as provided for in such REA; (iii) any term of any REA shall be modified or supplemented by a Borrower or Maryland Owner or with such Borrower’s or Maryland Owner’s compliance, without Lender’s and Senior Mezzanine Lenders’ prior written consent; or (iv) any Borrower or Maryland Owner shall fail, within ten

(10) Business Days after demand by Lender, to exercise its option to renew or extend the term of any REA or shall fail or neglect to pursue diligently all actions necessary to exercise such renewal rights pursuant to such REA except as provided for in such REA;

(n) if Borrower or Maryland Owner breaches any of its covenants contained in Section 5.22(a), Section 5.22(b), Section 5.22(c), or Section 5.22(d).

(o) if any Borrower Party shall continue to be in default under any other term, covenant or condition of this Agreement or any of the Loan Documents to which it is a party for more than ten (10) days after notice from Lender in the case of any default which can be cured by the payment of a sum of money or for thirty (30) days after notice from Lender in the case of any other default, provided that if such default cannot reasonably be cured within such thirty (30) day period and such Borrower Party shall have commenced to cure such default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for so long as it shall require such Borrower Party in the exercise of due diligence to cure such default, it being agreed that no such extension shall be for a period in excess of sixty (60) days;

(p) if any Letter of Credit delivered pursuant to this Agreement is not renewed or replaced and delivered to Lender within thirty (30) days prior to the expiration date thereof or the applicable required reserve deposit (for which the Letter of Credit originally was delivered in lieu of) has not been deposited with Lender on or before the date which is thirty (30) days prior to the expiration date of such Letter of Credit;

(q) if any Franchise Agreement shall at any time cease to be in full force and effect without replacement thereof in accordance with the terms of this Agreement;

(r) if a Management Agreement shall at any time cease to be in full force and effect without replacement thereof in accordance with the terms of this Agreement or if Borrower otherwise breaches its covenants set forth in Section 5.14(b) or Section 5.14(c).

(s) if Borrower shall fail in the payment of any rent, additional rent or other charge payable by Borrower under any Ground Lease when said rent or other charge is due and payable unless there is sufficient money in the Ground Rent Reserve Account for payment of such amount and Lender’s access to such money has not been constrained or restricted in any manner and Lender has received the information necessary to pay any such amount from the Ground Rent Reserve Account;

(t) if there shall occur any default by a Borrower, as lessee under a Ground Lease, in the observance or performance of any term, covenant or condition of any Ground Lease on the part of such Borrower, to be observed or performed, and said default is not cured prior to the expiration of any applicable grace period therein provided, or any one or more of the events referred to in any Ground Lease shall occur which would cause the Ground Lease thereunder to terminate without notice or action by the Ground Lessor or which would entitle the Ground Lessor to terminate the applicable Ground Lease and the term thereof by giving notice to the applicable Borrower, as tenant thereunder, of if the leasehold estate created by any Ground Lease shall be surrendered or any Ground Lease shall be terminated or canceled for any reason or under any circumstances whatsoever except as expressly permitted under the Loan Documents, or any of the terms, covenants or conditions of any Ground Lease shall in any manner be modified, changed, supplemented, altered or amended without the consent of Lender except as expressly permitted by the Loan Documents;

(u) if (A) a material default has occurred and continues beyond any applicable cure period under any Operating Lease, (B) any Operating Lease is amended, modified or terminated in violation of the terms of this Agreement, or (C) Borrower fails to enforce the material terms and provisions of any Operating Lease in a commercially reasonable manner;

(v) if Borrower fails within two (2) Business Days after notice from Lender or the Condominium (whichever is earlier) to Borrower or Maryland Owner, to pay any amounts assessed or otherwise due and payable by or on behalf of Borrower or Maryland Owner under the Condominium Documents within any applicable notice and cure periods therefor as set forth in the applicable Condominium Documents and such failure could result in a lien on the related Individual Property or would be reasonably likely to result in any other material adverse action being taken against the applicable Borrower or Maryland Owner under the Condominium Documents;

(w) if a material default by any Borrower has occurred and continues beyond any applicable cure period under any Condominium Document;

(x) if any CIGNA Mortgage Loan Borrower fails to, for each CIGNA Property (i) amend the terms of the applicable CIGNA Mortgage Loan Documents to provide for the extension of the maturity date thereof (such extension in form and substance reasonably acceptable to Lender) to a date which is co-terminus with or later than the Second Extended Maturity Date and the “Second Extended Maturity Date” as defined under the Senior Mezzanine Loan Documents for each Senior Mezzanine Loan; (ii) obtain a Property Release, or a release of the Mezzanine Lenders’ Lien on the interests in the applicable CIGNA Mortgage Loan Borrower, regarding such CIGNA Property subject to and in accordance with Section 2.5 of the Senior Mezzanine Loan Documents prior to the maturity date of the applicable CIGNA Mortgage Loan; or (iii) cause the refinancing of the applicable CIGNA Mortgage Loan on or prior to its maturity date, where (A) the Pro Forma DSCR immediately following (and taking into account) such refinancing is equal to or greater than the Pro Forma DSCR immediately prior to such refinancing, and (B) the terms of such refinancing provide for an extension of the maturity date thereof (such extension in form and substance reasonably acceptable to Lender) to a date which is co-terminus with or later than the Second Extended Maturity Date and the “Second Extended Maturity Date” as defined under the Senior Mezzanine Loan Documents for each Senior Mezzanine Loan; and

(y) if a breach occurs under any of the following:

(i) Section 5.28 (Notices)

(ii) Section 5.29 (Bankruptcy Related Covenants)

(iii) Section 5.31 (Liens)

(iv) Section 5.32 (Limitation on Securities Issuances)

(v) Section 5.33 (Other Limitations)

(vi) Section 5.34 (Embargoed Persons)

(vii) Section 5.35 (Limitations on Distributions)

(viii) Section 5.36 (Contractual Obligations)

(ix) Section 5.37 (Patriot Act)

(x) Section 5.38 (Borrower Residual Account)

Section 11.2 Remedies.

(a) Upon the occurrence of an Event of Default (other than an Event of Default described in Section 11.1(f) above) and at any time thereafter Lender may, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrower and Maryland Owner and in any Individual Property, including declaring the Debt to be immediately due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrower and/or Maryland Owner and any Individual Property, including all rights or remedies available at law or in equity; and upon any Event of Default described in Section 11.1(f) above, the Debt and all other obligations of Borrower and Maryland Owner hereunder and under the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and each of Borrower and Maryland Owner hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding. If Borrower and Maryland Owner shall have deposited a Letter of Credit, upon the occurrence and during the continuance of any Event of Default under any Loan Document, Lender may draw on such Letter of Credit and use the proceeds thereof (or any portion thereof) for any purpose, including payment of the Debt in such order, proportion and priority as Lender may determine in its sole discretion. Lender’s right to draw on such Letter of Credit shall be in addition to all other rights and remedies provided to Lender under this Agreement and the other Loan Documents.

(b) Upon the occurrence of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower and Maryland Owner under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, Borrower and Maryland Owner or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to any Individual Property. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singularly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents.

(c) In connection with Lender’s exercise of remedies upon the occurrence and during the existence of an Event of Default (but without limiting any other provisions of this Agreement), Lender shall have the right from time to time to sever the Note, any Mortgage(s) and the other Loan Documents into one or more separate notes, mortgages and other security documents (the “Severed Loan Documents”) in such denominations as Lender shall determine in its sole discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder. Borrower and Maryland Owner shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender. Each of Borrower and Maryland Owner hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect the aforesaid severance, each of Borrower and Maryland Owner ratifying all that its said attorney shall do by virtue thereof; provided, however, that Lender shall not make or execute any such documents under such power until three (3) days after notice has been given to Borrower and Maryland Owner by Lender of Lender’s intent to exercise its rights under such power. Except as may be required in connection with a Securitization (in which event the provisions and limitations of Article XIII hereof shall apply), the Severed Loan Documents shall not contain any representations, warranties or covenants not contained in the Loan Documents and any such representations and warranties contained in the Severed Loan Documents will be given by Borrower and Maryland Owner only as of the Closing Date.

ARTICLE XII

ENVIRONMENTAL PROVISIONS

Section 12.1 Environmental Representations and Warranties.

Borrower and Maryland Owner represent and warrant, based upon an Environmental Report of each Individual Property and information that Borrower and Maryland Owner know or should reasonably have known, that: (a) there are no Hazardous Materials or underground storage tanks in, on, or under any Individual Property, except those that are both (i) in compliance with Environmental Laws and with permits issued pursuant thereto (if such permits are required), if any, and (ii) either (A) in the case of Hazardous Materials, in amounts not in excess of that necessary to operate such Individual Property for the purposes set forth herein or (B) fully disclosed to and approved by Lender in writing pursuant to an Environmental Report; (b) there are no past, present or threatened Hazardous Materials Releases in violation of any Environmental Law or which would require remediation by a Governmental Authority in, on, under or from any Individual Property except as described in the Environmental Report; (c) there is no threat of any Hazardous Materials Releases migrating to any Individual Property except as described in the Environmental Report; (d) there is no past or present non-compliance with Environmental Laws, or with permits issued pursuant thereto, in connection with any Individual Property except as described in the Environmental Report; (e) neither Borrower nor Maryland Owner knows of, nor has received, any written communication from any Person relating to Hazardous Materials in, on, under or from any Individual Property; (f) any Individual Property is free of Mold in any condition, location or concentration that poses a risk to human health, or that could reasonably be expected to result in violation of Environmental Laws or impair the marketability of any Individual Property; and (g) Borrower and Maryland Owner have truthfully and fully provided to Lender, in writing, any and all information relating to environmental conditions in, on, under or from each Individual Property known to Borrower and Maryland Owner or contained in Borrower’s files and records, including any reports relating to Hazardous Materials in, on, under or migrating to or from each Individual Property and/or to the environmental condition of or the presence of Mold at each Individual Property.

Section 12.2 Environmental Covenants.

Borrower and Maryland Owner covenant and agree that so long as Borrower and Maryland Owner own, manage, are in possession of, or otherwise control the operation of any Individual Property: (a) all uses and operations on or of each Individual Property, whether by Borrower, Maryland Owner or any other Person, shall be in compliance with all Environmental Laws and permits issued pursuant thereto; (b) there shall be no Hazardous Materials Releases in, on, under or from any Individual Property; (c) there shall be no Hazardous Materials in, on, or under any Individual Property, except those that are both (i) in compliance with all Environmental Laws and with permits issued pursuant thereto, if and to the extent required, and (ii) (A) in amounts not in excess of that necessary to operate the related Individual Property for the purposes set forth herein or (B) fully disclosed to and approved by Lender in writing; (d) Borrower and Maryland Owner shall keep each Individual Property free and clear of all Environmental Liens; (e) Borrower and Maryland Owner shall, at their sole cost and expense, fully and expeditiously cooperate in all activities pursuant to Section 12.4 below, including providing all relevant information and making knowledgeable persons available for interviews; (f) Borrower and Maryland Owner shall, at their sole cost and expense, perform any environmental site assessment or other investigation of environmental conditions in connection with each Individual Property, pursuant to any reasonable written request of Lender, upon Lender’s reasonable belief that an Individual Property is not in full compliance with all Environmental Laws or in connection with a Securitization (provided that any such environmental site assessment prepared solely in connection with a Securitization shall be at the sole cost and expense of Lender), and share with Lender the reports and other results thereof, and Lender and other Indemnified Parties shall be entitled to rely on such reports and other results thereof; (g) Borrower and Maryland Owner shall keep each Individual Property free of Mold in any condition, location or concentration that poses a risk to human health, or that could reasonably be expected to result in violation of Environmental Laws or impair the marketability of such Individual Property; (h) Borrower and Maryland Owner shall, at its sole cost and expense, comply with all reasonable written requests of Lender to (i) reasonably effectuate remediation of any Hazardous Materials in, on, under or from each Individual Property that are found to be in violation of Environmental Law; and (ii) comply with any Environmental Law; (i) Borrower and Maryland Owner shall not allow any tenant or other user of any Individual Property to violate any Environmental Law; and (j) Borrower and Maryland Owner shall immediately notify Lender in writing after it has become aware of (A) any presence of Hazardous Materials, any Hazardous Materials Releases or threatened Hazardous Materials Releases in, on, under, from or migrating towards any Individual Property; (B) any non-compliance with any Environmental Laws related in any way to any Individual Property; (C) any actual or potential Environmental Lien against any Individual Property; (D) any required or proposed remediation of environmental conditions relating to any Individual Property; and (E) any written or oral notice or other communication of which any Borrower or Maryland Owner become aware from any source whatsoever (including a Governmental Authority) relating in any way to Hazardous Materials.

Section 12.3 Lender’s Rights.

At any time (a) upon the occurrence and during the continuance of an Event of Default, (b) in connection with a Securitization or (c) upon Lender’s reasonable belief that any Individual Property is not in full compliance with all Environmental Laws, Lender and any other Person designated by Lender, including any representative of a Governmental Authority (only in the case of (a) or (c) above and provided that a Governmental Authority is not restricted hereby if acting independently), and any environmental consultant, and any receiver appointed by any court of competent jurisdiction, shall have the right, but not the obligation, to enter upon any Individual Property at all reasonable times to assess any and all aspects of the environmental condition of the related Individual Property and its use, including conducting any environmental assessment or audit (the scope of which shall be determined in Lender’s sole discretion) and taking samples of soil, groundwater or other water, air, or building materials, and conducting other invasive testing. Borrower and Maryland Owner shall cooperate with and provide access to Lender and any such person or entity designated by Lender. Lender shall use reasonable efforts when exercising its right pursuant to this Section 12.3 to not unreasonably disturb or affect the principal use and occupancy of any Individual Property by Tenants and guests thereof, and agrees that any exercise of such rights (other than rights being exercised upon request of Governmental Authorities) shall be subject to the rights of Tenants under Leases and Managers under Management Agreements.

Section 12.4 Operations and Maintenance Programs.

If recommended by the Environmental Report or any other environmental assessment or audit of any Individual Property, Borrower and Maryland Owner shall establish and comply with an operations and maintenance program with respect to such Individual Property, in form and substance reasonably acceptable to Lender, prepared by an environmental consultant reasonably acceptable to Lender, which program shall address any asbestos-containing material or lead based paint or Mold that may now or in the future be detected at or on the Property. Without limiting the generality of the preceding sentence, Lender may require (a) periodic notices or reports to Lender in form, substance and at such intervals as Lender may specify, (b) an amendment to such operations and maintenance program to address changing circumstances, laws or other matters, (c) at Borrower’s and Maryland Owner’s sole expense, supplemental examination of the subject Individual Property by consultants specified by Lender, (d) access to such Individual Property by Lender, its agents or servicer, to review and assess the environmental condition of such Individual Property and Borrower’s and Maryland Owner’s compliance with any operations and maintenance program, and (e) variation of the operations and maintenance program in response to the reports provided by any such consultants.

ARTICLE XIII

SECONDARY MARKET

Section 13.1 Transfer of Loan.

Lender may, at any time, sell, transfer or assign the Loan Documents, or grant participations therein (“Participations”) or syndicate the Loan (“Syndication”) or issue mortgage pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement (“Securities”) (a Syndication or the issuance of Participations and/or Securities, a “Securitization”).

Section 13.2 Delegation of Servicing.

At the option of Lender, the Loan may be serviced by a servicer/trustee selected by Lender (the “Servicer”) and Lender may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to such Servicer pursuant to a servicing agreement between Lender and such Servicer. As of the Closing Date, Agent is Servicer of the Loan.

Section 13.3 Dissemination of Information.

Lender may forward to each purchaser, transferee, assignee, or servicer of, and each participant, or investor in, the Loan, or any Participations and/or Securities or any of their respective successors (collectively, “Investor”) or any Rating Agency rating the Loan, or any Participations and/or Securities, each prospective Investor, and any organization maintaining databases on the underwriting and performance of commercial mortgage loans, all documents and information which Lender now has or may hereafter acquire relating to the Debt and to any Borrower Party and each Individual Property, including financial statements, whether furnished by Borrower or otherwise, as Lender determines necessary or desirable. Each of Borrower and Maryland Owner irrevocably waives any and all rights it may have under applicable Legal Requirements to prohibit such disclosure, including any right of privacy. Lender hereby acknowledges and agrees that, except to the extent required by law, Lender shall not disseminate Guarantor’s organizational documents or financial statements.

Section 13.4 Regulation AB Information.

(a) Borrower and Maryland Owner covenant and agree that, upon Lender’s written request therefor in connection with a Securitization, Borrower and Maryland Owner shall, at Borrower’s and Maryland Owner’s sole cost and expense, promptly deliver (x) audited financial statements and related documentation prepared by an Independent certified public accountant that satisfy securities laws and requirements for use in a public registration statement (which may include up to three (3) years of historical audited financial statements, provided, however that, audited financial statements for each individual Borrower and Maryland Owner shall not be required) and (y) if, at the time one or more Disclosure Documents are being prepared for a securitization, Lender expects that Borrower or Maryland Owner alone or Borrower, Maryland Owner and one or more affiliates of Borrower or Maryland Owner collectively, or the Property alone or the Property and any other parcel(s) of real property, together with improvements thereon and personal property related thereto, that is “related”, within the meaning of the definition of Significant Obligor, to the Property (a “Related Property”) collectively, will be a Significant Obligor, Borrower and Maryland Owner shall furnish to Lender upon request (i) the selected financial data or, if applicable, net operating income, required under Item 1112(b)(1) of Regulation AB and meeting the requirements thereof, if Lender expects that the principal amount of the Loan, together with any loans made to an affiliate of Borrower or Maryland Owner or secured by a Related Property that is included in a securitization with the Loan (a “Related Loan”), as of the cut-off date for such securitization may, or if the principal amount of the Loan together with any Related Loans as of the cut-off date for such Securitization and at any time during which the Loan and any Related Loans are included in a Securitization does, equal or exceed ten percent (10%) (but less than twenty percent (20%)) of the aggregate principal amount of all mortgage loans included or expected to be included, as applicable, in the securitization or (ii) the financial statements required under Item 1112(b)(2) of Regulation AB and meeting the requirements thereof, if Lender expects that the principal amount of the Loan together with any Related Loans as of the cut-off date for such securitization may, or if the principal amount of the Loan together with any Related Loans as of the cut-off date for such Securitization and at any time during which the Loan and any Related Loans are included in a Securitization does, equal or exceed twenty percent (20%) of the aggregate principal amount of all mortgage loans included or expected to be included, as applicable, in the Securitization. Such financial data or financial statements shall be furnished to Lender (A) within ten (10) Business Days after notice from Lender in connection with the preparation of Disclosure Documents for the securitization, (B) not later than thirty (30) days after the end of each calendar quarter and (C) not later than sixty (60) days after the end of each calendar year; provided, however, that Borrower and Maryland Owner shall not be obligated to furnish financial data or financial statements pursuant to clauses (B) or (C) of this sentence with respect to any period for which a filing pursuant to the Securities Exchange Act of 1934 in connection with or relating to the securitization (an “Exchange Act Filing”) is not required. As used herein, “Regulation AB” means Regulation AB under the Securities Act of 1933 and the Securities Exchange Act of 1934 (as amended). As used herein, “Disclosure Document” means a prospectus, prospectus supplement, private placement memorandum, or similar offering memorandum or offering circular, in each case in preliminary or final form, used to offer securities in connection with a securitization. As used herein, “Significant Obligor” has the meaning set forth in Item 1101(k) of Regulation AB.

(b) If requested by Lender, Borrower and Maryland Owner shall furnish, or shall cause the applicable Tenant to furnish, to Lender financial data and/or financial statements in accordance with Regulation AB (as defined above) for any Tenant of any Property if, in connection with a securitization, Lender expects there to be, with respect to such Tenant or group of affiliated Tenants, a concentration within all of the mortgage loans included or expected to be included, as applicable, in such securitization such that such Tenant or group of affiliated Tenants would constitute a Significant Obligor (as defined above); provided, however, that in the event the related Lease does not require the related Tenant to provide the foregoing information, Borrower and Maryland Owner shall use commercially reasonable efforts to cause the applicable Tenant to furnish such information.

Section 13.5 Cooperation.

Borrower and Maryland Owner agree that each of them, and all other Borrower Parties, will cooperate with Lender in connection with any sale or transfer of all or a portion of the Loan, any Syndication or any Participation and/or Securities created pursuant to this Article XIII. Without limiting the generality of the immediately preceding sentence, at the request of the holder of the Note, to the extent not already required to be provided by Borrower and Maryland Owner under this Agreement, Borrower, Maryland Owner and Guarantor shall use reasonable efforts to provide information relating to each Borrower Party, Manager and/or the Property not in the possession of the holder of the Note in order to satisfy the market standards to which the holder of the Note customarily adheres or which may be reasonably required in the marketplace or by the Rating Agencies in connection with such sales or transfers, including to:

(a) provide updated financial, budget and other information with respect to each Individual Property, and each Borrower Party required to deliver financial, budget or other information pursuant to Section 5.11 and, subject to any restrictions contained in a Management or Franchise Agreement, Manager and Franchisor, and provide modifications and/or updates to the appraisals, market studies, environmental reviews and reports (Phase I reports and, if appropriate, Phase II reports) and engineering reports of each Individual Property obtained in connection with the making of the Loan (all of the foregoing, together with the information required to be provided pursuant to Section 13.4, being referred to as the “Provided Information”), together, if customary, with appropriate verification and/or consents of the Provided Information through letters of auditors or opinions of counsel of independent attorneys acceptable to Lender and the Rating Agencies;

(b) make changes to the organizational documents of Borrower, Maryland Owner, any SPE Component Entity and their respective principals relating to the single purpose bankruptcy remote nature of Borrower, Maryland Owner or any SPE Component Entity;

(c) (i) at Borrower’s and Maryland Owner’s expense, cause counsel to render or update existing opinion letters as to enforceability and non-consolidation, which may be relied upon by the holder of the Note, the Rating Agencies and their respective counsel, which shall be dated as of the Securitization Closing Date; and (ii) at Borrower’s sole expense (notwithstanding anything to the contrary contained herein) obtain revised opinions of counsel as to the status of any Borrower Party as a single-member limited liability company (as applicable) as may be required by the Rating Agencies and their counsel;

(d) permit site inspections, appraisals, market studies and other due diligence investigations of each Individual Property, as may be reasonably requested by the holder of the Note or the Rating Agencies or as may be necessary or appropriate in connection with the Securitization;

(e) make the representations and warranties with respect to each Individual Property, Borrower, Maryland Owner, Guarantor, and the Loan Documents as are made in the Loan Documents and such other representations and warranties with respect to Borrower, Maryland Owner, Guarantor, and each Individual Property, to the extent such new representations and warranties are accurate and can be made by Borrower and Maryland Owner as of the date thereof as may be reasonably requested by the holder of the Note or the Rating Agencies;

(f) execute such amendments to the Loan Documents (provided such amendments do not increase Guarantor’s obligations under the Loan Documents), including the Rate Cap, as may be requested by the holder of the Note or the Rating Agencies or otherwise to effect the Securitization including bifurcation of the Loan into two or more components and/or separate notes and/or creating a senior/subordinate note structure and/or creating an additional mezzanine loan structure; provided, however, that Borrower and Maryland Owner (as applicable) shall not be required, except during the continuance of an Event of Default, to modify or amend any Loan Document or the Rate Cap if such modification or amendment would (i) change the interest rate or the stated maturity or the amortization of principal set forth in the Loan Documents except in connection with a bifurcation of the Loan which may result in varying LIBOR Rates for each component thereof, but which shall have the same initial weighted average coupon of the LIBOR Rate, or (ii) modify or amend any other material economic term of the Loan, or (iii) materially increase Borrower’s or Maryland Owner’s obligations and liabilities, or materially decrease Borrower’s or Maryland Owner’s rights and remedies, under the Loan Documents. In the event that Lender creates an additional mezzanine loan structure, (1) the mezzanine loan shall be extended to an indirect owner of Borrower or Maryland Owner which shall be an entity to be formed by Guarantor (or any other applicable indirect owner of Borrower or Maryland Owner as determined by Lender based on customary mezzanine loan requirements) and added to the existing organizational structure subject to the reasonable approval of Lender, (2) the mezzanine loan shall be secured by a pledge of the mezzanine borrower’s ownership interests in Borrower or Maryland Owner or the applicable Mezzanine Borrower (at Lender’s discretion) and evidenced by loan documents similar in all material respects to the Mezzanine Loan Documents and (3) Borrower and Maryland Borrower shall comply with such other conditions as may be reasonably required by Lender (including the delivery of a non-consolidation opinion to the mezzanine lender and a revised non-consolidation opinion to Lender);

(g) deliver to Lender and/or any Rating Agency, (i) one or more certificates executed by an officer of Borrower and Maryland Owner, certifying as to the accuracy, as of the Securitization Closing Date, of all representations made by Borrower and Maryland Owner in the Loan Documents as of the Closing Date in all relevant jurisdictions or, if such representations are no longer accurate, certifying as to what modifications to the representations would be required to make such representations accurate as of the Securitization Closing Date, and (ii) certificates of the relevant Governmental Authorities in all relevant jurisdictions indicating the good standing and qualification of Borrower and Maryland Owner as of the Securitization Closing Date;

(h) have reasonably appropriate personnel participate in a bank meeting and/or presentation for the Rating Agencies or Investors;

(i) cooperate with and assist Lender in obtaining ratings of the Securities from two (2) or more of the Rating Agencies; and

(j) to the extent required by Hilton (or its Affiliate) as Franchisor in connection with the issuance of a comfort letter from Hilton (or its Affiliate) in connection with any sale or transfer of all or a portion of the Loan, Syndication, Participation and/or Securities created pursuant to this Article XIII, execute and deliver, a Lender Comfort Letter Agreement, Assignment and Assumption Agreement which is in substantially the same form and substance as the form attached to the comfort letters (as amended) previously delivered by Hilton (or its Affiliate) to Lender in connection with the Loan.

Upon Lender’s modification of the Interest Period pursuant to the terms of Section 2.2 above, Borrower and Maryland Owner shall promptly deliver to Lender such modifications to the Rate Cap and the Collateral Assignment of Interest Rate Cap reasonably required by Lender as result of such designation. In the event the cost incurred by Borrower, Maryland Owner and the Mezzanine Borrowers to modify the Rate Cap (and each “Rate Cap” required under and as defined in the Mezzanine Loan Agreements) shall exceed $100,000, Borrower, Maryland Borrower and the Mezzanine Borrowers shall pay $100,000 in the aggregate and Lender shall pay the cost of such modification(s) to the Rate Cap that is in excess of $100,000.

All third party costs and expenses incurred by Borrower and Maryland Owner in connection with Borrower’s and Maryland Owner’s complying with the requests and requirements made under this Article XIII (including this Section 13.5) shall be paid by Borrower.

Without limiting the foregoing, in the event that Borrower and Maryland Owner requests any consent or approval hereunder and the provisions of this Agreement or any Loan Documents require the receipt of written confirmation from each Rating Agency with respect to the rating on the Securities, or, in accordance with the terms of the transaction documents relating to a Securitization, such a rating confirmation is required in order for the consent of Lender to be given, Borrower and Maryland Owner shall pay all of the costs and expenses of Lender, Lender’s servicer and each Rating Agency in connection therewith, and, if applicable, shall pay any fees imposed by any Rating Agency as a condition to the delivery of such confirmation.

Additionally, if in Lender’s reasonable discretion Lender determines that, (a) based on applicable law, that Lender is not being afforded the maximum amount of security available from any one or more of the Individual Properties as a direct or indirect result of applicable taxes not having been paid with respect to any Individual Property, Borrower and Maryland Owner agree that Borrower and Maryland Owner will execute, acknowledge and deliver to Lender, promptly upon Lender’s request, supplemental affidavits increasing the amount of the Debt secured by any such Individual Property for which all applicable taxes have been paid, such amount not to exceed the Increased Mortgage Amount and/or (b) the amount of the Mortgage recorded against any Individual Property(ies) has, or is going to have, an adverse impact on any Securitization related to all or a portion of the Loan or any other sale or participation of the Loan, Borrower and Maryland Owner agree that it will execute and deliver any amendments or supplements to any Mortgage and supplemental affidavits requested by Lender to increase the amount of the Debt secured by such Mortgage (such amount not to exceed one hundred fifty percent (150%) of the Allocated Loan Amount for the Individual Property

subject to such Mortgage) (such amount, the “Increased Mortgage Amount”) and Borrower and Maryland Owner shall deliver supplemental affidavits based on the Increased Mortgage Amount (if applicable based on the foregoing calculation) and pay any additional taxes (of any nature) in connection therewith.

Section 13.6 Securitization Indemnification.

(a) Borrower, Maryland Owner, and Guarantor understand that certain of the Provided Information may be included in any Disclosure Document and may also be included in filings with the Securities and Exchange Commission pursuant to the Securities Act or the Exchange Act, or provided or made available to investors or prospective investors in the Securities, the Rating Agencies, and service providers relating to the Securitization. In the event that the Disclosure Document is required to be revised prior to the sale of all Securities, Borrower, Maryland Owner, and Guarantor will cooperate with the holder of the Note in updating the Disclosure Document by providing all current information necessary to keep the Disclosure Document accurate and complete in all material respects. Lender hereby acknowledges and agrees that, except to the extent required by law, Lender shall not include information with respect to Guarantor’s organizational documents or financial statements in the Disclosure Document.

(b) Borrower, Maryland Owner, and Guarantor agree to provide in connection with each of (i) a preliminary and a final offering memorandum or private placement memorandum or similar document (including any Investor or Rating Agency “term sheets” or presentations relating to the Property and/or the Loan) or (ii) a preliminary and final prospectus or prospectus supplement, as applicable, an indemnification certificate (A) certifying that Borrower, Maryland Owner, and Guarantor have carefully examined that portion of such memorandum or prospectus or other document (including any Investor or Rating Agency “term sheets” or presentations relating to the Property and/or the Loan), as applicable, containing all sections relating to Borrower, Maryland Owner, Borrower Principal, Guarantor, the Affiliates of Borrower, Borrower Principal and Guarantor, the Loan, the Loan Documents, each Individual Property and to Borrower’s knowledge the Manager and any Franchisor, and any risks or special considerations relating thereto (but not including risks relating to local or federal law) (the “Covered Disclosure Information”), and that, to Borrower’s and Maryland Owner’s knowledge, such Covered Disclosure Information (and any other sections reasonably requested) do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading, (B) jointly and severally indemnifying Lender (and for purposes of this Section 13.6, Lender hereunder shall include its officers and directors) and the Affiliate of Lender that (i) has filed the registration statement, if any, relating to the Securitization and/or (ii) which is acting as issuer, depositor, sponsor and/or a similar capacity with respect to the Securitization (any Person described in (i) or (ii), an “Issuer Person”), and each director and officer of any Issuer Person, and each Person or entity who controls any Issuer Person within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Issuer Group”), and each Person which is acting as an underwriter, manager, placement agent, initial purchaser or similar capacity with respect to the Securitization, each of its directors and officers and each Person who controls any such Person within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act (collectively, the “Underwriter Group”) for any Liabilities to which Lender, the Issuer Group or the Underwriter Group may become subject insofar as the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such Covered Disclosure Information (including any Investor or Rating Agency “term sheets” or presentations relating to the Property and/or the Loan) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated in such Covered Disclosure Information (including any Investor or Rating Agency “term sheets” or presentations relating to the Property and/or the Loan) or necessary in order to make the statements in such Covered Disclosure Information (including any Investor or Rating Agency “term sheets” or presentations relating to the Property and/or the Loan) or in light of the circumstances under which they were made, not misleading (collectively the “Securities Liabilities”) and (C) agreeing to reimburse Lender, the Issuer Group and the Underwriter Group for any legal or other expenses reasonably incurred by Lender and Issuer Group in connection with investigating or defending the Securities Liabilities; provided, however, that Borrower and Maryland Owner will be liable in any such case under clauses (B) or (C) above only to the extent that any such Securities Liabilities arise out of or is based upon any such untrue statement or omission made therein in reliance upon and in conformity with information furnished to Lender or any member of the Issuer Group or Underwriter Group by or on behalf of Borrower, Maryland Owner, Borrower Principal and Guarantor in connection with the preparation of the memorandum or prospectus or other document (including any Investor or Rating Agency “term sheets” or presentations relating to the Property and/or the Loan) or in connection with the underwriting of the Loan, including financial statements of Borrower, Maryland Owner, Borrower Principal and Guarantor, operating statements, rent rolls, environmental site assessment reports and Property condition reports with respect to each Individual Property and provided further that in the reasonable judgment of Borrower and Maryland Owner, these obligations (other than the indemnity obligations) under this Section 13.6 do not increase Borrower’s, Maryland Owner’s, Borrower Principal’s or Guarantor’s obligations and liabilities under the Loan Documents except as set forth herein. Notwithstanding anything to the contrary contained herein or in any indemnification agreement, (x) Borrower’s, Maryland Owner’s, Borrower Principal’s and Guarantor’s obligation to indemnify in respect of any information contained in any Disclosure Document that is derived in part from information provided by Borrower and in part from information provided by others unrelated to or not employed by Borrower shall be limited to any untrue statement or omission of material fact in the Covered Disclosure Information which Borrower and Maryland Owner has been given the opportunity to examine and has reasonably approved, and (y) Borrower and Maryland Owner shall not have any responsibility for the failure of any member of the Underwriter Group to accurately transcribe written information supplied by Borrower or Maryland Owner or to include such portions of the Covered Disclosure Information in any Disclosure Document. This indemnity agreement will be in addition to any liability which Borrower, Maryland Owner, Borrower Principal and Guarantor may otherwise have. Moreover, the indemnification provided for in clauses (B) and (C) above shall be effective whether or not an indemnification certificate described in (A) above is provided and shall be applicable based on information previously provided by Borrower, Maryland Owner, Borrower Principal, Guarantor or their Affiliates if Borrower, Maryland Owner, Borrower Principal or Guarantor do not provide the indemnification certificate.

(c) In connection with filings under the Exchange Act or any information provided to holders of Securities on an ongoing basis, Borrower, Maryland Owner and Borrower Principal agree to indemnify (i) Lender, the Issuer Group and the Underwriter Group for

Liabilities to which Lender, the Issuer Group or the Underwriter Group may become subject insofar as the Securities Liabilities arise out of or are based upon the omission or alleged omission to state in the Provided Information a material fact required to be stated in the Provided Information in order to make the statements in the Provided Information, in light of the circumstances under which they were made not misleading and (ii) reimburse Lender, the Issuer Group or the Underwriter Group for any legal or other expenses reasonably incurred by Lender, the Issuer Group or the Underwriter Group in connection with defending or investigating the Securities Liabilities.

(d) Promptly after receipt by an indemnified party under this Section 13.6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 13.6, notify the indemnifying party in writing of the commencement thereof, but the omission to so notify the indemnifying party shall not relieve the indemnifying party from any liability which the indemnifying party may have to any indemnified party hereunder except to the extent that failure to notify causes prejudice to the indemnifying party. In the event that any action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall be entitled, jointly with any other indemnifying party, to participate therein and, to the extent that it (or they) may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party under this Section 13.6 the indemnifying party shall be responsible for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there are any legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. The indemnifying party shall not be liable for the expenses of more than one such separate counsel unless an indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to another indemnified party.

(e) In order to provide for just and equitable contribution in circumstances in which the indemnity agreements provided for in Section 13.6(c) or Section 13.6(d) is or are for any reason held to be unenforceable by an indemnified party in respect of any losses, claims, damages or liabilities (or action in respect thereof) referred to therein which would otherwise be indemnifiable under Section 13.6(c) or Section 13.6(d), the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages or liabilities (or action in respect thereof); provided, however, that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. In determining the amount of contribution to which the respective parties are entitled, the following factors shall be considered: (i) the indemnified party’s, Borrower’s, Maryland Owner’s, Borrower Principal’s and Guarantor’s relative knowledge and access to information concerning the matter with respect to which claim was asserted; (ii) the opportunity to correct and prevent any statement or omission; and (iii) any other equitable considerations appropriate in the circumstances. Lender, Borrower, Maryland Owner, Borrower Principal and Guarantor hereby agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation.

(f) The liabilities and obligations of Borrower, Maryland Owner, Borrower Principal, Guarantor and Lender under this Section 13.6 shall survive the satisfaction of this Agreement and the satisfaction and discharge of the Debt.

(g) THE INDEMNIFICATION PROVISIONS PROVIDED IN THIS SECTION 13.6 SHALL APPLY REGARDLESS OF WHETHER THE ACT, OMISSION, FACTS, CIRCUMSTANCES OR CONDITIONS GIVING RISE TO SUCH INDEMNIFICATION WERE CAUSED IN WHOLE OR IN PART BY LENDER’S SIMPLE (BUT NOT GROSS) NEGLIGENCE.

Section 13.7 Rating Surveillance.

Borrower and Maryland Owner will retain the Rating Agencies to provide rating surveillance services on any certificates issued in a Securitization. Such rating surveillance will be at the expense of Lender and such expense will be paid at the closing of the Securitization.

Section 13.8 Servicer; Registered Form.

At the option of Lender, but at no cost to Borrower or Maryland Owner, the Loan may be serviced by a servicer/trustee selected by Lender and Lender may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to such servicer/trustee pursuant to a servicing agreement between Lender and such servicer/trustee. Lender, or Servicer if appointed by Lender, shall maintain as a non-fiduciary agent of Borrower, (a) a copy of each assignment of all or any portion of either of the Notes (an “Assignment Agreement”) delivered to it, and (b) a register within the meaning of US Treasury Regulation Section 5(f).103-1(c) (the “Register”), in which it will register the name and address of Lender and the name and address of each assignee of Lender under this Agreement and each Assignment Agreement, and the principal amount of the Loan (and stated interest thereon) owing to each such Lender pursuant to the terms hereof and of each Assignment Agreement. Borrower, Maryland Owner, Lender and Servicer may not treat any Person whose name is not recorded in the Register pursuant to the terms hereof as a Lender for the purposes of this Agreement, notwithstanding notice to the contrary or any notation of ownership or other writing on any Note. The Register shall be available for inspection by Lender or Borrower at Servicer’s principal place of business, at any reasonable time and from time to time, upon reasonable prior notice. Borrower hereby appoints Servicer as its non-fiduciary agent for purposes of compliance with US Treasury Regulation Section 5(f).103-1(c). The entries in the Register shall be conclusive absent manifest error, and Borrower, Maryland Owner, Lender and Servicer shall treat each Person whose name is recorded in the Register as the owner of such interest for all purposes of this Agreement notwithstanding any notice to the contrary.

ARTICLE XIV

INDEMNIFICATIONS

Section 14.1 General Indemnification.

Borrower and Maryland Owner shall jointly and severally indemnify, defend and hold harmless the Indemnified Parties from and against any and all Liabilities imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following: (a) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about any Individual Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (b) any use, nonuse or condition in, on or about any Individual Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (c) performance of any labor or services or the furnishing of any materials or other property in respect of any Individual Property or any part thereof; (d) any failure of any Individual Property to be in compliance with any applicable Legal Requirements; (e) any and all claims and demands whatsoever which may be asserted against Lender by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants, or agreements contained in any Lease; (f) the holding or investing of the Reserve Accounts or the performance of the Required Work, and (g) the payment of any commission, charge or brokerage fee incurred or otherwise payable by any Borrower Party to anyone which may be payable in connection with the funding of the Loan (collectively, the “Indemnified Liabilities”); provided, however, that neither Borrower nor Maryland Owner shall have any obligation to Lender hereunder with respect to an Indemnified Liability that (y) arises from the gross negligence, illegal acts, fraud or willful misconduct of Lender, or (z) is determined by a State or Federal court of competent jurisdiction to constitute a Servicing Claim. To the extent that the undertaking to indemnify, defend and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrower and Maryland Owner shall pay the maximum portion that they are permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Lender.

Section 14.2 Mortgage and Intangible Tax Indemnification.

Borrower and Maryland Owner shall, at their sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Liabilities imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any tax on the making and/or recording of the Mortgage, the Note or any of the other Loan Documents, but excluding any income, franchise or other similar taxes.

Section 14.3 ERISA Indemnification.

Borrower and Maryland Owner shall, at their sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Liabilities (including reasonable attorneys’ fees and costs incurred in the investigation, defense, and settlement of Liabilities incurred in correcting any prohibited transaction or in the sale of a prohibited loan, and in obtaining any individual prohibited transaction exemption under ERISA that may be required, in Lender’s reasonable discretion) that Lender may incur, directly or indirectly, as a result of a default under Section 4.9 or Section 5.18 of this Agreement.

Section 14.4 Survival.

The obligations and liabilities of Borrower and Maryland Owner under this Article XIV shall fully survive indefinitely notwithstanding any termination, satisfaction, assignment, entry of a judgment of foreclosure, exercise of any power of sale, or delivery of a deed in lieu of foreclosure of the Mortgage.

THE INDEMNIFICATION PROVISIONS PROVIDED IN THIS ARTICLE XIV SHALL APPLY REGARDLESS OF WHETHER THE ACT, OMISSION, FACTS, CIRCUMSTANCES OR CONDITIONS GIVING RISE TO SUCH INDEMNIFICATION WERE CAUSED IN WHOLE OR IN PART BY LENDER’S SIMPLE (BUT NOT GROSS) NEGLIGENCE.

IN NO EVENT SHALL THE PROVISIONS OF THIS ARTICLE XIV BE DEEMED TO LIMIT EACH OTHER, OR ANY OTHER INDEMNIFICATION OF ANY INDEMNIFIED PARTIES UNDER ANY OTHER LOAN DOCUMENT, INCLUDING THE RELEASE AND INDEMNITY, AND ALL SUCH INDEMNIFICATIONS OF ANY INDEMNIFIED PARTIES SHALL BE READ IN THE BROADEST POSSIBLE MANNER NOTWITHSTANDING ANYTHING CONTAINED HEREIN.

ARTICLE X

VEXCULPATION

Section 15.1 Exculpation.

(a) Except as otherwise provided herein, Lender shall not enforce the liability and obligation of Borrower or Maryland Owner to perform and observe the obligations contained herein or in the other Loan Documents by any action or proceeding wherein a money judgment shall be sought against Borrower or Maryland Owner, except that Lender may bring a foreclosure action, action for specific performance or other appropriate action or proceeding to enable Lender to enforce and realize upon this Agreement, the Note, the Mortgages and the other Loan Documents, and the interest in the Property, the Rents and any other collateral given to Lender created by this Agreement, the Note, the Mortgages and the other Loan Documents; provided, however, that any judgment in any such action or proceeding shall be enforceable against Borrower or Maryland Owner, only to the extent of their interest in the Property, in the Rents and in any other collateral given to Lender. Lender, by accepting this Agreement, the Note, the Mortgages and the other Loan Documents, agrees that it shall not, except as otherwise provided in this Section 15.1, sue for, seek or demand any deficiency judgment against Borrower or Maryland Owner in any such action or proceeding, under or by reason of or under or in connection with this Agreement, the Note, the Mortgages or the other Loan Documents. The provisions of this Section 15.1 shall not, however, (i) constitute a waiver, release or impairment of any obligation evidenced or secured by this Agreement, the Note, the Mortgages or the other

Loan Documents; (ii) impair the right of Lender to name Borrower or Maryland Owner as a party defendant in any action or suit for judicial foreclosure and sale under this Agreement and the Mortgages; (iii) affect the validity or enforceability of any indemnity (including those contained in the Guaranty, Environmental Indemnity, Section 13.6 and Article XIV of this Agreement), guaranty, master lease or similar instrument made in connection with this Agreement, the Note, the Mortgages and the other Loan Documents; (iv) impair the right of Lender to obtain the appointment of a receiver; (v) impair the enforcement of the assignment of leases provisions contained in the Mortgages; or (vi) impair the right of Lender to obtain a deficiency judgment or other judgment on the Note against Borrower or Maryland Owner if necessary to obtain any Insurance Proceeds or Awards to which Lender would otherwise be entitled under this Agreement; provided, however, that Lender shall only enforce such judgment to the extent of the Insurance Proceeds and/or Awards.

(b) Nothing in Section 15.1(a) shall constitute a waiver of the right of Lender to enforce the liability and obligation of Borrower, by money judgment or otherwise, to the extent of any loss, damage, cost, expense, liability, claim or other obligation incurred by Lender (including attorneys’ fees and costs reasonably incurred) arising out of or in connection with any of the actions, events or circumstances described in Section 1.2(a) of the Guaranty (collectively, the “Recourse Obligations”) and Borrower shall be personally liable to Lender and shall indemnify Lender and hold Lender harmless from and against any of the Recourse Obligations. Notwithstanding anything in this Agreement to the contrary, the agreement of Lender not to pursue recourse liability as set forth in Section 15.1(a) above SHALL BECOME NULL AND VOID and shall be of no further force and effect and the Debt shall become fully recourse to Borrower upon the occurrence or existence of any of the events or circumstances described in Section 1.2(b) of the Guaranty.

(c) Nothing herein shall be deemed to be a waiver of any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provision of the Bankruptcy Code or any other Creditors’ Rights Laws to file a claim for the full amount of the indebtedness secured by the Mortgage or to require that all collateral shall continue to secure all of the indebtedness owing to Lender in accordance with this Agreement, the Note, the Mortgage, or the other Loan Documents.

(d) Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents, no direct or indirect member, shareholder, partner, principal, Affiliate, employee, officer, director, agent or representative of Borrower (each an “Exculpated Party”; provided that none of Borrower, Maryland Owner, or Guarantor shall be an Exculpated Party with respect to its obligations set forth in the Environmental Indemnity, the Guaranty and in Section 13.6 of this Agreement, as applicable) shall have personal liability for the payment of any sum of money payable or for the performance or discharge of any covenants, obligations or undertakings of Borrower or under this Agreement, the Note, the Mortgage or other Loan Documents and no monetary or deficiency judgment shall be sought or obtained or enforced against any Exculpated Party with respect thereto.

ARTICLE XVI

NOTICES

Section 16.1 Notices.

All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) certified or registered United States mail, postage prepaid, return receipt requested, (b) expedited prepaid overnight delivery service, either commercial or United States Postal Service, with proof of attempted delivery, or (c) telecopier (with answer back acknowledged provided an additional notice is given pursuant to subsection (b) above), addressed as follows (or at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section 16.1):

If to Lender:	Wells Fargo Bank, National Association
375 Park Ave, 5th Floor
New York, New York 10022
Attention: Jan LaChapelle
Facsimile No.: (212) 214-8955

With a copy to:	Sidley Austin LLP
One South Dearborn Street
Chicago, Illinois 60603
Attention: John M. Rafkin
Facsimile No.: (312) 853-7036

And to:	Barclays Capital Real Estate Inc.
745 Seventh Avenue
New York, New York 10019
Attention: Lori Rung/CMBS Servicing
Facsimile No.: (212) 412-1664

With a copy to:	Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
Attention: Thomas Patrick Dore, Jr.
Facsimile No.: (212) 701-5136

If to Borrower:	c/o Ashford Hospitality Trust
14185 Dallas Parkway
Suite 1100
Dallas, Texas 75254
Attention: David Brooks
Facsimile No.: (972) 490-9605

With a copy to:	c/o Prudential Real Estate Investors
8 Campus Drive
Parsippany, New Jersey 07054
Attention: Soultana Reigle
Facsimile No.: (973) 734-1550

and

c/o PREI Law Department
8 Campus Drive
Parsippany, New Jersey 07054
Attention: Law Department
Facsimile No.: (973) 734-1550

and

Goodwin Procter LLP
Exchange Place
53 State Street
Boston, Massachusetts 02109
Attention: Minta Kay
Facsimile No.: (617) 523-1231

A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; or in the case of expedited prepaid delivery and telecopy, upon the first attempted delivery on a Business Day.

ARTICLE XVII

FURTHER ASSURANCES

Section 17.1 Replacement Documents.

Upon receipt of an affidavit of an officer of Lender as to the loss, theft, destruction or mutilation of the Note or any other Loan Document which is not of public record, and, in the case of any such mutilation, upon surrender and cancellation of such Note or other Loan Document, Borrower or Maryland Owner, as applicable, will issue, in lieu thereof, a replacement Note or other Loan Document, dated the date of such lost, stolen, destroyed or mutilated Note or other Loan Document in the same principal amount thereof and otherwise of like tenor.

Section 17.2 Recording of Mortgage, Etc.

Borrower and Maryland Owner forthwith upon the execution and delivery of the Mortgage and thereafter, from time to time, will cause the Mortgage and any of the other Loan Documents creating a lien or security interest or evidencing the lien hereof upon each Individual Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect and perfect the lien or security interest hereof upon, and the interest of Lender in, each Individual Property. Borrower and Maryland Owner will pay all taxes, filing, registration or recording fees, and all expenses incident to the preparation, execution, acknowledgment and/or recording of the Note, the Mortgage, the other Loan Documents, any note, deed of trust or mortgage supplemental hereto, any security instrument with respect to each Individual Property and any instrument of further assurance, and any modification or amendment of the foregoing documents, and all federal, state, county and municipal taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of the Mortgage, any deed of trust or mortgage supplemental hereto, any security instrument with respect to each Individual Property or any instrument of further assurance, and any modification or amendment of the foregoing documents, except where prohibited by law so to do.

Section 17.3 Further Acts, Etc.

Borrower and Maryland Owner will, at the cost of Borrower and Maryland Owner, and without expense to Lender (except as expressly set forth in Article XIII hereof), do, execute, acknowledge and deliver all and every further acts, deeds, conveyances, deeds of trust, mortgages, assignments, security agreements, control agreements, notices of assignments, transfers and assurances as Lender shall, from time to time, reasonably require, for the better assuring, conveying, assigning, transferring, and confirming unto Lender the property and rights hereby mortgaged, deeded, granted, bargained, sold, conveyed, confirmed, pledged, assigned, warranted and transferred or intended now or hereafter so to be, or which Borrower and/or Maryland Owner may be or may hereafter become bound to convey or assign to Lender, or for carrying out the intention or facilitating the performance of the terms of this Agreement or for filing, registering or recording each Mortgage, or for complying with all Legal Requirements. Borrower and Maryland Owner, on demand, will execute and deliver, and in the event it shall fail to so execute and deliver, hereby authorizes Lender to execute in the name of Borrower or Maryland Owner, or without their signatures to the extent Lender may lawfully do so, one or more financing statements and financing statement amendments to evidence more effectively, perfect and maintain the priority of the security interest of Lender in the Property. Borrower and Maryland Owner grants to Lender an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Lender at law and in equity, including such rights and remedies available to Lender pursuant to this Section 17.3.

Section 17.4 Changes in Tax, Debt, Credit and Documentary Stamp Laws.

(a) If any law is enacted or adopted or amended after the date of this Agreement which deducts the Debt from the value of any Individual Property for the purpose of taxation or which imposes a tax, either directly or indirectly, on the Debt or Lender’s interest in any Individual Property, Borrower and Maryland Owner will pay the tax, with interest and penalties thereon, if any. If Lender is advised by counsel chosen by it that the payment of tax by Borrower and Maryland Owner would be unlawful or taxable to Lender or unenforceable or provide the basis for a defense of usury then Lender shall have the option by written notice of not less than one hundred twenty (120) days to declare the Debt immediately due and payable.

(b) Borrower and Maryland Owner will not claim or demand or be entitled to any credit or credits on account of the Debt for any part of the Taxes or Other Charges assessed against any Individual Property, or any part thereof, and no deduction shall otherwise be made or claimed from the assessed value of any Individual Property, or any part thereof, for real estate tax purposes by reason of the Mortgage or the Debt. If such claim, credit or deduction shall be required by law, Lender shall have the option, by written notice of not less than one hundred twenty (120) days, to declare the Debt immediately due and payable.

If at any time the United States of America, any State thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to the Note, the Mortgage, or any of the other Loan Documents or impose any other tax or charge on the same, Borrower and Maryland Owner will pay for the same, with interest and penalties thereon, if any.

Section 17.5 Expenses.

Each of Borrower and Maryland Owner covenants and agrees to pay or, if Borrower and Maryland Owner fails to pay, to reimburse, Lender upon receipt of written notice from Lender for all reasonable costs and expenses (including reasonable, actual attorneys’ fees and disbursements and the allocated costs of internal legal services and all actual disbursements of internal counsel) reasonably incurred by Lender in accordance with this Agreement in connection with (a) the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby and all the costs of furnishing all opinions by counsel for Borrower and Maryland Owner (including any opinions requested by Lender as to any legal matters arising under this Agreement or the other Loan Documents with respect to any Individual Property); (b) Borrower’s and Maryland Owner’s ongoing performance of and compliance with their respective agreements and covenants contained in this Agreement and the other Loan Documents on each of their parts to be performed or complied with after the Closing Date, including confirming compliance with environmental and insurance requirements, and determining whether defaults or Events of Default may exist under any of the Loan Documents (including under Section 11.1(x)); (c) following a request by Borrower and Maryland Owner, Lender’s ongoing performance and compliance with all agreements and conditions contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date; (d) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters requested by Lender in accordance with the terms of the Loan Documents; (e) securing Borrower’s and Maryland Owner’s compliance with any requests made pursuant to the provisions of this Agreement; (f) the filing and recording fees and expenses, title insurance and reasonable fees and expenses of counsel for providing to Lender all required legal opinions, and other similar expenses incurred in creating and perfecting the Lien in favor of Lender pursuant to this Agreement and the other Loan Documents; (g) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, Maryland Owner, this Agreement, the other Loan Documents, any Individual Property, or any other security given for the Loan; (h) enforcing any obligations of or collecting any payments due from Borrower or Maryland Owner under this Agreement, the other Loan Documents or with respect to any Individual Property, and (i) any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or of any insolvency or bankruptcy proceedings; provided, however, that Borrower and Maryland Owner shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender. For the purposes of this Section 17.5, any reference to the Loan Agreement is deemed to include the Original Loan Agreement, and any reference to the Loan Documents is deemed to include the Original Loan Documents.

ARTICLE XVIII

WAIVERS

Section 18.1 Remedies Cumulative; Waivers.

The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against any Borrower Party pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Lender’s rights, powers and remedies may be pursued singularly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender’s sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to Borrower or Maryland Owner shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or Maryland Owner or to impair any remedy, right or power consequent thereon.

Section 18.2 Modification, Waiver in Writing.

No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, or of the Note, or of any other Loan Document, nor consent to any departure by Borrower or Maryland Owner therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on Borrower or Maryland Owner, shall entitle Borrower or Maryland Owner to any other or future notice or demand in the same, similar or other circumstances.

Section 18.3 Delay Not a Waiver.

Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Note or under any other Loan Document, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Note or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Note or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

Section 18.4 Trial By Jury.

BORROWER, MARYLAND OWNER, BORROWER PRINCIPAL, GUARANTOR AND LENDER EACH HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER, MARYLAND OWNER, BORROWER PRINCIPAL, GUARANTOR, AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH OF LENDER, BORROWER, MARYLAND OWNER, BORROWER PRINCIPAL, AND GUARANTOR IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER, MARYLAND OWNER, BORROWER PRINCIPAL, GUARANTOR, AND LENDER.

Section 18.5 Waiver of Notice.

Neither Borrower nor Maryland Owner shall be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower and Maryland Owner and except with respect to matters for which Borrower and Maryland Owner are not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Borrower and Maryland Owner each hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Agreement or the other Loan Documents do not specifically and expressly provide for the giving of notice by Lender to Borrower and Maryland Owner.

Section 18.6 Remedies of Borrower and Maryland Owner.

In the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where by law or under this Agreement or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower and Maryland Owner agree that neither Lender nor its agents shall be liable for any monetary damages, and Borrower’s and Maryland Owner’s sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment. The parties hereto agree that any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment. Lender agrees that, in such event, it shall cooperate in expediting any action seeking injunctive relief or declaratory judgment.

Section 18.7 Waiver of Marshalling of Assets.

To the fullest extent permitted by law, each of Borrower and Maryland Owner, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower, Maryland Owner, Borrower’s partners and others with interests in Borrower and Maryland Owner, and of each Individual Property and the Property, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of each Individual Property and the Property for the collection of the Debt without any prior or different resort for collection or of the right of Lender to the payment of the Debt out of the net proceeds of each Individual Property and the Property in preference to every other claimant whatsoever.

Section 18.8 Waiver of Statute of Limitations.

Each of Borrower and Maryland Owner hereby expressly waives and releases, to the fullest extent permitted by law, the pleading of any statute of limitations as a defense to payment of the Debt or performance of its Other Obligations (as defined in the Mortgage).

Section 18.9 Waiver of Counterclaim.

Each of Borrower and Maryland Owner hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents.

ARTICLE XIX

GOVERNING LAW

Section 19.1 Governing Law.

(a) THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, THE LOAN WAS ORIGINATED BY LENDER AND ACCEPTED BY

BORROWER AND MARYLAND OWNER IN THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED PURSUANT HERETO AND PURSUANT TO THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE APPLICABLE INDIVIDUAL PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH OF BORROWER AND MARYLAND OWNER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS, AND THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(b) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER OR MARYLAND OWNER ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY AT LENDER’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND EACH OF BORROWER AND MARYLAND OWNER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND EACH OF BORROWER AND MARYLAND OWNER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER DOES HEREBY DESIGNATE AND APPOINT:

Corporation Service Company

1133 Avenue of the Americas, Suite 3100

New York, New York 10036

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER AND MARYLAND OWNER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER AND MARYLAND OWNER IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. EACH OF BORROWER AND MARYLAND OWNER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

Section 19.2 Severability.

Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 19.3 Preferences.

Subject to Section 10.2 hereof, during the continuance of an Event of Default, Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower and Maryland Owner to any portion of the obligations of Borrower and Maryland Owner hereunder. To the extent Borrower or Maryland Owner makes a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any Creditors’ Rights Laws, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

ARTICLE XX

MISCELLANEOUS

Section 20.1 Survival.

This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as all or any of the Debt is outstanding and unpaid unless a longer period is expressly set forth herein or in the other Loan Documents. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the legal representatives, successors and assigns of such party. All covenants, promises and agreements in this Agreement, by or on behalf of Borrower and Maryland Owner, shall inure to the benefit of the legal representatives, successors and assigns of Lender.

Section 20.2 Lender’s Discretion.

Whenever pursuant to this Agreement, Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive.

Section 20.3 Headings.

The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

Section 20.4 Cost of Enforcement.

In the event (a) that the Mortgage is foreclosed in whole or in part, (b) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of Borrower or Maryland Owner or any of their constituent Persons or an assignment by Borrower or Maryland Owner or any of their constituent Persons for the benefit of creditors, or (c) Lender exercises any of its other remedies under this Agreement or any of the other Loan Documents, Borrower and Maryland Owner shall be chargeable with and agrees to pay all out-of-pocket costs of collection and defense, including reasonable attorneys’ fees and costs, incurred by Lender, Borrower or Maryland Owner, in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, together with all required service or use taxes.

Section 20.5 Schedules Incorporated.

The Schedules annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

Section 20.6 Offsets, Counterclaims and Defenses.

Any assignee of Lender’s interest in and to this Agreement, the Note and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrower and Maryland Owner may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower or Maryland Owner in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower and by Maryland Owner.

Section 20.7 No Joint Venture or Partnership; No Third Party Beneficiaries.

(a) Borrower, Maryland Owner and Lender intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower, Maryland Owner and Lender nor to grant Lender any interest in any Individual Property other than that of mortgagee, beneficiary or lender.

(b) This Agreement and the other Loan Documents are solely for the benefit of Lender, Borrower and Maryland Owner, and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Lender, Borrower and Maryland Owner any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender’s sole discretion, Lender deems it advisable or desirable to do so.

(c) The general partners, members, principals and (if Borrower or Maryland Owner is a trust) beneficial owners of Borrower and Maryland Owner are experienced in the ownership and operation of properties similar to each Individual Property, and Borrower, Maryland Owner and Lender are relying solely upon such expertise and business plan in connection with the ownership and operation of each Individual Property. Neither Borrower nor Maryland Owner is relying on Lender’s expertise, business acumen or advice in connection with the Property.

(d) Notwithstanding anything to the contrary contained herein, Lender is not undertaking the performance of (i) any obligations under the Leases; or (ii) any obligations with respect to such agreements, contracts, certificates, instruments, franchises, permits, trademarks, licenses and other documents.

(e) By accepting or approving anything required to be observed, performed or fulfilled or to be given to Lender pursuant to this Agreement, the Mortgage, the Note or the other Loan Documents, including any officer’s certificate, balance sheet, statement of profit and loss or other financial statement, survey, appraisal, or insurance policy, Lender shall not be deemed to have warranted, consented to, or affirmed the sufficiency, the legality or effectiveness of same, and such acceptance or approval thereof shall not constitute any warranty or affirmation with respect thereto by Lender.

(f) Borrower and Maryland Owner recognize and acknowledge that in accepting this Agreement, the Note, the Mortgage and the other Loan Documents, Lender is expressly and primarily relying on the truth and accuracy of the representations and warranties set forth in this Agreement without any obligation to investigate any Individual Property and notwithstanding any investigation of any Individual Property by Lender; that such reliance existed on the part of Lender prior to the date hereof, that the warranties and representations are a material inducement to Lender in making the Loan; and that Lender would not be willing to make the Loan and accept this Agreement, the Note, the Mortgage and the other Loan Documents in the absence of the warranties and representations as set forth in Article IV of this Agreement.

Section 20.8 Publicity.

All news releases, publicity or advertising by Borrower, Maryland Owner or their Affiliates through any media intended to reach the general public which refers to the Loan, Lender, Wells Fargo Bank, or any of their Affiliates shall be subject to the prior written approval of Lender, not to be unreasonably withheld. Lender shall be permitted to make any news, releases, publicity or advertising by Lender or its Affiliates through any media intended to reach the general public which refers to (a) the Loan, the Property, any Borrower Parties (other than Guarantors) and their respective Affiliates without the approval of any Borrower Party or any other Persons, or (b) Guarantor, upon the consent of Guarantor, such consent not to be unreasonably withheld, conditioned or delayed. Borrower and Maryland Owner also agree that Lender may share any information pertaining to the Loan with its Affiliates, in connection with the sale or transfer of the Loan or any Participations and/or Securities created.

Section 20.9 Conflict; Construction of Documents; Reliance.

In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Borrower and Maryland Owner acknowledges that, with respect to the Loan, Borrower and Maryland Owner shall rely solely on their own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or Affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Lender of any equity interest any of them may acquire in Borrower or Maryland Owner, and each of Borrower and Maryland Owner hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender’s exercise of any such rights or remedies. Borrower and Maryland Owner acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrower, Maryland Owner or their Affiliates.

Section 20.10 Entire Agreement.

This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written between Borrower, Maryland Owner and Lender are superseded by the terms of this Agreement and the other Loan Documents.

THIS AGREEMENT AND ALL OF THE OTHER LOAN DOCUMENTS EXECUTED BY ANY OF THE PARTIES SUBSTANTIALLY CONCURRENTLY HEREWITH CONSTITUTE A WRITTEN LOAN AGREEMENT AND REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES TO THEM AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Section 20.11 Co-Lenders.

(a) Each of Borrower and Maryland Owner hereby acknowledges and agrees that notwithstanding the fact that the Loan may be serviced by Servicer, prior to a Securitization of the Loan, all requests for approval and consents hereunder and in every instance in which Lender’s consent or approval is required, each of Borrower and Maryland Owner shall be required to obtain the consent and approval of the Co-Lenders holding 50.1% (individually or in the aggregate) or more of the Loan and all copies of documents, reports, requests and other delivery obligations of Borrower and Maryland Owner required hereunder shall be delivered by Borrower and Maryland Owner to each Co-Lender.

(b) Following the Closing Date (i) the liabilities of Lender shall be several and not joint, (ii) no Co-Lender shall be responsible for the obligations of the other Co-Lender, and (iii) each Co-Lender shall be liable to Borrower and Maryland Owner only for their respective Ratable Share of the Loan. Notwithstanding anything to the contrary herein, all indemnities by Borrower and Maryland Owner and obligations for principal and interest payments, payment of exit fees, default interest or any other amounts due hereunder, including costs, expenses, damages or advances each as set forth herein shall run to and benefit each Co-Lender in accordance with its Ratable Share.

(c) Each Co-Lender agrees that it has, independently and without reliance on the other Co-Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of Borrower, Maryland Owner and their Affiliates and decision to enter into this Agreement and that it will, independently and without reliance upon the other Co-Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or under any other Loan Document.

(d) In connection with any consent or approval under the Loan Documents, or any other circumstance in which “Lender” has the right to take an action and obtain reimbursement therefor from Borrower or any Affiliate of Borrower under the Loan Documents, each Co-Lender agrees that the Co-Lenders shall be entitled to designate as many Persons as they desire but that Borrower and its Affiliates shall only be obligated to pay the legal fees, costs and expenses incurred by one Lender and not all Co-Lenders, except in an Event of Default in which case the foregoing limitation shall not apply. The Co-Lenders shall also designate one Co-Lender or one Servicer to act as the agent for all Co-Lenders for all dealings with Borrower under the Loan Documents.

Section 20.12 Bankruptcy Waivers and Assurances.

(a) Assurances of Future Non-Impairment. Borrower acknowledges and agrees (i) that Lender has expressed its intent and expectation that the concessions, modifications, and accommodations set forth in this Agreement and the Loan Documents constitute the final and conclusive statement of their lending relationship with Borrower Parties, (ii) that Borrower Parties will fully, faithfully and completely pay all obligations under the Loan Documents and comply with all other terms and conditions in this Agreement and the Loan Documents, and (iii) that Lender shall not be subject to any additional business or legal risks with respect to payment of obligations under the Loan Documents. To confirm and realize this expectation and intent, Borrower provides the following representations, acknowledgments, warranties, and agreements:

(i) Borrower acknowledges and agrees that, by entering into this Agreement and the other Loan Documents, Lender is willing to afford Borrower a reasonable opportunity to satisfy all of its obligations under the Loan Documents in accordance with the terms and conditions in the Loan Documents, provided, however, that Lender is not willing to accept the additional risk of a future restructuring, renegotiation, or modification of any terms and conditions in the Loan Documents. Borrower further acknowledges and agrees that the representations, acknowledgments, agreements, and warranties made by Borrower (and other Borrower Parties) constitute a material inducement to Lender to enter into this Agreement and the related Loan Documents, and that Lender is relying on such representations and warranties, has changed and will continue to change its position in reliance thereon, and that Lender would not have entered into this Agreement and the related Loan Documents without such representations, acknowledgments, agreements, and warranties.

(ii) Borrower represents and warrants that the performance of the terms and conditions under the Loan Documents is feasible, realistic, and achievable.

(iii) Borrower acknowledges and agrees that Lender has no obligation to, and do not intend to agree to, accept any subsequent restructuring proposal or make any subsequent loans or other financial accommodations to Borrower or any other Borrower

Party. Lender has not, directly or indirectly, encouraged Borrower to anticipate or expect any favorable consideration of any future business plans or requests for additional modifications, amendments or supplements of or to the Loan Documents. Borrower acknowledges and agrees that Lender’s present objectives and goals may include insistence upon full, timely and strict compliance with all terms and conditions of the Loan Documents, and a refusal to consider or accept any subsequent proposals for restructuring or modifications of the Loan Documents.

(iv) Borrower represents and warrants that it has no present intention currently or in the future to file a voluntary petition for bankruptcy under the Bankruptcy Code.

(v) Neither Borrower nor any of the other Borrower Parties shall under any circumstances resist, hinder, or delay Lender’s enforcement of any rights or remedies it may have under the Loan Documents, including (i) seeking in any State or Federal court or any foreign tribunal an injunction or order which may stay or limit Lender’s enforcement of such rights and remedies, (ii) filing a voluntary petition for bankruptcy under the Bankruptcy Code, or any other Creditors’ Rights Laws, and (iii) inducing, supporting, or encouraging any third party to file an involuntary petition against Borrower or any other Borrower Party under the Bankruptcy Code.

(b) Waivers and Assurances in Bankruptcy. If, for any reason, Borrower or any of the other Borrower Parties becomes a debtor in a case under the Bankruptcy Code, then Borrower hereby agrees as follows:

(i) To the extent permitted by applicable law and not inconsistent with Borrower’s discharge of compliance with its fiduciary duties, as advised by counsel, Borrower shall consent, and shall cause the other Borrower Parties to consent, to any termination or modification of the automatic stay under Section 362 of Bankruptcy Code as may be requested by Lender or Agent, and hereby expressly waives any and all rights, protections, and benefits of the automatic stay or similar injunctive relief available under the Bankruptcy Code. Borrower shall not seek, and shall not permit the other Borrower Parties to seek, a supplementary injunction under Section 105 of the Bankruptcy Code or otherwise to further stay or hinder Lender or Agent in the enforcement of their rights and remedies.

(ii) Borrower acknowledges and agrees that in the event of its bankruptcy, “adequate protection” for the interests of Lender must, at a minimum, include the following: (a) a cure of all prepetition monetary defaults under the Loan Documents within ninety (90) days from the commencement of the case; (b) the timely performance of all monetary obligations under the Loan Documents arising from and after the commencement of the case; and (c) such debtor shall file within ninety (90) days of the commencement of the case a plan of reorganization which provides for a treatment which is acceptable to Lender, or which leaves the interests of Lender unimpaired. Failure to provide adequate protection on such terms shall constitute a separate and distinct cause for the termination of the automatic stay in the case.

(iii) Borrower shall not, and shall not permit the other Borrower Parties to, seek to modify, impair, or limit the rights and remedies of Lender under Sections 506(c) or 552(b) of the Bankruptcy Code or otherwise, and shall not seek to obtain credit or incur debt to be secured by a senior or equal lien on any of Lender’s collateral pursuant to Section 364(b) or otherwise.

(iv) Borrower shall not, and shall not permit the other Borrower Parties to, propose, support, encourage, induce, or vote in favor of any plan of reorganization that seeks to alter, modify, abridge, or eliminate, in any respect, any of the rights and remedies of Lender or Agent.

Section 20.13 General Release.

Borrower, on behalf of itself, all Borrower Parties, and each of their respective past, present and future subsidiaries, affiliates, divisions, directors, shareholders, officers, employees, partners, members, managers, representatives, advisors, servicers, attorneys and agents and each of their respective heirs, transferees, executors, administrators, personal representatives, legal representatives, predecessors, successors and assigns (including any successors by merger, consolidation or acquisition of all or a substantial portion of any such Persons’ assets and business), each in their capacity as such (collectively, the “Releasing Parties”), hereby releases and forever discharges all Indemnified Parties from any and all Liabilities (including any Liabilities which any Releasing Party does not know or suspect to exist in its favor as of the Closing Date, which if known by such Releasing Party might have affected such Releasing Party’s release of an Indemnified Party, and including any Servicing Claims (but not any claims for contribution or indemnification that may exist in respect of Servicing Claims made by third parties that are not parties to the Release and Indemnity)) that are or may be based in whole or part on any act, omission, transaction, event, or other circumstance taking place or existing on or prior to the date hereof, which the Releasing Parties or any of them may have or which may hereafter be asserted or accrue against Indemnified Parties or any of them, resulting from or in any way relating to any act or omission done or committed by Indemnified Parties, or any of them, prior to the date hereof in each case connection with or arising out of the Loan or the Loan Documents. The releases contained in this Section 20.13 apply to all Liabilities which the Releasing Parties or any of them have or which may hereafter arise against the Indemnified Parties or any of them in connection with or arising out of the Loan or the Loan Documents, as a result of acts or omissions occurring on or before the date hereof, whether or not known or suspected by the parties hereto. Borrower, on behalf of itself and all of the Releasing Parties, expressly acknowledges that although ordinarily a general release does not extend to claims which the releasing party does not know or suspect to exist in his, her or its favor, which if known by him, her or it must have materially affected his, her or its settlement with the party released, Borrower, on behalf of itself and all of the Releasing Parties, has carefully considered and taken into account in determining to enter into this Agreement the possible existence of such unknown losses or claims. Without limiting the generality of the foregoing, Borrower, on behalf of itself and all of the Releasing Parties, expressly waives any and all rights conferred upon it by any statute or rule of law which provides that a release does not extend to claims which the claimant does not know or suspect to exist in his, her or its favor at the time of executing the release, which if known by him, her or it must have materially affected his, her or its settlement with the released party, including the following provisions of California Civil Code Section 1542:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”

This release by Releasing Parties shall constitute a complete defense to any Liability released pursuant to this release. Nothing in this release shall be construed as (or shall be admissible in any legal action or proceeding as) an admission by any Co-Lender or any other Indemnified Party that any Liability exists which is within the scope of those hereby released. This Section 20.13 shall survive the repayment and performance of all obligations under the Loan Documents, and the reconveyance, foreclosure, or other extinguishment of any related security instruments. For the avoidance of doubt, by agreeing to this Section 20.13, Releasing Parties represent and acknowledge that none of them may seek to use any of the Liabilities released herein as a set-off of any other obligation that may exist between any Releasing Party and Indemnified Party. In addition, Liabilities released herein shall include any Releasing Party’s right to contribution or any other similar demand that might otherwise exist (and the terms of this sentence shall control over any conflicting provision in any other Loan Document, including the Release and Indemnity).

In no event shall the provisions of this Section 20.13 be deemed to limit any other release of any Indemnified Parties under any other Loan Document, including the Release and Indemnity, and all such releases of any Indemnified Parties shall be read in the broadest possible manner notwithstanding anything contained herein.

[SIGNATURE PAGE IMMEDIATELY FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

BORROWER:

PORTSMOUTH HOTEL ASSOCIATES LLC, a Delaware limited liability company

By:
Name:
Title:

HH SAVANNAH LLC, a Delaware limited liability company

By:
Name:
Title:

HH TAMPA WESTSHORE LLC, a Delaware limited liability company

By:
Name:
Title:

HH FP PORTFOLIO LLC, a Delaware limited liability company

By:
Name:
Title:

A/R Mortgage Loan Agreement

HH LC PORTFOLIO LLC, a Delaware limited liability company

By:
Name:
Title:

HH ATLANTA LLC, a Delaware limited liability company

By:
Name:
Title:

HH DENVER LLC, a Delaware limited liability company

By:
Name:
Title:

HH CHICAGO LLC, a Delaware limited liability company

By:
Name:
Title:

HH ANNAPOLIS HOLDING LLC, a Delaware limited liability company

By:
Name:
Title:

A/R Mortgage Loan Agreement

HH PALM SPRINGS LLC, a Delaware limited liability company

By:
Name:
Title:

HH GAITHERSBURG BORROWER LLC, a Delaware limited liability company

By:
Name:
Title:

HH BALTIMORE HOLDINGS LLC, a Delaware limited liability company

By:
Name:
Title:

HH TEXAS HOTEL ASSOCIATES L.P., a Delaware limited partnership

By:	HHC Texas GP LLC, a Delaware limited liability company, its sole general partner

By:
Name:
Title:

A/R Mortgage Loan Agreement

HH SAN ANTONIO LLC, a Delaware limited liability company

By:
Name:
Title:

HH DFW HOTEL ASSOCIATES, L.P., a Delaware limited partnership

By:	Non-REIT GP LLC, a Delaware limited liability company, its sole general partner

By:
Name:
Title:

HH CHURCHILL HOTEL ASSOCIATES, L.P., a Delaware limited partnership

By:	HHC Texas GP LLC, a Delaware limited liability company, its sole general partner

By:
Name:
Title:

HH MELROSE HOTEL ASSOCIATES, L.P., a Delaware limited partnership

By:	HHC Texas GP LLC, a Delaware limited liability company, its sole general partner

By:
Name:
Title:

A/R Mortgage Loan Agreement

HH AUSTIN HOTEL ASSOCIATES, L.P., a Delaware limited partnership

By:	HHC Texas GP LLC, a Delaware limited liability company, its sole general partner

By:
Name:
Title:

HHC TRS LC PORTFOLIO LLC, a Delaware limited liability company

By:
Name:
Title:

HHC TRS PORTSMOUTH LLC, a Delaware limited liability company

By:
Name:
Title:

HHC TRS TAMPA LLC, a Delaware limited liability company

By:
Name:
Title:

A/R Mortgage Loan Agreement

HHC TRS BALTIMORE LLC, a Delaware limited liability company

By:
Name:
Title:

HHC TRS FP PORTFOLIO LLC, a Delaware limited liability company

By:
Name:
Title:

BBC TRS MELROSE LLC, a Delaware limited liability company

By:
Name:
Title:

HHC TRS ATLANTA LLC, a Delaware limited liability company

By:
Name:
Title:

HHC TRS CHICAGO LLC, a Delaware limited liability company

By:
Name:
Title:

A/R Mortgage Loan Agreement

HHC TRS HIGHLAND LLC, a Delaware limited liability company

By:
Name:
Title:

HHC TRS AUSTIN LLC, a Delaware limited liability company

By:
Name:
Title:

HHC TRS SAVANNAH LLC, a Delaware limited liability company

By:
Name:
Title:

A/R Mortgage Loan Agreement

GUARANTOR:

Acknowledged and agreed with respect to its obligations set forth in Article XIII and Article XVIII hereof:

ASHFORD GUARANTOR:

ASHFORD HOSPITALITY LIMITED PARTNERSHIP, a Delaware limited partnership

By:	Ashford OP General Partner LLC Its General Partner

By:
Name:
Title:

A/R Mortgage Loan Agreement

Acknowledged and agreed with respect to its obligations set forth in Article XIII and Article XVIII hereof:

PRU GUARANTOR:

PRISA III REIT OPERATING LP, a Delaware limited partnership, its sole member

By:	PRISA III OP GP, LLC, a Delaware limited liability company, its general partner

	By:	PRISA III Fund LP, a Delaware limited partnership, its manager

		By:	PRISA III Fund GP, LLC, a Delaware limited liability company, its general partner

			By:	PRISA III Fund PIM, LLC, a Delaware limited liability company, its sole member

				By:	Prudential Investment Management, Inc., a Delaware corporation, its sole member

By:
Name:
Title:

A/R Mortgage Loan Agreement

LENDER:

WELLS FARGO BANK, NATIONAL ASSOCIATION, successor by merger to Wachovia Bank, National Association, as a Lender

By:
Name:
Title:

BARCLAYS CAPITAL REAL ESTATE INC., a Delaware corporation

By:
Name:
Title:

AGENT:

Acknowledged and agreed solely with respect to its obligations, representations and warranties as Agent set forth in Article X:

WELLS FARGO BANK, NATIONAL ASSOCIATION, successor by merger to Wachovia Bank, National Association, as Agent

By:
Name:
Title:

A/R Mortgage Loan Agreement

EXHIBIT A-1

Borrower Equity Ownership Structure

[See Attached]

EXHIBIT A-2

CIGNA Equity Ownership Structure

[See Attached]

EXHIBIT B

Qualified Transferees

1.	Apollo

2.	Baupost Group

3.	Centerbridge Partners

4.	Colony Capital

5.	Northwood Capital

6.	Oaktree Capital

7.	TPG

8.	Wheelock Street Capital

9.	Blackacre Capital Management

10.	Dune Capital Management

11.	Fortress Investment Group

12.	USAA

13.	ADIA

14.	Carlyle Group

15.	Paulson Investment Co.

16.	Starwood Capital

17.	Walton Street Capital

18.	Westbrook Partners

19.	Lone Star

20.	Blackstone

EXHIBIT C

Sources and Uses Statement

[See Attached]

EXHIBIT D

Form Estoppel Certificate

Loan No.:	[Property Name]

ESTOPPEL CERTIFICATE

This Certificate is given to Wells Fargo Bank, National Association, successor by merger to Wachovia Bank, National Association; and Barclays Capital Real Estate Inc. (collectively, “Lender”), by                     , a                      (“Tenant”), with the understanding that Lender will rely on this Certificate in connection with a mortgage loan (the “Loan”) on the hotel commonly known as                     , located at                      (the “Property”).

Tenant hereby certifies as follows:

1. The undersigned is the Tenant under that certain lease dated             , 20     (the “Lease”) executed by                      (“Landlord”) or its predecessor in interest, as landlord and Tenant or its predecessor in interest, as tenant. The Lease is presently in full force and effect and a true, correct and complete copy of the Lease, together with any amendments, modifications and supplements thereto, is attached hereto. The Lease is the entire agreement between Landlord (or any affiliated party) and Tenant (or any affiliated party) pertaining to the leased premises. There are no amendments, modifications, supplements, arrangements, side letters or understandings, oral or written, of any sort, of the Lease, except                     .

2. Tenant’s Lease terms: approximately                      leasable square feet (the “Premises”); the commencement date of the term of the Lease is                     ; the expiration date of the term of the Lease is                     ; the fixed annual minimum rent is $        , payable monthly in advance on the      day of each calendar month; no rent has been prepaid except for the current month; Tenant agrees not to pay rent more than one month in advance; rent payments began on             , 20    ; the fixed annual minimum rent is subject to rental increases as set forth in the Lease, and the last increase covers the period from             , 20     through             , 20    ; Tenant’s percentage share of operating expenses/common area charges, insurance and real estate taxes is     %, which is currently being paid on an estimated basis in advance at the rate of $         per month; Tenant is obligated to pay percentage rent equal to     % of annual gross sales in excess of $        ; all rent has been paid through             , 20    ; and Tenant has paid a security deposit of $        .

3. Tenant does not have any right or option to: renew or extend the term of the Lease, or to expand into any additional space, or to terminate the Lease in whole or in part prior to the expiration of the term, or to purchase all or any part of the Property or the Premises, except                     .

4. Tenant has unconditionally accepted the Premises and is satisfied with all the work done by and required of Landlord, if any; Tenant has taken possession and is in occupancy of the Premises, and all tenant improvements in the Premises have been completed by Landlord; and as of the date hereof Tenant is not aware of any defect in the Premises.

5. All obligations of Landlord under the Lease have been performed, and Landlord is not in default under the Lease. There are no offsets or defenses that Tenant has against the full enforcement of the Lease by Landlord. No free periods of rent, tenant improvements, contributions or other concessions have been granted to Tenant; Landlord is not reimbursing Tenant or paying Tenant’s rent obligations under any other lease; and Tenant has not advanced any funds for or on behalf of Landlord for which Tenant has a right of deduction from, or set off against, future rent payments.

6. Tenant is not in default under the Lease. Tenant has not assigned, transferred or hypothecated the Lease or any interest therein or subleased all or any portion of the Premises. Tenant is not insolvent and is able to pay its debts as they mature. Tenant has not declared bankruptcy or similar insolvency proceeding, and has no present intentions of doing so, no such proceeding has been commenced against Tenant seeking such relief, and Tenant has no knowledge that any such proceeding is threatened.

7. Tenant hereby acknowledges and agrees that Tenant’s rights under the Lease shall be subject and subordinate to Lender’s rights under any mortgage, deed of trust or similar agreement given by Landlord in connection with the Loan. Tenant shall attorn to and accept performance by Lender of any covenant, agreement or obligation of Landlord contained in the Lease with the same force and effect as if performed by Landlord. In no event, however, shall Lender be obligated to perform any such covenant, agreement, or obligation of Landlord under the Lease.

8. The term “Lender” as used herein includes any successor or assign of the named Lender and the term “Landlord” as used herein includes any successor or assign of the named Landlord. The person executing this Estoppel Certificate is authorized by Tenant to do so and execution hereof is the binding act of Tenant enforceable against Tenant.

Dated:                     , 20    .

TENANT:

By:
Name:
Title:

EXHIBIT E

Approved Form of Remington Management Agreement

[See Attached]

EXHIBIT F

Form of Tenant Direction Letter

[BORROWER LETTERHEAD]

                 , 20

[TENANTS UNDER LEASES]

Re:	Lease dated between , as Landlord, and , as Tenant, concerning premises known as

Gentlemen:

This letter shall constitute notice to you that the undersigned has granted a security interest in the captioned lease and all rents, additional rent and all other monetary obligations to landlord thereunder (collectively, “Rent”) in favor of Wells Fargo Bank, National Association, successor by merger to Wachovia Bank, National Association; and Barclays Capital Real Estate Inc. (collectively, “Lender”), to secure certain of the undersigned’s obligations to Lender. The undersigned hereby irrevocably instructs and authorizes you to disregard any and all previous notices sent to you in connection with Rent and hereafter to deliver all Rent to the following address:

The instructions set forth herein are irrevocable and are not subject to modification in any manner, except that Lender, or any successor lender so identified by Lender, may by written notice to you rescind the instructions contained herein.

Sincerely,

[BORROWER]

ACKNOWLEDGMENT AND AGREEMENT

The undersigned acknowledges notice of the security interest of Lender and hereby confirms that the undersigned has received no notice of any other pledge or assignment of the Rent and will honor the above instructions.

[Tenant]

By:
Name:
Its:
Dated as of: , 20

SCHEDULE I

Borrowers, Organizational ID Numbers, Individual Properties, Allocated Loan Amounts and Minimum Release Amounts

Borrower		Property	Type/Place of Organization	Organizational ID	Allocated Loan Amount	Minimum Release Amount
1.	Portsmouth Hotel Associates, LLC	Portsmouth Renaissance and Conference Center, 425 Water Street, Portsmouth, VA 23704	Delaware	3005218	$13,227,306.09	$15,211,402.01
2.	HH Texas Hotel Associates, L.P.	Sugar Land Marriott Hotel and Conference Center, 16090 City Walk, Sugar Land, TX 77479	Delaware	3482995	$30,690,808.25	$35,294,429.49
3.	HH San Antonio LLC	Plaza San Antonio Marriott, 555 South Alamo Street, San Antonio, TX 78205	Delaware	4386105	$18,889,976.35	$21,723,472.80
4.	HH Savannah LLC	Hyatt Regency Savannah, 2 West Bay Street, Savannah, GA 31401	Delaware	3818753	$47,116,874.64	$54,184,405.84

Borrower		Property	Type/Place of Organization	Organizational ID	Allocated Loan Amount	Minimum Release Amount
5.	HH Tampa Westshore LLC	Hilton Tampa Westshore, 2225 North Lois Avenue, Tampa, FL 33607-2355	Delaware	3748161	$11,238,887.53	$12,924,720.66
6.	HH DFW Hotel Associates, L.P.	Dallas-Fort Worth Airport Marriott, 8440 Freeport Parkway, Irving, TX 75063	Delaware	3847840	$39,768,371.26	$45,733,626.95
7.	HH FP Portfolio LLC	Hyatt Regency Wind Watch Long Island, 1717 Motor Parkway, Hauppauge, NY 11788	Delaware	3830654	$16,080,254.47	$18,492,292.64
8.	HH FP Portfolio LLC	Crowne Plaza Atlanta - Ravinia, 4355 Ashford-Dunwoody Road, Atlanta, GA 30346	Delaware	3830654	$30,085,637.39	$34,598,482.99

Borrower		Property	Type/Place of Organization	Organizational ID	Allocated Loan Amount	Minimum Release Amount
9.	HH FP Portfolio LLC	Hilton Parsippany, One Hilton Court, Route 10, Parsippany, NJ 07054	Delaware	3830654	$22,045,510.15	$25,352,336.68
10.	HH FP Portfolio LLC	Hampton Parsippany, One Hilton Court, Route 10, Parsippany, NJ 07054	Delaware	3830654	$7,996,900.74	$9,196,435.85
11.	HH LC Portfolio LLC	Omaha Marriott, 10220 Regency Circle, Omaha, NE 68114	Delaware	3885655	$26,022,347.28	$29,925,699.37
12.	HH Annapolis Holding LLC	Sheraton Annapolis 173 Jennifer Road Annapolis, MD 21401	Delaware	4002268	$8,774,977.57	$10,091,224.21
13.	HH Palm Springs LLC	Renaissance Palm Springs 888 E Tahquitz Canyon Way Palm Springs, CA 92262	Delaware	3982832	$25,417,176.41	$29,229,752.87

Borrower		Property	Type/Place of Organization	Organizational ID	Allocated Loan Amount	Minimum Release Amount
14.	HH Churchill Hotel Associates, L.P.	The Churchill, 1914 Connecticut Ave. NW, Washington DC, 20009	Delaware	4065147	$27,837,859.88	$32,013,538.86
15.	HH Melrose Hotel Associates, L.P.	The Melrose, 2430 Pennsylvania Ave. NW, Washington DC, 20037	Delaware	4118310	$33,543,756.63	$38,575,320.12
16.	HH Atlanta LLC	Ritz-Carlton Atlanta Downtown, 181 Peachtree Street Northeast, Atlanta, GA 30303	Delaware	4218175	$29,048,201.61	$33,405,431.86
17.	HH LC Portfolio LLC	Hilton Garden Inn Virginia Beach Town Center, 252 Town Center Drive, Virginia Beach, VA 23462	Delaware	3885655	$14,178,288.88	$16,305,032.22

Borrower		Property	Type/Place of Organization	Organizational ID	Allocated Loan Amount	Minimum Release Amount
18.	HH Baltimore Holdings LLC	Hilton Garden Inn BWI Airport, 1516 Aero Drive, Linthicum, MD 21090	Delaware	3823705	$10,676,943.15	$12,278,484.63
19.	HH LC Portfolio LLC	Residence Inn Tampa Downtown, 101 East Tyler Street, Tampa, FL 33602	Delaware	3885655	$6,916,238.48	$7,953,674.25
20.	HH LC Portfolio LLC	Courtyard Savannah Historic District, 415 West Liberty Street, Savannah, GA 31401	Delaware	3885655	$14,437,647.83	$16,603,295.00
21.	HH FP Portfolio LLC	Courtyard Boston Tremont, 275 Tremont Street, Boston, MA 02116	Delaware	3830654	$34,105,701.00	$39,221,556.15
22.	HH Denver LLC	Courtyard Denver Airport, 6901 Tower Rd, Denver, CO 80249	Delaware	3849976	$17,420,275.67	$20,033,317.02

Borrower		Property	Type/Place of Organization	Organizational ID	Allocated Loan Amount	Minimum Release Amount
23.	HH Gaithersburg Borrower LLC	Courtyard Gaithersburg Washingtonian Center, 204 Boardwalk Place, Gaithersburg, MD 20878	Delaware	4372551	$18,025,446.54	$20,729,263.52
24.	HH Chicago LLC	Silversmith, 10 S Wabash Ave, Chicago, IL 60603	Delaware	4288485	$10,201,451.76	$11,731,669.52
25.	HH Austin Hotel Associates, L.P.	Hilton Garden Inn Austin 500 North IH-35, Austin, 78701	Delaware	4321155	$16,253,160.43	$18,691,134.34

SCHEDULE II

OPERATING LESSEES

HHC TRS LC Portfolio LLC

HHC TRS Portsmouth LLC

HHC TRS Tampa LLC

HHC TRS Savannah LLC

HHC TRS Baltimore LLC

HHC TRS FP Portfolio LLC

HHC TRS Highland LLC

HHC TRS Melrose LLC

HHC TRS Atlanta LLC

HHC TRS Chicago LLC

HHC TRS Austin LLC

SCHEDULE III

CONDOMINIUMS AND CONDOMINIUM DOCUMENTS

1. Portsmouth Renaissance and Conference Center

Portsmouth Conference Center Hotel

Declaration of Condominium of Portsmouth Conference Center Hotel, A Condominium dated March 3, 1999

Bylaws of Portsmouth Conference Center Hotel Association

Articles of Incorporation of Portsmouth Conference Center Hotel Association

2. Sugar Land Marriott Hotel and Conference Center

Sugar Land Town Square Parking Condominium

Condominium Declaration for Sugar Land Town Square Parking Condominium dated June 25, 2003

Bylaws of Sugar Land Town Square Parking Condominium Association, Inc.

Articles of Incorporation of Sugar Land Town Square Parking Condominium Association, Inc. and Articles of Amendment thereto

Sugar Land Parking Garage

Condominium Declaration for Sugar Land Parking Garage, a Condominium dated February 29, 2002

Sugar Land Town Square

Declaration for Sugar Land Town Square dated February 28, 2002, as amended by that certain Clarification Amendment to Declaration for Sugar Land Town Square dated February 28, 2002, that certain First Amendment to the Declaration for Sugar Land Town Square dated January 20, 2005, and that certain Joinder of Lienholder to First Amendment to the Declaration for Sugar Land Town Square dated January 20, 2005

Bylaws of Sugar Land Town Square Property Owners’ Association, Inc. of the Association

Articles of Incorporation of Sugar Land Town Square Property Owners’ Association, Inc.

Sugar Land Hotel and Conference Center Association

Condominium Declaration for Sugar Land Hotel and Conference Center, A Condominium dated February 28, 2002

Bylaws of Sugar Land Hotel and Conference Center Association, Inc.

Articles of Incorporation of Sugar Land Hotel and Conference Center Association, Inc.

3. Courtyard Gaithersburg Washington Center

The Washingtonian Center

Declaration of Covenants, Conditions, Restrictions and Easements dated May 19, 1986 as supplemented by that certain First Supplement to Declaration of Covenants, Conditions, Restrictions and Easements for Washingtonian Center dated December 29, 1988, that certain Second Supplement to Declaration of Covenants, Conditions, Restrictions and Easements for Washingtonian Center dated April 10, 1990, that certain Third Supplement to Declaration of Covenants, Conditions, Restrictions and Easements for Washingtonian Center dated March 15, 1990, that certain Fourth Supplement to Declaration of Covenants, Conditions, Restrictions and Easements for Washingtonian Center dated May 2, 1997

Declaration of Covenants and Utility Easement Agreement Phase I 8/4/88

Bylaws of The Washingtonian Center Association, Inc.

Articles of Incorporation of The Washingtonian Center Association, Inc.

Washingtonian Waterfront Condominium

Declaration for Washingtonian Waterfront Condominium dated April 1, 2003 filed for record on April 8, 2003

Bylaws of Washingtonian Waterfront Condominium

Amendment to Declaration for Washingtonian Waterfront Condominium 5/26/06

Bylaws of Washingtonian Waterfront Commercial Association, Inc.

Articles of Incorporation of Washingtonian Waterfront Commercial Association, Inc.

The Washingtonian Waterfront Commercial Association, Inc.

Washingtonian Waterfront Commercial Association, Inc. Declaration of Covenants, Conditions, Easements and Restrictions dated April 1, 2003

Amended and Restated Parking Facilities and Easement Agreement 3/31/03

4. Hilton Garden Inn Austin

Master Condominium for Sabine, dated April 27, 2007

Residential Condominium Declaration for The Sabine on Fifth Residential Condominium, dated April 27, 2007

SCHEDULE IV

CIGNA MORTGAGE LOANS AND CIGNA MORTGAGE LOAN DOCUMENTS

PRINCETON LOAN DOCUMENTS:

1.	Omnibus Agreement dated as of , 2011, by and among HH Princeton LLC (“Princeton Borrower”), HHC TRS Princeton LLC (“Princeton Operating Tenant”), Connecticut General Life Insurance Company (“CGLIC”), ING Life Insurance and Annuity Company (“ILIAC”) and Reliastar Life Insurance Company (“ReliaStar”).

2.	Promissory Note dated as of January 6, 2006, by Princeton Borrower to CGLIC, in the original principal amount of $35,000,000.

3.	Leasehold Mortgage, Security Agreement, Assignment of Rents and Leases and Fixture Filing dated as of January 6, 2006, by Princeton Borrower and Princeton Operating Tenant in favor of CGLIC.

4.	First Amendment to Leasehold Mortgage, Security Agreement, Assignment of Rents and Fixture Filing dated as of July 17, 2007, by and among Princeton Borrower, Princeton Operating Tenant and CGLIC.

5.	Assignment of Rents and Leases dated as of January 6, 2006, by Princeton Borrower and Princeton Operating Tenant to CGLIC.

6.	Collateral Assignment of Contracts, Licenses, Permits and Warranties and Security Agreement dated as of January 6, 2006, by Princeton Borrower and Princeton Operating Tenant to CGLIC.

7.	Borrower’s Certificate dated as of January 6, 2006, by Princeton Borrower to CGLIC.

8.	Guarantor’s Certificate dated as of , 2011, by Ashford Hospitality Limited Partnership (“Ashford”) and PRISA III REIT Operating LP (“PRISA III”) to CGLIC.

9.	Environmental Indemnification Agreement dated as of , 2011, by Princeton Borrower, Ashford and PRISA III, for the benefit of CGLIC.

10.	Non-Recourse Exceptions Guaranty dated as of , 2011, by Ashford and PRISA III in favor of CGLIC.

11.	Real Estate Tax Escrow and Security Agreement dated as of January 6, 2006, by and among Princeton Borrower, CGLIC and Midland Loan Services (“Midland”).

12.	Debt Service Shortfall Reserve Escrow and Security Agreement dated as of , 2011, by and among Princeton Borrower, CGLIC and Midland.

13.	FF&E Escrow Agreement dated as of January 6, 2006, by and among Princeton Borrower, Princeton Operating Tenant, CGLIC and Midland.

14.	Collateral Assignment of Management Agreement dated as of , 2011, by and among Princeton Borrower, Princeton Operating Tenant and Manager to CGLIC.

15.	Subordination Agreement (Operating Lease) dated as of January 6, 2006, by and between Princeton Operating Tenant and CGLIC.

16.	Post Closing Side Letter Agreement dated as of January 6, 2006, by and among Princeton Borrower, Princeton Operating Tenant and CGLIC.

17.	Entity Non-Foreign Affidavit dated as of January 6, 2006, by Princeton Borrower.

NASHVILLE LOAN DOCUMENTS

1.	Omnibus Agreement dated as of , 2011, by and among HH Nashville LLC (“Nashville Borrower”), HHC TRS Nashville LLC (“Nashville Operating Tenant”) and Connecticut General Life Insurance Company (“CGLIC”).

2.	Promissory Note dated as of March 13, 2006, by Nashville Borrower to CGLIC, in the original principal amount of $52,000,000.

3.	Leasehold Deed of Trust and Security Agreement by Nashville Borrower and Nashville Operating Tenant, as grantor, to W. Rowlett Scott, as trustee, for the benefit of CGLIC dated as of March 13, 2006.

4.	First Amendment to Deed of Trust and Security Agreement dated as of March 13, 2006, by and among Nashville Borrower, Nashville Operating Tenant and CGLIC.

5.	Assignment of Rents and Leases dated as of March 13, 2006, by Nashville Borrower and Nashville Operating Tenant to CGLIC.

6.	Collateral Assignment of Contracts, Licenses, Permits and Warranties and Security Agreement dated as of March 13, 2006, by Nashville Borrower and Nashville Operating Tenant to CGLIC.

7.	Borrower’s Certificate dated as of March 13, 2006, by Nashville Borrower to CGLIC.

8.	Guarantor’s Certificate dated as of , 2011, by Ashford Hospitality Limited Partnership (“Ashford”) and PRISA III REIT Operating LP (“PRISA III”).

9.	Environmental Indemnification Agreement dated as of , 2011, by Nashville Borrower, Ashford and PRISA III, for the benefit of CGLIC.

10.	Non-Recourse Exceptions Guaranty dated as of , 2011, by Ashford and PRISA III in favor of CGLIC.

11.	Real Estate Tax Escrow and Security Agreement dated as of March 13, 2006, by and among Nashville Borrower, CGLIC and Midland Loan Services (“Midland”).

12.	FF&E Escrow and Security Agreement dated as of March 13, 2006, by and among Nashville Borrower, Nashville Operating Tenant, CGLIC and Midland.

13.	Deposit Account Control Agreement dated as of March 13, 2006, by and among Nashville Operating Tenant, CGLIC and Bank of America, N.A.

14.	Assignment of Management Agreement, Subordination, Non-Disturbance and Attornment Agreement and Consent of Management dated as of March 13, 2006, by and among Nashville Borrower, Nashville Operating Tenant, Renaissance Hotel Management Company, LLC and CGLIC.

15.	Subordination Agreement (Operating Lease) dated as of March 13, 2006, by and between Nashville Operating Tenant and CGLIC.

16.	Post Closing Side Letter Agreement dated as of March 13, 2006, by and among Nashville Borrower, Nashville Operating Tenant and CGLIC.

17.	Entity Non-Foreign Affidavit dated as of March 13, 2006, by Nashville Borrower.

18.	Side Letter re: Waiver of Insurance Requirements dated as of March 13, 2006, by and between Nashville Borrower, Nashville Operating Tenant and CGLIC.

19.	Side Letter dated as of March 13, 2006, from CGLIC to Nashville Hotel Properties Owners Association, Inc. and Nashville Hotel Properties Regime.

20.	Letter Agreement re: Convention Center Parcel dated as of March 13, 2006, by and among Nashville Borrower, Nashville Operating Tenant, Highland Hospitality, L.P. and CGLIC.

BOSTON BACK BAY LOAN DOCUMENTS

1.	Omnibus Agreement dated as of , 2011, by and among HH Boston Back Bay, LLC (“Boston Borrower”), HHC TRS OP LLC (“Boston Operating Tenant”) and Connecticut General Life Insurance Company (“CGLIC”).

2.	Promissory Note dated as of December 6, 2005, by Boston Borrower to CGLIC, in the original principal amount of $69,000,000.

3.	Mortgage, Security Agreement, Assignment of Rents and Leases and Fixture Filing dated as of December 6, 2005, by Boston Borrower and Boston Operating Tenant in favor of CGLIC.

4.	First Amendment to Mortgage, Security Agreement, Assignment of Rents and Fixture Filing dated as of July 17, 2007, by and among Boston Borrower, Boston Operating Tenant, CGLIC and The Prudential Insurance Company of America.

5.	Assignment of Rents and Leases dated as of December 6, 2005, by Boston Borrower and Boston Operating Tenant to CGLIC.

6.	Collateral Assignment of Contracts, Licenses, Permits and Warranties and Security Agreement dated as of December 6, 2005, by Boston Borrower and Boston Operating Tenant to CGLIC.

7.	Borrower’s Certificate dated as of December 6, 2005, by Boston Borrower to CGLIC.

8.	Guarantor’s Certificate dated as of , 2011, by Ashford Hospitality Limited Partnership (“Ashford”) and PRISA III REIT Operating LP (“PRISA III”)

9.	Environmental Indemnification Agreement dated as of , 2011, by Boston Borrower, Ashford and PRISA III, for the benefit of CGLIC.

10.	Non-Recourse Exceptions Guaranty dated as of , 2011, by Ashford and PRISA III in favor of CGLIC.

11.	Deposit Account Control Agreement dated as of December 6, 2005, by and among Boston Operating Tenant, CGLIC and Bank of America, N.A.

12.	Real Estate Tax Escrow and Security Agreement dated as of December 6, 2005, by and among Boston Borrower, CGLIC and Midland Loan Services (“Midland”).

13.	FF&E Escrow Agreement dated as of December 6, 2005, by and among Boston Borrower, Boston Operating Tenant, CGLIC and Midland.

14.	Liquor License Agreement dated as of December 6, 2005, by and among Hilton Hotels Corporation, Hilton Systems Inc., Boston Operating Tenant and Boston Borrower.

15.	Agreement Regarding Hotel Management dated as of December 6, 2005, by and among Boston Borrower, Boston Operating Tenant, Hilton Hotels Corporation and to CGLIC.

16.	Subordination Agreement (Operating Lease) dated as of December 6, 2005, by and between Boston Operating Tenant and CGLIC.

17.	Post Closing Side Letter Agreement dated as of January 6, 2006, by and among Boston Borrower, Boston Operating Tenant and CGLIC.

18.	Entity Non-Foreign Affidavit dated as of January 6, 2006, by Boston Borrower.

SCHEDULE V

CIGNA PROPERTIES

1.	Hilton Boston Back Bay located at 40 Dalton Street, Boston, Massachusetts, 02115-3123

2.	Westin Princeton located at 201 Village Boulevard, Princeton, NJ 08540

3.	Nashville Renaissance located at 611 Commerce Street, Nashville, 37203

SCHEDULE VI

FRANCHISE AGREEMENTS

Portsmouth Renaissance Hotel and Conference Center

Renaissance Hotel Relicensing Franchise Agreement between Marriott International, Inc. and HHC TRS Portsmouth LLC dated March     , 2011

Owner Agreement among Marriott International, Inc., HHC TRS Portsmouth LLC and Portsmouth Hotel Associates LLC dated March     , 2011

OFAC Compliance Certificate dated March     , 2011

Management Company Acknowledgement among Remington Lodging & Hospitality, LLC (“Remington”), HHC TRS Portsmouth LLC and Marriott International, Inc. dated March     , 2011

Guaranty by Ashford Hospitality Trust, Inc. and PRISA III REIT Operating LP, in favor of Marriott International, Inc. dated March     , 2011

Electronic Systems License Agreement dated March     , 2011 between Marriott International, Inc. and HHC TRS Portsmouth LLC

Comfort Letter dated as of March      2011 executed by Marriott International, Inc., HHC TRS Portsmouth LLC, Portsmouth Hotel Associates, LLC, Wells Fargo Bank, National Association, Barclays Capital Real Estate Inc., Barclays Capital Real Estate Finance Inc. (as Mezzanine 1 Co-Lender, Mezzanine 2 Co-Lender and Mezzanine 3 Co-Lender) and GSRE III, LTD.

Sugar Land Marriott Town Square Hotel and Conference Center

Marriott Hotel Relicensing Franchise Agreement dated March     , 2011 between Marriott International, Inc. and HHC TRS LC Portfolio LLC

Owner Agreement dated March     , 2011 between Marriott International, Inc., HH Texas Hotel Associates LLC, and HHC TRS LC Portfolio LLC

OFAC Compliance Certificate dated March     , 2011

Management Company Acknowledgement among Remington, HHC TRS Portsmouth LLC and Marriott International, Inc. dated March     , 2011

Guaranty by Ashford Hospitality Trust, Inc. and PRISA III REIT Operating LP, in favor of Marriott International, Inc. dated March     , 2011

Electronic Systems License Agreement dated March     , 2011 between Marriott International, Inc. and HHC TRS LC Portfolio LLC

Comfort Letter dated as of March      2011 executed by Marriott International, Inc., HHC TRS LC Portfolio LLC, HH Texas Hotel Associates, L.P., Wells Fargo Bank, National Association, Barclays Capital Real Estate Inc., Barclays Capital Real Estate Finance Inc. (as Mezzanine 1 Co-Lender, Mezzanine 2 Co-Lender and Mezzanine 3 Co-Lender) and GSRE III, LTD.

Plaza San Antonio Marriott

Marriott Hotel Relicensing Franchise Agreement between Marriott International, Inc. and HHC TRS Portsmouth LLC dated March     , 2011

Owner Agreement among Marriott International, Inc., HHC TRS Portsmouth LLC and HH San Antonio LLC dated March     , 2011

OFAC Compliance Certificate dated March     , 2011

Management Company Acknowledgement among Remington, HHC TRS Portsmouth LLC and Marriott International, Inc. dated March     , 2011

Guaranty by Ashford Hospitality Trust, Inc. and PRISA III REIT Operating LP, in favor of Marriott International, Inc. dated March     , 2011

Electronic Systems License Agreement dated March     , 2011 between Marriott International, Inc. and HHC TRS Portsmouth LLC

Comfort Letter dated as of March      2011 executed by Marriott International, Inc., HHC TRS Portsmouth LLC, HH San Antonio LLC, Wells Fargo Bank, National Association, Barclays Capital Real Estate Inc., Barclays Capital Real Estate Finance Inc. (as Mezzanine 1 Co-Lender, Mezzanine 2 Co-Lender and Mezzanine 3 Co-Lender) and GSRE III, LTD.

Hilton Tampa Westshore

Amended and Restated Franchise License Agreement between Hilton Inns, Inc. and HHC TRS Tampa LLC dated as of July 17, 2007, as amended by the Amendment to Franchise License Agreement between HLT Existing Franchise Holding LLC (as successor in interest to Hilton Inns, Inc.) and HHC TRS Tampa LLC dated as of March     , 2011

Amended and Restated Guarantee of Franchise License Agreement by HH Tampa Westshore LLC in favor of HLT Existing Franchise Holding LLC (as successor in interest to Hilton Inns, Inc.) dated as of March     , 2011

Comfort letter re: Mortgage, by Hilton Inns, Inc., as accepted and agreed by Wachovia Bank, National Association, Barclays Capital Real Estate, Inc. and HHC TRS Tampa LLC

Comfort letter re: Mezz, signed by Wachovia Bank, National Association, Barclays Capital Real Estate, Inc. and HHC TRS Tampa LLC, as amended by Amendment to the Mezzanine Lender Comfort Letter dated March     , 2011

Mortgage Lender Confirmation Letter dated as of March     , 2011 executed by HLT Existing Franchise Holding LLC in favor of Wells Fargo Bank, National Association, as successor-by merger to Wachovia Bank, National Association, and Barclays Capital Real Estate Inc.

Crowne Plaza Atlanta-Ravinia

Crowne Plaza Hotel Change of Ownership License Agreement between Holiday Hospitality Franchising, Inc. and HHC TRS FP Portfolio LLC dated as of July 17, 2007, as amended by Amendment to Crowne Plaza Hotel Change of Ownership License Agreement on March     , 2011

Guaranty by HHC TRS FP Portfolio LLC in favor of Holiday Hospitality Franchising, Inc. dated as of July 17, 2007

Six Continents Hotels, Inc. Master Technology Agreement between Six Continents Hotels, Inc. and HHC TRS FP Portfolio LLC dated as of July 17, 2007

HG Online Site Agreement dated July 17, 2007 between HHC TRS Portfolio LLC and Six Continents Hotels, Inc.

Voluntary Termination Agreement by and between Holiday Hospitality Franchising, Inc. and HHC TRS Portfolio LLC dated July 17, 2007

Comfort Letter dated March     , 2011 executed by Holiday Hospitality Franchising, Inc., HHC TRS FP Portfolio LLC, Wells Fargo Bank, National Association, Barclays Capital Real Estate Inc., Barclays Capital Real Estate Finance Inc., BRE/HH Acquisitions L.L.C., and GSRE III, LTD.

Hilton Parsippany

Amended and Restated Franchise License Agreement between Hilton Inns, Inc. and HHC TRS FP Portfolio LLC dated as of July 17, 2007, as amended by the Amendment to Franchise License Agreement between HLT Existing Franchise Holding LLC (as successor in interest to Hilton Inns, Inc.) and HHC TRS FP Portfolio dated as of March     , 2011

Addendum to the Amended and Restated Franchise License Agreement between Hilton Inns, Inc. and HHC TRS FP Portfolio LLC dated as of July 17, 2007

Guaranty of Franchise License Agreement by HH FP Portfolio LLC in favor of Hilton Inns, Inc. dated July 17, 2007

Comfort letter re: Mortgage, by Hilton Inns, Inc., as accepted and agreed by Wachovia Bank, National Association, Barclays Capital Real Estate, Inc. and HHC TRS FP Portfolio LLC, dated July 17, 2007

Comfort letter re: Mezz, by Hilton Inns, Inc., as accepted and agreed by Wachovia Bank, National Association, Barclays Capital Real Estate, Inc. and HHC TRS FP Portfolio LLC, dated July 17, 2007, as amended by Amendment to the Mezzanine Lender Comfort Letter dated March     , 2011

Mortgage Lender Confirmation Letter dated as of March     , 2011 executed by HLT Existing Franchise Holding LLC in favor of Wells Fargo Bank, National Association, as successor-by merger to Wachovia Bank, National Association, and Barclays Capital Real Estate Inc.

Hampton Inn Parsippany

Franchise License Agreement between Promus Hotels, Inc. and HHC TRS FP Portfolio LLC dated as of July 17, 2007, as amended by the Amendment to Franchise License Agreement between HLT Existing Franchise Holding LLC (as successor in interest to Promus Hotels, Inc.) and HHC TRS FP Portfolio LLC dated as of March     , 2011

Guarantee of Franchise License Agreement by HH FP Portfolio LLC in favor of Promus Hotels, Inc. dated July 17, 2007

Comfort letter re: Mortgage, by Promus Hotels, Inc., as accepted and agreed by Wachovia Bank, National Association, Barclays Capital Real Estate, Inc. and HHC TRS FP Portfolio LLC, dated July 17, 2007

Comfort letter re: Mezz, by Promus Hotels, Inc., as accepted and agreed by Wachovia Bank, National Association, Barclays Capital Real Estate, Inc. and HHC TRS FP Portfolio LLC, dated July 17, 2007, as amended by as amended by Amendment to the Mezzanine Lender Comfort Letter dated March     , 2011

Mortgage Lender Confirmation Letter dated as of March     , 2011 executed by HLT Existing Franchise Holding LLC in favor of Wells Fargo Bank, National Association, as successor-by merger to Wachovia Bank, National Association, and Barclays Capital Real Estate Inc.

Omaha Marriott

Marriott Hotel Relicensing Franchise Agreement between Marriott International, Inc. and HHC TRS LC Portfolio LLC dated March     , 2011

Guaranty by Ashford Hospitality Trust, Inc. and PRISA III REIT Operating LP, in favor of Marriott International, Inc. dated March     , 2011

Management Company Acknowledgment among Remington, HHC TRS LC Portfolio LLC and Marriott International, Inc. dated March     , 2011

Owner Agreement among Marriott International, Inc., HH LC Portfolio LLC and HHC TRS LC Portfolio dated March     , 2011

Electronic Systems License Agreement dated March     , 2011 between Marriott International, Inc. and HHC TRS LC Portfolio LLC

OFAC Compliance Certificate dated March     , 2011

Comfort Letter dated as of March      2011 executed by Marriott International, Inc., HHC TRS LC Portfolio LLC, HH LC Portfolio LLC, Wells Fargo Bank, National Association, Barclays Capital Real Estate Inc., Barclays Capital Real Estate Finance Inc. (as Mezzanine 1 Co-Lender, Mezzanine 2 Co-Lender and Mezzanine 3 Co-Lender) and GSRE III, LTD.

Annapolis Sheraton

License Agreement dated February 4, 2005 between The Sheraton Corporation and HHC TRS OP LLC, as amended by the First Amendment to License Agreement dated November 23, 2005 between The Sheraton Corporation and HHC TRS OP LLC, as assigned and amended by the Assignment and Assumption Agreement and Second Amendment dated July 17, 2007 between HHC TRS OP LLC, HHC TRS Portsmouth LLC and The Sheraton LLC, as amended by Third Amendment to License Agreement dated November 12, 2007, as amended by letter agreement dated July 1, 2008 and amended August 9, 2010, as further amended by Fourth Amendment to License Agreement between HHC TRS Baltimore LLC and The Sheraton LLC dated March     , 2011

Comfort letter re: Mortgage, by The Sheraton LLC, as accepted and agreed by HHC TRS Baltimore LLC, Wells Fargo Bank, N.A. and Barclays Capital Real Estate Inc.

Comfort letter re: Mezzanine 1-3 Loans, signed by The Sheraton LLC, HHC TRS Baltimore LLC, BRE/HH Acquisitions, L.L.C. and Barclays Capital Real Estate Inc.

Comfort letter re: Mezzanine 4 Loan, signed by The Sheraton LLC, HHC TRS Baltimore LLC, and GSRE III Ltd.

Renaissance Palm Springs Hotel

Renaissance Hotel Relicensing Franchise Agreement between Marriott International, Inc. and HHC TRS Portsmouth LLC dated March     , 2011

Owner Agreement among Marriott International, Inc., HHC TRS Porstmouth LLC and HH Palm Springs LLC dated March     , 2011

OFAC Compliance Certificate dated March     , 2011

Management Company Acknowledgment among Remington, HHC TRS Porstmouth LLC and Marriott International, Inc. dated March     , 2011

Guaranty by Ashford Hospitality Trust, Inc. and PRISA III REIT Operating LP, in favor of Marriott International, Inc. dated March     , 2011

Electronic Systems License Agreement dated March     , 2011 between HHC TRS Porstmouth LLC and Marriott International, Inc.

Comfort Letter dated as of March      2011 executed by Marriott International, Inc., HHC TRS Portsmouth LLC, HH Palm Springs LLC, Wells Fargo Bank, National Association, Barclays Capital Real Estate Inc., Barclays Capital Real Estate Finance Inc. (as Mezzanine 1 Co-Lender, Mezzanine 2 Co-Lender and Mezzanine 3 Co-Lender) and GSRE III, LTD.

Hilton Garden Inn - Virginia Beach Town Center

Amended and Restated Franchise License Agreement between Hilton Inns, Inc. and HHC TRS LC Portfolio LLC dated as of July 17, 2007, as amended by the Amendment to Franchise License Agreement between HLT Existing Franchise Holding LLC (as successor in interest to Hilton Inns, Inc.) and HHC TRS LC Portfolio LLC dated March     , 2011

Guarantee of Franchise License Agreement by HH LC Portfolio LLC in favor of Hilton Inns, Inc. dated July 17, 2007

Comfort letter re: Mortgage, by Hilton Inns, Inc., as accepted and agreed by Wachovia Bank, National Association, Barclays Capital Real Estate, Inc. and HHC TRS LC Portfolio LLC, dated July 17, 2007

Comfort letter re: Mezz, by Hilton Inns, Inc., as accepted and agreed by Wachovia Bank, National Association, Barclays Capital Real Estate, Inc. and HHC TRS LC Portfolio LLC, dated July 17, 2007, as amended by as amended by Amendment to the Mezzanine Lender Comfort Letter dated March     , 2011

Mortgage Lender Confirmation Letter dated as of March     , 2011 executed by HLT Existing Franchise Holding LLC in favor of Wells Fargo Bank, National Association, as successor-by merger to Wachovia Bank, National Association, and Barclays Capital Real Estate Inc.

Hilton Garden Inn – BWI Airport

Amended and Restated Franchise License Agreement between Hilton Inns, Inc. and HHC TRS Baltimore, LLC dated as of July 17, 2007, as amended by the Amendment to Franchise License Agreement between HLT Existing Franchise Holding LLC (as successor in interest to Hilton Inns, Inc.) and HHC TRS Baltimore LLC dated as of March     , 2011

Guarantee of Franchise License Agreement by HH Baltimore LLC in favor of Hilton Inns, Inc. dated July 17, 2007

Comfort letter re: Mortgage, by Hilton Inns, Inc., as accepted and agreed by Wachovia Bank, National Association, Barclays Capital Real Estate, Inc. and HHC TRS Baltimore LLC, dated July 17, 2007

Comfort letter re: Mezz, by Hilton Inns, Inc., as accepted and agreed by Wachovia Bank, National Association, Barclays Capital Real Estate, Inc. and HHC TRS Baltimore LLC, dated July 17, 2007, as amended by as amended by Amendment to the Mezzanine Lender Comfort Letter dated March     , 2011

Mortgage Lender Confirmation Letter dated as of March     , 2011 executed by HLT Existing Franchise Holding LLC in favor of Wells Fargo Bank, National Association, as successor-by merger to Wachovia Bank, National Association, and Barclays Capital Real Estate Inc.

Tampa Residence Inn Downtown

Residence Inn by Marriott Relicensing Franchise Agreement between Marriott International, Inc. and HHC TRS LC Portfolio LLC dated March     , 2011

Guaranty by Ashford Hospitality Trust, Inc. and PRISA III REIT Operating LP, in favor of Marriott International, Inc. dated March     , 2011

Management Company Acknowledgment among McKibbon Management LLC, HHC TRS LC Portfolio LLC and Marriott International, Inc. dated March     , 2011

Owner Agreement among Marriott International, Inc., HH LC Portfolio LLC, and HHC TRS LC Portfolio LLC dated March     , 2011

Electronic Systems Licensing Agreement dated March     , 2011 between Marriott International, Inc. and HHC TRS LC Portfolio LLC

OFAC Compliance Certificate dated March     , 2011

Comfort Letter dated as of March      2011 executed by Marriott International, Inc., HHC TRS LC Portfolio LLC, HH LC Portfolio LLC, Wells Fargo Bank, National Association, Barclays Capital Real Estate Inc., Barclays Capital Real Estate Finance Inc. (as Mezzanine 1 Co-Lender, Mezzanine 2 Co-Lender and Mezzanine 3 Co-Lender) and GSRE III, LTD.

Courtyard Savannah Historic District

Relicensing Franchise Agreement dated March     , 2011 between Marriott International, Inc. and HHC TRS LC Portfolio LLC

Guaranty by Ashford Hospitality Trust, Inc. and PRISA III REIT Operating LP, in favor of Marriott International, Inc. dated March     , 2011

Management Company Acknowledgment among McKibbon Management LLC, HHC TRS LC Portfolio LLC and Marriott International, Inc. dated March     , 2011

Owner Agreement among HH LC Portfolio LLC, HHC TRS LC Portfolio LLC and Marriott International, Inc. dated March     , 2011

OFAC Compliance Certificate dated March     , 2011

Electronic Systems License Agreement dated March     , 2011 between HHC TRS LC Portfolio LLC and Marriott International, Inc.

Comfort Letter dated as of March      2011 executed by Marriott International, Inc., HHC TRS LC Portfolio LLC, HH LC Portfolio LLC, Wells Fargo Bank, National Association, Barclays Capital Real Estate Inc., Barclays Capital Real Estate Finance Inc. (as Mezzanine 1 Co-Lender, Mezzanine 2 Co-Lender and Mezzanine 3 Co-Lender) and GSRE III, LTD.

Hilton Garden Inn Austin

Amended and Restated Franchise License Agreement by and between Hilton Inns, Inc. and HHC TRS Austin LLC dated June 27, 2007, as amended by Amendment to Franchise License Agreement by and between HLT Existing Franchise Holding LLC (as successor in interest to Hilton Inns, Inc.) and HHC TRS Austin LLC dated March     , 2011

Guaranty of Franchise License Agreement, dated                  , 2007

Comfort Letter re: Mortgage by Hilton Inns, Inc., as accepted and agreed by Wachovia Bank, National Association, Barclays Capital Real Estate, Inc., and HHC TRS Austin LLC

Comfort Letter re: Mezz, by Hilton Inns, Inc., as accepted and agreed by Wachovia Bank, National Association, Barclays Capital Real Estate, Inc., and HHC TRS Austin LLC, as amended by Amendment to the Mezzanine Lender Comfort Letter dated March     , 2011

Mortgage Lender Confirmation Letter dated as of March     , 2011 executed by HLT Existing Franchise Holding LLC in favor of Wells Fargo Bank, National Association, as successor-by merger to Wachovia Bank, National Association, and Barclays Capital Real Estate Inc..

SCHEDULE VII

GROUND LEASES

Full:

(1) Palm Springs

Sublease (Hotels I-XI) dated December 31, 1984 as supplemented by Supplement (For the Purposes of Confirming Legal Description) to Sublease dated December 3, 1992, as amended by Amendment of Sublease, dated November 5, 1998 and as assigned by Assignment and Termination of Sub-subleases, dated November 5, 1998 and as further assigned by Assignment of Ground Sublease dated July 14, 2005, and as further affected by that certain Estoppel Certificate, dated July 17, 2007 and as further affected by that certain Estoppel Certificate, dated February 3, 2011.

(2) Annapolis

Ground Lease dated June 1, 1983, as amended by First Amendment to Ground Lease dated October 24, 1986, as further amended by that certain Deed of Assignment and Assumption of Lease and Amendment dated September 28, 1994, as further amended by that certain Second Amendment to Ground Lease dated March 29, 2000, as further amended by that certain Landlord’s Certificate dated April 19, 2000, as assigned by that certain Assignment and Assumption of Lease and Consent dated April 27, 2000, as further amended by that certain Subordination, Non-Disturbance and Attornment, Agreement dated May 4, 2000, as further amended by that certain Landlord’s Consent and Estoppel Certificate and Amendment to Security Instrument dated on or around March, 2001, as assigned by that certain Assignment and Assumption of Lease and Consent dated February 4, 2005, and as further amended by that certain Landlord’s Consent and Estoppel Certificate and Amendment to Security Instrument dated October 4, 2005, as affected by that certain Landlord’s Consent and Estoppel Certificate, dated August 31, 2007.

(3) Portsmouth

Hotel Lease Agreement dated May 24, 1999, as such lease is evidenced by Memorandum of Lease, recorded in the Clerk’s Office of the Circuit Court of Portsmouth, Virginia at Book 1260, Page 1051 and that certain Conference Center Lease Agreement dated May 24, 1999, as such is evidenced by Memorandum of Lease, recorded in the Clerk’s Office of the Circuit Court of Portsmouth, Virginia at Book 1260, Page 1057, each as affected by that certain Ground Lessor’s Estoppel Certificate dated as of February 15, 2011.

Partial:

(1) SugarLand

Conference Center and Parking Lease Agreement, dated February 28, 2002 as amended by that certain First Amendment to Conference Center and Parking Lease Agreement dated August 3,

2003 and that certain Second Amendment to Conference Center and Parking Garage Lease Agreement dated April 19, 2005, and as further affected by that certain Ground Lease Estoppel Certificate dated July 20, 2007, and as further affected by that certain Lease Estoppel Certificate dated February 28, 2011 and as further affected by that certain Lease Consent dated February 28, 2011.

(2) San Antonio

Lease Agreement dated February 9, 1978 as assigned by Assignment of Real Property Lease dated July 30, 1980, as amended by Amendment to Plaza Nacional German-English School Lease dated October 3, 1985, as assigned by Assignment of Real Property Lease dated effective March 18, 1994, and consented to by the City of San Antonio pursuant to Ordinance 79766, dated March 10, 1994, as assigned by Assignment of Property Lease dated effective August 23, 1995, and consented to by the City of San Antonio pursuant to Ordinance 82640, dated August 17, 1995, as assigned by operation of law pursuant to City Ordinance No. 88957 dated December 17, 1998, as assigned pursuant to City Ordinance No. 98584 dated December 18, 2003, and as further assigned pursuant to City Ordinance No. 100149 dated December 16, 2004, and as further affected by Consent Incorporating Estoppel Certificate dated February 8, 2011.

(3) Wind Watch

Lease Agreement dated February 28, 1990 as amended by Lease Amendment dated September 24, 1994, as assigned by Quitclaim Assignment and Assumption of Lease dated September 24, 1996, as further amended by Second Amendment of Lease dated September 24, 1996, as assigned by Consent to Assignment of Lease dated August 19, 2004 and as further affected by Estoppel Certificate dated February 9, 2011.

(4) Ritz Atlanta Downtown

Cross-Lease and Easement Agreement, dated February 10, 1988, as evidenced by Indenture of Lease and Easement Grant dated February 10, 1988, as assigned by Assignment and Assumption Agreement of Cross-Lease and Easement Agreement dated September 19, 1996, and as further assigned by Assignment and Assumption of Cross-Lease and Easement Agreement dated September 22, 2006, as affected by that certain Lease Agreement between Development Authority of Fulton County and One Ninety One Peachtree Associates, LLC, dated as of December 1, 2006, recorded in Deed Book 44140, Page 270 of the records of the Clerk of Superior Court of Fulton County, Georgia, as further affected by Estoppel Certificate dated February 1, 2011.

(5) Austin

Office Lease Waller Creek Office Building dated November 16, 1994, by and between Sabine-Waller Creek, Ltd., a predecessor-in-interest to Sabine Residences, L.P., and Waller Hotel G.P., Inc., Trustee, a predecessor-in-interest to HH Austin Hotel Associates, L.P., recorded in Volume 12365, Page 1719 of the real property records of Travis County, Texas, as affected by the Master Condominium Declaration for The Sabine Master Condominium, recorded as Document No.

2007076119, as amended under Document No. 2010001367, of the Real Property Records of Travis County, Texas, and as further affected by the Lessor Estoppel and Agreement, dated July 16, 2007, and as further affected by the Estoppel Certificate (Office Lease), dated March 2, 2011.

EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES IN SECTION 4.42

Schedule VII (a)

Portsmouth

Sugar Land

Wind Watch

San Antonio

Palm Springs Master

Palm Springs Sublease

Schedule VII (b)

Portsmouth: Except under specified conditions, Lessee does not receive proceeds from complete or partial taking (Lessee may terminate lease; Lessor must repair portion not taken and abate rent). Lessor and Leasehold Mortgagee have right to appear at condemnation proceeding

Sugar Land – if Lessee terminates Lease, Lessor gets all condemnation proceeds, but Lessee may pursue separate action for value of Improvements

Wind Watch – Article 13 – entire condemnation award goes to landlord, HOWEVER if there is a leasehold mortgagee, the leasehold mortgagee may participate in any condemnation proceedings and there can be no settlement of the condemnation award by the landlord with respect to improvements and additions constructed or erected by tenant without the consent of the leasehold mortgagee

Annapolis – Section 12 – if all or substantially all of the property is taken, ground lessor and borrower will make a joint claim for the condemnation proceeds, which will be paid (i) first to the ground lessor for the value of the land, (ii) then to the Landlord’s leasehold mortgagee if any, (iii) next to prevent any default, and (iv) then to the Tenant’s leasehold mortgagee if any. Finally, the balance will be divided depending on the parties’ respective interests in the property (12.2.3(e)). Under 12.2.3(e), if amounts were paid under (ii) and (iv), then it will be deemed to have been paid as payment for tenants interest in the improvements.

Schedule VII (c)

Wind Watch

Annapolis

San Antonio

Palm Springs Master

Palm Springs Sublease

Austin

Schedule VII (d)

Wind Watch

Annapolis

San Antonio

Palm Springs Master

Palm Springs Sublease

Austin

Portsmouth

Schedule VII (e)

Portsmouth – without prior consent only to an Institutional Lender; loan must meet criteria in ground lease

Annapolis – requires 60 day prior written notice

Schedule VII (f)

Sugar Land – need prior written consent to sublet

San Antonio – need prior written consent to sublet

Wind Watch – need prior written consent to sublet

Annapolis – need prior consent in an instrument that references Section 13.1.1 of the lease and is executed by the landlord before the transfer

Schedule VII (h)

San Antonio

Palm Springs Master

Schedule VII (i)

San Antonio

Palm Springs Master

Schedule VII (j)

Palm Springs Master

Palm Springs Sublease

Schedule VII (l)

None, except as set forth in the estoppels or ground leases delivered to lender prior to the Closing Date.

Schedule VII (m)

San Antonio

Schedule VII (n)

Austin - Rent Dispute

Schedule VII (o)

Austin - Rent Dispute

Schedule VII (p)

Austin - Rent Dispute

Schedule VII (q)

Palm Springs Sublease

SCHEDULE VIII

MANAGEMENT AGREEMENTS

Renaissance Portsmouth Hotel and Conference Center

Hotel Master Management Agreement by and between Hotel Lessees (defined therein) and Remington Lodging & Hospitality, LLC, dated March     , 2011

Assignment and Subordination of Management Agreements by the Assignee (as therein defined) in favor of Wells Fargo Bank, National Association and Barclays Capital Real Estate Inc. dated March     , 2011, which includes, attached thereto as Exhibit B, that certain Manager’s Consent, Subordination and Agreement executed by Remington

Subordination of Management Agreements (Mezzanine 1 Loan) by the Borrower (as defined therein), Mortgage Loan Borrowers (as defined therein) and the Maryland Owner (as defined therein) in favor of BRE/HH Acquisitions L.L.C. and Barclays Capital Real Estate Finance Inc. dated March     , 2011

Subordination of Management Agreements (Mezzanine 2 Loan) by the Borrower (as defined therein), Mortgage Loan Borrowers (as defined therein) and the Maryland Owner (as defined therein) in favor of BRE/HH Acquisitions L.L.C. and Barclays Capital Real Estate Finance Inc. dated March     , 2011

Subordination of Management Agreements (Mezzanine 3 Loan) by the Borrower (as defined therein), Mortgage Loan Borrowers (as defined therein) and the Maryland Owner (as defined therein) in favor of BRE/HH Acquisitions L.L.C. and Barclays Capital Real Estate Finance Inc. dated March     , 2011

Subordination of Management Agreements (Mezzanine 4 Loan) by the Borrower (as defined therein), Mortgage Loan Borrowers (as defined therein) and the Maryland Owner (as defined therein) in favor of GSRE III, Ltd. dated March     , 2011

Sugar Land Marriott Town Square Hotel and Conference Center

Hotel Master Management Agreement by and between Hotel Lessees (defined therein) and Remington Lodging & Hospitality, LLC, dated March     , 2011

Assignment and Subordination of Management Agreements by the Assignee (as therein defined) in favor of Wells Fargo Bank, National Association and Barclays Capital Real Estate Inc. dated March     , 2011, which includes, attached thereto as Exhibit B, that certain Manager’s Consent, Subordination and Agreement executed by Remington

Subordination of Management Agreements (Mezzanine 1 Loan) by the Borrower (as defined therein), Mortgage Loan Borrowers (as defined therein) and the Maryland Owner (as defined therein) in favor of BRE/HH Acquisitions L.L.C. and Barclays Capital Real Estate Finance Inc. dated March     , 2011

Subordination of Management Agreements (Mezzanine 2 Loan) by the Borrower (as defined therein), Mortgage Loan Borrowers (as defined therein) and the Maryland Owner (as defined therein) in favor of BRE/HH Acquisitions L.L.C. and Barclays Capital Real Estate Finance Inc. dated March     , 2011

Subordination of Management Agreements (Mezzanine 3 Loan) by the Borrower (as defined therein), Mortgage Loan Borrowers (as defined therein) and the Maryland Owner (as defined therein) in favor of BRE/HH Acquisitions L.L.C. and Barclays Capital Real Estate Finance Inc. dated March     , 2011

Subordination of Management Agreements (Mezzanine 4 Loan) by the Borrower (as defined therein), Mortgage Loan Borrowers (as defined therein) and the Maryland Owner (as defined therein) in favor of GSRE III, Ltd. dated March     , 2011

Plaza San Antonio Marriott

Hotel Master Management Agreement by and between Hotel Lessees (defined therein) and Remington Lodging & Hospitality, LLC, dated March     , 2011

Assignment and Subordination of Management Agreements by the Assignee (as therein defined) in favor of Wells Fargo Bank, National Association and Barclays Capital Real Estate Inc. dated March     , 2011

Subordination of Management Agreements (Mezzanine 1 Loan) by the Borrower (as defined therein), Mortgage Loan Borrowers (as defined therein) and the Maryland Owner (as defined therein) in favor of BRE/HH Acquisitions L.L.C. and Barclays Capital Real Estate Finance Inc. dated March     , 2011

Subordination of Management Agreements (Mezzanine 2 Loan) by the Borrower (as defined therein), Mortgage Loan Borrowers (as defined therein) and the Maryland Owner (as defined therein) in favor of BRE/HH Acquisitions L.L.C. and Barclays Capital Real Estate Finance Inc. dated March     , 2011

Subordination of Management Agreements (Mezzanine 3 Loan) by the Borrower (as defined therein), Mortgage Loan Borrowers (as defined therein) and the Maryland Owner (as defined therein) in favor of BRE/HH Acquisitions L.C. and Barclays Capital Real Estate Finance Inc. dated March     , 2011

Subordination of Management Agreements (Mezzanine 4 Loan) by the Borrower (as defined therein), Mortgage Loan Borrowers (as defined therein) and the Maryland Owner (as defined therein) in favor of GSRE III, Ltd. dated March     , 2011

Hyatt Regency Savannah

Management Agreement between Waterfront Hotel Company and Hyatt Corporation, dated May 8, 1979, as amended by that certain Second Amendment to Management Agreement, dated December 21, 1993, as amended on August 12, 2004 by that certain Third Amendment to Management Agreement, and as amended by Fourth Amendment to Management Agreement, dated March     , 2011

Assignment and Assumption of Management Agreement from AP/APMC Savannah, L.P. to HHC TRS OP LLC dated December 31, 2003

Assignment and Assumption of Contract, Purchase Orders, Tenant Leases and Equipment Leases by and between AP/APMC Savannah, L.P. and HHC TRS OP LLC dated December 31, 2003

Assignment and Assumption of Management Agreement by and between HHC TRS OP LLC, as Assignor, and HHC TRS Holding Corporation, as Assignee dated July 9, 2004

Assignment and Assumption of Management Agreement by and between HHC TRS Holding Corporation, as Assignor, and HHC TRS Savannah LLC, as Assignee dated July 9, 2004

Addendum to Management Agreement by and between HHC TRS Savannah LLC and Hyatt Corporation dated January 31, 2005

Confirmation Agreement by and between HHC TRS Savannah LLC and Hyatt Corporation dated July 26, 2006

Landlord, Tenant and Manager Non-Disturbance and Attornment Agreement by and among HH Savannah LLC, HHC TRS Savannah LLC and Hyatt Corporation dated July 17, 2007

Subordination, Non-Disturbance and Attornment Agreement by and among Wells Fargo Bank, National Association, Barclays Capital Real Estate Finance, Inc. and Hyatt Corporation and acknowledged by HH Savannah LLC and HHC TRS Savannah LLC dated March     , 2011

Subordination, Non-Disturbance and Attornment Agreement (Mezzanine 1 Loan) by and among BRE/HH Acquisitions L.L.C., Barclays Capital Real Estate Finance Inc. and Hyatt Corporation and acknowledged by HH Swap A LLC, HH Savannah LLC and HHC TRS Savannah LLC dated March     , 2011

Subordination, Non-Disturbance and Attornment Agreement (Mezzanine 2 Loan) by and among BRE/HH Acquisitions L.L.C., Barclays Capital Real Estate Finance Inc. and Hyatt Corporation and acknowledged by HH Mezz Borrower A-2 LLC, HH Savannah LLC and HHC TRS Savannah LLC dated March     , 2011

Subordination, Non-Disturbance and Attornment Agreement (Mezzanine 3 Loan) by and among BRE/HH Acquisitions L.L.C., Barclays Capital Real Estate Finance Inc. and Hyatt Corporation and acknowledged by HH Mezz Borrower A-3 LLC, HH Savannah LLC and HHC TRS Savannah LLC dated March     , 2011

Subordination, Non-Disturbance and Attornment Agreement (Mezzanine 4 Loan) by and among GSRE III, Ltd. and Hyatt Corporation and acknowledged by HH Mezz Borrower A-4 LLC, HH Savannah LLC and HHC TRS Savannah LLC dated March     , 2011

Hilton Tampa Westshore

Hotel Master Management Agreement by and between Hotel Lessees (defined therein) and Remington Lodging & Hospitality, LLC, dated March     , 2011

Assignment and Subordination of Management Agreements by the Assignee (as therein defined) in favor of Wells Fargo Bank, National Association and Barclays Capital Real Estate Inc. dated March     , 2011, which includes, attached thereto as Exhibit B, that certain Manager’s Consent, Subordination and Agreement executed by Remington

Subordination of Management Agreements (Mezzanine 1 Loan) by the Borrower (as defined therein), Mortgage Loan Borrowers (as defined therein) and the Maryland Owner (as defined therein) in favor of BRE/HH Acquisitions L.L.C. and Barclays Capital Real Estate Finance Inc. dated March     , 2011

Subordination of Management Agreements (Mezzanine 2 Loan) by the Borrower (as defined therein), Mortgage Loan Borrowers (as defined therein) and the Maryland Owner (as defined therein) in favor of BRE/HH Acquisitions L.L.C. and Barclays Capital Real Estate Finance Inc. dated March     , 2011

Subordination of Management Agreements (Mezzanine 3 Loan) by the Borrower (as defined therein), Mortgage Loan Borrowers (as defined therein) and the Maryland Owner (as defined therein) in favor of BRE/HH Acquisitions L.L.C. and Barclays Capital Real Estate Finance Inc. dated March     , 2011

Subordination of Management Agreements (Mezzanine 4 Loan) by the Borrower (as defined therein), Mortgage Loan Borrowers (as defined therein) and the Maryland Owner (as defined therein) in favor of GSRE III, Ltd. dated March     , 2011

Dallas/Fort Worth Airport Marriott

Amended and Restated Management Agreement between Host Marriott L.P. and Marriott Hotel Services Inc. dated December 29, 2001, as amended on April 22, 2005 by the First Amendment to Amended and Restated Management Agreement, as amended on July 17, 2007 by the Assignment, Assumption and Second Amendment to Amended and Restated Management Agreement dated July 17, 2007 between HHC TRS OP LLC, HHC TRS Portsmouth LLC, HH DFW Hotel Associates, L.P. and Marriott Hotel Services Inc., as amended on March 6, 2009 by the Second Amendment to Amended and Restated Management Agreement by and between HHC TRS Portsmouth LLC and Marriott Hotel Services, Inc. and as further amended on March     , 2011 by Third Amendment to Amended and Restated Management Agreement by and between HHC TRS Portsmouth LLC and Marriott Hotel Services, Inc.

Letter Agreement dated July 17, 2007 re: Permitted Assignments

Letter Agreement dated July 17, 2007 re: Debt Threshold Waiver

Assignment, Assumption of Owner Agreement dated July 17, 2007 between HHC TRS OP LLC, HHC TRS Portsmouth LLC, HH DFW Hotel Associates, L.P. and Marriott Hotel Services Inc.

Mutual Release dated July 17, 2007 by and between HHC TRS OP LLC, HH DFW Hotel Associates, L.P., HHC TRS Nashville LLC, HH Nashville LLC, HHC TRS FP Portfolio LLC, HH FP Portfolio LLC, HH Denver LLC, HHC TRS Highland LLC, HH Gaithersburg LLC, HHC TRS Atlanta LLC, HH Atlanta LLC, Highland Hospitality, L.P. (each, as outgoing Owner), and Marriott International, Inc., Marriott Hotel Services, Inc., Renaissance Hotel Management Company, LLC, Courtyard Management Corporation, and The Ritz-Carlton Hotel Company, L.L.C.

Marriott Estoppel Certificate signed by Marriott Hotel Services, Inc. dated July 17, 2007

Liquor License Agreement between Marriott Hotel Services, Inc., HH DFW Hotel Associates, L.P., and HHC TRS Portsmouth LLC dated July 17, 2007

Subordination, Non-Disturbance and Attornment Agreement by and among HHC TRS Portsmouth LLC, HH DFW Hotel Associates, L.P. and Marriott Hotel Services, Inc., Wells Fargo Bank, National Association and Barclays Capital Real Estate Inc. dated March     , 2011

Mutual Recognition and Non-Disturbance Agreement (re: Mezzanine 1) by and among HHC TRS Portsmouth LLC, HH DFW Hotel Associates, L.P., Marriott Hotel Services, Inc., BRE/HH Acquisitions L.L.C., Barclays Capital Real Estate Finance Inc., and Mezzanine Borrower (as defined therein) dated March     , 2011

Mutual Recognition and Non-Disturbance Agreement (re: Mezzanine 2) by and among HHC TRS Portsmouth LLC, HH DFW Hotel Associates, L.P., Marriott Hotel Services, Inc., BRE/HH Acquisitions L.L.C., Barclays Capital Real Estate Finance Inc., and Mezzanine Borrower (as defined therein) dated March     , 201.,

Mutual Recognition and Non-Disturbance Agreement (re: Mezzanine 3) by and among HHC TRS Portsmouth LLC, HH DFW Hotel Associates, L.P., Marriott Hotel Services, Inc., BRE/HH Acquisitions L.L.C., Barclays Capital Real Estate Finance Inc., and Mezzanine Borrower (as defined therein) dated March     , 2011

Mutual Recognition and Non-Disturbance Agreement (re: Mezzanine 4) by and among HHC TRS Portsmouth LLC, HH DFW Hotel Associates, L.P., Marriott Hotel Services, Inc., GSRE III Ltd., and Mezzanine Borrower (as defined therein) dated March     , 2011

Wind Watch Hyatt Regency Hotel

Hotel Management Agreement between HHC TRS FP Portfolio LLC and Hyatt Corporation, dated August 19, 2004, as amended on March     , 2011 by Amendment to Management Agreement

Addendum to Hotel Management Agreement dated August 31, 2004

Letter Agreement by and between HHC TRS FP Portfolio LLC and Hyatt Corporation dated August 19, 2004

Landlord, Tenant and Manager Non-Disturbance and Attornment Agreement by and among HH FP Portfolio LLC., HHC TRS FP Portfolio LLC and Hyatt Corporation dated July 17, 2007

Subordination, Non-Disturbance and Attornment Agreement by and among Wells Fargo Bank, National Association, Barclays Capital Real Estate Inc., Hyatt Corporation and acknowledged by HH FP Portfolio LLC and HHC TRS Portfolio LLC dated March     , 2011

Subordination, Non-Disturbance and Attornment Agreement (Mezzanine 1 Loan) by and among BRE/HH Acquisitions L.L.C., Barclays Capital Real Estate Finance Inc., Hyatt Corporation and acknowledged by Borrower (as defined therein) and HHC TRS Portfolio LLC dated March     , 2011

Subordination, Non-Disturbance and Attornment Agreement (Mezzanine 2 Loan) by and among BRE/HH Acquisitions L.L.C., Barclays Capital Real Estate Finance Inc., Hyatt Corporation and acknowledged by Borrower (as defined therein) and HHC TRS Portfolio LLC dated March     , 2011

Subordination, Non-Disturbance and Attornment Agreement (Mezzanine 3 Loan) by and among BRE/HH Acquisitions L.L.C., Barclays Capital Real Estate Finance Inc., Hyatt Corporation and acknowledged by Borrower (as defined therein) and HHC TRS Portfolio LLC dated March     , 2011

Subordination, Non-Disturbance and Attornment Agreement (Mezzanine 4 Loan) by and among GSRE III, Ltd., Hyatt Corporation and acknowledged by Borrower (as defined therein) and HHC TRS Portfolio LLC dated March     , 2011

Crowne Plaza Atlanta-Ravinia

Hotel Master Management Agreement by and between Hotel Lessees (defined therein) and Remington Lodging & Hospitality, LLC, dated March     , 2011

Assignment and Subordination of Management Agreements by the Assignee (as therein defined) in favor of Wells Fargo Bank, National Association and Barclays Capital Real Estate Inc. dated March     , 2011, which includes, attached thereto as Exhibit B, that certain Manager’s Consent, Subordination and Agreement executed by Remington

Subordination of Management Agreements (Mezzanine 1 Loan) by the Borrower (as defined therein), Mortgage Loan Borrowers (as defined therein) and the Maryland Owner (as defined therein) in favor of BRE/HH Acquisitions L.L.C. and Barclays Capital Real Estate Finance Inc. dated March     , 2011

Subordination of Management Agreements (Mezzanine 2 Loan) by the Borrower (as defined therein), Mortgage Loan Borrowers (as defined therein) and the Maryland Owner (as defined therein) in favor of BRE/HH Acquisitions L.L.C. and Barclays Capital Real Estate Finance Inc. dated March     , 2011

Subordination of Management Agreements (Mezzanine 3 Loan) by the Borrower (as defined therein), Mortgage Loan Borrowers (as defined therein) and the Maryland Owner (as defined therein) in favor of BRE/HH Acquisitions L.L.C. and Barclays Capital Real Estate Finance Inc. dated March     , 2011

Subordination of Management Agreements (Mezzanine 4 Loan) by the Borrower (as defined therein), Mortgage Loan Borrowers (as defined therein) and the Maryland Owner (as defined therein) in favor of GSRE III, Ltd. dated March     , 2011

Hilton Parsippany

Hotel Master Management Agreement by and between Hotel Lessees (defined therein) and Remington Lodging & Hospitality, LLC, dated March     , 2011

Assignment and Subordination of Management Agreements by the Assignee (as therein defined) in favor of Wells Fargo Bank, National Association and Barclays Capital Real Estate Inc. dated March     , 2011, which includes, attached thereto as Exhibit B, that certain Manager’s Consent, Subordination and Agreement executed by Remington

Subordination of Management Agreements (Mezzanine 1 Loan) by the Borrower (as defined therein), Mortgage Loan Borrowers (as defined therein) and the Maryland Owner (as defined therein) in favor of BRE/HH Acquisitions L.L.C. and Barclays Capital Real Estate Finance Inc. dated March     , 2011

Subordination of Management Agreements (Mezzanine 2 Loan) by the Borrower (as defined therein), Mortgage Loan Borrowers (as defined therein) and the Maryland Owner (as defined therein) in favor of BRE/HH Acquisitions L.L.C. and Barclays Capital Real Estate Finance Inc. dated March     , 2011

Subordination of Management Agreements (Mezzanine 3 Loan) by the Borrower (as defined therein), Mortgage Loan Borrowers (as defined therein) and the Maryland Owner (as defined therein) in favor of BRE/HH Acquisitions L.L.C. and Barclays Capital Real Estate Finance Inc. dated March     , 2011

Subordination of Management Agreements (Mezzanine 4 Loan) by the Borrower (as defined therein), Mortgage Loan Borrowers (as defined therein) and the Maryland Owner (as defined therein) in favor of GSRE III, Ltd. dated March     , 2011

Hampton Inn Parsippany

Hotel Master Management Agreement by and between Hotel Lessees (defined therein) and Remington Lodging & Hospitality, LLC, dated March     , 2011

Assignment and Subordination of Management Agreements by the Assignee (as therein defined) in favor of Wells Fargo Bank, National Association and Barclays Capital Real Estate Inc. dated March     , 2011, which includes, attached thereto as Exhibit B, that certain Manager’s Consent, Subordination and Agreement executed by Remington

Subordination of Management Agreements (Mezzanine 1 Loan) by the Borrower (as defined therein), Mortgage Loan Borrowers (as defined therein) and the Maryland Owner (as defined therein) in favor of BRE/HH Acquisitions L.L.C. and Barclays Capital Real Estate Finance Inc. dated March     , 2011

Subordination of Management Agreements (Mezzanine 2 Loan) by the Borrower (as defined therein), Mortgage Loan Borrowers (as defined therein) and the Maryland Owner (as defined therein) in favor of BRE/HH Acquisitions L.L.C. and Barclays Capital Real Estate Finance Inc. dated March     , 2011

Subordination of Management Agreements (Mezzanine 3 Loan) by the Borrower (as defined therein), Mortgage Loan Borrowers (as defined therein) and the Maryland Owner (as defined therein) in favor of BRE/HH Acquisitions L.L.C. and Barclays Capital Real Estate Finance Inc. dated March     , 2011

Subordination of Management Agreements (Mezzanine 4 Loan) by the Borrower (as defined therein), Mortgage Loan Borrowers (as defined therein) and the Maryland Owner (as defined therein) in favor of GSRE III, Ltd. dated March     , 2011

Omaha Marriott

Hotel Master Management Agreement by and between Hotel Lessees (defined therein) and Remington Lodging & Hospitality, LLC, dated March     , 2011

Assignment and Subordination of Management Agreements by the Assignee (as therein defined) in favor of Wells Fargo Bank, National Association and Barclays Capital Real Estate Inc. dated March     , 2011, which includes, attached thereto as Exhibit B, that certain Manager’s Consent, Subordination and Agreement executed by Remington

Subordination of Management Agreements (Mezzanine 1 Loan) by the Borrower (as defined therein), Mortgage Loan Borrowers (as defined therein) and the Maryland Owner (as defined therein) in favor of BRE/HH Acquisitions L.L.C. and Barclays Capital Real Estate Finance Inc. dated March     , 2011

Subordination of Management Agreements (Mezzanine 2 Loan) by the Borrower (as defined therein), Mortgage Loan Borrowers (as defined therein) and the Maryland Owner (as defined therein) in favor of BRE/HH Acquisitions L.L.C. and Barclays Capital Real Estate Finance Inc. dated March     , 2011

Subordination of Management Agreements (Mezzanine 3 Loan) by the Borrower (as defined therein), Mortgage Loan Borrowers (as defined therein) and the Maryland Owner (as defined therein) in favor of BRE/HH Acquisitions L.L.C. and Barclays Capital Real Estate Finance Inc. dated March     , 2011

Subordination of Management Agreements (Mezzanine 4 Loan) by the Borrower (as defined therein), Mortgage Loan Borrowers (as defined therein) and the Maryland Owner (as defined therein) in favor of GSRE III, Ltd. dated March     , 2011

Annapolis Sheraton

Hotel Master Management Agreement by and between Hotel Lessees (defined therein) and Remington Lodging & Hospitality, LLC, dated March     , 2011

Assignment and Subordination of Management Agreements by the Assignee (as therein defined) in favor of Wells Fargo Bank, National Association and Barclays Capital Real Estate Inc. dated March     , 2011, which includes, attached thereto as Exhibit B, that certain Manager’s Consent, Subordination and Agreement executed by Remington

Subordination of Management Agreements (Mezzanine 1 Loan) by the Borrower (as defined therein), Mortgage Loan Borrowers (as defined therein) and the Maryland Owner (as defined therein) in favor of BRE/HH Acquisitions L.L.C. and Barclays Capital Real Estate Finance Inc. dated March     , 2011

Subordination of Management Agreements (Mezzanine 2 Loan) by the Borrower (as defined therein), Mortgage Loan Borrowers (as defined therein) and the Maryland Owner (as defined therein) in favor of BRE/HH Acquisitions L.L.C. and Barclays Capital Real Estate Finance Inc. dated March     , 2011

Subordination of Management Agreements (Mezzanine 3 Loan) by the Borrower (as defined therein), Mortgage Loan Borrowers (as defined therein) and the Maryland Owner (as defined therein) in favor of BRE/HH Acquisitions L.L.C. and Barclays Capital Real Estate Finance Inc. dated March     , 2011

Subordination of Management Agreements (Mezzanine 4 Loan) by the Borrower (as defined therein), Mortgage Loan Borrowers (as defined therein) and the Maryland Owner (as defined therein) in favor of GSRE III, Ltd. dated March     , 2011

Renaissance Palm Springs Hotel

Hotel Master Management Agreement by and between Hotel Lessees (defined therein) and Remington Lodging & Hospitality, LLC, dated March     , 2011

Assignment and Subordination of Management Agreements by the Assignee (as therein defined) in favor of Wells Fargo Bank, National Association and Barclays Capital Real Estate Inc. dated March     , 2011, which includes, attached thereto as Exhibit B, that certain Manager’s Consent, Subordination and Agreement executed by Remington

Subordination of Management Agreements (Mezzanine 1 Loan) by the Borrower (as defined therein), Mortgage Loan Borrowers (as defined therein) and the Maryland Owner (as defined therein) in favor of BRE/HH Acquisitions L.L.C. and Barclays Capital Real Estate Finance Inc. dated March     , 2011

Subordination of Management Agreements (Mezzanine 2 Loan) by the Borrower (as defined therein), Mortgage Loan Borrowers (as defined therein) and the Maryland Owner (as defined therein) in favor of BRE/HH Acquisitions L.L.C. and Barclays Capital Real Estate Finance Inc. dated March     , 2011

Subordination of Management Agreements (Mezzanine 3 Loan) by the Borrower (as defined therein), Mortgage Loan Borrowers (as defined therein) and the Maryland Owner (as defined therein) in favor of BRE/HH Acquisitions L.L.C. and Barclays Capital Real Estate Finance Inc. dated March     , 2011

Subordination of Management Agreements (Mezzanine 4 Loan) by the Borrower (as defined therein), Mortgage Loan Borrowers (as defined therein) and the Maryland Owner (as defined therein) in favor of GSRE III, Ltd. dated March     , 2011

The Churchill

Hotel Master Management Agreement by and between Hotel Lessees (defined therein) and Remington Lodging & Hospitality, LLC, dated March     , 2011

Assignment and Subordination of Management Agreements by the Assignee (as therein defined) in favor of Wells Fargo Bank, National Association and Barclays Capital Real Estate Inc. dated March     , 2011, which includes, attached thereto as Exhibit B, that certain Manager’s Consent, Subordination and Agreement executed by Remington

Subordination of Management Agreements (Mezzanine 1 Loan) by the Borrower (as defined therein), Mortgage Loan Borrowers (as defined therein) and the Maryland Owner (as defined therein) in favor of BRE/HH Acquisitions L.L.C. and Barclays Capital Real Estate Finance Inc. dated March     , 2011

Subordination of Management Agreements (Mezzanine 2 Loan) by the Borrower (as defined therein), Mortgage Loan Borrowers (as defined therein) and the Maryland Owner (as defined therein) in favor of BRE/HH Acquisitions L.L.C. and Barclays Capital Real Estate Finance Inc. dated March     , 2011

Subordination of Management Agreements (Mezzanine 3 Loan) by the Borrower (as defined therein), Mortgage Loan Borrowers (as defined therein) and the Maryland Owner (as defined therein) in favor of BRE/HH Acquisitions L.L.C. and Barclays Capital Real Estate Finance Inc. dated March     , 2011

Subordination of Management Agreements (Mezzanine 4 Loan) by the Borrower (as defined therein), Mortgage Loan Borrowers (as defined therein) and the Maryland Owner (as defined therein) in favor of GSRE III, Ltd. dated March     , 2011

The Melrose Hotel

Hotel Master Management Agreement by and between Hotel Lessees (defined therein) and Remington Lodging & Hospitality, LLC, dated March     , 2011

Assignment and Subordination of Management Agreements by the Assignee (as therein defined) in favor of Wells Fargo Bank, National Association and Barclays Capital Real Estate Inc. dated March     , 2011, which includes, attached thereto as Exhibit B, that certain Manager’s Consent, Subordination and Agreement executed by Remington

Subordination of Management Agreements (Mezzanine 1 Loan) by the Borrower (as defined therein), Mortgage Loan Borrowers (as defined therein) and the Maryland Owner (as defined therein) in favor of BRE/HH Acquisitions L.L.C. and Barclays Capital Real Estate Finance Inc. dated March     , 2011

Subordination of Management Agreements (Mezzanine 2 Loan) by the Borrower (as defined therein), Mortgage Loan Borrowers (as defined therein) and the Maryland Owner (as defined therein) in favor of BRE/HH Acquisitions L.L.C. and Barclays Capital Real Estate Finance Inc. dated March     , 2011

Subordination of Management Agreements (Mezzanine 3 Loan) by the Borrower (as defined therein), Mortgage Loan Borrowers (as defined therein) and the Maryland Owner (as defined therein) in favor of BRE/HH Acquisitions L.L.C. and Barclays Capital Real Estate Finance Inc. dated March     , 2011

Subordination of Management Agreements (Mezzanine 4 Loan) by the Borrower (as defined therein), Mortgage Loan Borrowers (as defined therein) and the Maryland Owner (as defined therein) in favor of GSRE III, Ltd. dated March     , 2011

Ritz-Carlton Atlanta Downtown

Amended and Restated Management Agreement between Host Marriott, L.P., and The Ritz-Carlton Hotel Company, L.L.C. dated January 1, 2002, as amended and assigned by that certain Amended and Restated Consent, Assignment and Assumption and Amendment of Management Agreement dated as of January 1, 2002, as amended on January 1, 2006 by the Amendment to Amended and Restated Management Agreement between Host Marriott, L.P., CCRC Atlanta LLC, and The Ritz-Carlton Hotel Company LLC, as amended on September 26, 2006 by the Assignment and Assumption of Management Agreement between The Ritz-Carlton Hotel Company LLC, Host Hotels & Resorts, L.P. and HHC TRS Atlanta LLC, as amended on April 30,

2008 by the Amendment to Amended and Restated Management Agreement between The-Ritz Carlton Hotel Company, LLC and HHC TRS Atlanta LLC, as amended on March 6, 2009 by the Second Amendment to Amended and Restated Management Agreement, as amended on May 18, 2010 by the Letter Agreement between The-Ritz Carlton Hotel Company, LLC and HHC TRS Atlanta LLC, and as further amended on March     , 2011 by the Third Amendment to Amended and Restated Management Agreement between The-Ritz Carlton Hotel Management Company, LLC and HHC TRS Atlanta LLC

Owner Agreement dated as of September 22, 2006, by and among HH Atlanta LLC, HHC TRS Atlanta LLC and The Ritz-Carlton Hotel Company, L.L.C., as amended by that certain Amendment to Owner Agreement dated as of March     , 2011, by HH Atlanta LLC, HHC TRS Atlanta LLC and The Ritz-Carlton Hotel Company, L.L.C.

Letter Agreement dated January 1, 2006, from Marriott International on behalf of the Ritz-Carlton, among other, and agreed and accepted by Host on behalf of each “Owner” (as defined in the Management Agreement) regarding the waiver of certain performance termination rights.

Letter Agreement dated January 1, 2006, from Marriott International on behalf of the Ritz-Carlton, among other, and agreed and accepted by Host on behalf of each “Owner” (as defined in the Management Agreement) regarding the termination of certain loan repayments.

Owner Agreement Amendment for New Leases dated July 17, 2007

Letter Agreement dated July 17, 2007 re: Permitted Assignments

Letter Agreement dated July 17, 2007 re Debt Threshold Waiver

Liquor License Agreement between The Ritz Carlton Hotel Company LLC, HH Atlanta LLC and HHC TRS Atlanta LLC dated July 17, 2007

Mutual Release dated July 17, 2007 by and between HHC TRS OP LLC, HH DFW Hotel Associates, L.P., HHC TRS Nashville LLC, HH Nashville LLC, HHC TRS FP Portfolio LLC, HH FP Portfolio LLC, HH Denver LLC, HHC TRS Highland LLC, HH Gaithersburg LLC, HHC TRS Atlanta LLC, HH Atlanta LLC, Highland Hospitality, L.P. (each, as outgoing Owner), and Marriott International, Inc., Marriott Hotel Services, Inc., Renaissance Hotel Management Company, LLC, Courtyard Management Corporation, and The Ritz-Carlton Hotel Company, L.L.C.

The Ritz Carlton Hotel Company Estoppel signed by The Ritz Carlton Hotel Company dated July 17, 2007

Subordination, Non-Disturbance and Attornment Agreement by and among HHC TRS Atlanta LLC, HH Atlanta LLC, The Ritz Carlton Hotel Company, L.L.C., Wells Fargo Bank, National Association and Barclays Capital Real Estate Inc. dated March     , 2011

Mutual Recognition and Non-Disturbance Agreement (re: Mezzanine 1) by and among HHC TRS Atlanta LLC, HH Atlanta LLC, The Ritz Carlton Hotel Company, L.L.C., BRE/HH Acquisitions L.L.C., Barclays Capital Real Estate Finance Inc., and Mezzanine Borrower (as defined therein) dated March     , 2011

Mutual Recognition and Non-Disturbance Agreement (re: Mezzanine 2) by and among HHC TRS Atlanta LLC, HH Atlanta LLC, The Ritz Carlton Hotel Company, L.L.C., BRE/HH Acquisitions L.L.C., Barclays Capital Real Estate Finance Inc., and Mezzanine Borrower (as defined therein) dated March     , 2011

Mutual Recognition and Non-Disturbance Agreement (re: Mezzanine 3) by and among HHC TRS Atlanta LLC, HH Atlanta LLC, The Ritz Carlton Hotel Company, L.L.C., BRE/HH Acquisitions L.L.C., Barclays Capital Real Estate Finance Inc., and Mezzanine Borrower (as defined therein) dated March     , 2011

Mutual Recognition and Non-Disturbance Agreement (re: Mezzanine 4) by and among HHC TRS Atlanta LLC, HH Atlanta LLC, The Ritz Carlton Hotel Company, L.L.C., GSRE III Ltd. and Mezzanine Borrower (as defined therein) dated March     , 2011

Hilton Garden Inn - Virginia Beach Town Center

Hotel Master Management Agreement by and between Hotel Lessees (defined therein) and Remington Lodging & Hospitality, LLC, dated March     , 2011

Assignment and Subordination of Management Agreements by the Assignee (as therein defined) in favor of Wells Fargo Bank, National Association and Barclays Capital Real Estate Inc. dated March     , 2011, which includes, attached thereto as Exhibit B, that certain Manager’s Consent, Subordination and Agreement executed by Remington

Subordination of Management Agreements (Mezzanine 1 Loan) by the Borrower (as defined therein), Mortgage Loan Borrowers (as defined therein) and the Maryland Owner (as defined therein) in favor of BRE/HH Acquisitions L.L.C. and Barclays Capital Real Estate Finance Inc. dated March     , 2011

Subordination of Management Agreements (Mezzanine 2 Loan) by the Borrower (as defined therein), Mortgage Loan Borrowers (as defined therein) and the Maryland Owner (as defined therein) in favor of BRE/HH Acquisitions L.L.C. and Barclays Capital Real Estate Finance Inc. dated March     , 2011

Subordination of Management Agreements (Mezzanine 3 Loan) by the Borrower (as defined therein), Mortgage Loan Borrowers (as defined therein) and the Maryland Owner (as defined therein) in favor of BRE/HH Acquisitions L.L.C. and Barclays Capital Real Estate Finance Inc. dated March     , 2011

Subordination of Management Agreements (Mezzanine 4 Loan) by the Borrower (as defined therein), Mortgage Loan Borrowers (as defined therein) and the Maryland Owner (as defined therein) in favor of GSRE III, Ltd. dated March     , 2011

Hilton Garden Inn - BWI Airport

Hotel Master Management Agreement by and between Hotel Lessees (defined therein) and Remington Lodging & Hospitality, LLC, dated March     , 2011

Assignment and Subordination of Management Agreements by the Assignee (as therein defined) in favor of Wells Fargo Bank, National Association and Barclays Capital Real Estate Inc. dated March     , 2011, which includes, attached thereto as Exhibit B, that certain Manager’s Consent, Subordination and Agreement executed by Remington

Subordination of Management Agreements (Mezzanine 1 Loan) by the Borrower (as defined therein), Mortgage Loan Borrowers (as defined therein) and the Maryland Owner (as defined therein) in favor of BRE/HH Acquisitions L.L.C. and Barclays Capital Real Estate Finance Inc. dated March     , 2011

Subordination of Management Agreements (Mezzanine 2 Loan) by the Borrower (as defined therein), Mortgage Loan Borrowers (as defined therein) and the Maryland Owner (as defined therein) in favor of BRE/HH Acquisitions L.L.C. and Barclays Capital Real Estate Finance Inc. dated March     , 2011

Subordination of Management Agreements (Mezzanine 3 Loan) by the Borrower (as defined therein), Mortgage Loan Borrowers (as defined therein) and the Maryland Owner (as defined therein) in favor of BRE/HH Acquisitions L.L.C. and Barclays Capital Real Estate Finance Inc. dated March     , 2011

Subordination of Management Agreements (Mezzanine 4 Loan) by the Borrower (as defined therein), Mortgage Loan Borrowers (as defined therein) and the Maryland Owner (as defined therein) in favor of GSRE III, Ltd. dated March     , 2011

Tampa Residence Inn Downtown

Management Agreement between HHC TRS OP LLC and McKibbon Management LLC dated August 2, 2004, as amended by Amendment to Management Agreement between HHC TRS LC Portfolio LLC and McKibbon Management LLC dated March     , 2011

Assignment and Assumption of Management Agreement dated December 22, 2004 between HHC TRS OP LLC, HHC TRS LC Portfolio LLC and McKibbon Management LLC

Assignment of Management Agreement and Subordination of Management Fees by and between HHC TRS LC Portfolio LLC, Wachovia Bank, National Association, Barclays Capital Real Estate, Inc., and McKibbon Management LLC dated July 17, 2007

Liquor License Agreement between McKibbon Management LLC, HH LC Portfolio LLC, and HHC TRS LC Portfolio LLC dated July 17, 2007

Amended and Restated Assignment of Management Agreement and Subordination of Management Fees by HHC TRS LC Portfolio to Wells Fargo Bank, National Association and Barclays Capital Real Estate, Inc. and consented to by McKibbon Management, LLC dated March     , 2011

Subordination of Management Agreement and Fees (re: Mezzanine 1) by Mezzanine Borrower (defined therein), HHC TRS LC Portfolio LLC to BRE/Acquisitions L.L.C. and Barclays Capital Real Estate Finance Inc. and consented to by McKibbon Management, LLC dated March     , 2011

Subordination of Management Agreement and Fees (re: Mezzanine 2) by Mezzanine Borrower (defined therein), HHC TRS LC Portfolio LLC to BRE/Acquisitions L.L.C. and Barclays Capital Real Estate Finance Inc. and consented to by McKibbon Management, LLC dated March     , 2011

Subordination of Management Agreement and Fees (re: Mezzanine 3) by Mezzanine Borrower (defined therein), HHC TRS LC Portfolio LLC to BRE/Acquisitions L.L.C. and Barclays Capital Real Estate Finance Inc. and consented to by McKibbon Management, LLC dated March     , 2011

Subordination of Management Agreement and Fees (re: Mezzanine 1) by Mezzanine Borrower (defined therein), HHC TRS LC Portfolio LLC to GSRE III, Ltd. and consented to by McKibbon Management, LLC dated March     , 2011

Courtyard Savannah Historic District

Management Agreement between HHC TRS OP LLC and McKibbon Management LLC dated August 2, 2004, as amended by the Amendment to Management Agreement between HHC TRS LC Portfolio and McKibbon Management LLC dated March     , 2011

Assignment and Assumption of Management Agreement dated December 22, 2004 between HHC TRS OP LLC, HHC TRS LC Portfolio LLC and McKibbon Management LLC

Assignment of Management Agreement and Subordination of Management Fees by and between HHC TRS LC Portfolio LLC, Wachovia Bank, National Association, Barclays Capital Real Estate, Inc., and McKibbon Management LLC dated July 17, 2007

Liquor License Agreement between McKibbon Management LLC, HH LC Portfolio LLC, and HHC TRS LC Portfolio LLC dated July 17, 2007

Amended and Restated Assignment of Management Agreement and Subordination of Management Fees by HHC TRS LC Portfolio LLC to Wells Fargo Bank, National Association and Barclays Capital Real Estate Inc. and consented to by McKibbon Management, LLC, dated March     , 2011

Subordination of Management Agreement and Fees (Mezzanine 1) by Mezzanine Borrowers (as defined therein), HHC TRS LC Portfolio LLC to BRE/HH Acquisitions L.L.C. and Barclays Capital Real Estate Finance Inc., dated March     , 2011

Subordination of Management Agreement and Fees (Mezzanine 2) by Mezzanine Borrowers (as defined therein), HHC TRS LC Portfolio LLC to BRE/HH Acquisitions L.L.C. and Barclays Capital Real Estate Finance Inc., dated March     , 2011

Subordination of Management Agreement and Fees (Mezzanine 3) by Mezzanine Borrowers (as defined therein), HHC TRS LC Portfolio LLC to BRE/HH Acquisitions L.L.C. and Barclays Capital Real Estate Finance Inc., dated March     , 2011

Subordination of Management Agreement and Fees (Mezzanine 4) by Mezzanine Borrowers (as defined therein), HHC TRS LC Portfolio LLC to GSRE III, Ltd., dated March     , 2011

Tremont Boston - Marriott Courtyard

Management Agreement between HHC TRS FP Portfolio LLC and Courtyard Management Corporation dated September 22, 2004, as amended on October 15, 2004 by that certain First Amendment to Management Agreement as amended on August 5, 2005 by that certain Second Amendment to Management Agreement, as amended by Side Letter Agreement dated March 2, 2007, and as further amended on March     , 2011, by Third Amendment to Management Agreement

Owner Agreement dated as of September 22, 2004 by and among HH FP Portfolio LLC, HHC TRS FP Portfolio LLC and Courtyard Management Corporation, as amended on March     , 2011 by Amendment to Owner Agreement by and among HH FP Portfolio LLC, HHC TRS FP Portfolio LLC and Courtyard Management Corporation

Letter Agreement dated January 29, 2005, from Marriott and accepted and agreed to by HHC TRS FP Portfolio LLC regarding the Flagging Date

Letter Agreement dated February 3, 2006 from Manager and accepted and agreed to by HHC TRS FP Portfolio LLC regarding Section 8.05

Side Letter Agreement dated March 2, 2007 re: supplement to terms of Management Agreement

Owner Agreement Amendment for New Leases dated July 17, 2007

Letter Agreement dated July 17, 2007 re: Permitted Assignments

Letter Agreement dated July 17, 2007 re: Debt Threshold Waiver

Letter Agreement dated July 17, 2007 re: AIC & Renovations

Courtyard Management Corporation Estoppel signed by Courtyard Management Corporation dated July 17, 2007

Liquor License Agreement between Courtyard Management Corporation, HH FP Portfolio LLC, and HHC TRS FP Portfolio LLC dated July 17, 2007

Subordination, Non-Disturbance and Attornment Agreement by Wells Fargo Bank, National Association, Barclays Capital Real Estate Inc., HHC TRS FP Portfolio LLC, HH FP Portfolio LLC and Courtyard Management Corporation dated March     , 2011

Mutual Recognition and Non-Disturbance Agreement (re: Mezzanine 1) by BRE/HH Acquisitions L.L.C., Barclays Capital Real Estate Finance Inc., HHC TRS FP Portfolio LLC, Mezzanine Borrower (as defined therein) and Courtyard Management Corporation dated March     , 2011

Mutual Recognition and Non-Disturbance Agreement (re: Mezzanine 2) by BRE/HH Acquisitions L.L.C., Barclays Capital Real Estate Finance Inc., HHC TRS FP Portfolio LLC, Mezzanine Borrower (as defined therein) and Courtyard Management Corporation dated March     , 2011

Mutual Recognition and Non-Disturbance Agreement (re: Mezzanine 3) by BRE/HH Acquisitions L.L.C., Barclays Capital Real Estate Finance Inc., HHC TRS FP Portfolio LLC, Mezzanine Borrower (as defined therein) and Courtyard Management Corporation dated March     , 2011

Mutual Recognition and Non-Disturbance Agreement (re: Mezzanine 4) by GSRE III, Ltd., HHC TRS FP Portfolio LLC, Mezzanine Borrower (as defined therein) and Courtyard Management Corporation dated March     , 2011

Denver Courtyard Marriott

Management Agreement between LC Fulenwider Inc. and Courtyard Management Corporation (“Manager”) dated December 28, 1995, as amended on September 10, 1996 by the Assignment and First Amendment of Management Agreement between LC Fulenwider Inc., 6901 Tower LLC and Manager, as amended on September 17, 2004 by the Second Amendment to Management Agreement between 6901 Tower LLC (“6901”) and Manager, as assigned on September 17, 2004 the by Assignment and Assumption of Management Agreement by and among 6901, HHC TRS OP LLC (“TRS OP”) and Manager, as amended on July 17, 2007 by the Assignment, Assumption and Third Amendment of Management Agreement by and among TRS OP, HHC TRS Portsmouth LLC (“TRS Portsmouth”), HH Denver LLC and Manager, as amended on March 6, 2009 by the Fourth Amendment to Management Agreement by TRS Portsmouth and Manager and as amended on March     , 2011 by the Fifth Amendment to Management Agreement by and between TRS Portsmouth and Manager

Owner Agreement dated as of September 17, 2004 by and among HH Denver LLC, TRS Portsmouth and Manager, as amended on March     , 2011 by the Amendment to Owner Agreement by and among HH Denver LLC, TRS Portsmouth and Manager

Letter Agreement dated July 17, 2007 re: Permitted Assignments

Letter Agreement dated July 17, 2007 re: Debt Threshold Waiver

Mutual Release dated July 17, 2007 by and between TRS OP, HH DFW Hotel Associates, L.P., HHC TRS Nashville LLC, HH Nashville LLC, HHC TRS FP Portfolio LLC, HH FP Portfolio LLC, HH Denver LLC, HHC TRS Highland LLC, HH Gaithersburg LLC, HHC TRS Atlanta LLC, HH Atlanta LLC, Highland Hospitality, L.P. (each, as outgoing Owner), and Marriott International, Inc., Marriott Hotel Services, Inc., Renaissance Hotel Management Company, LLC, Manager, and The Ritz-Carlton Hotel Company, L.L.C.

Operating Lessee & Landlord Estoppel dated July 17, 2007

Courtyard Management Corporation Estoppel signed by Manager dated July 17, 2007

Liquor License Agreement between Manager, HH FP Portfolio LLC, and HHC TRS FP Portfolio LLC dated July 17, 2007

Subordination, Non-Disturbance and Attornment Agreement by and among Wells Fargo Bank, National Association, Barclays Capital Real Estate Inc., HHC TRS Portsmouth LLC, HH Denver LLC and Courtyard Management Corporation dated March     , 2011

Mutual Recognition and Non-Disturbance Agreement (re: Mezzanine 1) by and among BRE/HH Acquisitions L.L.C., Barclays Capital Real Estate Finance Inc., HHC TRS Portsmouth LLC, HH Denver LLC, Mezzanine Borrower and Courtyard Management Corporation dated March     , 2011

Mutual Recognition and Non-Disturbance Agreement (re: Mezzanine 2) by and among BRE/HH Acquisitions L.L.C., Barclays Capital Real Estate Finance Inc., HHC TRS Portsmouth LLC, HH Denver LLC, Mezzanine Borrower and Courtyard Management Corporation dated March     , 2011

Mutual Recognition and Non-Disturbance Agreement (re: Mezzanine 3) by and among BRE/HH Acquisitions L.L.C., Barclays Capital Real Estate Finance Inc., HHC TRS Portsmouth LLC, HH Denver LLC, Mezzanine Borrower and Courtyard Management Corporation dated March     , 2011

Mutual Recognition and Non-Disturbance Agreement (re: Mezzanine 4) by and among GSRE III, Ltd., HHC TRS Portsmouth LLC, HH Denver LLC, Mezzanine Borrower and Courtyard Management Corporation dated March     , 2011

Courtyard Gaithersburg Washingtonian Center

Management Agreement between CY-Gaithersburg LLC and Courtyard Management Corporation dated June 29, 2004, as amended on May 30, 2006 by Letter Agreement, as assigned on June 1, 2006 by Consent and Assignment and Assumption of Management Agreement by and among CY-Gaithersburg LLC, HHC TRS Highland LLC, HH Gaithersburg LLC and Courtyard Management Corporation, as amended on June 1, 2006 by the First Amendment of Management Agreement between HHC TRS Highland LLC and Courtyard Management Corporation, as amended on July 17, 2007 by the Assignment, Assumption and Second Amendment of Management Agreement between HHC TRS Highland LLC, HHC TRS Baltimore, HH Gaithersburg LLC, and Courtyard Management Corporation, as further amended on March     , 2011 by the Third Amendment to Management Agreement between Courtyard Management Corporation and HHC TRS Baltimore LLC

Owner Agreement dated as of June 1, 2006 by and between HH Gaithersburg LLC, HHC TRS Highland LLC and Courtyard Management Corporation, as amended by the Amendment Owner Agreement dated as of March     , 2011 by and among HH Gaithersburg LLC, HHC TRS Baltimore LLC and Courtyard Management Corporation

Letter Agreement dated July 17, 2007 re: Permitted Assignments

Letter Agreement dated July 17, 2007 re: Debt Threshold Waiver

Letter Agreement dated July 17, 2007 re: AIC and Renovations

Mutual Release dated July 17, 2007 by and between HHC TRS OP LLC, HH DFW Hotel Associates, L.P., HHC TRS Nashville LLC, HH Nashville LLC, HHC TRS FP Portfolio LLC, HH FP Portfolio LLC, HH Denver LLC, HHC TRS Highland LLC, HH Gaithersburg LLC, HHC TRS Atlanta LLC, HH Atlanta LLC, Highland Hospitality, L.P. (each, as outgoing Owner), and Marriott International, Inc., Marriott Hotel Services, Inc., Renaissance Hotel Management Company, LLC, Courtyard Management Corporation, and The Ritz-Carlton Hotel Company, L.L.C.

Courtyard Management Corporation Estoppel signed by Courtyard Management Corporation dated July 17, 2007

Liquor License Agreement between Courtyard Management Corporation, HH FP Portfolio LLC, and HHC TRS FP Portfolio LLC dated July 17, 2007

Subordination, Non-Disturbance and Attornment Agreement by and among Wells Fargo Bank, National Association, Barclays Capital Real Estate Inc., HHC TRS Baltimore LLC, HH Gaithersburg LLC, and Courtyard Management Corporation dated March     , 2011

Mutual Recognition and Non-Disturbance Agreement (re: Mezzanine 1) by and among BRE/HH Acquisitions L.L.C., Barclays Capital Real Estate Finance Inc., HHC TRS Baltimore LLC, HH Gaithersburg LLC, Mezzanine Borrower (as defined therein) and Courtyard Management Corporation dated March     , 2011

Mutual Recognition and Non-Disturbance Agreement (re: Mezzanine 2) by and among BRE/HH Acquisitions L.L.C., Barclays Capital Real Estate Finance Inc., HHC TRS Baltimore LLC, HH Gaithersburg LLC, Mezzanine Borrower (as defined therein) and Courtyard Management Corporation dated March     , 2011

Mutual Recognition and Non-Disturbance Agreement (re: Mezzanine 3) by and among BRE/HH Acquisitions L.L.C., Barclays Capital Real Estate Finance Inc., HHC TRS Baltimore LLC, HH Gaithersburg LLC, Mezzanine Borrower (as defined therein) and Courtyard Management Corporation dated March     , 2011

Mutual Recognition and Non-Disturbance Agreement (re: Mezzanine 4) by and among GSRE III, Ltd., HHC TRS Baltimore LLC, HH Gaithersburg LLC, Mezzanine Borrower (as defined therein) and Courtyard Management Corporation dated March     , 2011

The Silversmith Hotel Downtown Chicago

Hotel Master Management Agreement by and between Hotel Lessees (defined therein) and Remington Lodging & Hospitality, LLC, dated March     , 2011

Assignment and Subordination of Management Agreements by the Assignee (as therein defined) in favor of Wells Fargo Bank, National Association and Barclays Capital Real Estate Inc. dated March     , 2011, which includes, attached thereto as Exhibit B, that certain Manager’s Consent, Subordination and Agreement executed by Remington

Subordination of Management Agreements (Mezzanine 1 Loan) by the Borrower (as defined therein), Mortgage Loan Borrowers (as defined therein) and the Maryland Owner (as defined therein) in favor of BRE/HH Acquisitions L.L.C. and Barclays Capital Real Estate Finance Inc. dated March     , 2011

Subordination of Management Agreements (Mezzanine 2 Loan) by the Borrower (as defined therein), Mortgage Loan Borrowers (as defined therein) and the Maryland Owner (as defined therein) in favor of BRE/HH Acquisitions L.L.C. and Barclays Capital Real Estate Finance Inc. dated March     , 2011

Subordination of Management Agreements (Mezzanine 3 Loan) by the Borrower (as defined therein), Mortgage Loan Borrowers (as defined therein) and the Maryland Owner (as defined therein) in favor of BRE/HH Acquisitions L.L.C. and Barclays Capital Real Estate Finance Inc. dated March     , 2011

Subordination of Management Agreements (Mezzanine 4 Loan) by the Borrower (as defined therein), Mortgage Loan Borrowers (as defined therein) and the Maryland Owner (as defined therein) in favor of GSRE III, Ltd. dated March     , 2011

Hilton Garden Inn Austin

Hotel Master Management Agreement by and between Hotel Lessees (defined therein) and Remington Lodging & Hospitality, LLC, dated March     , 2011

Assignment and Subordination of Management Agreements by the Assignee (as therein defined) in favor of Wells Fargo Bank, National Association and Barclays Capital Real Estate Inc. dated March     , 2011, which includes, attached thereto as Exhibit B, that certain Manager’s Consent, Subordination and Agreement executed by Remington

Subordination of Management Agreements (Mezzanine 1 Loan) by the Borrower (as defined therein), Mortgage Loan Borrowers (as defined therein) and the Maryland Owner (as defined therein) in favor of BRE/HH Acquisitions L.L.C. and Barclays Capital Real Estate Finance Inc. dated March     , 2011

Subordination of Management Agreements (Mezzanine 2 Loan) by the Borrower (as defined therein), Mortgage Loan Borrowers (as defined therein) and the Maryland Owner (as defined therein) in favor of BRE/HH Acquisitions L.L.C. and Barclays Capital Real Estate Finance Inc. dated March     , 2011

Subordination of Management Agreements (Mezzanine 3 Loan) by the Borrower (as defined therein), Mortgage Loan Borrowers (as defined therein) and the Maryland Owner (as defined therein) in favor of BRE/HH Acquisitions L.L.C. and Barclays Capital Real Estate Finance Inc. dated March     , 2011

Subordination of Management Agreements (Mezzanine 4 Loan) by the Borrower (as defined therein), Mortgage Loan Borrowers (as defined therein) and the Maryland Owner (as defined therein) in favor of GSRE III, Ltd. dated March     , 2011

SCHEDULE IX

MEZZANINE BORROWERS

Initial Mezzanine 1 Borrowers

HH Swap A LLC, a Delaware limited liability company

HH Swap B LLC, a Delaware limited liability company

HH Swap B-1 LLC, a Delaware limited liability company

HH Swap C LLC, a Delaware limited liability company

HH Swap C-1 LLC, a Delaware limited liability company

HH Swap D LLC, a Delaware limited liability company

HH Swap E LLC, a Delaware limited liability company

HH Swap E-1 LLC, a Delaware limited liability company

HH Swap F LLC, a Delaware limited liability company

HH Swap F-1 LLC, a Delaware limited liability company

HH Swap G LLC, a Delaware limited liability company

Initial Mezzanine 2 Borrowers

HH Mezz Borrower A-2 LLC, a Delaware limited liability company

HH Mezz Borrower B-2 LLC, a Delaware limited liability company

HH Mezz Borrower C-2 LLC, a Delaware limited liability company

HH Mezz Borrower D-2 LLC, a Delaware limited liability company

HH Mezz Borrower E-2 LLC, a Delaware limited liability company

HH Mezz Borrower F-2 LLC, a Delaware limited liability company

HH Mezz Borrower G-2 LLC, a Delaware limited liability company

Initial Mezzanine 3 Borrowers

HH Mezz Borrower A-3 LLC, a Delaware limited liability company

HH Mezz Borrower B-3 LLC, a Delaware limited liability company

HH Mezz Borrower C-3 LLC, a Delaware limited liability company

HH Mezz Borrower D-3 LLC, a Delaware limited liability company

HH Mezz Borrower E-3 LLC, a Delaware limited liability company

HH Mezz Borrower F-3 LLC, a Delaware limited liability company

HH Mezz Borrower G-3 LLC, a Delaware limited liability company

Initial Mezzanine 4 Borrowers

HH Mezz Borrower A-4 LLC, a Delaware limited liability company

HH Mezz Borrower B-4 LLC, a Delaware limited liability company

HH Mezz Borrower C-4 LLC, a Delaware limited liability company

HH Mezz Borrower D-4 LLC, a Delaware limited liability company

HH Mezz Borrower E-4 LLC, a Delaware limited liability company

HH Mezz Borrower F-4 LLC, a Delaware limited liability company

HH Mezz Borrower G-4 LLC, a Delaware limited liability company

Initial Mezzanine 5 Borrowers

HH Mezz Borrower A-5 LLC, a Delaware limited liability company

HH Mezz Borrower B-5 LLC, a Delaware limited liability company

HH Mezz Borrower C-5 LLC, a Delaware limited liability company

HH Mezz Borrower D-5 LLC, a Delaware limited liability company

HH Mezz Borrower E-5 LLC, a Delaware limited liability company

HH Mezz Borrower F-5 LLC, a Delaware limited liability company

HH Mezz Borrower G-5 LLC, a Delaware limited liability company

Initial Mezzanine 6 Borrowers

HH Mezz Borrower A-6 LLC, a Delaware limited liability company

HH Mezz Borrower B-6 LLC, a Delaware limited liability company

HH Mezz Borrower C-6 LLC, a Delaware limited liability company

HH Mezz Borrower D-6 LLC, a Delaware limited liability company

HH Mezz Borrower E-6 LLC, a Delaware limited liability company

HH Mezz Borrower F-6 LLC, a Delaware limited liability company

HH Mezz Borrower G-6 LLC, a Delaware limited liability company

Initial Mezzanine 7 Borrowers

HH Mezz Borrower A-7 LLC, a Delaware limited liability company

HH Mezz Borrower B-7 LLC, a Delaware limited liability company

HH Mezz Borrower C-7 LLC, a Delaware limited liability company

HH Mezz Borrower D-7 LLC, a Delaware limited liability company

HH Mezz Borrower E-7 LLC, a Delaware limited liability company

HH Mezz Borrower F-7 LLC, a Delaware limited liability company

HH Mezz Borrower G-7 LLC, a Delaware limited liability company

Initial Mezzanine 8 Borrowers

HH Mezz Borrower A-8 LLC, a Delaware limited liability company

HH Mezz Borrower B-8 LLC, a Delaware limited liability company

HH Mezz Borrower C-8 LLC, a Delaware limited liability company

HH Mezz Borrower D-8 LLC, a Delaware limited liability company

HH Mezz Borrower E-8 LLC, a Delaware limited liability company

HH Mezz Borrower F-8 LLC, a Delaware limited liability company

HH Mezz Borrower G-8 LLC, a Delaware limited liability company

Mezzanine 1 Borrowers

HH Swap A LLC, a Delaware limited liability company

HH Swap C LLC, a Delaware limited liability company

HH Swap C-1 LLC, a Delaware limited liability company

HH Swap D LLC, a Delaware limited liability company

HH Swap F LLC, a Delaware limited liability company

HH Swap F-1 LLC, a Delaware limited liability company

HH Swap G LLC, a Delaware limited liability company

Mezzanine 2 Borrowers

HH Mezz Borrower A-2 LLC, a Delaware limited liability company

HH Mezz Borrower C-2 LLC, a Delaware limited liability company

HH Mezz Borrower D-2 LLC, a Delaware limited liability company

HH Mezz Borrower F-2 LLC, a Delaware limited liability company

HH Mezz Borrower G-2 LLC, a Delaware limited liability company

Mezzanine 3 Borrowers

HH Mezz Borrower A-3 LLC, a Delaware limited liability company

HH Mezz Borrower C-3 LLC, a Delaware limited liability company

HH Mezz Borrower D-3 LLC, a Delaware limited liability company

HH Mezz Borrower F-3 LLC, a Delaware limited liability company

HH Mezz Borrower G-3 LLC, a Delaware limited liability company

Mezzanine 4 Borrowers

HH Mezz Borrower A-4 LLC, a Delaware limited liability company

HH Mezz Borrower C-4 LLC, a Delaware limited liability company

HH Mezz Borrower D-4 LLC, a Delaware limited liability company

HH Mezz Borrower F-4 LLC, a Delaware limited liability company

HH Mezz Borrower G-4 LLC, a Delaware limited liability company

SCHEDULE X

OPERATING LEASES

PROPERTY	LESSOR	LESSEE	DATE OF AMENDMENT & RESTATEMENT

Portsmouth Renaissance and Conference Center	Portsmouth Hotel Associates, LLC	HHC TRS Portsmouth LLC	, 2011

Sugar Land Marriott Hotel and Conference Center	HH Texas Hotel Associates, L.P.	HHC TRS LC Portfolio LLC	, 2011

Plaza San Antonio Marriott	HH San Antonio LLC	HHC TRS Portsmouth LLC	, 2011

Hyatt Regency Savannah	HH Savannah LLC	HHC TRS Savannah LLC	, 2011

Hilton Tampa Westshore	HH Tampa Westshore LLC	HHC TRS Tampa LLC	, 2011

Dallas/Fort Worth Airport Marriott	HH DFW Hotel Associates, L.P.	HHC TRS Portsmouth LLC	, 2011

Hyatt Regency Wind Watch Long Island	HH FP Portfolio LLC	HHC TRS FP Portfolio LLC	, 2011

Crowne Plaza Atlanta-Ravinia	HH FP Portfolio LLC	HHC TRS FP Portfolio LLC	, 2011

Hilton Parsippany	HH FP Portfolio LLC	HHC TRS FP Portfolio LLC	, 2011

Hampton Parsippany	HH FP Portfolio LLC	HHC TRS FP Portfolio LLC	, 2011

Omaha Marriott	HH LC Portfolio LLC	HHC TRS LC Portfolio LLC	, 2011

Sheraton Annapolis	HH Annapolis LLC	HHC TRS Baltimore LLC	, 2011

Renaissance Palm Springs	HH Palm Springs LLC	HHC TRS Portsmouth LLC	, 2011

The Churchill	HH Churchill Hotel Associates, L.P.	HHC TRS Highland LLC	, 2011

The Melrose	HH Melrose Hotel Associates, L.P.	HHC TRS Melrose LLC	, 2011

Ritz-Carlton Atlanta Downtown	HH Atlanta LLC	HHC TRS Atlanta LLC	, 2011

Hilton Garden Inn Virginia Beach Town Center	HH LC Portfolio LLC	HHC TRS LC Portfolio LLC	, 2011

Hilton Garden Inn BWI Airport	HH Baltimore LLC	HHC TRS Baltimore LLC	, 2011

Residence Inn Tampa Downtown	HH LC Portfolio LLC	HHC TRS LC Portfolio LLC	, 2011

Courtyard Savannah Historic District	HH LC Portfolio LLC	HHC TRS LC Portfolio LLC	, 2011

Courtyard Boston Tremont	HH FP Portfolio LLC	HHC TRS FP Portfolio LLC	, 2011

Courtyard Denver Airport	HH Denver LLC	HHC TRS Portsmouth LLC	, 2011

Courtyard Gaithersburg Washington Center	HH Gaithersburg LLC	HHC TRS Baltimore LLC	, 2011

Silversmith	HH Chicago LLC	HHC TRS Chicago LLC	, 2011

Hilton Garden Inn Austin	HH Austin Hotel Associates, L.P.	HHC TRS Austin LLC	, 2011

SCHEDULE XI

RATABLE SHARES

WELLS FARGO BANK, NATIONAL ASSOCIATION = 80%

BARCLAYS CAPITAL REAL ESTATE INC. = 20%

SCHEDULE XII

MAJOR LEASES

1. Space Lease between HH FP Portfolio LLC, as Landlord, and Boston Ballroom Corporation, as Tenant dated February 1, 2006 for premises located at 275 Tremont Street, Boston, Massachusetts.

2. Space Lease between HH FP Portfolio LLC, as Landlord, and The Boston Leco Corp, as Tenant dated February 1, 2006 for premises located at 275 Tremont Street, Boston, Massachusetts.

SCHEDULE XIII

UNPAID MANAGEMENT FEES

None.

SCHEDULE XIV

UNPAID CONSTRUCTION EXPENSES

Courtyard Denver - $30,000 in connection with lobby renovation project

Renaissance Palm Springs - $3,117.20 for parking control system; $106,196.36 for spa renovation; $2,083.32 for miscellaneous B&F equipment; $284.74 for sensory refresh

Renaissance Portsmouth - Approximately $2,500 for carpet in connection with restaurant renovation

Ritz-Carlton Atlanta - $140,695 for work, supplies and equipment in connection with 2nd floor renovation project

Courtyard Savannah - New tub and shower walls - $835

Hyatt Regency Savannah - $21,700 remaining to be billed in connection with upgrade to Harbor Ballroom.

Hilton Tampa Westshore - $9000 for replacement and integration of fire alarm panel

Sheraton Annapolis - $2,600 for Cintas AED installation; $10,000 for replacement of the gateway for guest room and meeting space access

The Churchill - $3,895 for backflow preventer for steam boiler and closed heater; $3,250 for strobe lights in back hallway in connection with fire marshall requirements

Courtyard Gaithersburg - $4,460.36 for TV installation project

Hilton Parsippany - $4,294 in connection with repair to water damage in guest room; $5,800 in connection with purchase of iron roller;

Hampton Parsippany - $2,735.25 in connection with purchase of new logo sign

Courtyard Boston Tremont - $9,499.15 for replacement of guest room door locks

Hyatt Regency Long Island - $53,824 for fire alarm system replacement (balance is pending project completion); $10,141 for design fees in connection with Nu Restaurant; $8,922 for Point of Sale software and peripherals replacement; $2,444 for food and beverage equipment replacement; $2,000 for room equipment replacements; $200,000 for water diversion system

Hilton Garden Inn Austin - $3,140 for refinishing elevator call buttons; $1,555.20 for metal fireproof storage; $2,409 for anti-slip tub treatment; $2,200 for refinishing marble flooring in men’s restroom; $3,400 for elevator cab ceiling.

SCHEDULE XV

TAX DISPUTES

Hyatt Regency Savannah

2009 Tax Year: County reduced value; awaiting corrected bill.

2010 Tax Year: Assessment appeal pending.

Hilton Garden Inn BWI Airport

2009 Tax Year: Assessment appeal filed.

2010 Tax Year: Assessment appeal filed.

Courtyard Savannah Historic District

2009 Tax Year: County reduced value; awaiting corrected bill.

2010 Tax Year: Assessment appeal pending.

Hyatt Regency Wind Watch Long Island

2009 Tax Year: Assessment appeal pending.

2010 Tax Year: Assessment appeal pending.

Hilton/Hampton Inn Parsippany

2010 Tax Year: Assessment appeal pending.

Sheraton Annapolis

2009 Tax Year: Assessment appeal pending.

2010 Tax Year: Assessment appeal pending.

Renaissance Palm Springs

2008 Tax Year: Assessment appeal pending.

2009 Tax Year: Assessment appeal pending.

2010 Tax Year: Assessment appeal pending.

Melrose Hotel

2010 Tax Year: Assessment appeal pending.

2011 Tax Year: Assessment appeal pending.

Gaithersburg Courtyard

2010 Tax Year: Assessment appeal pending.

Hilton Garden Inn Austin

2009 Tax Year: Assessment appeal pending.

SCHEDULE XVI

APPROVED CONTRACTS

Contract for Contractor by and between HH Savannah LLC and Metro Waterproofing, Inc. dated July 7, 2007

Agreement for Construction Services by and between HH FP Portfolio LLC and The Allied Group dated March 12, 2007

Contract #1JC200623 by and between Hospitality Contract Services, Inc. and HH FP Portfolio LLC dated December 20, 2006

Agreement for Construction Services by and between HH FP Portfolio LLC and The Allied Group dated April 24, 2006

Contract and General Conditions by and between HH FP Portfolio LLC and The Allied Group dated June 7, 2007

Agreement for Construction Services by and between HH Churchill Associates, L.P. (by HHC TRS GP LLC, its General Partner) and Prill Construction dated May 8, 2007

Renovation Agreement for the Denver Airport Courtyard by Marriott Hotel by and between HH Denver LLC and Marriott International Design & Construction Services, Inc. dated January 19, 2011

Proposal re: Design Services by The Johnson Studio to The Ritz-Carlton Atlanta dated February 2, 2010

Agreement for Construction Services (Lump Sum) by and between HH Denver LLC and Allied Group dated as of January     , 2011

Purchase Order with Installation Services by and between HH Denver LLC and Datatrend Technologies, Inc.

Purchase Order with Installation Services by and between HH Denver LLC and Four Winds Interactive

Purchase Order with Installation Services by and between HH Denver LLC and Hillcraft

Purchase Order with Installation Services by and between HH Denver LLC and Concept Services, Ltd.

Purchase Order with Installation Services by and between HH Denver LLC and Richardson Electronics

SCHEDULE XVII

REMINGTON REVPAR TERMINATION THRESHOLD

SCHEDULE XVIII

PERMITTED INVESTMENTS

“Permitted Investments”: shall mean any one or more of the following obligations or securities with maturities of not more than three hundred sixty-five (365) days acquired at a purchase price of not greater than par, including those issued by any Servicer, the trustee under any Securitization or any of their respective Affiliates, payable on demand or having a maturity date not later than the Business Day immediately prior to the first Payment Date following the date of acquiring such investment and meeting one of the appropriate standards set forth below:

1.	obligations of, or obligations fully guaranteed as to payment of principal and interest by, the United States or any agency or instrumentality thereof provided such obligations are backed by the full faith and credit of the United States of America including, without limitation, obligations of the U.S. Treasury (all direct or fully guaranteed obligations), the Farmers Home Administration (certificate of beneficial ownership), the General Services Administration (participation certificates), the U.S. Maritime Administration (guaranteed Title XI financing), the Small Business Administration (guaranteed participation certificates and guaranteed pool certificates), the U.S. Department of Housing and Urban Development (local authority bonds) and the Washington Metropolitan Area Transit Authority (guaranteed transit bonds); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index and (C) such investments must not be subject to liquidation prior to their maturity;

2.	Federal Housing Administration debentures;

3.	obligations of the following United States government sponsored agencies: Federal Home Loan Mortgage Corp. (debt obligations), the Farm Credit System (consolidated systemwide bonds and notes), the Federal Home Loan Banks (consolidated debt obligations), the Federal National Mortgage Association (debt obligations), the Student Loan Marketing Association (debt obligations), the Financing Corp. (debt obligations), and the Resolution Funding Corp. (debt obligations); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index and (C) such investments must not be subject to liquidation prior to their maturity;

4.

federal funds, unsecured certificates of deposit, time deposits, bankers’ acceptances and repurchase agreements with maturities of not more than three hundred sixty-five (365) days of any bank, the short term obligations of which at all times are rated in the highest short term rating category by two (2) of the Rating Agencies (or, if not rated by all Rating Agencies, rated by at least one (1) Rating Agency in the highest short term rating category and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Securities); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index and (C) such investments must not be subject to liquidation prior to their maturity;

5.	fully Federal Deposit Insurance Corporation-insured demand and time deposits in, or certificates of deposit of, or bankers’ acceptances issued by, any bank or trust company, savings and loan association or savings bank, the short term obligations of which at all times are rated in the highest short term rating category by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one (1) Rating Agency in the highest short term rating category and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Securities, or in the event that no Securities are outstanding, as approved by Lender); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index and (C) such investments must not be subject to liquidation prior to their maturity;

6.	debt obligations with maturities of not more than three hundred sixty-five (365) days and at all times rated by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one (1) Rating Agency and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investments would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Securities) in its highest long-term unsecured debt rating category; provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index and (C) such investments must not be subject to liquidation prior to their maturity;

7.

commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one (1) year after the date of issuance thereof) with maturities of not more than three hundred sixty-five (365) days and that at all times is rated by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one (1) Rating Agency and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself; result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Securities, or in the event that no Securities are outstanding, as approved by Lender) in its highest short-term unsecured debt rating; provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if such investments have a variable rate of interest, such interest rate must be tied to a bank-managed rate or a single interest rate index plus a fixed spread (if any) and must move proportionately with that index and (C) such investments must not be subject to liquidation prior to their maturity;

8.	units of taxable money market funds, which funds are regulated investment companies, seek to maintain a constant net asset value per share and invest solely in obligations backed by the full faith and credit of the United States, which funds have the highest rating available from each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one (1) Rating Agency and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Securities, or in the event that no Securities are outstanding, as approved by Lender) for money market funds; and

9.	any other security, obligation or investment which has been approved as a Permitted Investment in writing by (a) Lender and (b) each Rating Agency, as evidenced by a written confirmation that the designation of such security, obligation or investment as a Permitted Investment will not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities by such Rating Agency, or in the event that no Securities are outstanding, as approved by Lender; provided, however, that such instrument continues to qualify as a “cash flow investment” pursuant to Code Section 860G(a)(6) earning a passive return in the nature of interest and no obligation or security shall be a Permitted Investment if (A) such obligation or security evidences a right to receive only interest payments or (B) the right to receive principal and interest payments on such obligation or security are derived from an underlying investment that provides a yield to maturity in excess of one hundred twenty percent (120%) of the yield to maturity at par of such underlying investment.

SCHEDULE XIX

ADDITIONAL CIGNA MORTGAGE LOAN BORROWER PARTIES

HH Mezz Borrower C-4 LLC

HH Mezz Borrower C-3 LLC

HH Mezz Borrower C-2 LLC

HH Swap C-1 LLC

HH Swap C LLC

HH Mezz Borrower D-4 LLC

HH Mezz Borrower D-3 LLC

HH Mezz Borrower D-2 LLC

HH Swap D LLC

HHC TRS GP LLC

SCHEDULE XX

EXCEPTIONS TO REPRESENTATIONS REGARDING CERTIFICATES OF OCCUPANCY AND LICENSES

1.	Expired Licenses/Permits:

All of the following permits have been applied for and Borrower is awaiting issuance:

•	Hilton Garden Inn BWI Airport

a.	License to Operate a Food Service Facility (expired on 2/28/11)

•	Sheraton Annapolis

a.	License to Operate a Food Service Facility (expired on 2/28/11)

•	Hampton Inn Parsippany

a.	New Jersey Uniform Fire Code Certificate of Inspection (expired on 1/12/11)

•	Hilton Parsippany

a.	New Jersey Uniform Fire Code Certificate of Inspection (expired on 1/12/11)

b.	State of New Jersey Office of Weights & Measures Registration Certificate (expired on 1/31/11)

•	Marriott San Antonio Plaza

a.	Certificates of Compliance for Elevators, Escalators and Related Equipment (expired on 12/4/10)

•	Hilton Garden Inn Virginia Beach

a.	Certificates of Inspection for Water Tube Boilers (expired on 12/26/10)

b.	Fire Code Permit (annual permit issued 2/10/10)

c.	Business License (expired on 12/31/10)

•	Renaissance Portsmouth

a.	Dept of Health permit/license for Hotel Kitchen (expired on 1/31/11)

b.	Dept of Health permit/license for Hotel Pool (expired on 1/31/11)

c.	Dept of Health permit/license for Foggy Point Bar & Grill (expired on 1/31/11)

d.	Dept of Health permit/license for Hotel Spa (expired on 1/31/11)

e.	Dept of Health permit/license for Hotel (Tourist Establishment) (expired on 1/31/11)

f.	City of Portsmouth Business License (expired on 12/31/10)

2.	Licenses/Permits Which Will Require Transfer/Notification:

•	Hilton Parsippany

a.	Tourist Accommodation License

b.	motor vehicle registration

•	Hilton Garden Inn Austin

a.	new Operating License to be applied within 10 days of closing

•	DFW Marriott

a.	Sales and Use Tax Permits

•	San Antonio Plaza Marriott

a.	Sales and Use Tax Permits